                                                           File No. ____________
     As filed with the Securities and Exchange Commission on January 6, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                     SOUTHWEST GEORGIA FINANCIAL CORPORATION
               (Exact name of issuer as specified in its charter)

                  GEORGIA                                         6022                                      58-1392259
      (State or other jurisdiction of                 (Primary Standard Industrial                       (I.R.S. Employer
       incorporation or organization)                 Classification Code Number)                     Identification Number)

                                                                                             GEORGE R. KIRKLAND
                      201 FIRST STREET, S.E.                                        SENIOR VICE PRESIDENT AND TREASURER
                      MOULTRIE, GEORGIA 31768                                              201 FIRST STREET, S.E.
                          (229) 985-1120                                                  MOULTRIE, GEORGIA 31768
        (Address, including zip code, and telephone number,                                    (229) 985-1120
 including area code, of registrant's principal executive offices)       (Name, address, including zip code, and telephone number,
                                                                                 including area code, of agent for service)

                                                     __________________________

                                                              Copies to:
                         RICHARD R. CHEATHAM
                       KILPATRICK STOCKTON LLP                                               CLARENCE A. MILLER
                  1100 PEACHTREE STREET, SUITE 2800                                          POST OFFICE BOX 210
                     ATLANTA, GEORGIA 30309-4530                                          SYLVESTER, GEORGIA 31791
                           (404) 815-6500                                                      (229) 776-3396
                                                     __________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The exchange of Registrant's shares for shares of common stock of First Bank Holding Company and Sylvester Banking Company will take place upon consummation of the merger of First Bank Holding Company into the Registrant and Sylvester Banking Company into the Registrant's wholly-owned bank subsidiary, respectively.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

                                                  CALCULATION OF REGISTRATION FEE
========================================= ================= ========================= ========================== ===================
    Title of Each Class of Securities        Amount to be       Proposed Maximum          Proposed Maximum           Amount of
            to be Registered                  Registered    Offering Price per Share  Aggregate Offering Price    Registration Fee
----------------------------------------- ----------------- ------------------------- -------------------------- -------------------
Common Stock, par value $1.00 per share       240,000(1)         Not Applicable             $3,171,137(2)            $256.55(2)
========================================= ================= ========================= ========================== ===================

(1) The number of shares of Southwest Georgia Financial Corporation common stock being registered hereunder is based upon the anticipated maximum number of such shares required to consummate the proposed merger of First Bank Holding Company into the Registrant and thereafter the merger of Sylvester Banking Company into the Registrant's wholly-owned bank subsidiary, Southwest Georgia Bank. The Registrant will remove from registration by means of a post-effective amendment any shares being registered that are not issued in connection with such mergers.

(2) In accordance with Rule 457(f)(2) and 457(f)(3), the registration fee is based upon (a) $7,371,137 (the maximum number of shares of common stock of First Bank Holding Company and Sylvester Banking Company that may be received by the Registrant pursuant to the mergers (55,468 and 9,777, respectively), multiplied by the book value per share of First Bank Holding Company and Sylvester Banking Company as of January 2, 2004 ($122.27 and $60.25)) less (b) $4,200,000 (the amount of cash to be paid by the Registrant in the mergers).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                           FIRST BANK HOLDING COMPANY


Dear Shareholder of First Bank Holding Company,

         Your board of directors has unanimously agreed on a transaction that, if approved by you, will result in the merger of First Bank Holding Company with and into Southwest Georgia Financial Corporation (the "Holding Company Merger"). You are being asked to approve the Holding Company Merger at a special meeting of shareholders to be held on February __, 2004.

         If the Holding Company Merger is approved at the special meeting, First Bank will be merged with and into Southwest Georgia. As a shareholder of First Bank, you may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 31,501 shares may be exchanged for stock and no more than 23,967 shares may be exchanged for cash) in exchange for your shares of First Bank common stock, on the following basis:

         o 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock; or
         o $160.95 in cash, without interest, for each share of First Bank common stock.

         Following the Holding Company Merger, Southwest Georgia will own 91.85% of First Bank's subsidiary bank Sylvester Banking Company, which will be merged with and into Southwest Georgia's wholly-owned bank subsidiary, Southwest Georgia Bank (the "Bank Merger"), immediately following the Holding Company Merger. In the Bank Merger, the holders of the remaining 8.15% of Sylvester Banking Company outstanding common stock (9,777 shares) may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash) in exchange for their Sylvester Banking Company common stock, on the following basis:

         o 3.523 shares of Southwest Georgia common stock for each share of Sylvester Banking Company common stock; or
         o $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock.

         The accompanying proxy statement/prospectus contains information regarding the proposed Holding Company Merger and the two companies participating in the Holding Company Merger, and the Agreement and Plan of Reorganization pursuant to which the Holding Company Merger would be consummated if approved. The proxy statement/prospectus also contains information about the Bank Merger. WE ENCOURAGE YOU TO READ THE ENTIRE DOCUMENT CAREFULLY. THE PROXY STATEMENT/PROSPECTUS ALSO INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH IT. THIS BUSINESS AND FINANCIAL INFORMATION IS AVAILABLE WITHOUT CHARGE TO ALL FIRST BANK SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST MADE TO: D. NEIL PIERCE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, 300 NORTH MAIN STREET, SYLVESTER, GEORGIA 31791, TELEPHONE NUMBER (229) 776-6911. TO OBTAIN DELIVERY OF SUCH BUSINESS AND FINANCIAL INFORMATION BEFORE THE SPECIAL MEETING, YOUR REQUEST MUST BE RECEIVED NO LATER THAN FEBRUARY __, 2004.

         Consummation of the Holding Company Merger requires that a majority of the shareholders of First Bank approve the Holding Company Merger agreement. Whether or not you plan to attend the special meeting of shareholders of First Bank, please take the time to complete and return your enclosed proxy card. If you do not return your proxy card, the effect will be a vote against the proposed merger. If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposed merger. IF YOUR SHARES ARE HELD BY A BROKER IN "STREET NAME," AND YOU WISH TO VOTE YOUR SHARES, YOU MUST INSTRUCT YOUR BROKER REGARDING THE MANNER IN WHICH YOU WISH TO VOTE.

         AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF FIRST BANK HAS DETERMINED THAT THE HOLDING COMPANY MERGER IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS VOTING FOR THE HOLDING COMPANY MERGER. THE BOARD OF DIRECTORS OF FIRST BANK STRONGLY SUPPORTS THIS STRATEGIC COMBINATION BETWEEN SOUTHWEST GEORGIA AND FIRST BANK AND APPRECIATES YOUR PROMPT ATTENTION TO THIS VERY IMPORTANT MATTER.

                                            D. Neil Pierce
                                            Chairman and Chief Executive Officer
                                            First Bank Holding Company

                           FIRST BANK HOLDING COMPANY

                              300 NORTH MAIN STREET
                            SYLVESTER, GEORGIA 31791

            --------------------------------------------------------

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON FEBRUARY __, 2004

            --------------------------------------------------------

         A special meeting of shareholders of First Bank Holding Company will be held on February __, 2003, at 10:00 a.m., at its office at 300 North Main Street, Sylvester, Georgia 31791, for the following purposes:

         (1) to consider and vote on an Agreement and Plan of Reorganization, under which First Bank Holding Company will merge with and into Southwest Georgia Financial Corporation, as more particularly described in the enclosed proxy statement/prospectus; and

         (2) to transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

         If First Bank shareholders approve the merger agreement, First Bank will be merged with and into Southwest Georgia. In connection with the merger, as a First Bank shareholder you may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 31,501 shares may be exchanged for stock and no more than 23,967 shares may be exchanged for cash) in exchange for your shares of First Bank common stock, on the following basis:

         o 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock; or
         o $160.95 in cash, without interest, for each share of First Bank common stock.

         Approval of the merger agreement will require the approval of the holders of at least a majority of the First Bank common stock entitled to vote at the special meeting. Only shareholders of record of First Bank common stock at the close of business on __________, ____will be entitled to vote at the special meeting or any adjournments thereof. First Bank's board of directors has unanimously approved the merger and the merger agreement, and unanimously recommends that First Bank shareholders vote to approve the merger agreement.

         As a result of the merger, Southwest Georgia will own 91.85% of the outstanding shares of common stock of Sylvester Banking Company, which will be merged with and into Southwest Georgia's wholly-owned bank subsidiary, Southwest Georgia Bank, immediately following the merger. The holders of the remaining 8.15% of Sylvester Banking Company outstanding shares may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash) in exchange for their Sylvester Banking Company common stock, on the following basis:

         o 3.523 shares of Southwest Georgia common stock for each share of Sylvester Banking Company common stock; or
         o $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock.

         If the merger is completed, First Bank shareholders who dissent with respect to the merger will be entitled to be paid the "fair value" of their shares of First Bank common stock in cash if they comply with certain statutory provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders, all as more fully explained under the heading "Details of the Proposed Holding Company Merger-Rights of Dissenting Shareholders" (page 27) in the attached proxy statement/prospectus and in Appendix B thereto.

         THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH IT. THIS BUSINESS AND FINANCIAL INFORMATION IS AVAILABLE WITHOUT CHARGE TO ALL FIRST BANK SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST MADE TO: D. NEIL PIERCE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AT 300 NORTH MAIN STREET, SYLVESTER, GEORGIA 31791. TO OBTAIN DELIVERY OF SUCH BUSINESS AND FINANCIAL INFORMATION BEFORE THE SPECIAL MEETING, YOUR REQUEST MUST BE RECEIVED NO LATER THAN FEBRUARY __, 2004.

         A form of proxy for use by First Bank shareholders is enclosed herewith. To ensure representation at the special meeting, each First Bank shareholder is requested to sign, date, and return the proxy card promptly in the enclosed, stamped envelope. A previously submitted proxy may be revoked by notifying D. Neil Pierce, Chairman and Chief Executive Officer, in writing, or by submitting an executed, later-dated proxy prior to the special meeting, at 300 North Main Street, Sylvester, Georgia 31791. A previously submitted proxy also may be revoked by attending the special meeting and requesting the right to vote in person. A properly signed and returned proxy card, if not revoked, will be voted at the special meeting in the manner specified by the duly submitted proxy.

                                             By Order of the Board of Directors,
January __, 2004                             D. Neil Pierce
Sylvester, Georgia                           Chairman

                            SYLVESTER BANKING COMPANY
                              300 NORTH MAIN STREET
                            SYLVESTER, GEORGIA 31791


            --------------------------------------------------------

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON FEBRUARY __, 2004

            --------------------------------------------------------

         A special meeting of shareholders of Sylvester Banking Company will be held on February ___, 2003, at 11:00 a.m., at its office at 300 North Main Street, Sylvester, Georgia 31791, for the following purposes:

         (1) to consider and vote on an Agreement and Plan of Merger, under which Sylvester Banking Company will merge with and into Southwest Georgia Bank, as more particularly described in the enclosed proxy statement/prospectus; and

         (2) to transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

         If that merger is so approved and consummated, the holders of the remaining 8.15% of Sylvester Banking Company outstanding common stock (9,777 shares) may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash) in exchange for their Sylvester Banking Company common stock, on the following basis:

         o 3.523 shares of Southwest Georgia common stock for each share of Sylvester Banking Company common stock; or
         o $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock.

         If the bank merger is completed, Sylvester Banking Company shareholders who dissent with respect to the bank merger will be entitled to be paid the "fair value" of their shares of Sylvester Banking Company common stock in cash if they comply with certain statutory provisions of Article 13 of the Georgia Business Corporation Code (as incorporated by Section 7-1-537 of the Financial Institutions Code of Georgia) regarding the rights of dissenting shareholders, all as more fully explained under the heading "Details of the Proposed Bank Merger-Rights of Dissenting Shareholders of Sylvester Banking Company" (page 39) in the attached proxy statement/prospectus and in Appendix B thereto.

         THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH IT. THIS BUSINESS AND FINANCIAL INFORMATION IS AVAILABLE WITHOUT CHARGE TO ALL SYLVESTER BANKING COMPANY SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST MADE TO: D. NEIL PIERCE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AT 300 NORTH MAIN STREET, SYLVESTER, GEORGIA 31791. TO OBTAIN DELIVERY OF SUCH BUSINESS AND FINANCIAL INFORMATION BEFORE THE SPECIAL MEETING, YOUR REQUEST MUST BE RECEIVED NO LATER THAN FEBRUARY __, 2004.

         We are not soliciting your proxies for the bank merger. The enclosed proxy statement/prospectus does, however, provide important information for you to consider when deciding whether to permit your Sylvester Banking Company stock to be exchanged for Southwest Georgia stock or to dissent from the bank merger.

                                           By Order of the Board of Directors,
January __, 2004                           D. Neil Pierce
Sylvester, Georgia                         Chairman

PROXY STATEMENT/PROSPECTUS

                               PROPOSED MERGER OF

               FIRST BANK                                Southwest Georgia
            HOLDING COMPANY            AND             Financial Corporation


         This proxy statement/prospectus is a proxy statement of First Bank Holding Company and a prospectus of Southwest Georgia Financial Corporation. It is furnished to shareholders of First Bank and shareholders of its subsidiary bank, Sylvester Banking Company, in connection with the respective notices of special meetings of such shareholders that it accompanies.

         At the special meeting of First Bank shareholders, those shareholders will be asked to vote on the merger transaction summarized in that notice and described in more detail herein. If that merger is approved, the special meeting of Sylvester Banking Company shareholders will be held to approve the second merger transaction summarized in that notice and also described in more detail herein. For convenience and clarity, the first merger of First Bank with and into Southwest Georgia is referred to herein as the "Holding Company Merger", and the subsequent merger of Sylvester Banking Company with and into Southwest Georgia Bank is referred to herein as the "Bank Merger".

         As of __________, ____, the record date for the First Bank shareholders meeting, there were _______ shares of common stock outstanding and entitled to vote at that meeting. Approval of the Holding Company Merger requires the affirmative vote of holders of a majority of those shares. If the Holding Company Merger is approved and consummated, Southwest Georgia will own 91.85% of the shares of common stock of Sylvester Banking Company, and would be able to approve the Bank Merger at the meeting of Sylvester Banking Company shareholders. Details about both of the proposed mergers are set forth in this proxy statement/prospectus.

         In connection with such merger, if it is approved and consummated, shares of common stock of Southwest Georgia are proposed to be issued to shareholders of First Bank and Sylvester Banking Company as part of the consideration for their shares of common stock in those respective companies, and so this document is a prospectus of Southwest Georgia with respect to such offering and issuance of Southwest Georgia common stock.

         Up to an aggregate of 240,000 shares of Southwest Georgia common stock may be issued to First Bank and Sylvester Banking Company shareholders if the Holding Company Merger and Bank Merger are approved and consummated, based on the exchange ratio summarized in the respective notices and discussed herein.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. SHARES OF COMMON STOCK OF SOUTHWEST GEORGIA FINANCIAL CORPORATION ARE EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS OR DEPOSITS. AN INVESTMENT IN SHARES OF SOUTHWEST GEORGIA COMMON STOCK IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JANUARY __, 2004, AND IT IS EXPECTED TO BE FIRST MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY __, 2004

                                                         TABLE OF CONTENTS
                                                        Page                                                             Page
                                                        ----                                                             ----
QUESTIONS AND ANSWERS - GENERAL..........................1               This is Not a Solicitation of Shareholder Approval
QUESTIONS AND ANSWERS - FOR SYLVESTER BANKING COMPANY                      of the Bank Merger..............................33
    SHAREHOLDERS.........................................3               Comparison of Rights of Sylvester Banking
SUMMARY..................................................5                 Company Shareholders and Southwest Georgia
   The Companies.........................................5                 Shareholders....................................33
   The Terms of the Holding Company Merger...............5               Sylvester Banking Company Securities and
   The Terms of the Bank Merger..........................6                 Principal Shareholders..........................38
   The Reasons Management of Both Companies                              No Resale Restrictions............................38
     Support the Holding Company Merger..................7               Regulatory Approvals for Bank Merger..............38
   Shareholders' Meetings................................7               Rights of Dissenting Shareholders of Sylvester
   Record Dates..........................................7                 Banking Company.................................39
   Vote Required.........................................7               Federal Income Tax Treatment of Bank Merger.......39
   Conditions, Termination, and Effective Date...........8            INFORMATION ABOUT SOUTHWEST GEORGIA FINANCIAL
   Rights of Dissenting Shareholders.....................8               CORPORATION.......................................40
   Federal Income Tax Consequences.......................8               General...........................................40
   Accounting Treatment..................................9               Securities........................................40
   Markets for Common Stock..............................9               Voting Securities and Principal Holders...........41
   Dividends.............................................9               Management........................................42
   There are Some Differences in Shareholders' Rights                    Executive Compensation............................44
      Between First Bank and Southwest Georgia..........10               Compensation of Directors.........................46
   There are Also Differences in Shareholders' Rights                    Employment Contracts and Termination of
      between Sylvester Banking Company and Southwest                      Employment and Change in Control Arrangements...46
      Georgia...........................................11               Compensation Committee Interlocks and Insider
   Interests of Directors and Officers of First Bank                       Participation...................................47
     in the Holding Company Merger......................12               Certain Relationships and Related Transactions....48
COMPARATIVE SHARE DATA FOR SOUTHWEST GEORGIA AND FIRST                   Certain Provisions of Southwest Georgia's Articles
    BANK................................................13                 of Incorporation and Bylaws Regarding Change of
SUMMARY CONSOLIDATED FINANCIAL                                             Control.........................................48
   INFORMATION..........................................15            INFORMATION ABOUT FIRST BANK
DETAILS OF THE PROPOSED HOLDING COMPANY MERGER..........17               HOLDING COMPANY...................................51
   Background of and Reasons for the Holding Company                     Description of Business...........................51
     Merger.............................................17               Legal Proceedings.................................55
   The Holding Company Merger Agreement.................18               Voting Securities and Principal Shareholders......56
   Required Shareholder Approval........................21               Management's Discussion and Analysis of
   Expenses.............................................21                 Financial Condition and Results of Operations
   Conduct of Business Pending Closing..................22                 for the Period Ended September 30, 2003.........57
   Interest of Management in the Holding Company Merger.22               Management's Discussion and Analysis of
   Comparison of the Rights of First Bank and                              Financial Condition and Results of Operations
     Southwest Georgia Shareholders.....................23                 for the Year Ended December 31, 2002............64
   Dividends............................................25            INTEREST OF CERTAIN PERSONS IN THE
   Accounting Treatment.................................26               HOLDING COMPANY MERGER............................71
   Resales of Southwest Georgia Stock by Directors and                LEGAL MATTERS........................................71
     Executive Officers of First Bank...................26            EXPERTS..............................................71
   Regulatory Approvals.................................26            OTHER MATTERS........................................71
   Rights of Dissenting Shareholders....................27            WHERE YOU CAN FIND MORE INFORMATION..................71
   Material Federal Income Tax Consequences of the                    INCORPORATION OF CERTAIN DOCUMENTS
     Holding Company Merger and Opinion of Tax Counsel..29               BY REFERENCE......................................72
DETAILS OF THE PROPOSED BANK MERGER.....................31            A WARNING ABOUT FORWARD-LOOKING
   Terms of the Bank Merger.............................31               STATEMENTS........................................73
                                                                      FINANCIAL STATEMENTS OF FIRST BANK HOLDING COMPANY
                                                                         AND SUBSIDIARY...................................F-1
                                                                      Appendix A - Agreement and Plan of Reorganization
                                                                      Appendix B - Georgia Dissenters' Rights Statute

                         QUESTIONS AND ANSWERS - GENERAL

Q:      WHAT AM I BEING ASKED TO APPROVE?

A: If you are a shareholder of First Bank, you are being asked to approve the Agreement and Plan of Reorganization by and between First Bank and Southwest Georgia, pursuant to which First Bank will be merged with and into Southwest Georgia. Approval of the Holding Company Merger requires the affirmative vote of more than 50% of the outstanding shares of First Bank common stock. THE FIRST BANK BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE AGREEMENT AND PLAN OF REORGANIZATION AND RECOMMENDS VOTING FOR APPROVAL OF THIS MERGER AGREEMENT.

        If you are a shareholder of Sylvester Banking Company only, you are not being asked to approve any transaction.

Q:      WHAT WILL I RECEIVE IN THE HOLDING COMPANY MERGER?

A: You will receive (a) 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock; or (b) $160.95 in cash, without interest, for each share of First Bank common stock; or (c) any combination of 6.998 shares of Southwest Georgia common stock and $160.95 in cash, without interest, for each share of First Bank common stock (provided that no more than 31,501 shares may be exchanged for stock and no more than 23,967 shares may be exchanged for cash). Southwest Georgia will not issue fractional shares in the Holding Company Merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Southwest Georgia common stock that you would otherwise be entitled to receive based upon $23.00 a share of Southwest Georgia common stock. FOR EXAMPLE: If you own 100 shares of First Bank common stock and elect to receive all stock in the Holding Company Merger, you will receive 699 shares of Southwest Georgia common stock and a cash payment of $18.40 (.8 x $23.00) for your fractional share, subject to any necessary allocation.

Q:      WHAT SHOULD I DO NOW?

A: If you are a shareholder of First Bank, indicate on the enclosed proxy card how you want to vote with respect to the proposed Holding Company Merger, and sign and mail the proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the meeting. If you sign and send in a proxy card but do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the Holding Company Merger. A special shareholders meeting will take place at 10:00 a.m. on February __, 2004 at the First Bank office at 300 North Main Street, Sylvester, Georgia 31791, to vote on the Holding Company Merger proposal.

        You may attend the First Bank special meeting and elect to vote your shares in person for the Holding Company Merger, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the special meeting by notifying D. Neil Pierce, prior to the meeting, in writing, or by submitting an executed, later-dated proxy to: D. Neil Pierce, Chairman and Chief Executive Officer, First Bank Holding Company, 300 North Main Street, Sylvester, Georgia 31791.

Q:      HOW CAN I ELECT STOCK, CASH OR BOTH?

A. You may indicate a preference to receive Southwest Georgia common stock, cash or a combination of both in the Holding Company Merger or Bank Merger by completing the enclosed election form. IF YOU DO NOT SELECT A PREFERENCE BY ________, 2004, YOU WILL RECEIVE CASH. Even if you select a preference by
_________, 2004, the amount of cash to be received by you is subject to allocation and pro rata adjustments to the extent required to ensure that not more than or aggregate of $4,200,000 of the total consideration paid by Southwest Georgia in the Holding Company Merger and Bank Merger is paid in cash. FIRST BANK'S BOARD OF DIRECTORS, MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD CHOSE SOUTHWEST GEORGIA COMMON STOCK OR CASH OR A COMBINATION OF BOTH FOR YOUR SHARES OF FIRST BANK OR SYLVESTER BANKING COMPANY COMMON STOCK. YOU SHOULD CONSULT WITH YOUR OWN FINANCIAL ADVISOR ON THIS DECISION.

Q:      WHAT INFORMATION SHOULD I CONSIDER?

A: We encourage you to read this entire document carefully. You should also review the factors considered by each company's board of directors discussed in "Details of the Proposed Holding Company Merger-Background of and Reasons for the Holding Company Merger" beginning on page 17.

Q:      WHEN IS THE HOLDING COMPANY MERGER EXPECTED TO BE COMPLETED?

A: We plan to complete the Holding Company Merger during the first quarter of 2004.

Q:      WHAT ARE THE TAX CONSEQUENCES OF THE HOLDING COMPANY MERGER OR BANK
MERGER TO ME?

A: We expect that the exchange of shares of First Bank and Sylvester Banking Company common stock for Southwest Georgia common stock by First Bank and Sylvester Banking Company shareholders generally will be tax-free to First Bank and Sylvester Banking Company shareholders for federal income tax purposes. However, First Bank and Sylvester Banking Company shareholders will have to pay taxes at either capital gains or ordinary income rates, depending upon individual circumstances, on cash received in exchange for their shares of First Bank and Sylvester Banking Company common stock, or in lieu of fractional shares. To review the tax consequences to First Bank shareholders in greater detail, see "Details of the Proposed Holding Company Merger-Material Federal Income Tax Consequences of the Holding Company Merger and Opinion of Tax Counsel" beginning on page 29. To review the tax consequences to Sylvester Banking Company shareholders in greater detail, see "Details of the Proposed Bank Merger - Federal Income Tax Treatment of Bank Merger" beginning on page 39.

YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PERSONAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGERS TO YOU.

Q:      IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE
MY SHARES AND COMPLETE MY FORM OF ELECTION FOR ME?

A: Your broker will vote your shares of common stock only if you provide instructions on how to do so. Following the directions your broker provides, you should instruct your broker how to vote your shares, and how to complete your form of election. If you do not provide instructions to your broker, your shares will not be voted, which will have the effect of a vote against the Holding Company Merger.

Q:      SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: NO. After the Holding Company Merger is completed, you will receive written instructions from Southwest Georgia for exchanging your First Bank or Sylvester Banking Company common stock certificates for Southwest Georgia common stock certificates and cash.

Q:      WHO SHOULD I CALL WITH QUESTIONS?

A: You should call D. Neil Pierce, Chairman and Chief Executive Officer, of First Bank, at (229) 776-6911.

       QUESTIONS AND ANSWERS - FOR SYLVESTER BANKING COMPANY SHAREHOLDERS


Q:      WHAT WILL I RECEIVE IF I OWN SYLVESTER BANKING COMPANY STOCK?

A: You will receive (a) 3.523 shares of Southwest Georgia common stock for each share of Sylvester Banking Company common stock; or (b) $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock; or (c) any combination of 3.523 shares stock and $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock (provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash). Southwest Georgia will not issue fractional shares in the Bank Merger. Instead you will receive a cash payment, without interest, for the value of any fraction of a share of Southwest Georgia common stock that you would otherwise receive based upon $23.00 a share of Southwest Georgia common stock. FOR EXAMPLE: If you own 100 shares of Sylvester Banking Company common stock and elect to receive all stock in the Bank Merger, you will receive 352 shares of Southwest Georgia common stock and a cash payment of $6.90 (.3 x $23.00) for your fractional share, subject to any necessary allocation.

Q: IT APPEARS THAT FIRST BANK SHAREHOLDERS WILL GET MORE SOUTHWEST GEORGIA STOCK AND CASH FOR THEIR SHARES THAN DO SYLVESTER BANKING COMPANY SHAREHOLDERS FOR THEIR SHARES. IS THAT CORRECT?

A: NO. That is not correct. You are looking at the respective per share exchange ratios (which are different), rather than the relative amounts being paid to each shareholder for such shareholder's ownership interest (direct or indirect) in Sylvester Banking Company. Both First Bank shareholders and Sylvester Banking Company shareholders will receive the same amount based on such ownership interests. It works this way.

        First Bank owns 91.85% of Sylvester Banking Company. The remaining shareholders of Sylvester Banking Company own the remaining 8.15%. Southwest Georgia is paying 91.85% of the total purchase price of $4,200,000 in cash and 240,000 shares of Southwest Georgia common stock to First Bank shareholders, or $3,857,700 in cash and 220,440 shares, to reflect First Bank's 91.85% ownership of Sylvester Banking Company. The other shareholders of Sylvester Banking Company will receive 8.15% of the total purchase price, or $342,300 in cash and 19,560 shares, to reflect their 8.15% ownership of Sylvester Banking Company. When these percentages of the total purchase price are divided pro rata among the shareholders of First Bank and Sylvester Banking Company, the percent of the total purchase price paid to the shareholders of each of First Bank and Sylvester Banking Company accurately reflects their percentage ownership of Sylvester Banking Company, although the per share exchange ratio for shares of Southwest Georgia and cash are different.

Q:      AS A SYLVESTER BANKING COMPANY SHAREHOLDER, AM I BEING ASKED TO APPROVE
ANYTHING?

A: NO. We are asking that the First Bank shareholders approve the Holding Company Merger. We are not asking that the Sylvester Banking Company shareholders approve the Bank Merger. Because First Bank currently owns 91.85% of Sylvester Banking Company, if the Holding Company Merger is consummated, Southwest Georgia will own 91.85% of Sylvester Banking Company. Southwest Georgia will then vote these shares to approve the Bank Merger. You are not being asked to vote on the Bank Merger.

Q:      SINCE, AS A SYLVESTER BANKING COMPANY SHAREHOLDER, I AM NOT BEING ASKED
TO APPROVE ANYTHING, WHY AM I RECEIVING THESE MATERIALS?

A: You are receiving these materials for three reasons. First, in order to consummate the Bank Merger, applicable law requires that it is approved by Sylvester Banking Company shareholders. Even though Southwest Georgia will own enough shares to approve the Bank Merger upon consummation of the Holding Company Merger, it can not do so unless it obtains the unanimous written consent of all the Sylvester Banking Company shareholders or holds a meeting of Sylvester Banking Company shareholders at which it votes its shares for such approval. Southwest Georgia has decided to hold such a meeting, rather than seek unanimous written consents. The notice for that meeting is part of these materials. You may attend that special meeting of the Sylvester Banking Company shareholders, which will be held immediately following the First Bank special meeting, at 11:00 a.m. on February __, 2004. Your vote will not be necessary to approve the Bank Merger, and your vote is not being solicited for it, but you may vote or not if you wish.

        Second, even though your vote is not being solicited for approval of the Bank Merger, you have the right under Georgia law to object to the Bank Merger and exercise what are called "dissenter's rights" if you comply with certain procedures outlined in the law. These rights and procedures are discussed herein under the heading "Details of the Proposed Bank Merger - Rights of Dissenting Shareholders of Sylvester Banking Company" on page 39 and the applicable law is set forth in Appendix B hereto. These materials, therefore, contain important information you should consider in deciding whether (and how) to exercise dissenter's rights or to receive the consideration offered in connection with the Bank Merger. Southwest Georgia otherwise will pay for your shares in the Bank Merger.

        Third, because Southwest Georgia will be issuing shares of its common stock to you in the Bank Merger, these materials are being provided to you as part of its obligations under securities law for the offering and issuance of such shares. Also, as described herein, you may choose (subject to some limitations on the aggregate amount of cash that will be paid to all Sylvester Banking Company shareholders in the Bank Merger) between Southwest Georgia stock and cash for your shares.

        As you can see, these materials contain very important information for you, and you should read them carefully, even though you are not being asked and are not required to vote on either of the mergers.

                                     SUMMARY


         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED HOLDING COMPANY MERGER AND THE BANK MERGER. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU AS YOU CONSIDER THE PROPOSED MERGER AND RELATED MATTERS. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE PROPOSED MERGER, YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT/PROSPECTUS, AND THE RELATED DOCUMENTS TO WHICH IT REFERS. THE AGREEMENT AND PLAN OF REORGANIZATION, WHICH IS THE LEGAL DOCUMENT THAT GOVERNS THE PROPOSED MERGER, IS INCLUDED AS APPENDIX A.

         IN ADDITION, THE SECTIONS ENTITLED "WHERE YOU CAN FIND MORE INFORMATION," ON PAGE 71, AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," ON PAGE 72, CONTAIN REFERENCES TO ADDITIONAL SOURCES OF INFORMATION ABOUT SOUTHWEST GEORGIA.

o    THE COMPANIES (SEE PAGES 40 AND 51)

     SOUTHWEST GEORGIA FINANCIAL CORPORATION
     201 FIRST STREET, S.E.
     MOULTRIE, GEORGIA  31768
     (229) 985-1120

     Southwest Georgia is a bank holding company headquartered in Moultrie, Georgia. Its primary subsidiary Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. Southwest Georgia Bank's banking facilities include its main office located in Colquitt County, branch offices located in Baker County and Thomas County, and automated teller machine (ATM) facilities located in the cities of Moultrie, Doerun, Newton, and Pavo. Southwest Georgia Bank offers such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, Mastercard and VISA accounts, and money transfers. The bank finances commercial and consumer transactions, makes both secured and unsecured loans to individuals, firms and corporations, and provides a variety of other banking services. It also has a trust department that provides corporate, pension, and personal trust services and acts as trustee, executor, and administrator for estates and as administrator or trustee of various types of employee benefits plans for corporations or other organizations.

     Insurance products and services are provided by Southwest Georgia Insurance Services, which has offices in Colquitt and Mitchell Counties. Southwest Georgia also operates, as a division of its bank subsidiary, Empire Financial Services, Inc., a mortgage banking services firm for primarily commercial properties, and Empire Real Estate Management, Inc., a commercial mortgage banking firm.

     At September 30, 2003, Southwest Georgia had total consolidated assets of approximately $240.5 million, total consolidated loans of approximately $94.6 million, total consolidated deposits of approximately $179.5 million, and total consolidated stockholders' equity of approximately $32.6 million.

     FIRST BANK HOLDING COMPANY
     300 NORTH MAIN STREET
     SYLVESTER, GEORGIA  31791
     (229) 776-7641

     First Bank is a bank holding company based in Sylvester, Georgia, and is the parent company of Sylvester Banking Company. Sylvester Banking Company is a full service commercial bank with its office in Sylvester, Georgia. Sylvester Banking Company provides customary types of banking services such as checking accounts, savings accounts, and time deposits. It also engages in commercial and consumer lending, makes secured and unsecured loans, and provides other financial services.

     At September 30, 2003, First Bank had total consolidated assets of approximately $45.3 million, total consolidated loans of approximately $11.8 million, total consolidated deposits of approximately $37.8 million, and total consolidated shareholders' equity of approximately $7.4 million.

o    THE TERMS OF THE HOLDING COMPANY MERGER  (SEE PAGE 18)

     If the Holding Company Merger is approved, First Bank will be merged with and into Southwest Georgia, with Southwest Georgia being the surviving company.

     As a result of the Holding Company Merger, you may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 31,501 shares may be exchanged for stock and no more than 23,967 shares may be exchanged for cash) in exchange for your shares of First Bank common stock, on the following basis:

         o 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock; or
         o $160.95 in cash, without interest, for each share of First Bank common stock.

     You will receive a cash payment for any Southwest Georgia fractional shares to which you would otherwise be entitled in an amount equal to the fraction multiplied by $23.00.

o        THE TERMS OF THE BANK MERGER (SEE PAGE 31)

     Following the Holding Company Merger, Southwest Georgia will own 91.85% of First Bank's subsidiary bank Sylvester Banking Company, which will then be merged with and into Southwest Georgia's wholly-owned bank subsidiary, Southwest Georgia Bank, immediately following the Holding Company Merger. In the Bank Merger, the holders of the remaining 8.15% of Sylvester Banking Company outstanding common stock (9,777 shares) may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash) in exchange for their Sylvester Banking Company common stock, on the following basis:

         o 3.523 shares of Southwest Georgia common stock for each share of Sylvester Banking Company common stock; or
         o $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock.

     Shareholders of Sylvester Banking Company are not being asked to vote on the Bank Merger. Southwest Georgia will own sufficient stock to approve the Bank Merger if the Holding Company Merger is consummated.

o THE REASONS MANAGEMENT OF BOTH COMPANIES SUPPORT THE HOLDING COMPANY MERGER (SEE PAGE 17)

     The boards of directors of First Bank and Southwest Georgia support the Holding Company Merger and believe that it is in the best interests of both companies, and their respective shareholders. The board of directors of First Bank believes the Holding Company Merger will permit First Bank shareholders to have an equity interest in a resulting financial institution that has greater financial resources and a larger shareholder base, which may increase liquidity and marketability of the equity investment of First Bank shareholders. The board of directors of Southwest Georgia believes that First Bank provides Southwest Georgia with an expansion opportunity into an attractive new market area. Both boards of directors also believe that the terms of the Holding Company Merger are fair and equitable. In addition, both boards of directors believe that Southwest Georgia and First Bank have similar markets, cultures and goals, and that following the Holding Company Merger, the size of the combined organization is sufficiently large to take advantage over time of economies of scale, but is still small enough to maintain the competitive advantages of community-oriented banks.

o    SHAREHOLDERS' MEETINGS

     The special meeting of shareholders of First Bank will be held on February __, 2003 at 10:00 a.m., at the office of Sylvester Banking Company, at 300 North Main Street, Sylvester, Georgia 31791, for the purpose of voting on approval of the Holding Company Merger.

     The special meeting of the shareholders of Sylvester Banking Company will be at 11:00 a.m. at the office of Sylvester Banking Company for the purpose of approving the Bank Merger.

o    RECORD DATES (SEE PAGE 21)

     You are entitled to vote at the First Bank shareholders' meeting if you owned shares of First Bank common stock on __________, ____.

     You are entitled to vote at the Sylvester Banking Company shareholders meeting if you owned shares of Sylvester Banking Company common stock on __________, ____, although your vote is not being solicited. ---

o    VOTE REQUIRED (SEE PAGE 21)

     Approval by holders of a majority of the First Bank common stock outstanding on the record date is required to approve the Holding Company Merger. As of January 5, 2004, 55,468 shares of First Bank common stock were issued and outstanding, each of which is entitled to one vote per share. There are 35,539 shares, or 64.2%, of First Bank common stock held by its directors, executive officers, principal shareholders and their respective affiliates, all of which are entitled to vote on the Holding Company Merger. All of the directors, executive officers and principal shareholders of First Bank have agreed to vote their shares in favor of the Holding Company Merger and approval of the Holding Company Merger is therefore assured.

     Approval by holders of two-thirds of the outstanding shares of Sylvester Banking Company common stock on the record date is required to approve the Bank Merger. As a result of the Holding Company Merger, Southwest Georgia will own and be entitled to vote 91.85% of the outstanding shares of Sylvester Banking Company common stock, which shares it will vote in favor of the Bank Merger and thus effect its approval. Accordingly, Sylvester Banking Company's other shareholders are not being asked to vote on the Bank Merger.

o    CONDITIONS, TERMINATION, AND EFFECTIVE DATE (SEE PAGE 18)

     The Holding Company Merger will not occur unless certain conditions are met, and Southwest Georgia or First Bank can terminate the Holding Company Merger agreement if specified events occur or fail to occur. The Holding Company Merger must be approved by the First Bank shareholders, the Board of Governors of the Federal Reserve System, and the Department of Banking and Finance of the State of Georgia. Immediately after the Holding Company Merger, First Bank's bank subsidiary, Sylvester Banking Company, will be merged into Southwest Georgia's bank subsidiary, Southwest Georgia Bank. The Bank Merger must be approved by the Federal Deposit Insurance Corporation and the Department of Banking and Finance of the State of Georgia, and it is contingent on consummation of the First Bank Merger with Southwest Georgia.

     The closing of the Holding Company Merger will occur after the Holding Company Merger is approved by First Bank shareholders and the foregoing regulators and after the articles of merger are filed as required under Georgia law.

o    RIGHTS OF DISSENTING SHAREHOLDERS (SEE PAGE 27 AND 39)

     You are entitled to dissent from the Holding Company Merger and to demand payment of the "fair value" of your First Bank common stock in cash if you follow certain statutory provisions regarding the rights of dissenting shareholders under Article 13 of the Georgia Business Corporation Code.

     Sylvester Banking Company shareholders are also entitled to dissent from the Bank Merger under Article 13 of the Georgia Business Corporation Code (as incorporated by Section 7-1-537 of the Financial Institutions Code of Georgia).

o    FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 29 AND 39)

     First Bank has received an opinion from Kilpatrick Stockton LLP stating that, assuming the Holding Company Merger is completed as currently anticipated, First Bank will not recognize any gain or loss for federal income tax purposes, and shareholders of First Bank and Sylvester Banking Company (to the extent they receive Southwest Georgia stock) will not recognize any gain or loss for federal income tax purposes. All cash you receive as a result of either merger, including any cash you receive in lieu of fractional shares of Southwest Georgia stock or as payment for exercising your right to dissent, will be treated as amounts distributed in redemption of your First Bank or Sylvester Banking Company common stock, as the case may be, and that amount will be taxable under the Internal Revenue Code as either ordinary income or capital gain or loss, depending upon your particular circumstances. Neither Southwest Georgia nor First Bank has requested a ruling to this effect from the Internal Revenue Service.

o    ACCOUNTING TREATMENT (SEE PAGE 26)

     The Holding Company Merger will be accounted for as a purchase for financial reporting and accounting purposes.

o    MARKETS FOR COMMON STOCK

     Southwest Georgia's common stock trades on the American Stock Exchange under the symbol "SGB". The following table sets forth the high and low quarterly sales prices per share of Southwest Georgia common stock as quoted on AMEX for the past two fiscal years (amounts have been restated to reflect the effect of Southwest Georgia's stock dividend of one share for each ten shares outstanding effective October 3, 2002):

              Fiscal Year     Quarterly Period          High             Low
            -------------------------------------    -----------    ----------
            2003:            Fourth Quarter            $23.85         $22.00
                             Third Quarter             $23.75         $19.00
                             Second Quarter            $20.50         $18.00
                             First Quarter             $19.25         $17.80
            2002:            Fourth Quarter            $18.75         $17.30
                             Third Quarter             $17.50         $16.36
                             Second Quarter            $17.26         $15.32
                             First Quarter             $15.63         $14.77

     On November 21, 2003, immediately prior to the public announcement of the Holding Company Merger, the high and low sales prices per share of Southwest Georgia common stock were each $23.15.


     There has been no public trading market for First Bank common stock. We believe the last sales of First Bank common stock among shareholders in private transactions were in 1999 at a price of $121.65 per share, based on unofficial information that management believes is reliable.


     There were 49 shareholders of record of First Bank common stock as of January 5, 2004.


     There has been no public trading market for Sylvester Banking Company common stock. We believe the last sale of Sylvester Banking Company common stock among shareholders in a private transaction was in 2001 at a price of $55.28 per share, based on unofficial information that management believes is reliable.


     There were 57 shareholders of record of Sylvester Banking Company common stock as of January 5, 2004.

o    DIVIDENDS (SEE PAGE 25)

     Southwest Georgia paid aggregate cash dividends of $0.52 per share in 2003, $0.47 per share in each of 2002, 2001 and 2000 and $0.44 per share in 1999. Southwest Georgia intends to continue paying cash dividends, but the amount and frequency of cash dividends, if any, will be determined by Southwest Georgia's board of directors after consideration of earnings, capital requirements, and the financial condition of Southwest Georgia, and will depend on cash dividends paid to it by its subsidiary bank. The ability of its subsidiary to pay dividends to Southwest Georgia is restricted by certain regulatory requirements.

     First Bank paid aggregate cash dividends of $4.33 per share in 2003 (including a special dividend of $2.33 per share authorized by the Holding Company Merger agreement) and $2.00 per share in 2002, 2001 and 1999. First Bank is prohibited under the Holding Company Merger agreement from paying cash dividends prior to the closing of the transaction without the prior written consent of Southwest Georgia other than its regular, quarterly dividend of $0.50 per share and any special dividend for the purpose of distributing its previously accumulated cash from First Bank to its shareholders prior to the consummation of the Holding Company Merger.

o THERE ARE SOME DIFFERENCES IN SHAREHOLDERS' RIGHTS BETWEEN FIRST BANK AND SOUTHWEST GEORGIA (SEE PAGE 23)

     Following the Holding Company Merger, you will not longer be a First Bank shareholder and, if you receive shares of Southwest Georgia common stock, your rights as a shareholder will no longer be governed by First Bank's articles of incorporation and bylaws. You will be a Southwest Georgia shareholder, and your rights as Southwest Georgia shareholder will be governed by Southwest Georgia's articles of incorporation and bylaws. Your former rights as a First Bank shareholder and your new rights as a Southwest Georgia shareholder are different in certain ways, including the following:

         o First Bank's bylaws provide for a board of directors consisting of between three and 25 members, while Southwest Georgia's bylaws provide for a board of directors consisting of between five and 25 members.

         o The bylaws of First Bank set forth different requirements for removal of directors and amendment of the articles of incorporation and bylaws than do the articles of incorporation and bylaws of Southwest Georgia.

         o Southwest Georgia has special procedures in its articles of incorporation for supermajority approval of certain business transactions, but First Bank does not.

         o Southwest Georgia's bylaws incorporate the "Fair Price" and "Business Combinations with Interested Stockholders" provisions of the Georgia Business Corporation Code, but First Bank's do not.

         o The bylaws of Southwest Georgia provide that a special meeting may be called by a fewer number of shareholders than the bylaws of First Bank.

         o The articles of incorporation of Southwest Georgia require a greater vote of shareholders to amend than do the First Bank articles of incorporation.

o THERE ARE ALSO DIFFERENCES IN SHAREHOLDERS' RIGHTS BETWEEN SYLVESTER BANKING COMPANY AND SOUTHWEST GEORGIA (SEE PAGE 33)

     Following the Bank Merger, you will no longer be a Sylvester Banking Company shareholder and, if you receive shares of Southwest Georgia common stock, your rights will be governed by law applicable to Georgia general business corporations rather than banks, because you will be a shareholder of Southwest Georgia. There are certain differences in the law applicable to Georgia general business corporations and the law applicable to banks, including the following:

         o Georgia general business corporate law is less restrictive than Georgia banking law with respect to mergers and consolidations, including requiring only a majority approval by shareholders of such transactions rather than a two-thirds approval by shareholders, and providing dissenters' rights in fewer circumstances.

         o Georgia general business corporate law is less restrictive with respect to the consideration paid for the issuance of shares than Georgia banking law.

         o Georgia general business corporate law allows fewer shareholders to approve amendments to articles of incorporation in more instances than Georgia banking law does, and does not subject articles of amendment to regulatory approval, as Georgia banking law does.

     In addition, following the Bank Merger, your former rights as a Sylvester Banking Company shareholder and your rights as a Southwest Georgia shareholder will be different in certain other ways, including the following:

         o Sylvester Banking Company's bylaws provide that its board of directors may only be increased in size by up to two members in a year by directors without a shareholder meeting, but Southwest Georgia does not have such a limit.

         o The bylaws of Sylvester Banking Company set forth different requirements for removal of directors and amendment of the articles of incorporation and bylaws than do the articles of incorporation and bylaws of Southwest Georgia.

         o Southwest Georgia has special procedures in its articles of incorporation for the supermajority approval of certain business transactions, but Sylvester Banking Company does not.

         o Southwest Georgia's bylaws incorporate the "Fair Price" and "Business Combinations with Interested Stockholders" provisions of the Georgia Business Corporation Code, but Sylvester Banking Company's cannot.

         o As a Sylvester Banking Company shareholder you have preemptive rights to purchase any shares of common stock offered by Sylvester Banking Company, but as a Southwest Georgia shareholder you will not.

         o The bylaws of Southwest Georgia provide that a special meeting may be called by a fewer number of shareholders than the bylaws of Sylvester Banking Company.

         o The articles of incorporation of Southwest Georgia require a greater vote of shareholders to amend than do the Sylvester Banking Company articles of incorporation and do not require regulatory approval.

o INTERESTS OF DIRECTORS AND OFFICERS OF FIRST BANK IN THE HOLDING COMPANY MERGER (SEE PAGE 22)

     Some of the directors and officers of First Bank have interests in the Holding Company Merger in addition to their interests as shareholders generally, including the following:

         o In connection with the Holding Company Merger agreement, Southwest Georgia has agreed to provide generally to officers and employees of First Bank who continue employment with Southwest Georgia employee benefits under employee benefit plans, on terms and conditions substantially similar to those currently provided to similarly situated Southwest Georgia officers and employees.

         o As a condition to closing of the Holding Company Merger, D. Neil Pierce, the current president and chief executive officer of First Bank, will be paid $112,600 to terminate an employment agreement that is currently in place with Sylvester Banking Company and will receive in connection with a consulting agreement to be entered into between Southwest Georgia and Mr. Pierce, $40,000 per year for three years.

         o As a condition to closing of the Holding Company Merger, Morris I. Bryant, the current Treasurer and Secretary or First Bank and Vice President, Secretary and Cashier of Sylvester Banking Company, will terminate his current employment agreement with First Bank and continue as Senior Vice President of Southwest Georgia Bank pursuant to an employment agreement to be entered into between Southwest Georgia and Mr. Bryant.

         o For three years following the Holding Company Merger, Southwest Georgia will generally indemnify and limit the liability of, and pay $6,000 per year to, present directors and officers of First Bank who serve on an advisory board for Southwest Georgia Bank.

                           COMPARATIVE SHARE DATA FOR
                        SOUTHWEST GEORGIA AND FIRST BANK

    We have summarized below the per share reported results information for Southwest Georgia and First Bank on an historical, pro forma combined and equivalent basis. You should read this information in conjunction with the historical financial statements (and related notes) of Southwest Georgia in the annual and quarterly reports and other documents that it has filed with the Securities and Exchange Commission, certain of which are incorporated by reference and are included herewith, and the historical financial statements (and related notes) of First Bank contained herein.

    The pro forma combined information gives effect to the Holding Company Merger accounted for as a purchase, assuming all transactions contemplated in this proxy statement/prospectus had been effective for the periods indicated. Pro forma equivalent of one First Bank common share amounts are calculated by multiplying the pro forma combined earnings per share, Southwest Georgia historical per share dividend and the pro forma combined book value by the exchange ratio of 6.998 shares of Southwest Georgia common stock and adding 388,165 shares to the Southwest Georgia shares outstanding so that the per share amounts equate to the respective values for one share of First Bank's common stock. The pro forma information shown below gives no effect to the cash payment of $160.95 per share that First Bank shareholders may elect to receive as part of the transaction. Please note that the maximum number of shares of First Bank that may be exchanged for Southwest Georgia common stock is 31,501.

    You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or of the future results that we will experience after the Holding Company Merger, nor should you rely on the nine-month information as being indicative of results expected for the entire year or for any future interim period.

                                                                FOR THE PERIOD ENDED      FOR THE PERIOD ENDED
                                                                 SEPTEMBER 30, 2003       DECEMBER 31, 2002(6)
                                                                 ------------------       --------------------
 NET EARNINGS PER COMMON SHARE (BASIC)
  Southwest Georgia Historical                                         $0.57                     $1.37
  First Bank Historical                                                 4.36                      6.62
  Southwest Georgia and First Bank Pro Forma Combined(1) (2)            0.58                      1.32
  First Bank Pro Forma Equivalent(2) (3)                                4.06                      9.24
 NET EARNINGS PER COMMON SHARE (DILUTED)
  Southwest Georgia Historical                                          0.57                      1.37
  First Bank Historical                                                 4.36                      6.62
  Southwest Georgia and First Bank Pro Forma Combined(1) (2)            0.58                      1.32
  First Bank Pro Forma Equivalent(2) (3)                                4.06                      9.24
 CASH DIVIDENDS PER COMMON SHARE
  Southwest Georgia Historical                                          0.39                      0.47
  First Bank Historical                                                 1.50                      2.00
  Southwest Georgia and First Bank Pro Forma
    Combined(1)(2) (4)                                                  0.39                      0.48
  First Bank Pro Forma Equivalent(5)                                    2.73                      3.29
 BOOK VALUE PER COMMON SHARE (PERIOD END)
  Southwest Georgia Historical                                         12.78                     12.87
  First Bank Historical                                               123.75                    122.16
  Southwest Georgia and First Bank Pro Forma Combined(1) (2)           14.16                     13.70
  First Bank Pro Forma Equivalent(2)                                   99.10                     95.87

-------------------------------------------------------------
(1) Computed giving effect to the Holding Company Merger.

(2) The pro forma amounts presented above do not include any cost savings expected from elimination of duplicate back office functions. Computed based on 388,165 shares of Southwest Georgia common stock issued to First Bank shareholders for their 55,468 shares at the exchange ratio of 6.998. Please note that the maximum number of shares of First Bank that may be exchanged for Southwest Georgia common stock is 31,501.
(3) Computed based on the First Bank per share exchange ratio of 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock designated for the purposes of this computation.
(4) Represents historical dividends paid by Southwest Georgia, and assumes Southwest Georgia will not change its dividend policy as a result of the Holding Company Merger.
(5) Represents historical dividends paid per share by Southwest Georgia multiplied by the exchange ratio of 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock designated for purposes of this computation.
(6) Per share amounts presented above for Southwest Georgia for the year ended December 31, 2002 have been restated to reflect the eleven for ten stock split effective October 3, 2002.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


         We are providing the following information to help you analyze the financial aspects of the Holding Company Merger. We derived this information from Southwest Georgia's and First Bank's audited financial statements for 1998 through 2002 and unaudited financial statements as of and for the period ending on September 30, 2002 and 2003. This information is only a summary, and you should read it in conjunction with the historical financial statements (and related notes) of Southwest Georgia in the annual and quarterly reports and other documents that it has filed with the Securities and Exchange Commission, certain of which are incorporated by reference and are included herewith, and the historical financial statements (and related notes) of First Bank contained herein. You should not rely on the nine-month information for Southwest Georgia or First Bank as being indicative of results expected for the entire year or for any future interim period.

                             SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF SOUTHWEST GEORGIA
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                AS OF AND FOR THE
                                                NINE MONTHS ENDED
                                                    SEPT. 30,            AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                             ------------------------ --------------------------------------------------
                                                2003        2002        2002       2001      2000      1999        1998
                                                ----        ----        ----       ----      ----      ----        ----
                                                  (Unaudited)
   Net interest revenue (taxable
     equivalent)                                 $7,643       $8,063     $10,747   $10,074   $10,965   $11,664      $10,800
   Net income                                     1,460        2,660       3,602     3,219     3,359     3,801        3,621

   Basic earnings per share(1)                     0.57         1.01        1.37      1.20      1.18      1.32         1.28
   Diluted earnings per share(1)                   0.57         1.01        1.37      1.20      1.18      1.32         1.28
   Cash dividends declared per share(1)            0.39         0.36        0.47      .047      0.47      0.44         0.40
   Book value per share(1)                        12.78        12.75       12.87     11.69     11.07     10.29         9.77
   Total assets                                 240,521      233,648     240,468   234,944   240,380   233,060      230,198

   Basic average shares outstanding(1)            2,566        2,627       2,620     2,610     2,852     2,881        2,821
   Diluted average shares outstanding (1)         2,574        2,629       2,623     2,690     2,852     2,881        2,821

------------------------

(1) Per share amounts presented above for Southwest Georgia for the year ended December 31, 2002 have been restated to reflect the one for ten stock dividend effective October 3, 2002.

                                SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF FIRST BANK


                                            AS OF AND FOR THE
                                        NINE MONTHS ENDED SEPT.30,        AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                        --------------------------        ------------------------------------------
                                            2003         2002         2002        2001        2000       1999      1998
                                            ----         ----         ----        ----        ----       ----      ----

   Net interest revenue (1)                  $1,181     $1,306        $1,713      $1,794      $2,180     $2,131    $2,132
   Net income (loss) (1)                        242        289           367         364         639        580       585

   Basic earnings per share                    4.36       5.21          6.62        6.56       11.52      10.46      9.56
   Diluted earnings per share                  4.36       5.21          6.62        6.56       11.52      10.46      9.56
   Cash dividends declared per share           1.50       1.50          2.00        2.00        2.00       2.00      2.00
   Book value per share, net of
     treasury stock shares                   123.75     121.18        122.16      117.32      112.77     103.25     97.32
   Total assets (1)                          45,257     43,674        46,454      49,458      45,899     47,573    50,860

   Basic average shares outstanding          55,468      55,468       55,468      55,468      55,468     55,468    61,132
   Diluted average shares outstanding        55,468      55,468       55,468      55,468      55,468     55,468    61,132

------------------------

(1) Dollars in thousands.


                 DETAILS OF THE PROPOSED HOLDING COMPANY MERGER


BACKGROUND OF AND REASONS FOR THE HOLDING COMPANY MERGER

         In the first quarter of 1998, Southwest Georgia contacted management of First Bank to express interest in expanding to Worth County and to inquire as to First Bank's interest in merging with Southwest Georgia. Intermittently, over the next five years, several conversations were held, but no formal proposal was made and pursued until the second quarter of 2003 when First Bank's management contacted the management of Southwest Georgia and asked if Southwest Georgia remained interested in evaluating a merger with First Bank. Southwest Georgia responded in the affirmative. Five potential buyers were contacted and conversations were held. All five potential buyers submitted offers and Southwest Georgia's was the highest and considered the best by First Bank's board of directors. A letter of intent with Southwest Georgia was signed on November 14, 2003 and negotiations were instituted with Southwest Georgia. On December 10, 2003, the parties reached a final agreement.

         Without assigning any relative or specific weights, the board of directors of First Bank considered the following material factors in approving the Holding Company Merger:

         o the value of the consideration to be received by First Bank shareholders relative to the book value and earnings per share of First Bank common stock;

         o the similar markets, cultures and goals of First Bank and Southwest Georgia;

         o the increased service offerings and access to technology for First Bank customers;

         o certain information concerning the financial condition, results of operations and business prospects of Southwest Georgia;

         o the alternatives to the Holding Company Merger, including remaining an independent institution;

         o the competitive environment for financial institutions generally; and

         o the fact that the Holding Company Merger will enable First Bank shareholders to exchange a portion of their shares of First Bank common stock, in a tax-free transaction, for shares of common stock of a larger company, the stock of which is more widely held and more liquid than that of First Bank.

         The board of directors of First Bank believes the Holding Company Merger is in the best interest of its shareholders because the Holding Company Merger will permit them to exchange their ownership in First Bank for cash and an equity interest in Southwest Georgia, which has greater financial resources than First Bank. The board of directors of First Bank also believes that the terms of the Holding Company Merger, including the basis of exchange, $160.95 in cash, 6.998 shares of Southwest Georgia common stock or a combination of cash and stock for each share of First Bank common stock, which was determined through arms-length negotiations between Southwest Georgia and First Bank, are fair and equitable and take into account the relative earning power of Southwest Georgia and First Bank, historic and anticipated operations, the economies of scale to be achieved through the Holding Company Merger and other pertinent factors.

         The board of directors of First Bank believes that, in the current competitive environment, larger organizations with greater economies of scale, including the ability to spread largely fixed costs over a larger revenue base and the ability to attract management talent able to compete in a more sophisticated financial services environment, will be more successful than smaller organizations.

THE HOLDING COMPANY MERGER AGREEMENT

         The material features of the Holding Company Merger agreement are summarized below:

     EFFECTIVE DATE

         The agreement provides that the Holding Company Merger will be effective on the date the Certificate of merger reflecting the proposed merger becomes effective with the Secretary of State of the State of Georgia. The Holding Company Merger also is subject to approval by the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Georgia. Management of Southwest Georgia and First Bank anticipate that the Holding Company Merger will become effective during the first quarter of 2004.

     TERMS OF THE HOLDING COMPANY MERGER

         Holders of shares of First Bank may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 31,501 shares may be exchanged for stock and no more than 23,967 shares may be exchanged for cash) in exchange for your shares of First Bank common stock owned on the effective date of the Holding Company Merger, on the following basis:

         o 6.998 shares of Southwest Georgia common stock for each share of First Bank common stock; or
         o $160.95 in cash, without interest, for each share of First Bank common stock.

         Southwest Georgia will not issue fractional shares of Southwest Georgia common stock in connection with the Holding Company Merger. In lieu of issuing any fractional share of Southwest Georgia common stock to which a First Bank shareholder would otherwise be entitled, Southwest Georgia will pay in cash an amount (computed to the nearest cent) equal to that fraction multiplied by $23.00 per share.

         Southwest Georgia shareholders will continue to hold their existing shares of Southwest Georgia common stock. If, prior to the Holding Company Merger closing, the outstanding shares of Southwest Georgia common stock or First Bank common stock are increased through a stock dividend, stock split, subdivision, recapitalization, or reclassification of shares, or are combined into a lesser number of shares by reclassification, recapitalization, reverse stock split, reduction of capital or other transaction, the number of shares of Southwest Georgia common stock and cash to be delivered pursuant to the Holding Company Merger in exchange for a share of First Bank common stock will be proportionately adjusted.

         If the Holding Company Merger is completed, First Bank will be merged with and into Southwest Georgia. Following the Holding Company Merger, the articles of incorporation, bylaws, corporate identity, and existence of Southwest Georgia will not be changed, and First Bank will cease to exist as a separate entity. Immediately following the Holding Company Merger, the steps described elsewhere herein to approve the Bank Merger will be taken, so that Sylvester Banking Company will be merged with and into Southwest Georgia Bank, with Southwest Georgia Bank as the surviving entity of the Bank Merger.

     REGISTRATION OF SOUTHWEST GEORGIA COMMON STOCK

         As a condition to the Bank Merger, Southwest Georgia agreed to register with the Securities and Exchange Commission the shares of Southwest Georgia common stock to be exchanged for shares of First Bank and Sylvester Banking Company common stock, and to maintain the effectiveness of such registration through the issuance of such shares in connection with the closing of the Holding Company Merger and the Bank Merger. However, such registration will not cover resales of Southwest Georgia common stock by any former holders of First Bank or Sylvester Banking Company common stock, and Southwest Georgia is under no obligation to maintain the effectiveness of such registration, or to prepare and file any post-effective amendments to such registration, after the issuance of such shares in connection with closing of the Holding Company Merger and the Bank Merger.

     TERMINATION AND CONDITIONS OF CLOSING

         The Holding Company Merger may be terminated and the Holding Company Merger abandoned at any time, either before or after approval of the Holding Company Merger by the shareholders of First Bank, but not later than the effective date of the Holding Company Merger:

         o by either party, if a material adverse change in the financial condition or business of the other party has occurred, which change would reasonably be expected to have a material adverse affect on the market price of such party's common stock; or if material loss or damage to the other party's properties or assets has occurred, which change, loss or damage materially affects or impairs such party's ability to conduct its business;

         o by either party, if the other party has not substantially complied with, or substantially performed, the terms, covenants or conditions of the Holding Company Merger agreement, and such non-compliance has not otherwise been waived;

         o by either party, if such party learns of any facts or conditions not disclosed by the other party in the Holding Company Merger agreement, or in the other party's disclosure memorandum or financial statements, which facts or conditions were required to be disclosed, and which have a material adverse affect on the other party;

         o by either party, if any action, suit or proceeding is instituted or threatened against either party seeking to restrain, prohibit or obtain substantial damages in respect of the Holding Company merger agreement or the consummation of the Holding Company Merger, which, in the good faith opinion of the terminating party, makes consummation of the Holding Company Merger inadvisable;

         o by either party, if the Holding Company Merger has not occurred on or before May 31, 2004;

         o by Southwest Georgia, if the holders of more than 5% of the outstanding shares of First Bank common stock in connection with the Holding Company Merger or more than 5% of the outstanding shares of Sylvester Banking Company in connection with the Bank Merger elect to exercise statutory dissenters' rights;

         o by either party, if the First Bank shareholders do not approve the Holding Company Merger agreement or the Sylvester Banking Company shareholders do not approve the Bank Merger agreement; or

         o by either party, if it learns of any potential liability arising from noncompliance with any federal, state or local environmental law by the other party, or any potential liability of the other party arising from any environmental condition of the properties or assets of the other party, including any properties or assets in which the other party holds a security interest.

         The following are some of the required conditions of closing:

         o the accuracy of the representations and warranties of all parties contained in the Holding Company Merger agreement and related documents as of the date when made and the effective date;

         o the performance of all agreements and conditions required by the Holding Company Merger agreement;

         o the delivery of officers' certificates, secretary's certificates, and legal opinions to First Bank and Southwest Georgia;

         o approval of the Holding Company Merger by at least a majority of the First Bank shareholders;

         o approvals of governmental authorities, and the expiration of any regulatory waiting periods;

         o effectiveness of the registration statement of Southwest Georgia relating to the shares of Southwest Georgia common stock to be issued to First Bank shareholders in the Holding Company Merger and Sylvester Banking Company shareholders in the Bank Merger, of which this document forms a part;

         o the execution of a consulting agreement by and between D. Neil Pierce and Southwest Georgia;

         o        the execution of an employment agreement by and between Morris
                  I. Bryant and Southwest Georgia;

         o the execution of an advisory board agreement by and between each current director of First Bank and Southwest Georgia;

         o the receipt by Southwest Georgia of a comfort letter from Gerald Herring & Company, P.C. with respect to First Bank's financial statements;

         o the receipt by First Bank of the legal opinion of Kilpatrick Stockton LLP with respect to certain representations and warranties made by Southwest Georgia;

         o the receipt by Southwest Georgia of the legal opinion of Clarence A. Miller with respect to certain representations and warranties made be First Bank and Sylvester Banking Company;

         o the issuance of certificate of merger by the Secretary of State of the State of Georgia; and

         o the receipt by First Bank of the opinion of Kilpatrick Stockton LLP as to certain federal income tax consequences of the Holding Company Merger to First Bank and to the First Bank and Sylvester Banking Company shareholders.

     SURRENDER OF CERTIFICATES

         After the effective date of the Holding Company Merger, each holder of First Bank common stock (as of that date) will be required to deliver the certificates representing such holder's shares of First Bank common stock to Southwest Georgia in order to receive payment of the consideration from Southwest Georgia in connection with the Holding Company Merger. After delivering his, her, or its shares of First Bank common stock, the holder will receive a stock certificate for 6.998 shares of Southwest Georgia common stock, or a cash payment of $160.95 per share, without interest, or any combination of
6.998 shares of Southwest Georgia common stock and $160.95 in cash per share of First Bank common stock that such holder owned on the effective date of the Holding Company Merger (provided that no more than 31,501 shares may be exchanged for stock and no more than 23,967 shares may be exchanged for cash). Upon delivery of his, her or its shares, each holder must indicate on the enclosed election form his, her or its preference as to the proportion of Southwest Georgia common stock and/or cash he, she or it wishes to receive by _______________, 2004. If no election is made by ___________, 2004 or if holders elect to receive stock for more than 31,501 shares or cash for more than 23,967 shares of First Bank common stock, each holder so electing will receive stock or cash for a reduced number of shares so that the total number of shares exchanged for stock or cash does not exceed 31,501 or 23,967, respectively, based on the ratio of shares elected to be exchanged for stock or cash by that shareholder to the total number of shares elected to be exchanged for stock or cash by all First Bank shareholders. In lieu of a fractional share, a cash payment, without interest, will be paid for any fractional interest in Southwest Georgia common stock.

         Until a holder delivers his or her shares of First Bank common stock to Southwest Georgia, he or she will not receive payment of any dividends or other distributions on shares of Southwest Georgia common stock into which his, her, or its shares of First Bank common stock have been converted, if any, and will not receive any notices sent by Southwest Georgia to its shareholders with respect to, or to vote, those shares. After delivering the shares to Southwest Georgia, the holder will then be entitled to receive any dividends or other distributions, without interest, which shall become payable after the Holding Company Merger but prior to the holder's delivery of the certificates to Southwest Georgia.

REQUIRED SHAREHOLDER APPROVAL

         The holders of a majority of the outstanding shares of First Bank common stock entitled to vote at the special meeting must approve the Holding Company Merger for the Holding Company Merger to be completed. Abstentions from voting and broker non-votes will be included in determining whether a quorum is present and will have the effect of a vote against the Holding Company Merger.

         As of __________, ____, the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting, the outstanding voting securities of First Bank consisted of 55,468 shares of First Bank common stock, with each registered holder of First Bank common stock being entitled to one vote per share. All of the directors, executive officers and 5% shareholders of First Bank have entered into agreements with Southwest Georgia to vote their shares of First Bank common stock in favor of the Holding Company Merger. There are 35,539 shares of First Bank common stock held or controlled by First Bank's directors, executive officers, principal shareholders and their respective affiliates, which is approximately 64.2% of the outstanding shares of First Bank common stock. Therefore, approval of the Holding Company Merger is assured.

EXPENSES

         All expenses incurred by Southwest Georgia in connection with the Holding Company Merger agreement, including all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing this proxy statement/prospectus and all regulatory applications with state and federal authorities shall be paid by Southwest Georgia. All expenses incurred by First Bank in connection with the Holding Company Merger, including all fees and expenses of its agents, representatives, counsel and accountants for First Bank and the cost of reproducing and mailing this proxy statement/prospectus shall be paid by First Bank.

CONDUCT OF BUSINESS PENDING CLOSING

         The Holding Company Merger agreement provides that, pending consummation of the Holding Company Merger, each party will, except with the written consent of other party:

         o operate its business in the ordinary course, without the creation of any indebtedness for borrowed money other than ordinary and customary accounts and credit arrangements;

         o maintain its properties and assets in good operating condition, ordinary wear and tear excepted;

         o maintain and keep in full force and effect all required insurance;

         o preserve its capital structure and make no change in its authorized or issued capital stock or other securities, and grant no right or option to purchase or otherwise acquire any of its common stock or securities, other than securities purchased by Southwest Georgia under its dividend reinvestment and share purchase plan;

         o declare or make any dividend, distribution or payment in respect of its common stock other than its regular, periodic dividend;

         o        preserve its corporate existence and powers;

         o        make no change in its banking and safe deposit arrangements;

         o maintain all books and records in the usual, regular and ordinary course; and

         o adopt no new severance plan and grant no severance or termination payments to any officer, director or employee, other than in accordance with existing agreements.

In addition, the Holding Company Merger agreement provides that each party will promptly advise the other party, orally and in writing, of any change or event having, or which the first party management believes could have, a material adverse effect on its assets, liabilities, business, operations or financial condition.

         The Holding Company Merger agreement also provides that, pending consummation of the Holding Company Merger, First Bank will, except with the written consent of Southwest Georgia:

         o        make no amendment to its articles or bylaws;

         o acquire no business, corporation, partnership, association or other entity or division thereof, and no assets which are material, in the aggregate, to it;

         o not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein, or any tangible or intangible asset (other than in the ordinary course of business);

         o        enter into or renew no material contracts; and

         o file all reports required to be filed with any regulatory or governmental agencies, and deliver copies of such reports to Southwest Georgia promptly after they are filed.

INTEREST OF MANAGEMENT IN THE HOLDING COMPANY MERGER

         Except as set forth below, no director or officer of First Bank, or any of their associates, has any direct or indirect material interest in the Holding Company Merger, except that those persons may own shares of First Bank common stock which will be converted in the Holding Company Merger into Southwest

Georgia common stock and cash. Southwest Georgia and First Bank do not anticipate that the Holding Company Merger will result in any material change in compensation to employees of First Bank.

         In connection with the Holding Company Merger agreement, Southwest Georgia has agreed to provide generally to officers and employees of First Bank who continue employment with Southwest Georgia employee benefits under employee benefit plans, on terms and conditions substantially similar to those currently provided to similarly situated Southwest Georgia officers and employees.

         As a condition to closing of the Holding Company Merger, D. Neil Pierce, the current president and chief executive officer of First Bank, will be paid $112,600 to terminate an employment agreement that is currently in place with Sylvester Banking Company and will receive in connection with a consulting agreement between Southwest Georgia and Mr. Pierce, $40,000 per year for three years.

         As a condition to closing of the Holding Company Merger, Morris I. Bryant, the current Treasurer and Secretary of First Bank and Vice President, Secretary and Cashier of Sylvester Banking Company, will terminate his current employment agreement with First Bank and continue as Senior Vice President of Southwest Georgia Bank pursuant to an employment agreement between Southwest Georgia and Mr. Bryant.

         For three years following the Holding Company Merger, Southwest Georgia will generally indemnify and limit the liability of and pay $6,000 per year to present directors and officers of First Bank who serve on an advisory board for Southwest Georgia Bank.

         There are 26,984 shares, or 48.6%, of First Bank common stock held by its directors, executive officers, and their affiliates, all of which are entitled to vote on this merger. All of the directors and executive officers of First Bank have agreed to vote their shares in favor of the Holding Company Merger.

COMPARISON OF THE RIGHTS OF FIRST BANK AND SOUTHWEST GEORGIA SHAREHOLDERS

         Following the Holding Company Merger, you will not longer be a First Bank shareholder and, if you receive shares of Southwest Georgia common stock, your rights as a shareholder will no longer be governed by First Bank's articles of incorporation and bylaws. You will be a Southwest Georgia shareholder, and your rights as Southwest Georgia shareholder will be governed by Southwest Georgia's articles of incorporation and bylaws. Your former rights as a First Bank shareholder and your new rights as a Southwest Georgia shareholder are different in certain ways, including the following:

     COMPOSITION OF BOARD OF DIRECTORS

         The bylaws of First Bank provide that its board of directors will consist of no fewer than three and no more than 25 members. The bylaws of Southwest Georgia provide that its board of directors will consist of five to 25 members.

     REMOVAL OF DIRECTORS

         The bylaws of First Bank provide that directors may be removed with or without cause upon the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote thereon.

         The articles of incorporation of Southwest Georgia provide that directors may be removed only for cause and only upon the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote on the removal.

     APPROVAL OF CERTAIN BUSINESS TRANSACTIONS

         The articles of incorporation of Southwest Georgia provide that in order engage in, with any holder of ten percent or more of the issued and outstanding shares of Southwest Georgia, a merger, consolidation, sale or transfer or disposition of all or substantially all of the assets of Southwest Georgia, sale of $1 million or more in securities, a plan of liquidation, or any transaction that would increase the percentage ownership of such shareholder, such transaction must be approved by either (a) a resolution adopted by at least three-fourths of the directors then in office, or (b) the affirmative vote of the holders of at least 75% of the outstanding shares of common stock of Southwest Georgia and the separate affirmative vote of at least 75% of the outstanding shares of common stock, excluding those shares held by such shareholder.

         Neither First Bank's articles of incorporation or bylaws require a supermajority to approve certain business transactions.

         FAIR PRICE STATUTE

         Southwest Georgia has elected to incorporate into its bylaws the provisions of Part 2 of Article 11 of the Georgia Business Corporation Code, the "Fair Price" statute. As a result, Southwest Georgia is subject to certain requirements on "business combinations" (e.g., mergers, share exchanges, sales of assets, liquidations, issuances of securities) with any person who is an "interested shareholder" of Southwest Georgia (generally, the beneficial owner of 10% or more of its voting shares) unless:

         o the transaction is unanimously approved by the "continuing directors" of the corporation (generally, directors who served prior to the time the interested shareholder acquired 10% ownership and who are unaffiliated with the interested shareholder);

         o the transaction is approved by two thirds of the continuing directors and a majority of shares held by disinterested shareholders; or

         o the terms of the transaction meet specified fair price criteria and other tests that are intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless at what point in time they sell to the acquiring party.

         First Bank had not elected to be subject to these provisions of the Georgia Business Corporation Code.

         BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS STATUTE

         Southwest Georgia has elected to incorporate into its bylaws the provisions of Part 3 of Article 11 of the Georgia Business Corporation Code, the "Business Combinations with Interested Shareholders" statute. As a result, this provision generally prohibits any person who acquires 10% or more of the voting stock of Southwest Georgia from engaging in any business combination with the corporation for a period of five years from the date the person become an interested shareholder, unless that person obtains approval of the transaction in one of three ways:

         o prior to becoming an interested shareholder, the person obtains the consent of the board of directors;

         o becomes the owner of at least 90% of the outstanding shares in the same transaction in which the 10% interest required to be an interested shareholder was acquired, excluding certain "insider" shares; or

         o subsequent to the 10% ownership required to be interested, acquires additional shares resulting in the ownership of at least 90% of all outstanding shares, including certain "insider" shares, and obtains the approval of the holders of a majority of the remaining shares, excluding such "insider" shares.

         First Bank had not elected to be subject to these provisions of the Georgia Business Corporation Code.

     SHAREHOLDERS' MEETINGS AND ACTION WITHOUT A MEETING

         The bylaws of First Bank provide that a special meeting of shareholders may be called upon the written request of the holders of shares representing not less than 25% of all shares entitled to vote at the meeting. The bylaws of Southwest Georgia provide that a special meeting of shareholders may be called upon the written request of the holders of shares representing at least 50% of the votes that would be entitled to be cast on each issue proposed to be considered at the special meeting.

     AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

         The bylaws of First Bank may be amended by the affirmative vote of a majority of the members of the board of directors or the holders of a majority of the shares issued and outstanding.

         The articles of incorporation of First Bank do not specify how they may be amended. The Georgia Business Corporation Code provides that a corporation's articles of incorporation may be amended by the directors to make certain amendments related to deleting the name or address of the initial incorporators, the directors, the registered agent or office, or the principal office; effect certain stock split transactions; to extend the duration if the corporation was incorporated at a time when limited duration was required, or to change par value. All other amendments to the articles of incorporation require the approval of a majority of the shareholders.

         The articles of incorporation of Southwest Georgia provide that its articles of incorporation, or the bylaws of Southwest Georgia, may be amended only by the affirmative vote of holders of 80% of the shares of Southwest Georgia capital stock then issued and outstanding and entitled to vote.

DIVIDENDS

         Southwest Georgia paid aggregate cash dividends of $0.52 per share in 2003, $0.47 per share in 2002, 2001 and 2000 and $0.44 per share in 1999.
Southwest Georgia intends to continue paying cash dividends but the amount and frequency of cash dividends, if any, will be determined by Southwest Georgia's board of directors after consideration of earnings, capital requirements, and the financial condition of Southwest Georgia, and will depend on cash dividends paid to it by its subsidiary banks. The ability of those subsidiaries to pay dividends to Southwest Georgia is restricted by certain regulatory requirements, as is more fully discussed in the "Business - Supervision and Regulation" section of Southwest Georgia's 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference.

         First Bank paid aggregate cash dividends of $4.33 per share in 2003 (including a special dividend of $2.33 per share authorized by the Holding Company Merger agreement) and $2.00 per share in 2002, 2001 and 1999. First Bank is prohibited under the Holding Company Merger agreement from paying cash dividends prior to the closing of the transaction without the prior written consent of Southwest Georgia other than its regular, quarterly dividend of $0.50 per share and any special dividend for the purpose of distributing all previously accumulated cash from First Bank to its shareholders prior to the consummation of the Holding Company Merger.

         Whether the First Bank shareholders approve the Holding Company Merger agreement, and regardless of whether the Holding Company Merger is completed, the future dividend policies of Southwest Georgia and First Bank will depend upon each company's respective earnings, financial condition, appropriate legal restrictions, and other factors relevant at the time the respective boards of directors consider whether to declare dividends.

ACCOUNTING TREATMENT

         The Holding Company Merger will be accounted for as a purchase for financial reporting and accounting purposes. After the Holding Company Merger, the results of operations of First Bank will be included in the consolidated financial statements of Southwest Georgia. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible and identified intangible assets of First Bank acquired will be recorded as goodwill. Any identified intangible asset may be amortized by charges to operations under general accepted accounting principles.

RESALES OF SOUTHWEST GEORGIA COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS OF FIRST BANK

         Although Southwest Georgia, through this proxy statement/prospectus, will register the Southwest Georgia common stock to be issued in the Holding Company Merger under the Securities Act of 1933, the former directors, executive officers, and 5% shareholders of First Bank and certain other affiliates of Southwest Georgia (as defined in Section 405 of the Securities Act) may not resell the Southwest Georgia common stock received by them unless those sales are made pursuant to an effective registration statement under the Securities Act of 1933, or under Rules 144 and 145 of the Securities Act, or another exemption from registration under the Securities Act. Rules 144 and 145 limit the amount of Southwest Georgia common stock or other equity securities of Southwest Georgia that those persons may sell during any three month period, and require that certain current public information with respect to Southwest Georgia be available and that the Southwest Georgia common stock be sold in a broker's transaction.

REGULATORY APPROVALS

         The Board of Governors of the Federal Reserve System will be required to approve the Holding Company Merger. In determining whether to grant that approval, the Federal Reserve will consider the effect of the Holding Company Merger on the financial and managerial resources and future prospects of the companies and banks concerned and the convenience and needs of the communities to be served.

         The Georgia Department of Banking and Finance must also approve the Holding Company Merger. THE DEPARTMENT OF BANKING AND FINANCE'S REVIEW OF THE APPLICATION WILL NOT INCLUDE AN EVALUATION OF THE PROPOSED TRANSACTION FROM THE FINANCIAL PERSPECTIVE OF THE INDIVIDUAL SHAREHOLDERS OF FIRST BANK. FURTHER, NO SHAREHOLDER SHOULD CONSTRUE AN APPROVAL OF THE APPLICATION BY THE DEPARTMENT OF BANKING AND FINANCE TO BE A RECOMMENDATION THAT THE SHAREHOLDERS VOTE TO APPROVE THE PROPOSAL. EACH SHAREHOLDER ENTITLED TO VOTE SHOULD EVALUATE THE PROPOSAL TO DETERMINE THE PERSONAL FINANCIAL IMPACT OF THE COMPLETION OF THE PROPOSED TRANSACTION. SHAREHOLDERS NOT FULLY KNOWLEDGEABLE IN SUCH MATTERS ARE ADVISED TO OBTAIN THE ASSISTANCE OF COMPETENT PROFESSIONALS IN EVALUATING ALL ASPECTS OF THE PROPOSAL INCLUDING ANY DETERMINATION THAT THE COMPLETION OF THE PROPOSED TRANSACTION IS IN THE BEST FINANCIAL INTEREST OF THE SHAREHOLDER.

RIGHTS OF DISSENTING SHAREHOLDERS

         First Bank is a corporation organized under the laws of the State of Georgia, and its principal place of business and executive offices are in the State of Georgia. Georgia law confers rights upon shareholders of corporations organized under Georgia law to, in certain circumstances, demand payment for the fair value of all or a portion of their shares, and it establishes procedures for the exercise of those rights. These shareholder rights are referred to within this document as "dissenters' rights".

         In general, if the Holding Company Merger is completed, under Article 13 of the Georgia Business Corporation Code, a First Bank shareholder who dissents from the Holding Company Merger, and who otherwise complies with the provisions of Article 13, is entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of such holder's shares of First Bank common stock.

         For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights under the Georgia Business Corporation Code, Georgia law provides that the fair value of a dissenting First Bank shareholder's common stock equals the value of the shares immediately before the effective date of the Holding Company Merger, excluding any appreciation or depreciation in anticipation of the Holding Company Merger.

         A dissenting shareholder of First Bank must exercise his or her dissenters' rights with respect to all of the shares he or she owns of record, other than those shares registered in the dissenting shareholder's name but beneficially owned by another person. If a dissenting shareholder of First Bank has shares registered in his or her name that are beneficially owned by another person, the shareholder may assert dissenters' rights for less than all of the shares registered in his or her name, but only if he or she notifies First Bank in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights.

         A First Bank shareholder who chooses to dissent from the Holding Company Merger and to receive payment of the fair value of his or her shares of First Bank common stock in accordance with the requirements of the Georgia Business Corporation Code must:

         o deliver to First Bank, prior to the time the shareholder vote on the Holding Company Merger agreement is taken, a written notice of his or her intent to demand payment for his or her shares registered in his or her name if the Holding Company Merger is completed; and

         o not vote the shares registered in his or her name in favor of the Holding Company Merger agreement.

         Any filing of a written notice of intent to dissent with respect to the Holding Company Merger should be sent to: D. Neil Pierce, Chairman and Chief Executive Officer, First Bank Holding Company, 300 North Main Street, Sylvester, Georgia 31791. A VOTE AGAINST THE HOLDING COMPANY MERGER AGREEMENT ALONE WILL NOT SATISFY THE REQUIREMENTS FOR COMPLIANCE WITH ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE. A SHAREHOLDER WHO WISHES TO DISSENT FROM THE HOLDING COMPANY MERGER MUST, AS AN INITIAL MATTER, SEPARATELY COMPLY WITH ALL OF APPLICABLE CONDITIONS LISTED ABOVE.

         Within ten days after the vote of First Bank shareholders is taken at the special meeting, Southwest Georgia will provide to each shareholder who timely submitted a written notice of intent to dissent, and who did not vote in favor of the Holding Company Merger at the special meeting, a dissenters' notice that:

         o states where the dissenting shareholder is to send his, her, or its payment demand, and where and when the certificates for the dissenting shareholder's shares, if any, are to be deposited;

         o informs holders of uncertificated shares of First Bank common stock as to what extent transfer of the shares will be restricted after the payment demand is received;

         o sets a date by which Southwest Georgia must receive the dissenting shareholder's payment demand; and

         o is accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

         Following receipt of the dissenters' notice from Southwest Georgia, each dissenting First Bank shareholder must deposit his or her First Bank share certificates and demand of payment with Southwest Georgia in accordance with the terms of the dissenters' notice. A DISSENTING SHAREHOLDER WHO DOES NOT DEPOSIT HIS OR HER SHARE CERTIFICATES AND DEMAND PAYMENT WITH SOUTHWEST GEORGIA BY THE DATE SET FORTH IN THE DISSENTERS' NOTICE WILL FORFEIT HIS OR HER RIGHT TO PAYMENT UNDER ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE.

         Within ten days after the later of the date that the vote of First Bank shareholders is taken at the special meeting, or the date on which Southwest Georgia receives a payment demand, Southwest Georgia will send a written offer to each shareholder who complied with the provisions set forth in the dissenters' notice to pay each such shareholder an amount that Southwest Georgia estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by:

         o First Bank's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         o        an explanation of how any interest was calculated;

         o a statement of the dissenting shareholder's right to demand payment of a different amount under Section 14-2-1327 of the Georgia Business Corporation Code; and

         o        a copy of Article 13 of the Georgia Business Corporation Code.

         If the dissenting shareholder chooses to accept Southwest Georgia's offer of payment, he, she or it must do so by written notice to Southwest Georgia within 30 days after receipt of Southwest Georgia's offer of payment. A dissenting shareholder will be deemed to have accepted the offer of payment if he or she does not respond to that offer within the 30-day period. Southwest Georgia must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the Holding Company Merger, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in his, her, or its shares of First Bank common stock.

         If within 30 days after Southwest Georgia offers payment for the shares of a dissenting shareholder, the dissenting shareholder does not accept the estimate of fair value of his, her, or its shares and interest due thereon and demands payment of his, her, or its own estimate of the fair value of the shares and interest due thereon, then Southwest Georgia, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in the Superior Court in Worth County, Georgia, requesting that the fair value of those shares be determined. Southwest Georgia must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If Southwest Georgia does not commence the proceeding within that 60-day period, it will be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

         First Bank urges its shareholders to read all of the dissenter's rights provisions of the Georgia Business Corporation Code, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated by reference into this proxy statement/prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE HOLDING COMPANY MERGER AND OPINION OF TAX COUNSEL

         First Bank has received an opinion from Kilpatrick Stockton LLP to the effect that, assuming the Holding Company Merger is completed in accordance with the terms of the Holding Company Merger agreement:

         o the Holding Company Merger and the issuance of shares of Southwest Georgia common stock in connection therewith, as described in the Holding Company Merger agreement, will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;

         o no gain or loss will be recognized by holders of First Bank common stock upon the exchange of such stock for Southwest Georgia common stock as a result of the Holding Company Merger;

         o gain or loss will be recognized pursuant to Section 302 of the Internal Revenue Code of 1986, as amended, by holders of First Bank common stock upon their receipt of cash for their shares of First Bank common stock, upon their receipt of cash in lieu of the issuance of any fractional shares of Southwest Georgia common stock, and upon their exercise of dissenters' rights;

         o no gain or loss will be recognized by First Bank as a result of the Holding Company Merger;

         o the aggregate tax basis of Southwest Georgia common stock received by shareholders of First Bank pursuant to the Holding Company Merger will be the same as the tax basis of the shares of First Bank common stock exchanged therefor, (1) decreased by any portion of such tax basis allocated to fractional shares of Southwest Georgia common stock that are treated as redeemed by Southwest Georgia, (2) decreased by the amount of cash received by a shareholder in the Holding Company Merger (with respect to shares other than fractional shares), and (3) increased by the amount of gain recognized by a shareholder in the Holding Company Merger (with respect to shares other than fractional shares); and

         o the holding period of the shares of Southwest Georgia common stock received by the shareholders of First Bank will include the holding period of the shares of First Bank common stock exchanged therefor, provided that the common stock of First Bank is held as a capital asset on the date of the consummation of the Holding Company Merger.

         No ruling will be requested from the Internal Revenue Service with respect to any Federal income tax consequences of the Holding Company Merger.

         THE FOREGOING TAX OPINION AND THE PRECEDING DISCUSSION RELATE TO THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE HOLDING COMPANY MERGER TO FIRST BANK SHAREHOLDERS. FIRST BANK SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE HOLDING COMPANY MERGER.

                       DETAILS OF THE PROPOSED BANK MERGER


TERMS OF THE BANK MERGER

   GENERAL

         Following the Holding Company Merger, Southwest Georgia will own 91.85% of First Bank's subsidiary bank Sylvester Banking Company, which will then be merged with and into Southwest Georgia's wholly-owned bank subsidiary, Southwest Georgia Bank, immediately following the Holding Company Merger. In the Bank Merger, the holders of the remaining 8.15% of Sylvester Banking Company outstanding common stock (9,777 shares) may elect to receive shares of Southwest Georgia common stock or cash (or a combination of both provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash) in exchange for their Sylvester Banking Company common stock, on the following basis:

         o 3.523 shares of Southwest Georgia common stock for each share of Sylvester Banking Company common stock; or

         o $81.02 in cash, without interest, for each share of Sylvester Banking Company common stock.

        Southwest Georgia will not issue fractional shares of Southwest Georgia common stock in connection with the Bank Merger. In lieu of issuing any fractional share of Southwest Georgia common stock to which a Sylvester Banking Company shareholder would otherwise be entitled, Southwest Georgia will pay in each an amount (computed to the nearest cent) equal to that fraction multiplied by $23.00 per share.

        Sylvester Banking Company shareholders are not being asked to approve the Bank Merger. A special meeting of the bank's shareholders is being held immediately after the special meeting of the First Bank shareholders but, following the Holding Company Merger, Southwest Georgia will hold a sufficient number of shares of Sylvester Banking Company to approve the Bank Merger. However, because the consummation of the Bank Merger would result in the exchange of your Sylvester Banking Company shares for Southwest Georgia shares and cash, Sylvester Banking Company shareholders have rights under Georgia law to exercise dissenter's rights, which are described below. For this reason, this section provides Sylvester Banking Company shareholders certain special information that is important to their decision of whether to participate in the exchange of Southwest Georgia common stock or cash for their shares or to exercise their dissenters' rights pursuant to "Details of the Proposed Bank Merger - Rights of Dissenting Shareholders of Sylvester Banking Company" on page 38.

        Even though Sylvester Banking Company shareholders are not being asked to vote on the Bank Merger, much of the discussion related to the terms and effect of the Holding Company Merger of First Bank and Southwest Georgia is relevant to you in deciding whether to participate in the exercise or to exercise your dissenter's rights. Accordingly, we urge you to read the entire proxy statement/prospectus.

   DIFFERENCE IN EXCHANGE RATIO FROM FIRST BANK MERGER WITH SOUTHWEST GEORGIA

        The respective per share exchange ratios for the shares and cash paid to the shareholders of Sylvester Banking Company in connection with the Bank Merger and to the First Bank shareholders in connection with the Holding Company Merger are different. However, the relative amounts being paid to each shareholder of Sylvester Banking Company and First Bank are the same.

        First Bank owns 91.85% of Sylvester Banking Company. The remaining shareholders of Sylvester Banking Company own the remaining 8.15%. Southwest Georgia is paying 91.85% of the total purchase price of $4,200,000 and 240,000 shares of Southwest Georgia common stock to First Bank shareholders, or $3,857,700 and 220,440 shares, to reflect First Bank's 91.85% ownership of Sylvester Banking Company. The other shareholders of Sylvester Banking Company will receive 8.15% of the total purchase price, or $342,300 and 19,560 shares, to reflect their 8.15% ownership of Sylvester Banking Company. When these percentages of the total purchase price are divided pro rata among the shareholders of First Bank and Sylvester Banking Company the percent of the total purchase price paid to the shareholders of Sylvester Banking Company accurately reflects their percentage ownership of Sylvester Banking Company, although the per share exchange ratio for shares of Southwest Georgia and cash are different.

        The shares of Sylvester Banking Company held by Southwest Georgia following its merger with First Bank will be cancelled on the effective date of the Bank Merger.

     CONDITIONS OF CLOSING

         The Bank Merger will not occur unless certain conditions are met. First, the Bank Merger is conditioned upon the consummation of the Holding Company Merger. That merger is subject to the conditions more fully described in "Details of the Proposed Holding Company Merger - The Holding Company Merger Agreement" on page 17. Second, the Bank Merger is conditioned on its approval by two-thirds of Sylvester Banking Company's shares outstanding at the special meeting of the Sylvester Banking Company shareholders. Following the Holding Company Merger, however, Southwest Georgia will own 91.85% of Sylvester Banking Company and will approve the Bank Merger.

         The closing of the Bank Merger will occur after the articles of merger are filed as required under Georgia law.

     SURRENDER OF CERTIFICATES

         After the effective date of the Bank Merger, each holder of Sylvester Banking Company common stock (as of that date) will be required to deliver the certificates representing such holder's shares of Sylvester Banking Company common stock to Southwest Georgia in order to receive payment of the consideration from Southwest Georgia in connection with the Bank Merger. After delivering his, her, or its shares of Sylvester Banking Company common stock, the holder will receive a stock certificate for 3.523 shares of Southwest Georgia common stock, or a cash payment of $81.02, without interest, or any combination of 3.523 shares of Southwest Georgia common stock and $81.02 in cash per share of Sylvester Banking Company common stock that such holder owned on the effective date of the Bank Merger (provided that no more than 5,553 shares may be exchange for stock and no more than 4,224 shares may be exchanged for cash). Upon delivery of his, her or its shares, each holder must indicate on the enclosed election form his, her or its preference as to the proportion of Southwest Georgia common stock and/or cash he, she or it wishes to receive by ___________, 2004. If no election is made by __________, 2004 holders elect to receive stock for more than 5,553 shares or cash for more than 4,224 shares of Sylvester Banking Company common stock, each holder so electing will receive stock or cash for a reduced number of shares so that the total number of shares exchanged for stock or cash does not exceed 5,553 or 4,224, respectively, based on the ratio of shares elected to be exchanged for stock or cash by that shareholder to the total number of shares elected to be exchanged for stock or cash by all Sylvester Banking Company shareholders. In lieu of a fractional share, a cash payment, without interest, will be paid for any fraction interest in Southwest Georgia common stock.

         Until a holder delivers his or her shares of Sylvester Banking Company common stock to Southwest Georgia, he or she will not receive payment of any dividends or other distributions on shares of Southwest Georgia common stock into which his, her, or its shares of Sylvester Banking Company common stock have been converted, if any, and will not receive any notices sent by Southwest Georgia to its shareholders with respect to, or to vote, those shares. After delivering the shares to Southwest Georgia, the holder will then be entitled to receive any dividends or other distributions, without interest, which shall become payable after the Holding Company Merger but prior to the holder's delivery of the certificates to Southwest Georgia.

THIS IS NOT A SOLICITATION OF SHAREHOLDER APPROVAL OF THE BANK MERGER

        We are not asking that the Sylvester Banking Company shareholders approve the Holding Company Merger of Sylvester Banking Company and Southwest Georgia Bank. Because First Bank currently owns 91.85% of Sylvester Banking Company, Southwest Georgia will own 91.85% of Sylvester Banking Company if the Holding Company Merger is consummated. Southwest Georgia will then approve the Holding Company Merger of Sylvester Banking Company with and into its wholly-owned subsidiary bank, Southwest Georgia Bank, at the special meeting of the shareholders of Sylvester Banking Company. You are not required to vote on the Bank Merger.

COMPARISON OF RIGHTS OF SYLVESTER BANKING COMPANY SHAREHOLDERS AND SOUTHWEST GEORGIA SHAREHOLDERS

         Following the Bank Merger, you will not longer be a Sylvester Banking Company shareholder and, if you receive shares of Southwest Georgia common stock, your rights will be governed by law applicable to Georgia business corporations rather than bank, because you will be a shareholder of Southwest Georgia. There are certain differences in the law applicable to Georgia business corporations and the law applicable to bank. In addition, following the Bank Merger, your former rights as a Sylvester Banking Company shareholder and your rights as a Southwest Georgia shareholder will be different in certain other ways. The following is a summary of these differences.

     DIFFERENCES BETWEEN APPLICABLE LAW

         MERGERS OR CONSOLIDATION.

         The Financial Institutions Code of Georgia provides that a bank may be merged or consolidated with a bank, trust company or other corporation, provided that:

         o        the resulting institution is a bank or trust company,
         o the resulting institution holds only assets and liabilities and is engaged only in activities which may be held or engaged in by a bank or trust company, and
         o        the merger or consolidation is not otherwise unlawful.

Mergers to which a bank is a party require the approval of two-thirds of the outstanding shares of the bank's and the other entity's issued and outstanding shares. Upon adoption of a plan of merger by the shareholders of the bank and the other entity, the parties to the merger must file articles of merger with the Georgia Department of Banking and Finance, which is required to provide the Secretary of State of Georgia and the parties to the Holding Company Merger written notice of its decision to approve or disapprove of the merger within 90 days of the date of filing.

         The Georgia Business Corporation Code provides that a holding company may merge into another corporation upon the approval of the holders of a majority of the holding company's issued and outstanding shares. However, the holding company's shareholders will not have the right to vote on any merger if:

         o the articles of the surviving corporation will not differ materially as a result of the Holding Company Merger,
         o each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the Holding Company Merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, and
         o the number and kind of shares outstanding immediately after the Holding Company Merger, plus the number and kind of shares issuable as a result of the Holding Company Merger and by conversion of securities issued pursuant to the Holding Company Merger or the exercise of rights and warrants issued pursuant to the Holding Company Merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation before the Holding Company Merger.

In the instances noted above, the shareholders of a holding company will not have dissenter's rights in mergers where no shareholder approval of the holding company is required.

         ISSUANCE OF SHARES.

         Subject to certain exceptions, the Financial Institutions Code of Georgia also requires that shares of bank stock be issued for cash consideration in an amount which is at least equal to the aggregate par value of the shares, plus an amount necessary to assure that after issuance a bank will have the paid-in capital required by Section 7-1-411 of Georgia Financial Institutions Code. Holding company shares, however, may be issued by a holding company in exchange for any tangible or intangible property or benefit to the holding company, including cash, promissory notes, services performed, or other securities of the holding company under the Georgia Business Corporation Code.

         AMENDMENTS TO THE ARTICLES OF INCORPORATION.

         Generally, under the Financial Institution Code of Georgia, a bank's articles of incorporation may not be amended unless such amendment is approved by a majority of the outstanding shares of the bank. However, a two-thirds majority of the outstanding shares of the bank is required for certain amendments including:

         o        the adoption of a new name for the bank,
         o any change with respect to the term during which the bank is to exist,
         o        changes with respect to the bank's statement of purpose,
         o the increase or decrease of the aggregate number of shares which the bank has the authority to issue or the reclassification of the shares (by changing the number, par value, designations, preferences, redemption provisions, or relative, participating, optional, or other special rights of the shares or the qualifications, limitations, or restrictions of such rights),

         o        the restatement of the articles of incorporation,
         o        any change in the location of the bank, and
         o        a change from a state chartered bank to a trust company.

Within 60 days of receipt of the amendment to the articles of incorporation, the Georgia Department of Banking, in its discretion, may approve or disapprove any amendment.

         The Georgia Business Corporation Code requires the affirmative vote of the holders of a majority of the outstanding shares of any class of stock to approve an amendment to a holding company's articles of incorporation. Certain amendments, however, may be made to the articles of incorporation of the holding company without shareholder action including:

         o the deletion of the names and addresses of the initial directors,
         o the deletion of the name and address of the initial registered agent (if an annual registration is on file with the Secretary of State of Georgia),
         o any increase with respect to the issued and unissued authorized holding company shares into a greater number of whole shares (if the holding company has only shares of that class outstanding),
         o a change with respect to the par value of the issued and unissued holding company shares,
         o        a change to the corporate name of the holding company, or

any other change expressly permitted to be made without shareholder action under Title 14, Section 2 of the Georgia Business Corporation Code.

     COMPARISON OF RIGHTS UNDER CHARTER DOCUMENTS AND BYLAWS

     COMPOSITION OF BOARD OF DIRECTORS

         The bylaws of Sylvester Banking Company and Southwest Georgia provide that their respective board of directors will consist of no fewer than five and no more than 25 members. However, in addition, the bylaws of Sylvester Banking Company provide that the number of directors may not be increased more than two in a year by directors without a shareholder meeting.

     REMOVAL OF DIRECTORS

         The bylaws of Sylvester Banking Company provide that directors may be removed with or without cause upon the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote thereon.

         The articles of incorporation of Southwest Georgia provide that directors may be removed only for cause and only upon the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote on the removal.

     APPROVAL OF CERTAIN BUSINESS TRANSACTIONS

         The articles of incorporation of Southwest Georgia provide that in order engage in, with any holder of ten percent or more of the issued and outstanding shares of Southwest Georgia, a merger, consolidation, sale or transfer or disposition of all or substantially all of the assets of Southwest

Georgia, sale of $1 million or more in securities, a plan of liquidation, or any transaction that would increase the percentage ownership of such shareholder, such transaction must be approved by either (a) a resolution adopted by at least three-fourths of the directors then in office, or (b) the affirmative vote of the holders of at least 75% of the outstanding shares of common stock of Southwest Georgia and the separate affirmative vote of at least 75% of the outstanding shares of common stock, excluding those shares held by such shareholder.

         Neither Sylvester Banking Company's articles of incorporation or bylaws require a supermajority to approve certain business transactions.

         FAIR PRICE STATUTE

         Southwest Georgia has elected to incorporate into its bylaws the provisions of Part 2 of Article 11 of the Georgia Business Corporation Code, the "Fair Price" statute. As a result, Southwest Georgia is subject to certain requirements on "business combinations" (e.g., mergers, share exchanges, sales of assets, liquidations, issuances of securities) with any person who is an "interested shareholder" of Southwest Georgia (generally, the beneficial owner of 10% or more of its voting shares) unless:

         o the transaction is unanimously approved by the "continuing directors" of the corporation (generally, directors who served prior to the time the interested shareholder acquired 10% ownership and who are unaffiliated with the interested shareholder);

         o the transaction is approved by two thirds of the continuing directors and a majority of shares held by disinterested shareholders; or

         o the terms of the transaction meet specified fair price criteria and other tests that are intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless at what point in time they sell to the acquiring party.

         Sylvester Banking Company is not subject to these provisions of the Georgia Business Corporation Code.

         BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS STATUTE

         Southwest Georgia has elected to incorporate into its bylaws the provisions of Part 3 of Article 11 of the Georgia Business Corporation Code, the "Business Combinations with Interested Shareholders" statute. As a result, this provision generally prohibits any person who acquires 10% or more of the voting stock of Southwest Georgia from engaging in any business combination with the corporation for a period of five years from the date the person become an interested shareholder, unless that person obtains approval of the transaction in one of three ways:

         o prior to becoming an interested shareholder, the person obtains the consent of the board of directors;

         o becomes the owner of at least 90% of the outstanding shares in the same transaction in which the 10% interest required to be an interested shareholder was acquired, excluding certain "insider" shares; or

         o subsequent to the 10% ownership required to be interested, acquires additional shares resulting in the ownership of at least 90% of all outstanding shares, including certain "insider" shares, and obtains the approval of the holders of a majority of the remaining shares, excluding such "insider" shares.

         Sylvester Banking Company is not subject to these provisions of the Georgia Business Corporation Code.

     PREEMPTIVE RIGHTS

         Sylvester Banking Company shareholders have preemptive rights. Under the Financial Institutions Code of Georgia, shareholders of Sylvester Banking Company are entitled to a preemptive right to purchase, subscriber for or otherwise acquire any new or additional shares of stock of Sylvester Banking Company in proportion to their current holdings, provided that such preemptive right does not exist in certain circumstances, including shares issued as a share dividend, fractional shares, shares issued pursuant to share plans, shares issued pursuant to acquisition of substantially all of the assets of another bank or trust company, shares released by waiver from their preemptive right by the affirmative vote or written consent of the holders of at least two-thirds of the shares of the class to be issued.

         Neither the articles of incorporation or bylaws of Southwest Georgia provide for preemptive rights.

     SHAREHOLDERS' MEETINGS AND ACTION WITHOUT A MEETING

         The bylaws of Sylvester Banking Company provide that a special meeting of shareholders may be called upon the written request of the holders of shares representing not less than 25% of all shares entitled to vote at the meeting. The bylaws of Southwest Georgia provide that a special meeting of shareholders may be called upon the written request of the holders of shares representing at least 50% of the votes that would be entitled to be cast on each issue proposed to be considered at the special meeting.

     AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

         The articles of incorporation of Southwest Georgia provide that its articles of incorporation, or the bylaws of Southwest Georgia, may be amended only by the affirmative vote of holders of 80% of the shares of Southwest Georgia capital stock then issued and outstanding and entitled to vote.

         Neither Sylvester Banking Company's articles of incorporation or bylaws require a supermajority to approve certain business transactions.

SYLVESTER BANKING COMPANY SECURITIES AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of January 5, 2004, concerning the beneficial ownership (as defined by certain rules of the Securities and Exchange Commission) of the common shares held by (1) directors, officers and 5% shareholders of Sylvester Banking Company, and (2) directors, officers and 5% shareholders of Sylvester Banking Company as a group. There are no persons known to Sylvester Banking Company to be the beneficial owners of more than 5% of the outstanding common shares of Sylvester Banking Company except First Bank.

                                                               AMOUNT AND NATURE OF         PERCENT
         NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP(1)     OF CLASS(2)
         ------------------------                             -----------------------     -----------
         First Banking Holding Company                                 110,223              91.85%
         D. Neil Pierce(3)                                                   6               0.01%
         Morris I. Bryant                                                    6               0.01%
         M. Taylor Childre                                                 175               0.15%
         Dr. H.G. Davis, Jr.                                                98               0.08%
         Theresa H. Harris(3)(4)                                           838               0.67%
         Thomas W. Lawhorne(3)(4)                                          106               0.09%
         Clarence A. Miller                                                  5               0.00%
         John Mack Park                                                      6               0.01%
                                                                      --------               -----
         Directors, officers and 5% shareholders as a group
         (9 persons)                                                   111,463              92.97%

     -------------------------
     (1)  Includes common shares as to which each shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power. Unless otherwise indicated, each listed shareholder possesses sole voting and investment power with respect to all of the common shares issued and outstanding.
     (2)  Based upon 120,000 common shares issued and outstanding.
     (3)  Includes shares held by or jointly with spouse.
     (4)  Includes shares held by the named individuals' children and/or dependents.

NO RESALE RESTRICTIONS

         The resale of Southwest Georgia common stock received by directors and executive officers of Sylvester Banking Company will not be restricted as are some of the shares of the common stock received by certain First Bank shareholders in the Holding Company Merger of First Bank and Southwest Georgia. The shares received by all shareholders for their Sylvester Banking Company shares will have no restrictions on resale.

REGULATORY APPROVALS FOR BANK MERGER

         The Bank Merger is subject to the approval of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance, which consider the effect of the Holding Company Merger on the financial and managerial resources and future prospects of the banks concerned and the convenience and needs of the communities to be served.

         THE DEPARTMENT OF BANKING AND FINANCE'S REVIEW OF THE APPLICATION WILL NOT INCLUDE AN EVALUATION OF THE PROPOSED TRANSACTION FROM THE FINANCIAL PERSPECTIVE OF THE INDIVIDUAL SHAREHOLDERS OF SYLVESTER BANKING COMPANY. FURTHER, NO SHAREHOLDER SHOULD CONSTRUE AN APPROVAL OF THE APPLICATION BY THE

DEPARTMENT OF BANKING AND FINANCE TO BE A RECOMMENDATION THAT THE SHAREHOLDERS VOTE TO APPROVE THE PROPOSAL. EACH SHAREHOLDER ENTITLED TO VOTE SHOULD EVALUATE THE PROPOSAL TO DETERMINE THE PERSONAL FINANCIAL IMPACT OF THE COMPLETION OF THE PROPOSED TRANSACTION. SHAREHOLDERS NOT FULLY KNOWLEDGEABLE IN SUCH MATTERS ARE ADVISED TO OBTAIN THE ASSISTANCE OF COMPETENT PROFESSIONALS IN EVALUATING ALL ASPECTS OF THE PROPOSAL INCLUDING ANY DETERMINATION THAT THE COMPLETION OF THE PROPOSED TRANSACTION IS IN THE BEST FINANCIAL INTEREST OF THE SHAREHOLDER.

RIGHTS OF DISSENTING SHAREHOLDERS OF SYLVESTER BANKING COMPANY

         Sylvester Banking Company is a bank organized under the laws of the State of Georgia, and its principal place of business and executive offices are in the State of Georgia. Georgia law confers rights upon shareholders of banks organized under Georgia law to, in certain circumstances, demand payment for the fair value of all or a portion of their shares, and it establishes procedures for the exercise of those rights. These shareholder rights are referred to within this document as "dissenters' rights."

         In general, if the Bank Merger takes place, holders of bank common stock who dissent will be entitled to be paid the "fair value" of all, but not less than all, their shares in cash, provided that they have complied with applicable provisions of the Georgia Business Corporation Code (as incorporated by Section 7-1-537 of the Financial Institutions Code of Georgia). To dissent, a Sylvester Banking Company shareholders must provide the written notice of his or her intent before the special meeting of the First Bank shareholders.

         The dissenters' rights procedure applicable to any Sylvester Banking Company shareholders choosing to dissent are identical to the rights of the dissenting shareholders more fully described in "Details of the Proposed Holding Company Merger - Rights of Dissenting Shareholders" on page 27. In addition, Sylvester Banking Company urges its shareholders to read all of the dissenter's rights provisions of the Georgia Business Corporation Code, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated by reference into this proxy statement/prospectus.

FEDERAL INCOME TAX TREATMENT OF BANK MERGER

         First Bank has received an opinion from Kilpatrick Stockton LLP stating that, assuming the Bank Merger is completed as currently anticipated, Sylvester Banking Company will not recognize any gain or loss for federal income tax purposes, and shareholders of Sylvester Banking Company (to the extent they receive Southwest Georgia stock) will not recognize any gain or loss for federal income tax purposes. All cash shareholders of Sylvester Banking Company receive as a result of the Bank Merger, including any cash they receive in lieu of fractional shares of Southwest Georgia stock or as payment for exercising your right to dissent, will be treated as amounts distributed in redemption of your Sylvester Banking Company common stock, as the case may be, and that amount will be taxable under the Internal Revenue Code as either ordinary income or capital gain or loss, depending upon their particular circumstances. Neither Southwest Georgia nor Sylvester Banking Company has requested a ruling to this effect from the Internal Revenue Service.

            INFORMATION ABOUT SOUTHWEST GEORGIA FINANCIAL CORPORATION


GENERAL

         Financial and other information about Southwest Georgia is set forth in Southwest Georgia's Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the quarter ended September 30, 2003, which are included herewith and incorporated by reference.

SECURITIES

         The authorized capital stock of Southwest Georgia currently consists of 5,000,000 shares of common stock, $1.00 par value per share. As of January 5, 2004, 2,539,175 shares of common stock were issued and outstanding (exclusive of 763,575 shares held as treasury shares) and 113,300 shares of common stock were reserved for issuance upon the exercise of outstanding options.

     COMMON STOCK

         All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. All shares of Southwest Georgia common stock are entitled to share equally in any dividends that Southwest Georgia's board of directors may declare on Southwest Georgia common stock from sources legally available for distribution. The determination and declaration of dividends is within the discretion of Southwest Georgia's board of directors. Upon liquidation, holders of Southwest Georgia common stock will be entitled to receive on a pro rata basis, after payment or provision for payment of all debts and liabilities of Southwest Georgia all assets of Southwest Georgia available for distribution, in cash or in kind.

         The outstanding shares of Southwest Georgia common stock are, and the shares of Southwest Georgia common stock to be issued by Southwest Georgia in connection with the Holding Company Merger will be, duly authorized, validly issued, fully paid, and nonassessable.

     PREFERRED STOCK

          Southwest Georgia is authorized to issue 3,000,000 shares of preferred stock, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as Southwest Georgia's board of directors may determine. The preferred stock may be issued for any lawful corporate purpose without further action by Southwest Georgia shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of Southwest Georgia's other shareholders. In addition, shares of preferred stock could be issued with certain rights, privileges, and preferences which would deter a tender or exchange offer or discourage the acquisition of control of Southwest Georgia.

     TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for Southwest Georgia's common stock is American Stock Transfer & Trust.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth as of January 5, 2004, beneficial ownership of the Corporation's Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities and by all directors and officers of the Corporation as a group.

                                                       AMOUNT AND NATURE OF PERCENT
NAME OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP(1)               OF CLASS
------------------------                                   -----------------------               --------

The Employee Stock ownership Plan and Trust of
   Southwest Georgia Financial Corporation                           390,254                      14.71%
John H. Clark                                                        117,633                       4.43%(2)
Cecil H. Barber                                                       27,549                       1.04%(3)
DeWitt Drew                                                           14,816                       *    (4)
Michael J. McLean                                                     77,482                       2.92%(5)
Richard L. Moss                                                       29,129                       1.10%(3)
Roy H. Reeves                                                         25,309                       *    (6)
Johnny R. Slocumb                                                     37,364                       1.41%(3)
Violet K. Weaver                                                      40,398                       1.52%(7)
C. Broughton Williams                                                 16,461                       *    (3)
John J. Cole, Jr.                                                     41,510                       1.56%(3)
George R. Kirkland                                                    25,451                       1.00 (3)
------------------
All Directors, Officers, and 5% Shareholders as a
Group (12 Persons)                                                   725,998                      27.37%

---------------------------
*  Less than 1%.

(1) Based on 2,652,475 shares outstanding as of January 5, 2004, which includes shares underlying outstanding stock options exercisable within 60 days of the record date, which are deemed to be outstanding for purposes of calculating the percentage owned by a holder.
(2) Includes 79,780 shares allocated to the account of Mr. Clark in the Employee Stock Ownership Plan and Trust, over which shares Mr. Clark exercises voting power and 19,091 shares owned of record by Mr. Clark's wife as to which Mr. Clark disclaims beneficial ownership. Includes
         2,750 presently exercisable stock options granted to Mr. Clark.
(3)      Includes 2,750 presently exercisable stock options.
(4) Includes 1,511 shares allocated to the account of Mr. Drew in the Employee Stock Ownership Plan and Trust, over which shares Mr. Drew exercises voting power. Includes 11,000 presently exercisable stock options granted to Mr. Drew.
(5) Includes 47,740 shares of which Mr. McLean holds the voting power of attorney for E. J. McLean, Jr. and 22,000 shares of which Mr. McLean holds the voting power of attorney for Robert A. Cooper, Jr. Includes
         2,750 presently exercisable stock options granted to Mr. McLean.
(6)      Includes 9,900 shares which are owned by Reeves Properties, L.P. Mr.
         Reeves possesses shared investment power and the power to vote as to all shares owned by the limited partnership. Includes 2,750 presently exercisable stock options granted to Mr. Reeves.
(7)      Includes 5,500 presently exercisable stock options granted to Mrs.
         Weaver.

MANAGEMENT


         BOARD OF DIRECTORS

         The following table gives information, as of January 5, 2004, concerning who now and after the Holding Company Merger will be the members of the Board of Directors of Southwest Georgia:


NAME (AGE)                          PRINCIPAL POSITION                                      DIRECTOR SINCE
----------                          ------------------                                      --------------
John H. Clark (66)                  Chairman                                                     1980
Cecil H. Barber (39)                Director                                                     1999
DeWitt Drew (47)                    Director, President and Chief Executive Officer              2002
Michael J. McLean (57)              Director                                                     1999
Richard L. Moss (52)                Director                                                     1980
Roy H. Reeves (44)                  Director                                                     1991
Johnny R. Slocumb (51)              Director                                                     1991
Violet K. Weaver (68)               Director                                                     1999
C. Broughton Williams (67)          Director                                                     1999

         EXECUTIVE OFFICERS

         The following table lists the names, ages, positions and terms of office of the executive officers of Southwest Georgia, as of January 5, 2004:


NAME (AGE)                          PRINCIPAL POSITION                                       OFFICER SINCE
----------                          ------------------                                       -------------
DeWitt Drew (47)                    Chief Executive Officer and President                        1999
John J. Cole, Jr. (53)              Executive Vice President                                     1984
George R. Kirkland (52)             Senior Vice President and Treasurer                          1991

         In addition, Southwest Georgia intends that, following the Holding Company Merger, Morris I. Bryant, the current Secretary and Treasurer of First Bank and Vice President, Cashier and Secretary of Sylvester Banking Company will become a Senior Vice President of Southwest Georgia and Southwest Georgia Bank. Mr. Bryant is 62 years old and has served in his current positions with First Bank and Sylvester Banking Company since 1969.

         BUSINESS EXPERIENCE OF EXECUTIVE OFFICER AND DIRECTORS

         The following is a brief description of the business experience of the directors and executive officers of Southwest Georgia. Except as otherwise indicated, each director of executive officer has been engaged in their present or last employment, in the same or similar position, for more than five years.

John H. Clark is Chairman of the Board and the retired Chief Executive Officer of Southwest Georgia and Southwest Georgia Bank. Mr. Clark was named the Chief Executive Officer and Chairman of the Board for both in April 1999. Previously, he has served as Chief Executive of Southwest Georgia since 1980.

Cecil H. Barber is a director of Southwest Georgia and Southwest Georgia Bank and Vice President of Barber Contracting, a general contracting company.

DeWitt Drew is a director of Southwest Georgia and Southwest Georgia Bank and was named President and Chief Executive Officer in May 2002. Previously, he served as President and Chief Operating Officer since 2001 and Executive Vice President in 1999 of Southwest Georgia and Southwest Georgia Bank Prior to employment with Southwest Georgia, Mr. Drew was employed by the Citizens Bank and Savings Corporation in Russellville, Alabama as Senior Vice President and Loan Administrator since 1993.

Michael J. McLean is a director of Southwest Georgia and Southwest Georgia Bank and is owner since 2000 and partner since 1975 of McLean Engineering Company, Inc., a consulting engineering firm.

Richard L. Moss is a director of Southwest Georgia and Southwest Georgia Bank and is President of Moss Farms.

Roy H. Reeves is a director of Southwest Georgia and Southwest Georgia Bank and is owner of Reeves Properties, L.P., a property rental company.

Johnny R. Slocumb is a director of Southwest Georgia and Southwest Georgia Bank and owner of The Slocumb Company, a company which offers real estate and insurance services.

Violet K. Weaver is a director of Southwest Georgia and Southwest Georgia Bank and is a retired President of both. Mrs. Weaver was promoted to this position in April 2000. Previously, she has served in various other positions with the Southwest Georgia Bank since 1959 and Southwest Georgia since 1981.

C. Broughton Williams is a director of Southwest Georgia and Southwest Georgia Bank and a retired Senior Vice President of both. He is owner of Williams Consulting & Development Company, and managing partner of F&W Properties, L.L.C.

Mr. Cole is Executive Vice President and Cashier of Southwest Georgia and Southwest Georgia Bank. Previously, he had been Senior Vice President and Cashier of Southwest Georgia and Southwest Georgia Bank since 1992.

Mr. Kirkland is Senior Vice President and Treasurer of Southwest Georgia and Southwest Georgia Bank.

EXECUTIVE  COMPENSATION

      The following table sets forth the annual and other compensation paid or accrued for each of the last three fiscal years, including directors' fees, for John H. Clark, who is Chairman of the Board of Directors and a retired Chief Executive Officer of Southwest Georgia and Southwest Georgia Bank, DeWitt Drew, who is President and Chief Executive Officer of Southwest Georgia and Southwest Georgia Bank, and J. David Dyer, Jr., who is Senior Vice President of Southwest Georgia and Southwest Georgia Bank. Also, Mr. Dyer is President and Chief Executive Officer of Empire Financial Services Inc., a subsidiary of the Southwest Georgia Bank. No other executive officers of Southwest Georgia were paid $100,000 or more in salary, bonus, and directors' fees during 2002.

      SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                            ANNUAL COMPENSATION                         AWARDS
                                    --------------------------------                    ------
                                                                                      SECURITIES
NAME AND PRINCIPAL                                                                    UNDERLYING      ALL OTHER
POSITION DURING 2002                YEAR      SALARY         BONUS         OTHER(1)   OPTIONS (#)    COMPENSATION
--------------------                ----      ------         -----       ----------------------------------------
John H. Clark                       2002   $195,500 (2)    $100,000         $2,500             0       $ 78,137 (3)
Chairman and retired CEO            2001    187,500 (2)      35,000              0             0         22,484
                                    2000    182,000 (2)      33,000              0             0         23,584

DeWitt Drew                         2002    121,000 (2)      17,250          3,000             0         17,260 (4)
President and CEO                   2001    106,000 (2)       6,000          3,000             0         10,900
                                    2000     90,000 (2)      10,000          3,000             0            210

J. David Dyer, Jr.                  2002    147,500         230,129          2,000         2,750        200,000 (5)
Senior Vice President               2001    131,747         297,003              0             0         25,500
                                    2000    122,997         326,157              0             0         26,389

-------------------
(1) Amount represents fair market value of discount on stock purchased under Southwest Georgia's stock plan (Directors and Officers Stock Purchase
      Plan) for officers and directors, which allows a participant to receive Common Stock in lieu of salary and directors' fees, up to certain limits, with a value of 150% of the cash compensation foregone by each participant.

(2) Includes director fees as more fully described in "INFORMATION ABOUT SOUTHWEST GEORGIA FINANCIAL CORPORATION-Compensation of Directors" on page 46.

(3) Mr. Clark's "other compensation" includes Southwest Georgia Bank's contributions to its defined contribution plan of $26,000, contribution to its supplementary retirement plan of $4,303, premiums for group term life insurance of $1,584, and accrued sick pay of $46,250.

(4) Mr. Drew's "other compensation" includes Southwest Georgia Bank's contribution to its defined contribution plan of $16,900 and premiums for group term life insurance of $360.

(5) Mr. Dyer's "other compensation" includes Empire's contribution based on a deferred compensation agreement.

      OPTION GRANT TABLE

         The following table sets forth certain information regarding the grant of stock options in 2002 fiscal year to the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                                            OPTION GRANTS IN LAST FISCAL YEAR
                                                    INDIVIDUAL GRANTS
                                                  % OF TOTAL
                               NUMBER OF            OPTIONS
                               SECURITIES           GRANTED
                               UNDERLYING             TO           EXERCISE OR                        BLACK-SCHOLES
                                OPTIONS           EMPLOYEES IN      BASE PRICE       EXPIRATION        GRANT DATE
          NAME                 GRANTED(#)         FISCAL YEAR        ($/SH)             DATE           VALUE $(1)
          ----             ------------------     -----------        ------             ----           ----------
J. David Dyer, Jr.               2,750               62.5%           $15.00          2/26/2012            6,518


----------------------
(1) The value shown reflect standard application of the Black-Scholes pricing model using the following weighted-average assumptions: dividend yield of 3.15 percent, risk-free interest rate of 1.74 percent, expected lives of 5 years for the options, and a volatility rate of 24 percent.

     FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth the value of options held at the 2002 fiscal year end by the persons named in the Summary Compensation Table.

                                              FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF SECURITIES                          VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED                         IN-THE-MONEY OPTIONS
                                            OPTIONS AT FY-END (#)                             AT FY-END ($)
      NAME                                EXERCISABLE/UNEXERCISABLE                    EXERCISABLE/UNEXERCISABLE
      ----                                -------------------------                    -------------------------
John H. Clark                                      2,750/0                                     $     0/0 (1)


DeWitt Drew                                      11,000/0                                      $33,750/0


J. David Dyer, Jr. (2)                            2,750/0                                      $10,313/0


---------------------
(1) Southwest Georgia's common stock price at December 31, 2002 was less than the exercise price.

(2) Mr. Dyer exercised his 2,750 stock options during the 2003 fiscal year.

     PENSION PLAN TABLE

         The following table sets forth the estimated annual benefits payable upon retirement under Southwest Georgia's Pension Plan (including amounts attributable to Southwest Georgia's Supplemental Retirement Plan) in the specified compensation and years of service classifications indicated below.

         The compensation covered by the Pension Plan includes total annual compensation including bonuses and overtime pay. The portion of compensation which is considered covered compensation under the Pension Plan for Mr. Clark and Mr. Drew equals the annual salary and bonus amounts indicated in the Summary Compensation Table. As of January 1, 2003, the credited full years of service under the Pension Plan for Mr. Clark was 25 years. Mr. Drew was credited with 3 full years of service and Mr. Dyer has irrevocably elected to waive participation in the Pension Plan.

                              ESTIMATED ANNUAL NORMAL RETIREMENT BENEFIT ASSUMING A
   AVERAGE ANNUAL        STRAIGHT LIFETIME ANNUITY AND THE YEARS OF SERVICE INDICATED (3)
    COMPENSATION         15 years      20 years      25 years      30 years      35 years
---------------------   -----------   -----------   -----------   -----------   -----------
PENSION PLAN
------------
      $ 100,000           $ 43,964      $ 46,952      $ 49,468      $ 51,081      $ 52,234
      $ 150,000             66,864        71,652        75,548        77,968        79,697
      $ 200,000 (1)         89,765        96,353       102,066       105,439       107,849
      $ 250,000 (1)         89,765        96,353       102,066       105,439       107,849
SUPPLEMENTAL RETIREMENT PLAN
----------------------------
      $ 250,000 (2)         22,900        24,700        26,220        27,063        27,665
      $ 300,000 (2)         45,800        49,400        52,440        54,127        55,331

----------------------------
(1) For the year ended December 31, 2002, the maximum covered compensation is limited by federal law at $200,000.
(2) For Mr. Clark, who is covered under the Southwest Georgia's Supplemental Retirement Plan, any excess annual retirement benefit which could not be paid under the Pension Plan because of the federal law limitation described in footnote will be payable under the Supplemental Retirement Plan.
(3) The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

COMPENSATION OF DIRECTORS

         The Board of Directors of Southwest Georgia Bank consists of the same members as the Board of Directors of Southwest Georgia. In 2002, the Chairman, Vice Chairman, and each Director of Southwest Georgia Bank received an annual fee of $9,000, $6,000, and $3,000, respectively, and $250 per Southwest Georgia Bank's Board meeting attended. Also, each outside Director of Southwest Georgia Bank received $100 per Southwest Georgia Bank's Board committee meeting attended. The Directors of Southwest Georgia Bank are not compensated for membership on Southwest Georgia's Board of Directors. Also, any director who elects to fully participate in the Directors and Officers Stock Purchase Plan can receive up to $3,000 annually from Southwest Georgia Bank for the purpose of purchasing Southwest Georgia's Common Stock.

         Southwest Georgia has established a Key Individual Stock Option Plan which provides for the issuance of options to executive officers and directors of Southwest Georgia. Southwest Georgia granted no non-qualified options to outside directors, under the Key Individual Stock Option Plan in fiscal year 2002. The plan provides for the grant of non-qualified stock options to directors of Southwest Georgia. The plan is administered by the Personnel Committee of the Board of Directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     DEWITT DREW

         On October 1, 2003, Southwest Georgia entered into an employment agreement with DeWitt Drew. Under the employment agreement, Mr. Drew serves as the President and Chief Executive Officer of Southwest Georgia and Southwest Georgia Bank and is entitled to receive an annual base salary of $122,500 which is subject to normal annual increases as shall be determined by the Board of Directors from time to time. The employment agreement commenced on October 1, 2003 and is for a rolling five-year term. In addition to the base salary, Mr. Drew is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors for the fiscal year. Benefits of the kind customarily granted to other executives of Southwest Georgia Bank and Southwest Georgia, including disability insurance, medical insurance, and life insurance, were provided to Mr. Drew at the commencement of the term. Mr. Drew is also eligible to receive $1 million of split dollar life insurance under the employment agreement.

         If Mr. Drew is terminated for cause or if Mr. Drew terminates his employment, Southwest Georgia Bank and Southwest Georgia will have no further financial obligation to Mr. Drew. The stock options to which he is entitled will vest and be exercisable for 90 days and then terminate. If Mr. Drew is terminated without cause or upon a change in control, he shall be entitled to the salary and medical benefits provided to him under the agreement for the remainder of the then current term, subject to the terms and conditions of the agreement. Any options to which he is entitled will immediately vest and expire upon their normal expiration date in the case of a change in control or one year in case of an otherwise termination without cause. If Mr. Drew is terminated due to a disability, he shall continue to receive his salary for remainder of the then current term and receive medical benefits until the earlier of the end of the then current term or he is entitled to disability coverage. If Dr. Drew's employment terminated because of death or disability, his options will vest and will expire upon their normal expiration date.

         If Mr. Drew's employment terminates for any reason, Mr. Drew agrees not to provide banking services or solicit certain bank customers within certain geographical limits within two years of such termination.

       JOHN H. CLARK

         In May 2002, John Clark retired from his position as Chief Executive Officer of the Southwest Georgia and Southwest Georgia Bank. Mr. Clark continues to serve as the Chairman of the Board of Directors of each and also serves as a consultant to Southwest Georgia Bank pursuant to a consulting agreement described below.

         Prior to his retirement, Mr. Clark had an employment agreement with Southwest Georgia which terminated in accordance with its terms on January 2, 2003. Under that agreement, Mr. Clark continues to have certain benefits, including health insurance coverage and life insurance benefits.

         On January 1, 2003, Mr. Clark entered into a consulting agreement with the Southwest Georgia Bank to provide consulting services and advice from time to time as requested, provided that such services will not be required more than two business days per week. In consideration for such services, Mr. Clark receives $5,000 per month. The term of the agreement expires December 31, 2007.

     J. DAVID DYER

         As of January 1, 2002, Southwest Georgia Bank's subsidiary, Empire Financial Services, Inc., entered into an employment agreement with J. David Dyer, Jr. Under the employment agreement, Mr. Dyer serves as President and Chief Executive Officer of Empire and is entitled to receive an annual base salary of $140,000 which is subject to normal annual increases as shall be determined by the Board of Directors from time to time. The employment agreement commenced on January 1, 2002 and shall end on December 31, 2006. In addition to the base salary, Mr. Dyer shall be eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors for the fiscal year. The bonus plan for each fiscal year shall be 15% of Empire's Total Net Income Before Taxes and staff bonuses, but after the first $500,000 of Empire's Total Net Income Before Taxes, all determined on an annual basis. Also, Mr. Dyer shall be credited with Deferred Compensation for his service and covenants in the amount of $200,000 on December 31, 2002 and $200,000 on the following four anniversaries thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members who served during 2002 on the Personnel Committee which recommends compensation levels for Southwest Georgia's executives and other employees were John H. Clark, Michael J. McLean, DeWitt Drew, and Violet K. Weaver.

         During 2002, Southwest Georgia's Chairman of the Board and the retiring Chief Executive Officer, John H. Clark, and the President and Chief Executive Officer, DeWitt Drew, as members of the Personnel Committee, participated in deliberations concerning executive compensation, other than deliberations concerning their own compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Southwest Georgia Bank from time to time has had, and expected to have in the future, banking transactions in the ordinary course of business with officers and directors of Southwest Georgia and their related interests, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 2002, loans to officers, directors, and principal shareholders of Southwest Georgia and Southwest Georgia Bank and to certain of their related interests amounted to $1,771,000.

         In addition, Cecil Barber, a director Southwest Georgia is Vice-President of Barber Contracting, a general contracting company. His company has received compensation of $192,571 for construction projects since 1999. This contracting company is the general contractor for the ongoing renovation of the main office of Southwest Georgia.

CERTAIN PROVISIONS OF SOUTHWEST GEORGIA'S ARTICLES OF INCORPORATION AND BYLAWS REGARDING CHANGE OF CONTROL

     ABILITY TO CONSIDER OTHER CONSTITUENCIES

         Southwest Georgia's articles of incorporation permit its board of directors, in determining what is believed to be in the best interest of Southwest Georgia and its shareholders, to consider the interests of its employees, customers, suppliers and creditors, the communities in which its offices and establishments are located and all other factors that they consider pertinent, in addition to considering the effects of any actions on Southwest Georgia and its shareholders. This provision permits Southwest Georgia's board of directors to consider numerous judgmental or subjective factors affecting a proposal, including some non-financial matters, and on the basis of these considerations may oppose a business combination or some other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of its shareholders.

     AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

         Southwest Georgia's articles of incorporation specifically provide that the neither the articles of incorporation nor the bylaws of Southwest Georgia may be amended without the affirmative vote the holders of 80% of the shares issued and outstanding and entitled to vote thereon, except for provisions relating to increasing the number of authorized shares of common and preferred stock of Southwest Georgia. This provision could allow the holders of 20.1% of the outstanding capital stock of Southwest Georgia to exercise an effective veto over a proposed amendment to the articles or bylaws, despite the fact that the holders of 79.9% of the shares favor the proposal. This provision protects, among other things, the defensive measures included in Southwest Georgia Bank's articles of incorporation and bylaws by making more difficult future amendments to the articles of incorporation and bylaws that could result in the deletion or revision of such defensive measures.

     SUPERMAJORITY APPROVAL OF INTERESTED BUSINESS COMBINATIONS

         Southwest Georgia's articles of incorporation provide that if a proposed business combination between Southwest Georgia and any interested shareholder is not approved by three-fourths of all directors of Southwest Georgia then in office, the business combination must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of Southwest Georgia's common stock, including the affirmative vote of the holders of at least 75% of the outstanding shares of common stock held by shareholders other than the interested shareholder. This provision may discourage attempts by other corporations or groups to acquire control of Southwest Georgia, without negotiation with management, through the acquisition of a substantial number of shares of Southwest Georgia's stock followed by a forced merger. This provision may also enable a minority of the shareholders of Southwest Georgia to prevent a transaction favored by a majority of the shareholders, and may discourage tender offers or other non-open market acquisitions of Southwest Georgia's common stock because of the potentially higher vote requirements for shareholder approval of any subsequent business combination. Additionally, in some circumstances, Southwest Georgia's board of directors could, by withholding its consent to such a transaction, cause the 75%/75% shareholder vote to be required to approve a business combination, thereby enabling management to retain control over the affairs of Southwest Georgia and their present positions with Southwest Georgia.

         FAIR PRICE STATUTE

         Southwest Georgia has elected to incorporate into its bylaws the provisions of Part 2 of Article 11 of the Georgia Business Corporation Code, the "Fair Price" statute. As a result, Southwest Georgia is subject to certain requirements on "business combinations" (e.g., mergers, share exchanges, sales of assets, liquidations, issuances of securities) with any person who is an "interested shareholder" of Southwest Georgia (generally, the beneficial owner of 10% or more of its voting shares) unless:

         o the transaction is unanimously approved by the "continuing directors" of the corporation (generally, directors who served prior to the time the interested shareholder acquired 10% ownership and who are unaffiliated with the interested shareholder);

         o the transaction is approved by two thirds of the continuing directors and a majority of shares held by disinterested shareholders; or

         o the terms of the transaction meet specified fair price criteria and other tests that are intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless at what point in time they sell to the acquiring party.

     BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS STATUTE

         Southwest Georgia has elected to incorporate into its bylaws the provisions of Part 3 of Article 11 of the Georgia Business Corporation Code, the "Business Combinations with Interested Shareholders" statute. As a result, this provision generally prohibits any person who acquires 10% or more of the voting stock of Southwest Georgia from engaging in any business combination with the corporation for a period of five years from the date the person become an interested shareholder, unless that person obtains approval of the transaction in one of three ways:

         o prior to becoming an interested shareholder, the person obtains the consent of the board of directors;

         o becomes the owner of at least 90% of the outstanding shares in the same transaction in which the 10% interest required to be an interested shareholder was acquired, excluding certain "insider" shares; or

         o subsequent to the 10% ownership required to be interested, acquires additional shares resulting in the ownership of at least 90% of all outstanding shares, including certain "insider" shares, and obtains the approval of the holders of a majority of the remaining shares, excluding such "insider" shares.

     REMOVAL OF DIRECTORS

         Southwest Georgia's articles of incorporation provide that a member of Southwest Georgia's board of directors may only be removed for cause, and only upon the affirmative vote of 80% of the outstanding shares of capital stock of Southwest Georgia entitled to vote thereon. This provision may prevent a significant shareholder from avoiding board scrutiny of a proposed business combination by merely removing directors with conflicting views, and may encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the board of directors. However, outside of the context of an acquisition attempt, it may serve as an impediment to a more legitimate need to remove a director.

                  INFORMATION ABOUT FIRST BANK HOLDING COMPANY

DESCRIPTION OF BUSINESS

     GENERAL

         First Bank is a bank holding company based in Sylvester, Georgia, and is the parent company of Sylvester Banking Company. The formation was approved by the shareholders of Sylvester Banking Company in 1983. On September 23, 1983, Sylvester Banking Company became a subsidiary of First Bank. First Bank owns 110,223 shares of Sylvester Banking Company, representing 91.85% of its shares outstanding. First Bank currently has 55,468 shares of its $5.00 par value common stock outstanding.

         Sylvester Banking Company is a full service commercial bank with its office in Sylvester, Worth County, Georgia. This office is a 12,000 square foot full service branch serving an area approximately 30 miles in radius and was occupied upon completion in 1970. Competition includes three other commercial banks in Worth County, none of which are locally headquartered. Sylvester Banking Company had a 24.81% share of the Worth County deposit market as of June 30, 2003.

         Sylvester Banking Company provides customary commercial bank services such as checking and savings accounts, certificates of deposit, individual retirement accounts, and a complete range of loans including commercial, personal, real estate, home improvement, automobile, and student education loans. It also offers safe deposit boxes, traveler's checks, money orders, cashiers checks, collection items, wire transfers, and other customary bank services. The bank has a drive-up window.

         At September 30, 2003, First Bank had total consolidated assets of approximately $45.3 million, total consolidated loans of approximately $11.8 million, total deposits of approximately $37.8 million, and total consolidated shareholders' equity of approximately $6.9 million.

     SUPERVISION AND REGULATION

         GENERAL. First Bank is a registered bank holding company subject to regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended (the "Act"). First Bank is required to file financial information with the Federal Reserve periodically and is subject to periodic examination by the Federal Reserve.

         The Act requires every bank holding company to obtain the Federal Reserve's prior approval before (1) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (2) it or any of its non-bank subsidiaries may acquire all or substantially all of the assets of a bank; and (3) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities listed in the Act or found by the Federal Reserve, by order or regulation, to be closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve has determined by regulation or order to be closely related to banking are:

         o        making or servicing loans and certain types of leases;
         o        performing certain data processing services;
         o        acting as fiduciary or investment or financial advisor;
         o        providing brokerage services;

         o        underwriting bank eligible securities;
         o        underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and
         o        making investments in corporations or projects designed
                  primarily to promote community welfare.

         Although the activities of bank holding companies have traditionally been limited to the business of banking and activities closely related or incidental to banking (as discussed above), the Gramm-Leach-Bliley Act became effective in 2000, and relaxed the previous limitations thus permitting bank holding companies to engage in a broader range of financial activities. Specifically, bank holding companies may elect to become financial holding companies which may affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. Among the activities that will be deemed "financial in nature" include:

         o lending, exchanging, transferring, investing for others or safeguarding money or securities;
         o insuring, guaranteeing, or indemnifying against loss, harm, damage, illness, disability, or death, or providing and issuing annuities, and acting as principal, agent, or broker with respect thereto;
         o        providing financial, investment, or economic advisory
                  services, including advising an investment company;
         o        issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly; and
         o        underwriting, dealing in or making a market in securities.

         A bank holding company may become a financial holding company under this statute only if each of its subsidiary banks is well capitalized, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. A bank holding company that falls out of compliance with such requirement may be required to cease engaging in certain activities. Any bank holding company that does not elect to become a financial holding company remains subject to the current restrictions of the Act.

         Under this legislation, the Federal Reserve Board serves as the primary "umbrella" regulator of financial holding companies with supervisory authority over each parent company and limited authority over its subsidiaries. The primary regulator of each subsidiary of a financial holding company will depend on the type of activity conducted by the subsidiary. For example, broker-dealer subsidiaries will be regulated largely by securities regulators and insurance subsidiaries will be regulated largely by insurance authorities. Neither First Bank nor Southwest Georgia is a financial holding company, and Southwest Georgia has no immediate plans to register as one.

         First Bank is also registered with the Georgia Department of Banking and Finance ("DBF") and files periodic information with the DBF. As part of such registration, the DBF requires information with respect to the financial condition, operations, management and intercompany relationships of First Bank and Sylvester Banking Company and related matters. The DBF may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the DBF have been complied with, and the DBF may examine First Bank and Sylvester Banking Company.

         First Bank and Sylvester Banking Company are "affiliates" under the Federal Reserve Act, which imposes certain restrictions on (1) loans by Sylvester Banking Company to First Bank, (2) investments in the stock or securities of First Bank, (3) Sylvester Banking Company taking the stock or securities of an "affiliate" as collateral for loans by Sylvester Banking Company to a borrower, and (4) the purchase of assets from First Bank by Sylvester Banking Company. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

         Sylvester Banking Company is regularly examined by the Federal Deposit Insurance Corporation. Sylvester Banking Company as a state banking association organized under Georgia law, is subject to the supervision of, and is regularly examined by, the DBF. Both the FDIC and the DBF must grant prior approval of any merger, consolidation or other corporation reorganization involving Sylvester Banking Company. A bank can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly-controlled institution.

         PAYMENT OF DIVIDENDS. First Bank is a legal entity separate and distinct from Sylvester Banking Company. Substantially all of the revenues of First Bank result from dividends paid to it by Sylvester Banking Company. There are statutory and regulatory requirements applicable to the payment of dividends by Sylvester Banking Company, as well as by First Bank to its shareholders.

         Sylvester Banking Company is a state chartered bank regulated by the DBF and the FDIC. Under the regulations of the DBF, dividends may not be declared out of the retained earnings of a state bank without first obtaining the written permission of the DBF, unless such bank meets all the following requirements:

         o total classified assets as of the most recent examination of the bank do not exceed 80% of equity capital (as defined by regulation);
         o the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and
         o the ratio of equity capital to adjusted assets is not less than 6%.

         The payment of dividends by First Bank and Sylvester Banking Company may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FDIC has issued a policy statement providing that insured banks should generally only pay dividends out of current operating earnings. In addition to the formal statutes and regulations, regulatory authorities consider the adequacy of Sylvester Banking Company's total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends to Sylvester Banking Company. At September 30, 2003 and December 31, 2002, net assets available from Sylvester Banking Company to pay dividends without prior approval from regulatory authorities totaled approximately $202,500 and $200,000, respectively. For 2003 and 2002, declared cash dividend payout to common stockholders was 34.43% and 30.21%, respectively, of net income.

         MONETARY POLICY. The results of operations of Sylvester Banking Company is affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and income of Sylvester Banking Company.

         CAPITAL ADEQUACY. The Federal Reserve and the FDIC have implemented substantially identical risk-based rules for assessing bank and bank holding company capital adequacy. These regulations establish minimum capital standards in relation to assets and off-balance sheet exposures as adjusted for credit risk. Banks and bank holding companies are required to have (1) a minimum level of total capital (as defined) to risk-weighted assets of eight percent (8%); and
(2) a minimum Tier I Capital (as defined) to risk-weighted assets of four percent (4%). In addition, the Federal Reserve and the FDIC have established a minimum three percent (3%) leverage ratio of Tier I Capital to total assets for the most highly-rated banks and bank holding companies. "Tier I Capital" generally consists of common equity not including unrecognized gains and losses on securities, minority interests in equity accounts of consolidated subsidiaries and certain perpetual preferred stock less certain intangibles. The Federal Reserve and the FDIC will require a bank holding company and a bank, respectively, to maintain a leverage ratio greater than three percent (3%) if either is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve. The Federal Reserve and the FDIC use the leverage ratio in tandem with the risk-based ratio to assess the capital adequacy of banks and bank holding companies. The FDIC, the Office of the Comptroller of the Currency and the Federal Reserve have amended, effective January 1, 1997, the capital adequacy standards to provide for the consideration of interest rate risk in the overall determination of a bank's capital ratio, requiring banks with greater interest rate risk to maintain adequate capital for the risk. The revised standards have not had a significant effect on First Bank's capital requirements.

         In addition, Section 38 of the Federal Deposit Insurance Act implemented the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches 2%. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.

         The FDIC has adopted regulations implementing the prompt corrective action provisions of the 1991 Act, which place financial institutions in the following five categories based upon capitalization ratios: (1) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier I risk-based ratio of at least 6% and a leverage ratio of at least 5%; (2) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier I risk-based ratio of at least 4% and a leverage ratio of at least 4%; (3) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier I risk-based ratio of under 4% or a leverage ratio of under 4%; (4) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier I risk-based ratio of under 3% or a leverage ratio of under 3%; and (5) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The FDIC regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital.

As of September 30, 2003 and December 31, 2002, the FDIC categorized Sylvester Banking Company as "well capitalized" under current regulations.

         ENVIRONMENTAL

         Compliance with environmental laws has not directly impacted First Bank or Sylvester Banking Company. However, compliance has impacted the lending functions of Sylvester Banking Company to commercial business customers. All commercial loans require an environmental assessment at varying levels of expertise.

         EMPLOYEES

         As of December 19, 2003, Sylvester Banking Company employed 18 full-time persons and 1 part-time person.

     LOAN AND INVESTMENT POLICIES

         Sylvester Banking Company makes mortgage loans for single-family dwellings, commercial properties, unimproved land, and developmental property. These mortgage loans may be first or second mortgages and are serviced and held by Sylvester Banking Company.

         Sylvester Banking Company purchases municipal bonds and bonds secured by mortgages that are backed and/or guaranteed by governmental agencies. These agency bonds may include Federal National Mortgage Association, Federal Home Loan Mortgage Corporation and Government National Mortgage Association securities.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which First Bank or Sylvester Banking Company is a party.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of January 5, 2004, concerning the beneficial ownership (as defined by certain rules of the Securities and Exchange Commission) of the common shares held by (1) directors, officers and 5% shareholders of First Bank, and (2) directors, officers and 5% shareholders of First Bank as a group. There are no persons known to First Bank to be the beneficial owners of more than five percent of the outstanding common shares of First Bank except those marked with an "*".

                                                       AMOUNT AND NATURE OF          PERCENT
NAME OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP(1)      OF CLASS(2)
------------------------                              -----------------------      -----------
D. Neil Pierce(3)                                      1,040                             1.9%
Morris I. Bryant(3)(4)                                 1,124                             2.0%
M. Taylor Childre                                      724                               1.3%
Dr. H.G. Davis, Jr.(3)*                                5,566                            10.0%
Theresa H. Harris(5)*                                  13,858                           25.0%
Thomas W. Lawhorne                                     2,580                             4.7%
Clarence A. Miller                                     588                               1.1%
Dr. Lamar H. Moree, Sr.(3)                             692                               1.3%
John Mack Park                                         812                               1.5%
Regions Bank Ex. U.W. Ethel P. Strangward*             4,600                             8.3%
John Sledge, L.L.C.*                                   3,955                             7.1%
--------------------                                   -----                             ----
Directors, officers and 5% shareholders as a group
(11 persons)                                           35,539                           64.2%

         --------------
         (1) Includes common shares as to which each shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power. Unless otherwise indicated, each listed shareholder possesses sole voting and investment power with respect to all of the common shares issued and outstanding.
         (2)      Based upon 55,468 common shares issued and outstanding.
         (3)      Includes shares held by or jointly with spouse.
         (4) Includes shares held by the named individuals' children and/or dependents.
         (5)      Includes shares held by Estate of Earnest Harris, Jr.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - FOR THE PERIOD ENDED SEPTEMBER 30, 2003.

INTRODUCTION

         The following represents a narrative analysis of the financial and operational results of First Bank and Sylvester Banking Company for the nine months ended September 30, 2003. For a more complete understanding of this narrative, please refer to the Consolidated Unaudited Financial Statements and notes thereto presented on page F-1.

         This report contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by and information currently available to management. The words "expect," "anticipate," and "believe," as well as similar expressions, are intended to identify forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements.

BALANCE SHEET ANALYSIS - COMPARISON AT SEPTEMBER 30, 2003 TO DECEMBER 31, 2002

         Assets totaled $45.3 million as of September 30, 2003, as compared to $46.5 million as of December 31, 2002, a decrease of 2.58%.

     INVESTMENT SECURITIES

         Investment securities were $26.3 million or 58.06% of total assets, as of September 30, 2003, which is an increase of $3.0 million from $23.3 million as of December 31, 2002. During the nine month period ended September 30, 2003, there were $12.9 million in calls, maturities, and principal paydowns offset primarily by the purchase of $16.0 million in investment securities and a decrease in the market value of the investment portfolio of $115,011.

         The investment portfolio is comprised of U.S. Government and federal agency obligations and mortgage-backed securities issued by various federal agencies. Mortgage-backed issues comprised 12.59% of the portfolio as of September 30, 2003 and .11% as of December 31, 2002.

         As of September 30, 2003 and December 31, 2002, 67.1% and 25.8%, respectively, of First Bank's investment portfolio was classified as available for sale and reflected on the consolidated balance sheets at fair value with unrealized gains and losses reported in the consolidated statements of comprehensive income, net of any deferred tax effect. The net unrealized loss on securities available for sale, net of tax, was approximately $55,148 as of September 30, 2003, a loss of approximately $70,157 from December 31, 2002.

     LOANS

         During the first nine months of 2003, total gross loans outstanding decreased by approximately $1.0 million to $11.8 million as of September 30, 2003 from $12.8 million as of December 31, 2002. As of September 30, 2003 and December 31, 2002, net loans outstanding represented 25.7% and 27.1% of total assets, respectively. Table 1 summarizes First Bank's loan portfolio by major category as of September 30, 2003 and December 31, 2002.


TABLE 1 - LOAN PORTFOLIO BY CATEGORY)
                                                September 30, 2003      December 31, 2002
                                                ------------------      -----------------
Loans secured by real estate:
  Commercial properties                            $ 7,694,764             $ 8,571,635
  Construction and land development                    247,491                 559,254
  Residential and other properties                   2,257,217               2,508,849
                                                   ------------            ------------
    Total loans secured by real estate              10,199,472              11,639,738
  Commercial and industrial loans                      837,578                 394,920
  Consumer loans                                       765,373                 732,169
  Other loans                                            1,573                   8,146
                                                   ------------            ------------
                                                    11,803,996              12,774,973
  Less allowance for loan losses                       180,067                 172,525
                                                   ------------            ------------
  Loans, net                                       $11,623,929             $12,602,448
                                                   ============            ============

         As of September 30, 2003, there were outstanding commitments to advance construction funds and to originate loans in the amount of $500,000 and commitments to advance existing home equity, letters of credit and other credit lines in the amount of $1.1 million.

         Loans are carried net of the allowance for loan losses. The allowance is maintained at a level to absorb possible losses within the loan portfolio. As of September 30, 2003 and December 31, 2002, the allowance had a balance of $180,067 and $172,525, respectively. There were $115,965 in loans specifically classified as impaired as of September 30, 2003 as defined by SFAS No. 114 compared to $119,482 as of December 31, 2002. Table 2 summarizes the allocation of the loan loss reserve by major categories and Table 3 summarizes the activity in the loan loss reserve for the nine month period.

TABLE 2 - ALLOCATION OF THE LOAN LOSS RESERVE

                                               September 30, 2003                        December 31, 2002
                                      --------------------------------------    -------------------------------------
                                                      % of          % of                        % of         % of
Balance applicable to:                 Amount         Total       Portfolio      Amount        Total       Portfolio
                                       ------         -----       ---------      ------        -----       ---------
Commercial properties                 $ 81,030          45%            65%      $ 70,735          41%            67%
Construction and land
development                                 --          --              2%            --          --              4%
Residential and other properties        34,213          19%            19%        84,537          49%            20%
Commercial and industrial loans             --          --              7%            --          --              3%
Consumer loans                          64,824          36%             7%        17,253          10%             6%
Other loans                                 --          --             --             --          --             --
                                      ---------   ---------      ---------      ---------   ---------      ---------

   Total                              $180,067         100%           100%      $172,525         100%           100%
                                      =========   =========      =========      =========   =========      =========

TABLE 3 - ANALYSIS OF LOAN LOSS RESERVE
                                                                  September 30, 2003        September 30, 2002
                                                                  ------------------        ------------------
Balance, beginning of period                                          $ 172,525                  $ 213,220
Charge-offs:
   Commercial, financial, and agricultural                                    --                       200
   Real estate, construction                                                  --                        --
   Real estate, mortgages                                                     --                    17,912
   Installment, consumer                                                      --                        --
   Other                                                                      --                        --
                                                                      ----------                ----------
     Total Charge-offs                                                        --                    18,112
                                                                      ----------                ----------

Recoveries:
   Commercial, financial, and agricultural                                 1,142                     6,716
   Real estate, construction                                                  --                        --
   Real estate, mortgages                                                  6,400                     1,700
   Installment, consumer                                                      --                        77
   Other                                                                      --                        --
                                                                      ----------                ----------
     Total Recoveries                                                      7,542                     8,493
                                                                      ----------                ----------

Net charge-offs                                                          (7,542)                     9,619
Additions to loan loss reserve                                                --                        --
Balance, end of period                                                $  180,067                $  203,601
                                                                      ----------                ----------

Ratio of net charge-offs to average loans outstanding                     (.08)%                      .08%
                                                                      ==========                ==========

     DEPOSITS

         Deposits decreased by $1.2 million to $37.8 million as of September 30, 2003 from $39.0 million as of December 31, 2002, a decrease of 3.1%. Demand deposits, which include regular, money market, NOW and demand deposits, were $20.0 million, or 53.1% of total deposits, at September 30, 2003. During the nine month period, First Bank had decreases in the balances in the savings account category to $6.8 million as of September 30, 2003. Term deposit accounts were $10.9 million at September 30, 2003, a decrease of $1.1 million compared to $12.0 million as of December 31, 2002. Table 4 summarizes First Bank's deposits by major category as of September 30, 2003 and December 31, 2002.

TABLE 4 - DEPOSITS BY CATEGORY

                                           September 30, 2003  December 31, 2002
                                           ------------------  -----------------
         Demand Deposits:
            Noninterest-bearing accounts      $ 6,541,382         $ 6,598,080
            Interest-bearing accounts          13,517,684          13,494,389
            Savings accounts                    6,782,231           6,941,215
                                              ------------        ------------
               Total Demand Deposits           26,841,297          27,033,684
                                              ------------        ------------
         Term Deposits:
            Less than $100,000                  8,403,968           8,880,634
            $100,000 or more                    2,505,475           3,098,838
                                              ------------        ------------
               Total Term Deposits             10,909,443          11,979,472
                                              ------------        ------------
                   Total Deposits             $37,750,740         $39,013,156
                                              ============        ============

     CAPITAL

         During the nine month period ended September 30, 2003, shareholders' equity increased by $88,000 to $6.9 million, due to net income for the period of $241,657, the net decrease in value of securities available for sale of $70,157 and dividends declared for the period of $83,202.

     LIQUIDITY AND CAPITAL RESOURCES

         First Bank's primary sources of liquidity are deposit balances, available-for-sale securities and principal and interest payments on loans and investment securities.

         As of September 30, 2003, First Bank held $17.6 million in available-for-sale securities and during the first nine months of 2003 First Bank received $12.9 million in proceeds from sales, maturities, and principal payments on its investment portfolio. Deposits decreased by $1.2 million during the same nine month period.

         First Bank can also enter into repurchase agreement transactions should the need for additional liquidity arise. At September 30, 2003, First Bank had no repurchase agreements outstanding.

         As of September 30, 2003, First Bank had capital of $6.9 million, or 15.2% of total assets, as compared to $6.8 million, or 14.6%, at December 31, 2002. Georgia chartered banks that are insured by the FDIC are subject to minimum capital requirements. Regulatory guidelines define the minimum amount of qualifying capital an institution must maintain as a percentage of risk-weighted assets and total assets.


TABLE 5 - REGULATORY CAPITAL
                                                                                                      Minimum
                                                                                                    Regulatory
                                          September 30, 2003         December 31, 2002                 Ratio
                                          -----------------------    -----------------------    --------------------
Tier 1 Capital as a Percentage of
Risk-Weighted Assets                                  42.88%                       51.34%                 4.00%

Total Capital as a Percentage of
Risk-Weighted Assets                                  43.91%                       52.55%                 8.00%

Leverage Ratio                                        16.88%                       15.67%                 4.00%

Total Risk-Weighted Assets                      $17,498,000                  $14,280,283

         As of September 30, 2003 and December 31, 2002, First Bank exceeded all of the minimum regulatory capital ratio requirements.

     RESULTS OF OPERATIONS - NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 AND 2002

         GENERAL

         First Bank reported net income of $241,657, or $4.36 per share for the nine month period ended September 30, 2003 as compared with $289,000 or $5.21 per share for the same period in 2002, a decrease of 16.4%.

         NET INTEREST INCOME

         Net interest income decreased $124,552 to $1.2 million for the nine month period in 2003 from the comparable period in 2002. Contributing to this decrease was a decrease in interest rates and average interest earning assets. Average interest earning assets at a yield of 4.68% totaled $43.2 million as of September 30, 2003. In comparison to 2002, average interest earning assets, at a yield of 5.71%, totaled $43.4 million.

         Total interest income decreased $345,313 for the nine month period ended September 30, 2003 compared to the same period in 2002, while the average balance in interest earning assets decreased approximately $265,000, or .61%, compared to the nine month period ended September 30, 2002. Interest income on loans decreased $276,642 over the same two periods due to a lower interest rate environment, while average loans outstanding decreased approximately $3.5 million. The average yield on loans decreased from 7.67% for the nine month period ended September 30, 2002 to 6.87% for the nine month period ended September 30, 2003. Over the same two periods, interest on investments decreased $36,727 due to a decrease in the yield on investments. The yield on taxable investments decreased from 5.36% to 4.30% and the yield for nontaxable investments increased from 6.46% to 6.49% for the nine month period ended September 30, 2003 compared to the same period in 2002. The average balance of investments increased approximately $4.1 million or 18.9% for the nine month period ended September 30, 2003, compared to the same period in 2002. Interest income on federal funds sold decreased by $31,945 due to a decrease in the yield on federal funds sold from 1.67% during the nine months ended September 30, 2002 to 1.10% for the same period in 2003, and a decrease in average balance outstanding of $869,000 over the same period in 2002.

         Total interest expense decreased $220,761 for the nine month period ended September 30, 2003 compared to the same period in 2002. Interest on deposits decreased as a result of a decrease in the yield on deposits over the same period in 2002. The average rate on interest-bearing liabilities decreased to 1.33% for the nine month period in 2003 from 2.16% in the comparable period of 2002, while the average balance on interest-bearing liabilities decreased by approximately $1.1 million from $33.5 million to $32.4 million.

TABLE 6 - AVERAGE BALANCES, INTEREST AND AVERAGE RATES

                                                             Nine Months Ended September 30,
                                   ----------------------------------------------------------------------------------------
                                                   2003                                            2002
                                   ----------------------------------------      ------------------------------------------
                                     Average                      Average          Average                        Average
                                     Balance        Interest       Rate            Balance        Interest         Rate
                                     -------        --------       ----            -------        --------         ----
ASSETS:
  Federal Funds Sold               $ 5,003,125     $   40,836      1.10%         $ 5,872,311     $   72,781          1.67%
Investments:
  Taxable Securities                25,377,166        817,573      4.30%          21,233,443        854,274          5.36%
  Tax-Free Securities                  616,335         19,585      6.49%             619,380         19,611          6.46%
Total Loans, Including
Amortized Fees                      12,169,642        624,739      6.87%          15,706,054        901,380          7.67%
                                   ------------    -----------    -------        ------------    -----------        -------
Total Interest Earning Assets       43,166,268      1,502,733      4.68%          43,431,188      1,848,046          5.71%
                                   ------------    -----------    -------        ------------    -----------        -------
Cash and Due From Banks              3,018,155             --         --           2,360,202             --             --
All Other Assets                       651,005             --         --             933,510             --             --
Loan Loss Reserve/
  Unearned Fees                       (175,762)            --         --            (205,155)            --             --
                                   ------------                                  ------------

    TOTAL ASSETS                   $46,659,666                                   $46,519,745
                                   ===========                                   ============

LIABILITIES AND SHAREHOLDERS'
EQUITY:
Interest-Bearing Deposits:
  Term Deposits                    $11,517,646      $ 177,534      2.07%         $13,172,409      $ 297,332          3.01%
  Other Deposits                    20,846,922        144,144       .93%          20,342,854        245,107          1.61%
Repurchase Agreements                       --             --         --                  --             --             --
                                   ------------    -----------    -------        ------------    -----------        -------
    Total Interest-
       Bearing Liabilities          32,364,568        321,678      1.33%          33,515,263        542,439          2.16%
                                   ------------    -----------    -------        ------------    -----------        -------
Total Cost of Funds                                                1.09%                                             1.84%
Noninterest-Bearing
  Deposits                           6,943,474                                     5,862,926
Net Interest Income                                $1,181,055                                    $1,305,607
                                                   ===========                                   ===========
All Other Liabilities                  695,513                                       658,958
Shareholders' Equity                 6,619,900                                     6,482,569
Unrealized Gain/Loss
 on Securities                          36,211                                            29
                                   ------------                                  ------------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY               $46,659,666                                   $46,519,745
                                   ============                                  ============
Net Interest Yield                                                 3.35%                                             3.55%
Net Interest Margin                                                3.69%                                             4.05%


TABLE 7 - INTEREST RATE SENSITIVITY
(IN THOUSANDS)
                                                                        September 30, 2003
                                              -------------------------------------------------------------------------
                                                  Less           One Year       Greater         Non-
                                                  Than           Through          Than        Interest
                                                 1 Year          5 Years        5 Years        Bearing       Total
                                                 ------          -------        -------        -------       -----
ASSETS:
  Federal Funds Sold                           $  4,032        $     --       $     --       $     --       $  4,032
  Investments                                       941          22,553          2,796             --         26,290
  Loans                                           6,788           5,016             --             --         11,804
  Noninterest-bearing Assets                         --              --             --          3,141          3,141
                                               ---------       ---------      ---------      ---------      ---------
         Total                                   11,761          27,569          2,796          3,141         45,267
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Interest-Bearing Deposits                      29,530           1,613             --             --         31,143
  Noninterest-Bearing Deposits                       --              --             --          6,608          6,608
  Noninterest-Bearing Liabilities and
     Shareholders' Equity                                                                       7,516          7,516
                                               ---------       ---------      ---------      ---------      ---------
         Total                                   29,530           1,613             --         14,124         45,267
  Interest Rate Sensitivity Gap                 (17,769)         25,956          2,796        (10,983)
Cumulative Interest Rate  Sensitivity Gap       (17,769)          8,187         10,983             --
Sensitivity Ratio                                    40%            126%           135%


         NONINTEREST INCOME

         Total noninterest income was $255,062 for the nine month period ended September 30, 2003 as compared to $248,555 for the same period in 2002, an increase of $6,507. Noninterest income is comprised primarily of customer service fees.

         NONINTEREST EXPENSE

         Total noninterest expense was approximately $1.0 million, or 2.25% of average total assets, for the nine month period ended September 30, 2003 as compared to approximately $1.1 million, or 2.34% for the same period in 2002. Salaries and employee benefits, occupancy, advertising and promotion, office supplies, postage, and other noninterest expense are categories of expenses which decreased when comparing the two periods.

         INCOME TAXES

         First Bank recognizes income taxes using the Financial Accounting Standards Board Statement No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of First Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. First Bank's deferred tax asset is reviewed quarterly and adjustments to such asset are recognized as deferred income tax expense or benefit based on management's judgment relating to the realizability of such asset.

         During the nine month period ending September 30, 2003, First Bank recorded $124,422 in tax expense which resulted in an approximate effective rate of 34%. Comparably, in 2002, First Bank recorded $153,368 in tax expense, resulting in an approximate effective rate of 34%.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2002.

     INTRODUCTION

         The following represents a narrative analysis of the financial condition and operational results of First Bank and Sylvester Banking Company for 2002. For a more complete understanding of this narrative, please refer to the Consolidated Audited Financial Statements and notes thereto presented on page F-26.

     FINANCIAL CONDITION

         In 2002, total assets decreased 6.1%, total liabilities decreased 7.8%, and total shareholders' equity increased 4.1%. Federal funds sold increased 12.0%. The increase in federal funds sold resulted from decreases in loans and a slowing economy. First Bank liquidity ratio remained high, ending the year at 80.3%.

         First Bank's net loans decreased 25.8% in 2002. This decrease included a 27.6% decrease in commercial and industrial real estate and non-real estate loans, and a 16.7% decrease in residential loans. These decreases can be attributed to lower interest rates available from long-term mortgage providers.

         Management has continued to evaluate the loan loss reserve through a monthly analysis of loans outstanding. The adequacy of the loan loss reserve is also evaluated quarterly by the Board of Directors. The reserve for loan losses decreased 19.1% from 2001 to 2002. This decrease reflects the overall decrease in loans for the same period.

         First Bank had no nonperforming loans for the years ending December 31, 2002 and 2001, respectively. Past due loans of 30 days or more but less than 90 days totaled 2.5% of total net loans. We continue to monitor loans very closely and anticipate that past dues and losses will be effectively managed to keep both low.

         Investment securities increased 12.1% between 2001 and 2002. Investment securities are accounted for under Financial Accounting Standards No. 115, (see notes to our Consolidated Audited Financial Statements). Most securities are U.S. Government Agency issues, mortgage backed securities and municipal securities.

         Net investment in premises and equipment decreased 1.7% in 2002. This was primarily due to normal depreciation on premises and equipment. Other assets decreased 39.2% primarily due to a decrease in prepaid income tax. As of December 31, 2002, First Bank's investment portfolio included an unrealized gain of approximately $584,000 compared to an unrealized gain of approximately $372,000 as of December 31, 2001. The fair value of securities fluctuates with movement of interest rates.

         Total deposits decreased 7.6% in 2002 as First Bank decreased interest rates paid on deposit accounts Demand deposits decreased 6.1% and time deposits decreased 9.2%. Noninterest-bearing demand deposits increased 2.6% while interest-bearing demand deposits decreased 9.8%. Time deposits under $100,000 decreased 10.3% and time deposits over $100,000 decreased 29.8%.

         First Bank's ability to mobilize cash to meet operating needs (liquidity) remains strong. Also, First Bank may enter into repurchase agreements or purchase federal funds should the need for additional liquidity arise. Cash and amounts due from correspondent banks decreased 32.3% in 2002 due primarily to increases in investments securities.

     RESULTS OF OPERATIONS

         First Bank experienced a 1.0% increase in net income for 2002. Net interest income decreased 5.3% while noninterest income increased 15.3%. Noninterest expense decreased 2% for 2002 compared to 2001. The return on average assets was .79% for 2002 versus .77% for 2001. The return on average tangible equity was 5.7% in 2002 and 5.8% in 2001.

         Interest income decreased approximately $734,193 or 23.4% in 2002. Contributing to the decrease was a decrease of approximately $720,092 or 38.5% in interest on loans and a decrease in interest from federal funds sold of approximately $252,098. These decreases are attributable to declining interest rates. This was offset by an increase of approximately $254,051 or 28.2% in interest on investments due to an increase in average investment securities.

         Interest expense decreased 48.1% as a result of a decrease in interest-bearing deposits and interest rates. Interest expense on interest-bearing demand deposits accounts decreased 44.0%, and interest expense on savings accounts decreased 23.9%. These decreases are attributable to declining interest rates. The net result was a net interest margin of 3.9% and 4.1% for 2002 and 2001, respectively.

         Noninterest income increased 15.5% as service charges on demand deposits increased $44,797 in 2002, an increase of 17.1% due primarily to an increase in fees and charges during the second quarter of 2002.

         Noninterest expense decreased $30,075. Salaries and benefits account for the largest component of noninterest expense. Salaries and benefits increased 4.4% due primarily to increases in pension contributions and health insurance.

         CAPITAL ADEQUACY

         Total regulatory capital of First Bank at December 31, 2002 was $7.5 million and total Tier 1 capital was $7.3 million. Total regulatory capital at December 31, 2001 was $7.3 million and total Tier 1 capital was $7.1 million.

         Risk based capital guidelines as defined by banking regulators required First Bank to maintain minimum total capital ratios of 8.0% to risk-weighted assets, Tier I capital to risk-weighted assets of 4.0%, and Tier I capital to average assets of 4.0%.

         Total regulatory capital to risk-weighted assets was 52.6% at December 31, 2002 and 39.2% at December 31, 2001. Tier I capital to risk-weighted assets was 51.3% at December 31, 2002 and 38.0% at December 31, 2001. Tier I capital to average assets was 15.7% at December 31, 2002 and 14.9% at December 31, 2001.

         First Bank exceeded all minimum capital ratio requirements in 2002 and 2001 and management believes that the capital position is adequate to support the operations of First Bank.

     RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 141, BUSINESS COMBINATIONS and SFAS No. 142 GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Since First Bank and Sylvester Banking Company have not purchased any other banks or entities, this statement is not expected to have any impact on First Bank's consolidated financial statements. SFAS 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment annually. SFAS 142 is effective January 1, 2002.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. Since First Bank does not have any legal obligations as described above, this statement is not expected to have any impact on First Bank's consolidated financial position or results of operations.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This statement supercedes SFAS No. 121 ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and the accounting and reporting provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS-REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. This statement is not expected to have a significant impact on First Bank's consolidated financial position or results of operations.


FINANCIAL DATA SCHEDULES

SCHEDULE I - AVERAGE BALANCES, INTEREST, AND AVERAGE RATES
(IN THOUSANDS)
                                                                  2002                             2001
                                                   -------------------------------------------------------------------
                                                   Average                  Average     Average                Average
                                                   Balance    Interest       Yield      Balance   Interest      Yield
                                                   -------    --------       -----      -------   --------      -----
ASSETS
------
  Federal Funds Sold                               $  6,408   $    97         1.51%    $  9,068    $   365       4.03%
  Investment Securities:                             21,029     1,121          5.33      15,756        900       5.71
     Available for Sale:                                887        33          3.72          --         --         --
  Gross Loans, Including Fees                        15,196     1,151          7.57      19,893      1,871       9.41
                                                   ---------  --------                 ---------   --------
       Total Interest-Earning Assets                 43,520     2,402          5.52      44,717      3,136       7.01
                                                   ---------  --------                 ---------   --------
  Cash and Due From Banks                             2,436        --            --       1,791         --         --
  All Other Assets                                      910        --            --         824         --         --
  Less: Reserve for Loan Losses                        (209)       --            --        (226)        --         --

           Unearned Fees and Interest                    --        --            --          --         --         --
                                                   ---------                           ---------
       Total Assets                                $ 46,657                            $ 47,106
                                                   =========                           =========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
  Interest-Bearing Deposits:
     Time Deposits                                 $ 12,889   $   369         2.86%    $ 14,944    $   812       5.43%
      Other Deposits                                 20,448       320          1.56      18,323        515       2.81
                                                   ---------  --------                 ---------   --------
     Total Interest Bearing Liabilities              33,337       689          2.07      33,267      1,327       3.99
                                                   ---------  --------                 ---------   --------
  Noninterest-Bearing Deposits                        6,169        --                     6,842
  Net Interest Income                                           1,713                                1,809
                                                              ========                             ========
  Total Cost of Funds                                                          1.74                              3.31
  All Other Liabilities                                 674        --                       774         --         --
  Shareholders' Equity                                6,475        --                     6,223         --         --
  Unrealized Gain/(Loss) on Securities
     Available for Sale                                   2        --                        --         --         --
                                                   ---------  --------                 ---------   --------
     Total Liabilities and Shareholders' Equity      46,657                              47,106
                                                   =========                           =========
     Net Interest Yield                                                       3.45%                              3.02%
                                                                           ========                           ========
     Net Interest Margin                                                      3.94%                              4.05%
                                                                           ========                           ========


SCHEDULE II - RATE/VOLUME ANALYSIS
(IN THOUSANDS)
                                                     2002/2001                         2001/2000
                                         --------------------------------- ---------------------------------
                                                Increase (Decrease)               Increase (Decrease)
                                                  Due to Change in                  Due to Change in
                                         --------------------------------- ---------------------------------
                                          Average     Average                Average     Average
                                          Balance       Rate      Total      Balance       Rate       Total
                                          -------       ----      -----      -------       ----       -----
INTEREST REVENUE
  Federal funds sold                      $ (85)      $(183)      $(268)      $ 183       $ (42)      $ 141
  Securities held to maturity               276         (55)        221          46         (23)         23
  Securities available for sale              33          --          33          --          --          --
  Loans, including fees                    (394)       (326)       (720)       (422)       (126)       (548)
                                          ------      ------      ------      ------      ------      ------
  Total interest revenue                   (170)       (564)       (734)       (193)       (191)       (384)
INTEREST EXPENSE
  Interest bearing deposits                 (31)       (607)       (638)         89         (56)         33
  Other short term borrowings                --          --          --          --          --          --
  Federal funds purchased                    --          --          --          --          --          --
                                          ------      ------      ------      ------      ------      ------
  Total interest expense                    (31)       (607)       (638)         89         (56)         33
                                          ------      ------      ------      ------      ------      ------
  Net change in net interest revenue      $(139)      $  43       $ (96)      $(282)      $(135)      $(417)
                                          ======      ======      ======      ======      ======      ======

SCHEDULE III - INTEREST RATE SENSITIVITY
(IN THOUSANDS)
                                                                       December 31,  2002
                                                  -------------------------------------------------------------
                                                    0-3          4 Months     1 Year to      > 5
                                                   Months        to 1 Year     5 Years      Years       Total
                                                   ------        ---------     -------      -----       -----
ASSETS
------
  Federal Funds Sold                              $  6,768      $     --      $     --     $     --    $  6,768
  Investments                                          500         1,676        19,043        2,119      23,338
  Loans                                              2,836         4,640         5,299           --      12,775
                                                  ---------     ---------     ---------    ---------   ---------
     Total Earning Assets                         $ 10,104      $  6,316      $ 24,342     $  2,119    $ 42,881
                                                  =========     =========     =========    =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
  Interest-Bearing  Deposits                      $ 25,573      $  5,798      $  1,044     $     --    $ 32,415
                                                  ---------     ---------     ---------    ---------   ---------
  Total Interest-Bearing Deposits                 $ 25,573      $  5,798      $  1,044     $     --    $ 32,415
                                                  ---------     ---------     ---------    ---------   ---------
  Interest Rate  Sensitivity Gap                  $(15,469)     $    518      $ 23,298     $  2,119    $ 10,466
                                                  =========     =========     =========    =========   =========
  Cumulative Interest  Rate Sensitivity Gap       $(15,469)     $(14,951)     $  8,347     $ 10,466
                                                  =========     =========     =========    =========
  Net Repricing Gap as a Percentage of Total
     Earning Assets                                 (36.07%)         1.2%        54.33%        4.94%      24.41%
                                                  =========     =========     =========    =========   =========
  Cumulative Gap as a Percentage of Total
     Earning Assets                                 (36.07%)      (34.86%)       19.46%       24.41%
                                                  =========     =========     =========    =========
Sensitivity Ratio                                       40%           52%          126%         132%
                                                  =========     =========     =========    =========


SCHEDULE IV - LOAN REPRICING
(IN THOUSANDS)
                                                                           December 31, 2002
                                                     ---------------------------------------------------------------
                                                          0-3        4 Months      1 Year to      > 5
                                                        Months       to 1 Year      5 Years      Years     Total
                                                        ------       ---------      -------      -----     -----
Loan Category:
Real Estate - Commercial                                 $2,518       $3,488         $2,566      $ --     $ 8,572
Real Estate - Construction and Land Development              61          478             21        --         559
Real Estate - Residential                                    93          309          2,107        --       2,509
Commercial and Industrial                                    56          151            188        --         395
Installment Loans - Consumer and Other                      108          214            417        --         740
                                                         -------      -------        -------      ----    --------
Total                                                    $2,836       $4,640         $5,299       $ 0     $12,775
                                                         =======      =======        =======      ====    ========

SCHEDULE V - NONPERFORMING ASSETS
(IN THOUSANDS)
                                                               December 31,
                                                  ----------------------------------------
                                                        2002                  2001
                                                  ------------------    ------------------
                Non-Accrual Loans                             $  --                 $  --
                Restructured Loans                               --                    --
                Total Non-Performing Assets                      --                    --

SCHEDULE VI - ANALYSIS OF LOAN LOSS RESERVE
(IN THOUSANDS)
                                                                 Year Ended December 31,
                                                        ------------------------------------------
                                                              2002        2001           2000
                                                        ------------   -----------    ------------
              Balance at Beginning of Period                $213          $213           $213
                                                            ----          ----           ----
              Charge-Offs:
              Commercial, Financial, and Agricultural         32            12             63
              Real Estate - Construction                      --            --             --
              Real Estate - Mortgages                         18            28             17
              Installment - Consumer                          --            --              8
                                                            ----          ----           ----
              Total Charge-Offs                               50            40             88
                                                            ----          ----           ----
              Recoveries:
              Commercial, Financial, and Agricultural         17            21             39
              Real Estate - Construction                      --            --             --
              Real Estate - Mortgages                         22             3              2
              Installment - Consumer                          --             1              1
                                                            ----          ----           ----
              Total Recoveries                                39            25             42
                                                            ----          ----           ----
              Net Charge-Offs                               (11)          (15)           (46)
              Provision for Loan Losses                     (29)            15             46
                                                            ----          ----           ----
              Balance at the End of the Period              $173          $213           $213
                                                            ====          ====           ====
              Ratio of Net Charge-Offs to                   .07%          .08%           .19%
              Average Loans Outstanding


SCHEDULE VII - ALLOCATION OF LOAN LOSS RESERVE
(IN THOUSANDS)
                                                            December 31,
                                            -------------------------------------------
                                              2002    % of Total    2001    % of Total
                                              ----    ----------    ----    ----------
Commercial, Financial, and Agricultural       $ 71         41%       $109          51%
Real Estate - Construction                      --         --          --          --
Real Estate - Mortgages                         85         49%         81          38%
Installment - Consumer                          17         10%         23          11%
                                              ----                   ----
Total                                         $173        100%       $213         100%
                                              ====        ====       ====         ====

SCHEDULE VIII - RETURN ON ASSETS AND EQUITY

                                                    2002        2001
                                                 ------------ ----------
Return on Average Assets                              .79%         .77%
Return on Average Equity                             5.67%        5.84%
Dividend Payout Ratio                               30.21%       30.51%
Average Tangible Equity to Average Assets           13.71%       13.03%


            INTEREST OF CERTAIN PERSONS IN THE HOLDING COMPANY MERGER

         Interests of executive officers and directors of First Bank in the proposed merger are discussed above under the heading "Details of the Proposed Holding Company Merger-Interest of Management in the Holding Company Merger," at page 22.



                                  LEGAL MATTERS


         Kilpatrick Stockton LLP, counsel to Southwest Georgia, has provided an opinion as to the legality of the Southwest Georgia common stock to be issued in connection with the Holding Company Merger and the income tax consequences of the Holding Company Merger. As of the date of this proxy statement/prospectus, members of Kilpatrick Stockton LLP participating in this matter own an aggregate of 8,071 shares of Southwest Georgia common stock.



                                     EXPERTS


         The audited consolidated financial statements for 2002 of Southwest Georgia and its subsidiaries included or incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Thigpen, Jones, Seaton & Co., P.C., independent certified public accountants, as indicated in its related audit reports, and are included on the authority of that firm as experts in giving those reports.

         The audited consolidated financial statements for 2001 and 2000 of Southwest Georgia and its subsidiaries included or incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Draffin & Tucker L.L.P., independent certified public accountants, as indicated in its related audit reports, and are included on the authority of that firm as experts in giving those reports.

         The audited consolidated financial statements of First Bank and Sylvester Banking Company for each of the three years in the period ended December 31, 2002, included in this proxy statement/prospectus have been audited by Gerald Herring & Company, P.C., independent auditors, as stated in their report, which is included and incorporated by reference herein, and has been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                                  OTHER MATTERS




         Management of First Bank knows of no other matters which may be brought before the special shareholders' meeting. If any matter other than the proposed merger or related matters should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.



                       WHERE YOU CAN FIND MORE INFORMATION

         Southwest Georgia is subject to the information requirements of the Securities Exchange Act of 1934, which means that they are required to file certain reports, proxy statements, and other information, all of which are available at the Public Reference Section of the Securities and Exchange

Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements, and other information from the Public Reference Section of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

         Southwest Georgia has filed a registration statement on Form S-4 to register the Southwest Georgia common stock to be issued to the First Bank shareholders in the Holding Company Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Southwest Georgia in addition to being a proxy statement of First Bank for the special meeting of First Bank shareholders to be held on February __, 2004, as described herein. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This proxy statement/prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This document incorporates important business and financial information about Southwest Georgia which is not included in or delivered with this proxy statement/prospectus. The following documents previously filed by Southwest Georgia under the Securities Exchange Act of 1934 are incorporated by reference into this proxy statement/prospectus:

         o Southwest Georgia's Form 10-K for the fiscal year ended December 31, 2002;

         o        Southwest Georgia's Form 10-Q for the quarter ended March 31,
                  2003;

         o        Southwest Georgia's Form 10-Q for the quarter ended June 30,
                  2003;

         o        Southwest Georgia's Form 10-Q for the quarter ended September
                  30, 2003;

         o        Southwest Georgia's Proxy Statement for the 2003 Annual
                  Meeting;

         o All other reports filed by Southwest Georgia pursuant to sections 13(a) or 15(d) of the Exchange Act since December 31, 2002 and prior to the date the Holding Company Merger is completed; and

         o All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date the Holding Company Merger is completed.

         DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM SOUTHWEST GEORGIA WITHOUT CHARGE, EXCLUDING ALL EXHIBITS, UNLESS AN EXHIBIT HAS BEEN SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. FIRST BANK SHAREHOLDERS MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM GEORGE KIRKLAND, CHIEF FINANCIAL OFFICER, SOUTHWEST GEORGIA FINANCIAL CORPORATION, 201 FIRST STREET, MOULTRIE, GEORGIA 31768; TELEPHONE NUMBER (229) 985-1120. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY __, 2004 TO RECEIVE THEM BEFORE THE SPECIAL SHAREHOLDERS MEETING.

         A copy of Southwest Georgia's Form 10-K for the fiscal year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 accompanies this proxy statement/proxy.

         All information concerning Southwest Georgia and its subsidiaries has been furnished by Southwest Georgia, and all information concerning First Bank and its subsidiaries has been furnished by First Bank. First Bank shareholders should rely only on the information contained or incorporated by reference in this proxy statement/prospectus in making a decision to vote on the Holding Company Merger. No person has been authorized to provide First Bank shareholders with information that is different from that contained in this proxy statement/prospectus.

         This proxy statement/prospectus is dated January __, 2004. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Southwest Georgia common stock in the Holding Company Merger shall create any implication to the contrary.

         This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Southwest Georgia or First Bank since the date hereof, or that the information herein is correct as of any time subsequent to its date.



                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements made in this proxy statement/prospectus (and in other documents to which it refers) are "forward-looking statements". When used in this document, the words "anticipate", "believe", "estimate", and similar expressions generally identify forward-looking statements. These statements are based on the beliefs, assumptions, and expectations of Southwest Georgia's and First Bank's management, and on information currently available to those members of management. They are expressions based on historical fact, but do not guarantee future performance. Forward-looking statements include information concerning possible or assumed future results of operations of Southwest Georgia after the proposed mergers. Forward-looking statements involve risks, uncertainties, and assumptions, and certain factors could cause actual results to differ from results expressed or implied by the forward-looking statements, including:

         o economic conditions (both generally, and more specifically in the markets where Southwest Georgia and First Bank operate);

         o competition from other companies that provide financial services similar to those offered by Southwest Georgia and First Bank;

         o        government regulation and legislation;

         o        changes in interest rates;

         o unexpected changes in the financial stability and liquidity of Southwest Georgia's and First Bank's credit customers;

         o combining the businesses of Southwest Georgia and First Bank may cost more or take longer than expected;

         o integrating the businesses and technologies of Southwest Georgia and First Bank may be more difficult than expected;

         o retaining key personnel of Southwest Georgia and First Bank may be more difficult than expected;

         o revenues of the combined entity following the mergers may be lower than expected, and the operating costs of the combined entity may be higher than expected;

         o expected cost savings resulting from the mergers may not be fully realized, or may not be realized as soon as expected; and

         o technological changes may increase competitive pressures and increase costs.

         We believe these forward-looking statements are reasonable. You should not, however, place undue reliance on these forward-looking statements, because the future results and shareholder values of Southwest Georgia following completion of the mergers may differ materially from those expressed or implied by these forward-looking statements.

                           FIRST BANK HOLDING COMPANY
                                 AND SUBSIDIARY



                   CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2003

                                      FIRST BANK HOLDING COMPANY
                                            AND SUBSIDIARY
                                     (SYLVESTER BANKING COMPANY)
                                 CONSOLIDATED UNAUDITED BALANCE SHEET


                                                ASSETS
                                                ------

                                                                       Unaudited
                                                                      September 30,      December 31,
                                                                          2003               2002
                                                                      -------------     -------------
Cash and due from banks                                               $  2,551,300      $  2,993,007
Federal funds sold                                                       4,032,000         6,768,000
                                                                      -------------     -------------

   Cash and cash equivalents                                             6,583,300         9,761,007

Investment securities available for sale                                17,634,986         6,021,687
Investment securities held to maturity, at amortized cost
   (approximate market value of $8,933,362 at September 30, 2003)        8,657,359        17,316,523
Excess cost over book value of subsidiary, net                              74,443            77,236

Loans                                                                   11,803,996        12,774,973
Less allowance for loan losses                                            (180,067)         (172,525)
                                                                      -------------     -------------

Net loans                                                               11,623,929        12,602,448

Premises and equipment, net                                                248,400           250,612
Other assets                                                               434,099           424,903
                                                                      -------------     -------------

        Total assets                                                  $ 45,256,516      $ 46,454,416
                                                                      =============     =============

                           See accompanying notes and accountant's report.

                                                 F-2

                                        FIRST BANK HOLDING COMPANY
                                              AND SUBSIDIARY
                                        (SYLVESTER BANKING COMPANY)
                              CONSOLIDATED UNAUDITED BALANCE SHEET, Continued


                                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                   ------------------------------------

                                                                            Unaudited
                                                                           September 30,      December 31,
                                                                               2003              2002
                                                                           -------------     -------------
Liabilities:
  Deposits:
   Noninterest-bearing demand                                              $  6,541,382      $  6,598,080
   Interest-bearing demand                                                   13,517,684        13,494,389
   Certificates of deposit                                                   10,909,443        11,979,472
   Savings                                                                    6,782,231         6,941,215
                                                                           -------------     -------------

        Total deposits                                                       37,750,740        39,013,156

  Other liabilities                                                              60,820            97,078
                                                                           -------------     -------------

        Total liabilities                                                    37,811,560        39,110,234
                                                                           -------------     -------------

  Commitments and contingencies (Notes 9 and 13)

  Minority interest in equity of subsidiary

Stockholders' equity:
   Common stock - $5 par value - 500,000 shares authorized;
     67,536 shares issued and outstanding                                       337,680           337,680
   Surplus                                                                    1,717,562         1,717,562
   Retained earnings                                                          5,972,556         5,814,101
   Accumulated other comprehensive income -
     Unrealized gains on investment securities available
        for sale, net of tax                                                    (58,148)           12,009
  Less cost of shares acquired for the treasury,
   12,068 shares and 12,068 shares, respectively                             (1,105,286)       (1,105,286)
                                                                           -------------     -------------

        Total stockholders' equity                                            6,864,364         6,776,066
                                                                           -------------     -------------

        Total liabilities and stockholders' equity                         $ 45,256,516      $ 46,454,416
                                                                           =============     =============

                              See accompanying notes and accountant's report.

                                                   F-3

                                               FIRST BANK HOLDING COMPANY
                                                     AND SUBSIDIARY
                                               (SYLVESTER BANKING COMPANY)
                                       CONSOLIDATED UNAUDITED STATEMENTS OF INCOME

                                                                    Three Months Ended            Nine Months Ended
                                                                       September 30,                 September 30,
                                                                --------------------------    --------------------------
                                                                    2003           2002           2003           2002
                                                                -----------    -----------    -----------    -----------
Interest income:
   Interest and fees on loans                                   $  197,020     $  261,220     $  624,739     $  901,380
   Interest on deposits with other banks                               -0-            -0-            -0-            -0-
   Interest on investment securities:
     U.S. Treasury                                                     -0-            -0-            -0-            -0-
     U.S. Government agencies                                      254,554        286,801        813,826        850,330
     State and municipal                                             7,777          7,737         23,332         23,554
   Interest on Federal funds sold                                    5,341         21,230         40,836         72,781
                                                                -----------    -----------    -----------    -----------

        Total interest income                                      464,692        576,988      1,502,733      1,848,045
                                                                -----------    -----------    -----------    -----------

Interest expense:
   Deposits                                                         89,778        158,128        321,678        542,439
   Federal funds purchased                                             -0-            -0-            -0-            -0-
   Other borrowed funds                                                -0-            -0-            -0-            -0-
                                                                -----------    -----------    -----------    -----------

        Total interest expense                                      89,778        158,128        321,678        542,439
                                                                -----------    -----------    -----------    -----------

        Net interest income                                        374,914        418,860      1,181,055      1,305,606

Provision for loan losses                                              -0-            -0-            -0-            -0-
                                                                -----------    -----------    -----------    -----------

        Net interest income after provision for loan losses        374,914        418,860      1,181,055      1,305,606

Noninterest income:
   Service charges on deposit accounts                              79,911         88,578        229,845        233,076
   Securities gains (losses), net                                      -0-            -0-            -0-            -0-
   Other operating income                                            3,519          3,111         25,217         25,479
                                                                -----------    -----------    -----------    -----------

        Total noninterest income                                    83,430         91,689        255,062        248,555
                                                                -----------    -----------    -----------    -----------

Noninterest expenses:
   Salaries and employee benefits                                  250,048        251,336        739,860        749,176
   Occupancy and equipment expense                                  20,025         27,347         82,182         87,690
   Data processing                                                  20,522         20,387         63,181         63,654
Professional and regulatory fees                                     2,944            -0-         24,952         23,793
   Other operating expense                                          46,429         46,229        138,295        162,545
                                                                -----------    -----------    -----------    -----------

        Total noninterest expenses                                 339,968        345,299      1,048,470      1,086,858
                                                                -----------    -----------    -----------    -----------

Minority interest in income of consolidated subsidiary              (5,972)        (9,355)       (21,568)       (24,843)
                                                                -----------    -----------    -----------    -----------
Income before income taxes                                         112,404        155,895        366,079        442,460

Income tax expense                                                  46,028         51,396        124,422        153,368
                                                                -----------    -----------    -----------    -----------

NET INCOME                                                      $   66,376     $  104,499     $  241,657     $  289,092
                                                                -----------    -----------    -----------    -----------
Weighted average common shares outstanding:
   Basic                                                            55,468         55,468         55,468         55,468
   Diluted                                                          55,468         55,468         55,468         55,468

Earnings per share:
   Basic                                                        $     1.20     $     1.88     $     4.36     $     5.21
   Diluted                                                      $     1.20     $     1.88     $     4.36     $     5.21

                                     See accompanying notes and accountant's report.

                                                          F-4

                                                    FIRST BANK HOLDING COMPANY
                                                          AND SUBSIDIARY
                                                   (SYLVESTER BANKING COMPANY)
                               CONSOLIDATED UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                               NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                                  ACCUMULATED
                                                                                    OTHER
                                   COMMON                          RETAINED      COMPREHENSIVE       TREASURY
                                   STOCK           SURPLUS         EARNINGS         INCOME             STOCK            TOTAL
                                 -----------    -------------    ------------     -----------     --------------     ------------
Balance December 31, 2002        $  337,680     $  1,717,562     $ 5,814,101      $   12,009      $  (1,105,286)     $ 6,776,066

Comprehensive income:
   Net income                           -0-              -0-         241,657             -0-                -0-          241,657
   Change in net
   unrealized gain (loss)
   on securities available
   for sale, net of tax
   effects of ($44,854)                 -0-              -0-             -0-         (70,157)               -0-          (70,157)

Cash dividend paid -
   $1.50 per share -
   First Bank Holding
   Company                              -0-              -0-         (83,202)            -0-                -0-          (83,202)

Purchase of -0- shares
   of Sylvester Banking
   Company stock                        -0-              -0-             -0-             -0-                -0-              -0-

Purchase of -0- shares
   of treasury stock                    -0-              -0-             -0-             -0-                -0-              -0-
                                 -----------    -------------    ------------     -----------     --------------     ------------

Balance - September 30, 2003     $  337,680     $  1,717,562     $ 5,972,556      $  (58,148)     $  (1,105,286)     $ 6,864,364
                                 ===========    =============    ============     ===========     ==============     ============

                                         See accompanying notes and accountant's report.

                                                               F-5

                                          FIRST BANK HOLDING COMPANY
                                                AND SUBSIDIARY
                                          (SYLVESTER BANKING COMPANY)
                                CONSOLIDATED UNAUDITED STATEMENT OF CASH FLOWS

                                                      Three Months Ended              Nine Months Ended
                                                         September 30,                   September 30,
                                                      2003           2002            2003             2002
                                                  -----------    -----------    -------------    -------------
Cash flows from operating activities:             $   66,376     $  104,499     $    241,657     $    289,092
Net income                                               -0-            -0-              -0-              -0-
Prior period adjustment
Adjustments to reconcile net income to net
cash provided by operating activities:
   Provision for loan losses                             -0-            -0-              -0-              -0-
   Depreciation                                        3,636          4,442           10,608           12,486
   Amortization and accretion, net                       931            931            2,793            2,791
   Investment securities gain, net                       -0-            -0-              -0-              -0-
   (Gain) loss on sale of other real estate              -0-            -0-              -0-           14,698
   Changes in assets and liabilities:
     (Increase) decrease in other assets              13,939             88           (9,196)         171,857
     Increase (decrease) in other liabilities         10,236         (5,055)         (14,689)         (75,546)
                                                  -----------    -----------    -------------    -------------
Net cash provided by (used in) operating
   activities                                         95,118        104,905          231,173          415,378
                                                  -----------    -----------    -------------    -------------

Cash flows from investing activities:
   Proceeds from sales or maturities of
   investment securities available for sale        1,672,411            -0-        4,000,000              -0-
   Purchases of investment securities
   available for sale                             (3,986,965)    (2,002,000)     (15,613,299)      (2,002,000)
   Proceeds from sales or maturities of
   investment securities held to maturity          3,650,396      2,002,432        9,009,897        7,003,259
   Purchases of investment securities held
   to maturity                                           -0-     (3,000,013)        (350,733)      (7,500,279)
   Net (increase) decrease in loans                  193,621        455,126          908,360        2,682,955
   Purchases of premises and equipment                   -0-            -0-           (8,395)         (14,114)
   Proceeds from sale of other real estate               -0-            -0-              -0-          122,182
                                                  -----------    -----------    -------------    -------------

Net cash provided by (used in) investing
activities                                         1,529,463     (2,544,455)      (2,054,170)         292,003
                                                  -----------    -----------    -------------    -------------

Cash flows from financing activities:

                                                     F-6

                                            FIRST BANK HOLDING COMPANY
                                                  AND SUBSIDIARY
                                           (SYLVESTER BANKING COMPANY)
                            CONSOLIDATED UNAUDITED STATEMENT OF CASH FLOWS, Continued
   Net increase (decrease) in demand
   deposits, NOW accounts, and savings
   accounts                                       (1,176,806)      (3,062,545)         (192,387)      (4,098,755)
   Net increase (decrease) in certificates
   of deposit                                       (467,435)        (558,481)       (1,070,029)      (1,814,756)
   Dividends paid                                    (30,765)         (30,765)          (92,294)         (92,294)
                                                 ------------     ------------      ------------     ------------

Net cash provided by (used in) financing
activities                                        (1,675,006)      (3,651,791)       (1,354,710)      (6,005,805)
                                                 ------------     ------------      ------------     ------------

Net increase (decrease) in cash and cash
equivalents                                          (50,425)      (6,091,341)       (3,177,707)      (5,298,424)

Cash and cash equivalents at beginning of year     6,633,625       11,259,522         9,761,007       10,466,605
                                                 ------------     ------------      ------------     ------------

Cash and cash equivalents at end of year         $ 6,583,300      $ 5,168,181       $ 6,583,300      $ 5,168,181
                                                 ------------     ------------      ------------     ------------

Supplemental disclosures of cash flow information:
Cash paid during the year for:
        Income taxes                             $    46,028      $       -0-       $   141,834      $   157,630
                                                 ------------     ------------      ------------     ------------
        Interest paid to depositors              $    87,562      $   165,447       $   333,396      $   638,348
                                                 ------------     ------------      ------------     ------------
        Interest paid on notes payable to bank   $       -0-      $       -0-       $       -0-      $       -0-
                                                 ------------     ------------      ------------     ------------


Supplemental schedule of noncash investing and financing activities:

Unrealized gain (loss) on securities aggregating ($288,655) for the three months ending September 30, 2003.

Unrealized gain (loss) on securities aggregating ($70,157) for the nine months ending September 30, 2003.

Unrealized gain (loss) on securities aggregating ($12,813) for the three months ending September 30, 2002.

Unrealized gain (loss) on securities aggregating ($12,813) for the nine months ending September 30, 2002.

                                 See accompanying notes and accountant's report.

                                                       F-7

                           FIRST BANK HOLDING COMPANY
                                 AND SUBSIDIARY
                           (SYLVESTER BANKING COMPANY)
              NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operation
-------------------

         First Bank Holding Company and Subsidiary (Company) provide a full range of banking services in southwest Georgia to individual and corporate customers through its subsidiary. The Company and the subsidiary bank are subject to competition from other financial institutions. The Company and the subsidiary bank are also subject to the regulations of certain Federal and State agencies and undergo periodic examinations by those regulatory authorities. The Company's primary source of revenue is providing loans to customers, who are predominately small, and middle-market businesses and middle-income individuals.

         The accounting and reporting policies of First Bank Holding Company and Subsidiary conform to generally accepted accounting principles and general practices within the banking industry.

         The principles, which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

     BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of First Bank Holding Company (Parent) and its 91.8525% owned subsidiary, Sylvester Banking Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     USE OF ESTIMATES

         In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and valuation of trading activities.

     SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

         The Company makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the counties of southwest Georgia. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Company.

         Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land. Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.

The Company has a concentration of funds on deposit at its primary correspondent banks at September 30, 2003 as follows:

         Noninterest - bearing account               $ 1,712,791

     CASH EQUIVALENTS

         For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and balances due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods.

         The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

     SECURITIES

         Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair value, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

         Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

     LOANS

         The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans throughout southwest Georgia. The ability of the Company's debtors to honor their contracts is dependent upon the agriculture, real estate and general economic conditions in this area.

         Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

         Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results on operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

         NONACCRUAL LOANS

         Commercial loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Residential real estate loans are typically placed on nonaccrual at the time the loan is 120 days delinquent. Other consumer loans are charged-off at 120 days delinquent. In all cases, loans must be placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

         All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

     ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

         The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary.

         A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Company's loans which have been identified as impaired have been measured by the fair value of existing collateral.

         Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

Financial Instruments
---------------------

         CREDIT RELATED FINANCIAL INSTRUMENTS--In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit, standby letters of credit and forward sales commitments to various customers. Such financial instruments are recorded when they are funded or related fees are received or paid.

Foreclosed Assets
-----------------

         Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of fair value at the date of foreclosure and the amount of the loan, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Premises and Equipment
----------------------

         Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation computed using the straight-line and declining-balance methods over the estimated useful lives of the related asset. Costs incurred for maintenance and repairs are expensed currently. Net gains or losses on disposal or retirement of premises and equipment are included in other income. Estimated useful lives are as follows:

                                                        Years
                                                        -----
                     Buildings                          10-39
                     Equipment                           5-10

Income Taxes
------------

         The Company files consolidated Federal and State income tax returns. Income tax expense (benefit) is allocated to each member of the consolidated group on the basis of their respective taxable income or loss included in the consolidated income tax returns. In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized based on differences between financial statement and tax bases of assets and liabilities using presently enacted tax rates. Adoption of this statement did not have a material effect on results of operations.

         However, the Company follows the practice of accruing income taxes based on the income reported for tax purposes, since the interperiod tax allocations for accretion of discounts, depreciation and deductions under
Section 481(a) of the Internal Revenue Code were considered immaterial differences at September 30, 2003 and 2002.

Intangible Assets
-----------------

         Intangible assets consist of the cost in excess of book value in the original purchase of stock in the subsidiary bank. This cost is being amortized using the straight-line method over 40 years.

Retirement Plan
---------------

         The compensation cost of an employee's pension benefit is recognized on the net periodic pension cost method over the employee's approximate service period. The aggregate cost method is utilized for funding purposes.

Earnings Per Common Share
-------------------------

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

Earnings per common share have been computed based on the following:

                                                              Nine Months Ended
                                                              September 30, 2003
                                                              ------------------
     Net income                                                   $ 241,657
     Less: Preferred stock dividends                                    -0-
                                                                  ---------
     Net income applicable to common stock                        $ 241,657
                                                                  =========
     Average number of common shares outstanding                     55,468
     Effect of dilutive options                                         -0-
                                                                  ---------
     Average number of common shares outstanding
     used to calculate diluted earnings per common share             55,468
                                                                  =========

Comprehensive Income
--------------------

         The Company adopted SFAS No. 130, "Reporting Comprehensive Income," as of January 1, 1999. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Company's net income or shareholders' equity.

         The components of other comprehensive income and related tax effects are as follows:

                                                              Nine Months Ended
                                                              September 30, 2003
                                                              ------------------
     Unrealized holding gains (losses) on
     available-for-sale securities
                                                                  $(115,011)
     Less: Reclassification adjustment for gains                        -0-
                                                                  ----------
     realized in income
     Net unrealized gains                                          (115,011)
     Tax effect                                                      44,854
                                                                  ----------
     Net-of-tax amount                                            $ (70 157)
                                                                  ==========

Recent Accounting Pronouncements
--------------------------------

         In October 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of SFAS 125." The new statement revises accounting criteria for securitizations, other financial asset transfers, and collateral and introduces new disclosures, but otherwise carries forward most of SFAS No. 125's provisions without amendment. Adoption of this statement did not have a significant impact on the consolidated financial statements.

         In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination, and SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. These standards require all future business combinations to be accounted for using the purchase method of accounting. With the adoption of these standards, goodwill is no longer amortized but instead is subject to impairment tests at least annually. The Company adopted SFAS 141 and 142, with the exception of the amortization provision, effective January 1, 2002. At December 31, 2001, goodwill balances totaled $80,958; related amortization for the year totaled $3,722. Adoption of these standards did not have a material impact on the Company's financial position or results of operations.

         In August 2001, the FASB issued SFAS No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supercedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This standard improves financial reporting by requiring one accounting model be used for long-lived assets to be disposed by sale and by broadening the presentation of discontinued operations to include more disposal transactions. The Company adopted SFAS 144 effective January 1, 2002. SFAS 144 did not have a material impact on the consolidated financial statements.

NOTE 2.  SECURITIES

         The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

                                                        ------------------------------------------------------------
                                                                           September 30, 2003
                                                        ------------------------------------------------------------
                                                                           Gross           Gross
                                                         Amortized       Unrealized      Unrealized         Fair
         Securities Available for Sale                      Cost           Gains           Losses           Value
         -----------------------------                  ------------    ------------    ------------    ------------
         Debt securities:
         U.S. Government and
            federal agency                              $14,369,370     $    37,225     $    67,510     $14,339,085
         Mortgage-backed                                  3,358,940             -0-          65,039       3,293,901
                                                        ------------    ------------    ------------    ------------
               Total debt securities                     17,728,310          37,225         132,549      17,632,986
         Marketable equity securities                         2,000             -0-             -0-           2,000
                                                        ------------    ------------    ------------    ------------
               Total securities available
               for sale                                 $17,730,310     $    37,225     $   132,549     $17,634,986
                                                        ============    ============    ============    ============
         Securities Held to Maturity
         ---------------------------
         U.S. Government and federal agency             $ 7,919,860     $   231,812     $       -0-     $ 8,151,672
         State and municipal                                720,260          43,577             -0-         763,837
         Mortgage-backed                                     17,239             614             -0-          17,853
                                                        ------------    ------------    ------------    ------------
               Total securities held to
               maturity                                 $ 8,657,359     $   276,003     $       -0-     $ 8,933,362
                                                        ============    ============    ============    ============

         Investment securities with an aggregate carrying value of approximately $8,967,486 at September 30, 2003, were pledged to secure public deposits and for other purposes as required or permitted by law.

         The amortized cost and fair value of investment securities at September 30, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         Held-to-Maturity                  Available-for-Sale
                                                   Amortized            Fair           Amortized           Fair
                                                     Cost               Value            Cost              Value
                                                  ------------      ------------     -------------     -------------
     Due in one year or less                      $   924,249       $   954,484      $        -0-      $        -0-
     Due from one year to five years                7,299,732         7,523,657        13,869,370        13,866,116
     Due from five years to ten years                 416,139           437,368           500,000           472,969
     Due after ten years                                  -0-               -0-               -0-               -0-
     Mortgage-backed securities                        17,239            17,853         3,358,940         3,293,901
     Equity securities                                    -0-               -0-             2,000             2,000
                                                  ------------      ------------     -------------     -------------
     Total                                        $ 8,657,359       $ 8,933,362      $ 17,730,310      $ 17,634,986
                                                  ============      ============     =============     =============

         Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are shown as a separate line item in the maturity categories in the above maturity summary.

         Gross realized gains and gross realized losses on sales of available-for-sale securities were $-0- in 2003.

         Unrealized holding gains (losses) on available-for-sale securities of $(70,157) were included in total comprehensive income during 2003.

NOTE 3. LOANS AND ALLOWANCES FOR LOAN LOSSES

         Loans outstanding at September 30, 2003, by classification, are summarized as follows:

                        Classification                        September 30, 2003
                        --------------                        ------------------

          Real estate loans                                       $ 10,199,472
          Commercial and industrial loans other
               than those secured by real estate                       837,578
          Consumer and installment loans                               766,946
                                                                  -------------
               Total loans outstanding                              11,803,996
                 Unearned income                                           -0-
                 Allowance for possible loan losses                  (180,067)
                                                                  -------------
                                                                  $ 11,623,929
                                                                  =============

         An analysis of the allowance for loan losses follows:

                                                                                    Nine Months Ended
                                    Description                                     September 30, 2003
                                    -----------                                     ------------------
         Balance at end of previous period                                              $ 172,525
         Provision for loan losses                                                            -0-
         Loans charged off                                                                    -0-
         Recoveries of loans previously charged off                                         7,542
                                                                                        ----------
         Balance at end of period                                                       $ 180,067
                                                                                        ==========

         The following is a summary of information pertaining to impaired and non-accrual loans:

                                                                                    September 30, 2003
                                                                                    ------------------
         Impaired loans without a valuation allowance                                    $ 115,965
         Impaired loans with a valuation allowance                                             -0-
                                                                                         ----------
         Total impaired loans                                                            $ 115,965
                                                                                         ==========
         Valuation allowance allocated to impaired loans                                       -0-
                                                                                         ==========


                                                                                     Nine Months Ended
                                                                                     September 30, 2003
                                                                                     ------------------
         Average investment in impaired loans                                            $ 117,784
                                                                                         ==========
         Interest income recognized on impaired loans                                    $   2,728
                                                                                         ==========
         Interest income recognized on a cash basis
         on impaired loans
                                                                                         $   2,728

         No additional funds are committed to be advanced in connection with impaired loans.

NOTE 4. PREMISES AND EQUIPMENT

     A summary of the cost and accumulated depreciation of premises and equipment follows:

                                  Description               September 30, 2003
                                  -----------               ------------------
                    Land                                        $   84,224
                    Building and improvements                      582,656
                    Furniture and equipment                        367,886
                                                                -----------
                                                                 1,034,766
                    Less accumulated depreciation                  786,366
                                                                -----------
                                                                $  248,400
                                                                ===========

         Depreciation expense for the nine months ended September 30, 2003, amounted to $10,607.

         Pursuant to the terms of noncancelable lease agreements in effect at September 30, 2003, pertaining to banking premises and equipment, future minimum rent commitments under various operating leases are as follows:

                       2004                                      $ 4,064
                       2005                                          -0-
                       2006                                          -0-
                       2007                                          -0-
                       2008                                          -0-
                       Thereafter                                    -0-
                                                                 --------
                                                                 $ 4,064
                                                                 ========

         The leases contain options to extend for periods from three to five years. The cost of such rentals is not included above. Total rent expense for the nine months ended September 30, 2003, amounted to $5,554.

NOTE 5. INTEREST-BEARING DEPOSITS

         The following is a summary of interest-bearing deposits by classification at September 30, 2003:

                                                              September 30, 2003
                                                              ------------------
                Interest-bearing demand deposits                 $ 13,517,684
                Savings                                             6,782,231
                Time certificates under $100,000                    8,403,968
                Time certificates $100,000 or more                  2,505,475
                                                                 -------------
                         Total interest-bearing deposits         $ 31,209,358
                                                                 =============

         At September 30, 2003, the scheduled maturities of time deposits are as follows:

                                    2004                         $ 9,296,605
                                    2005                           1,578,352
                                    2006                              34,486
                                    2007                                 -0-
                                    2008                                 -0-
                                    Thereafter                           -0-
                                                                -------------
                                                                $ 10,909,443
                                                                =============

         Interest expense for time certificates of $100,000 or more approximated $44,242 for the nine months ended September 30, 2003.

NOTE 6.  INCOME TAXES

         Allocation of federal and state income taxes between current and deferred portions is as follows:

                                                             Nine Months Ended
                                                             September 30, 2003
                                                             ------------------
                        Current tax provision:
                        Federal                                  $ 124,422
                        State                                          -0-
                                                                 ----------
                                                                   124,422
                        Deferred tax benefit:
                        Federal                                        -0-
                        State                                          -0-
                                                                 ----------
                                                                       -0-
                                                                 ----------
                                                                 $ 124,422
                                                                 ==========

         The tax effects of each type of income and expense item that give rise to deferred taxes are as follows:

                                                             September 30, 2003
                                                             ------------------
                        Net unrealized (gain) loss on
                          securities                             $     -0-
                        available for sale
                        Depreciation                                (5,150)
                        Deferred loan fees                             -0-
                        Allowance for loan losses                      -0-
                        Employee benefit plans                         -0-
                        Other, net                                     -0-
                                                                 ----------
                        Net deferred tax liability               $  (5,150)
                                                                 ==========

         Because the deferred tax liability, as reflected above, is not significant, the results of operations are not materially different than the results would be obtained by accounting for deferred taxes in accordance with generally accepted accounting principles.

NOTE 7. OFF-BALANCE SHEET ACTIVITIES

Credit Related Financial Instruments
------------------------------------

         The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

         The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

         At September 30, 2003, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                                 Contract Amount
                                                                 ---------------
             Commitments to grant loans                            $ 1,184,901
             Unfunded commitments under lines of credit                    -0-
             Commercial and standby letters of credit                      -0-

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

         Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

         Commercial and standby letters-of-credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

Collateral Requirements
-----------------------

         To reduce credit risk related to the use of credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Company's credit evaluation of the customer. Collateral held varies but may include cash, securities; accounts receivable, inventory, property, plant and equipment and real estate.

NOTE 8. LEGAL CONTINGENCIES

         In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

NOTE 9. TREASURY STOCK

         Treasury stock is shown at cost, and as of September 30, 2003, consists of 12,068 shares.

NOTE 10. MINIMUM REGULATORY CAPITAL REQUIREMENTS

         The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September, 30, 2003, that the Company and the Bank met all capital adequacy requirements to which they are subject.

         As of September 30, 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank's category.

         The Company's and the Bank's actual capital amounts and ratios as of September 30, 2003 are also presented in the table.

                                                                                                         Minimum
                                                                                                        To Be Well
                                                                                                     Capitalized Under
                                                                            Minimum                  Prompt Corrective
                                              Actual                   Capital Requirement           Action Provisions
As of September 30, 2003:               Amount        Ratio           Amount         Ratio         Amount         Ratio
                                        ------        -----           ------         -----         ------         -----
   Total Capital
     (to Risk-Weighted Assets)
     Consolidated                   $  7,683,171      43.91%      >/- $ 1,399,946   >/- 8.0%   >/- $ 1,749,933   >/- 10.0%
     Sylvester Banking Co           $  7,488,419      42.79%        > $ 1,399,879   >/- 8.0%     > $ 1,749,849   >/- 10.0%
Tier I Capital
    (to Risk-Weighted Assets)
    Consolidated                    $  7,503,104      42.88%        > $   699,973     > 4.0%     > $ 1,049,960     >  6.0%
    Sylvester Banking Co            $  7,308,353      41.76%      >/- $   699,939   >/- 4.0%   >/- $ 1,049,909   >/-  6.0%
Tier I Capital
    (to Average Assets)
    Consolidated                    $  7,503,104      16.88%        > $ 1,778,725     > 4.0%     > $ 2,223,406      >5.0%
    Sylvester Banking Co            $  7,308,353      16.48%      >/- $ 1,773,872   >/- 4.0%   >/- $ 2,217,340      >5.0%


NOTE 11. EMPLOYEE BENEFIT PLAN

A.       Actuarial Present Values of Accumulated Plan Benefits

         The calculation of the actuarial value of accrued benefits and vested benefits is based on the assumption of an ongoing plan. The accrued benefit not only includes the earned portion of the retirement benefit, but also the earned portion of the ancillary benefits (i.e., death benefits, termination benefits, etc.). A comparison of the actuarial value of accrued benefits and vested benefits with the market value of assets is a way to assess the plan's present and future ability to pay benefits when due.

         Each actuarial assumption used in determining the actuarial value of benefits is based on the best estimate of the plan's future experience with respect to that assumption. All assumptions relating to death, disability, withdrawal and retirement are the same as those used in the regular valuation.

         The calculation of the accrued and vested benefits under the ongoing plan approach is in accordance with calculation methods set forth by the Financial Accounting Standards Board and the American Academy of Actuaries. We summarize below the unfunded vested benefits under the ongoing plan approach:

                                                                                                     2003
                                                                                                     ----
                1.  Present Value for Vested Accumulated Plan
                    Benefits for Active Employees                                               $   1,471,750
                2.  Liability for Interactive Participants
                    a.  Retirees and beneficiaries, currently receiving benefits                      487,777
                    b.  Vested terminated and disabled participants not yet receiving benefits         19,480
                    c.  Total Inactive Liability: (a)+(b)                                       $     507,257
                3. Actuarial Value of Vested Benefits 1,979,007
                4. Present Value of Non-Vested Benefits                                                   -0-
                5. Actuarial Present Value of Accumulated Plan Benefits:
                    (3)+(4)                                                                     $   1,979,007
                6.  Market Value of Assets at January 1                                             1,741,376
                7.  Excess of Actuarial Present Value of Accumulated Plan
                    Benefits over Net Assets Available: (5)-(6); minimum $0                     $     237,631

B.       Statement of Changes in Accumulated Plan Benefits

                                                                                          Year Ended December 31, 2002
                                                                                          ----------------------------

                1.  Actuarial Present Value of Accumulated Plan
                    Benefits at Beginning of Year                                               $   1,786,877

                2. Increase (decrease) during the Year Attributable to:
                    a. Change in actuarial assumptions                                                    -0-
                    b. Benefits accumulated and gains and losses                                      86,885
                    c. Increase for interest due to the decrease in the
                       discount period                                                               141,500
                    d. Benefits paid                                                                 (36,255)
                    e. Plan Change                                                                       -0-
                                                                                                --------------
                    f.   Net Change                                                             $     192,130
                3. Actuarial Present Value of Accumulated
                   Plan Benefits at End of Year                                                 $   1,979,007

C.         Participant Count as of January 1, 2003

           Active Participants                                                          18

           Retired receiving benefits                                                   7

           Beneficiaries receiving benefits                                             2

           Terminated Vested and Beneficiaries not yet receiving benefits               3

           Total Participants                                                           30

D.       Assumptions

         The present values of Vested and Accumulated Plan Benefits were determined in accordance with the Statement of Financial Accounting
         Standards No. 35 and the American Academy of Actuaries' Interpretation
         I and II and reflect the following actuarial assumptions:

       PRE-RETIREMENT INTEREST:                 8.00% per annum, compounded annually.

       POST-RETIREMENT INTEREST:                7.50% per annum, compounded annually.

       PRE-AND POST-RETIREMENT INTEREST:        Male:    Up 84 Mortality Table
                                                         (unadjusted)

       MORTALITY:                               Female:  Up 84 Mortality Table
                                                         set back four (4) years

       SALARY INCREASES:                        N/A

       RETIREMENT AGE:                          Age 65


NOTE 12. EMPLOYMENT CONTRACT

         The Company entered into employment contracts with D. Neil Pierce and Morris Bryant, dated March 10, 1987, that provide for automatic renewals every two years unless the Company or the employee gives ninety days notice of termination. These contracts stipulate that in the event of a change in ownership of the Company, D. Neil Pierce shall be guaranteed an employment cash settlement based on the average of the five prior years base salary aggregating $112,600 at September 30, 2003, and Morris Bryant shall be guaranteed an employment cash settlement based on the average of the five prior years base salary times fifty percent aggregating $44,110 at September 30, 2003.

NOTE 13. RELATED PARTY TRANSACTIONS

         In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates amounting to $853,292 at September 30, 2003.

NOTE 14. RESTRICTIONS ON DIVIDENDS, LOANS, AND ADVANCES

         Federal and state banking regulations place certain restrictions on dividends paid by Sylvester Banking Company to First Bank Holding Company. The total amount of dividends which may be paid at any date is generally limited to 50% of the net profits after taxes but before dividends for the previous calendar year of Sylvester Banking Company without regulatory approval.

         The amount of cash dividends available from the bank subsidiary for payment in 2003 without such prior approval is approximately $202,500.

         In addition, dividends paid by Sylvester Banking Company to First Bank Holding Company would be prohibited if the effect thereof would cause Sylvester Banking Company's capital to be reduced below applicable minimum capital requirements.

NOTE 15. FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

         The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

                  CASH AND CASH EQUIVALENTS: The carrying amounts of cash and short-term instruments approximate fair values.

                  INTEREST-BEARING DEPOSITS IN BANKS: The carrying amounts of interest-bearing deposits maturing within ninety days approximate their fair values. Fair values of other interest-bearing deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

                  SECURITIES: Fair values for securities are based on quoted market prices.

                  LOANS RECEIVABLE: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), and consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                  DEPOSIT LIABILITIES: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                  ACCRUED INTEREST: The carrying amounts of accrued interest approximate fair value.

                  OFF-BALANCE-SHEET INSTRUMENTS: Fair values for off-balance-sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

         The estimated fair value, and related carrying or notional amounts, of the Company's financial instruments are as follows:

                                                                                         September 30, 2003
                                                                               -------------------------------------
                                                                               Carrying Value             Fair Value
                                                                               --------------             ----------
               Financial assets:
                    Cash and due from banks, interest
                       bearing deposits with financial
                       institutions, and federal funds sold                     $ 6,583,300             $ 6,583,300
                                                                                ============            ============
                    Investment securities                                       $26,292,345             $26,292,345
                                                                                ============            ============
                    Loans, net of unearned income                               $11,803,996             $11,950,495
                        Less: Allowance for loan losses                            (180,067)
                                                                                ------------            ------------
                                                                                $11,623,929             $11,950,495
                                                                                ============            ============

                                                                                         September 30, 2003
                                                                               -------------------------------------
                                                                               Carrying Value             Fair Value
                                                                               --------------             ----------
               Financial liabilities:
                    Deposits:
                        Noninterest-bearing demand                              $ 6,541,382             $ 6,541,382
                        Interest-bearing demand                                  13,517,684              13,517,684
                        Savings                                                   6,782,231               6,782,231
                        Time deposits                                            10,909,443              11,016,846
                                                                                ------------            ------------
                        Total deposits                                          $37,750,740             $37,858,143
                                                                                ============            ============

                                                          F-24

                                                                                         September 30, 2003
                                                                               -------------------------------------
                                                                               Carrying Value             Fair Value
                                                                               --------------             ----------
               Unrecognized financial instruments:
                       Commitments to extended credit                           $ 1,184,901             $ 1,184,901
                                                                                ============            ============

                           FIRST BANK HOLDING COMPANY
                                 AND SUBSIDIARY


                    CONSOLIDATED AUDITED FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000

                           FIRST BANK HOLDING COMPANY
                                 AND SUBSIDIARY
                           (SYLVESTER BANKING COMPANY)
                  CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITOR'S REPORT                                                F-28

CONSOLIDATED BALANCE SHEETS                                                 F-29

CONSOLIDATED STATEMENTS OF INCOME                                           F-31

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                  F-32

CONSOLIDATED STATEMENTS OF CASH FLOWS                                       F-34

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS                                  F-36

INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL DATA -
     FIRST BANK HOLDING COMPANY ONLY                                        F-53

BALANCE SHEETS - FIRST BANK HOLDING COMPANY ONLY                            F-54

STATEMENTS OF INCOME - FIRST BANK HOLDING COMPANY ONLY                      F-55

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - FIRST BANK
     HOLDING COMPANY ONLY                                                   F-56

STATEMENTS OF CASH FLOWS - FIRST BANK HOLDING
     COMPANY ONLY                                                           F-57

NOTES TO FINANCIAL STATEMENTS - FIRST BANK
     HOLDING COMPANY ONLY                                                   F-58

INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL DATA -
     SYLVESTER BANKING COMPANY ONLY                                         F-59

BALANCE SHEETS - SYLVESTER BANKING COMPANY ONLY                             F-60

STATEMENTS OF INCOME - SYLVESTER BANKING COMPANY ONLY                       F-61

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - SYLVESTER BANKING
     COMPANY ONLY                                                           F-62

STATEMENTS OF CASH FLOWS - SYLVESTER BANKING COMPANY ONLY                   F-63

NOTES TO FINANCIAL STATEMENTS - SYLVESTER BANKING COMPANY ONLY              F-65

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
First Bank Holding Company
Sylvester, Georgia


We have audited the accompanying consolidated balance sheets of First Bank Holding Company and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years then ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Bank Holding Company and Subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.




                                              /s/ GERALD HERRING & COMPANY, P.C.


Sylvester, Georgia
February 4, 2003

                                  FIRST BANK HOLDING COMPANY
                                        AND SUBSIDIARY
                                  (SYLVESTER BANKING COMPANY)
                                  CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31, 2002 AND 2001


                                            ASSETS
                                            ------

                                                                    2002              2001
                                                               -------------     -------------
Cash and due from banks                                        $  2,993,007      $  4,423,605
Federal funds sold                                                6,768,000         6,043,000
                                                               -------------     -------------

   Cash and cash equivalents                                      9,761,007        10,466,605

Investment securities available for sale                          6,021,687             2,000
Investment securities held to maturity, at amortized cost
   (approximate market of $17,881,261 at December 31, 2002
   and $21,196,138 at December 31, 2001)                         17,316,523        20,823,501
Excess cost over book value of subsidiary, net                       77,236            80,958

Loans (Note 4)                                                   12,774,973        17,206,752
Less allowance for loan losses                                     (172,525)         (213,220)
                                                               -------------     -------------

Net loans                                                        12,602,448        16,993,532

Foreclosed assets, net                                                    0           137,500
Premises and equipment, net                                         250,612           255,049
Other assets                                                        424,903           698,820
                                                               -------------     -------------

        Total assets                                           $ 46,454,416      $ 49,457,965
                                                               =============     =============

          The accompanying notes are an integral part of these financial statements.

                                             F-29

                                            FIRST BANK HOLDING COMPANY
                                                  AND SUBSIDIARY
                                           (SYLVESTER BANKING COMPANY)
                                      CONSOLIDATED BALANCE SHEETS, Continued
                                            DECEMBER 31, 2002 AND 2001


                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------

                                                                                      2002               2001
                                                                                  -------------     -------------
Liabilities:
        Deposits:
          Noninterest-bearing demand                                              $  6,598,080      $  6,430,400
          Interest-bearing demand                                                   13,494,389        14,968,253
          Certificates of deposit                                                   11,979,472        14,350,862
          Savings                                                                    6,941,215         6,481,700
                                                                                  -------------     -------------

               Total deposits                                                       39,013,156        42,231,215

         Other liabilities                                                              97,078           171,784
                                                                                  -------------     -------------

               Total liabilities                                                    39,110,234        42,402,999
                                                                                  -------------     -------------

         Commitments and contingencies (Notes 9 and 13)

         Minority interest in equity of subsidiary                                     568,116           547,195

         Stockholders' equity:
          Common stock - $5 par value - 500,000 shares authorized;
            67,536 shares issued and outstanding                                       337,680           337,680
          Surplus                                                                    1,717,562         1,717,562
          Retained earnings                                                          5,814,101         5,557,815
          Accumulated other comprehensive income -
            Unrealized gains on investment securities available
               for sale, net of tax                                                     12,009                 0
         Less cost of shares acquired for the treasury,
          12,068 shares and 12,068 shares, respectively                             (1,105,286)       (1,105,286)
                                                                                  -------------     -------------

               Total stockholders' equity                                            6,776,066         6,507,771
                                                                                  -------------     -------------

               Total liabilities and stockholders' equity                         $ 46,454,416      $ 49,457,965
                                                                                  =============     =============

                   The accompanying notes are an integral part of these financial statements.

                                                      F-30

                                    FIRST BANK HOLDING COMPANY
                                          AND SUBSIDIARY
                                   (SYLVESTER BANKING COMPANY)
                                CONSOLIDATED STATEMENTS OF INCOME
                              YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                           2002           2001
                                                                       -----------    -----------
Interest income:
          Interest and fees on loans                                   $1,150,881     $1,870,973
          Interest on deposits with other banks                                 0         16,054
          Interest on investment securities:
            U.S. Treasury                                                       0              0
            U.S. Government agencies                                    1,122,227        875,524
            State and municipal                                            31,331         23,983
          Interest on Federal funds sold                                   97,250        349,348
                                                                       -----------    -----------

               Total interest income                                    2,401,689      3,135,882
                                                                       -----------    -----------

         Interest expense:
          Deposits                                                        688,983      1,327,407
          Federal funds purchased                                               0              0
          Other borrowed funds                                                  0              0
                                                                       -----------    -----------

               Total interest expense                                     688,983      1,327,407
                                                                       -----------    -----------

               Net interest income                                      1,712,706      1,808,475

         Provision for loan losses                                              0         14,744
                                                                       -----------    -----------

               Net interest income after provision for loan losses      1,712,706      1,793,731
                                                                       -----------    -----------

         Noninterest income:
          Service charges on deposit accounts                             306,244        261,447
          Securities gains (losses), net                                        0              0
          Other operating income                                           26,648         26,765
                                                                       -----------    -----------

               Total noninterest income                                   332,892        288,212
                                                                       -----------    -----------

         Noninterest expenses:
          Salaries and employee benefits                                1,029,880        986,671
          Occupancy and equipment expense                                 121,094        128,436
          Data processing                                                  83,623         95,077
          Professional and regulatory fees                                 32,504         28,999
          Other operating expense                                         194,119        252,112
                                                                       -----------    -----------

               Total noninterest expenses                               1,461,220      1,491,295
                                                                       -----------    -----------
         Minority interest in income of consolidated subsidiary           (33,044)       (32,749)
                                                                       -----------    -----------

         Income before income taxes                                       551,334        557,899

         Income tax expense                                               184,112        194,255
                                                                       -----------    -----------

         NET INCOME                                                    $  367,222     $  363,644
                                                                       ===========    ===========
         Weighted average common shares outstanding:
          Basic                                                            55,468         55,468
          Diluted                                                          55,468         55,468
         Earnings per share:
          Basic                                                        $     6.62     $     6.56
          Diluted                                                      $     6.62     $     6.56

            The accompanying notes are an integral part of these financial statements.

                                              F-31

                                                     FIRST BANK HOLDING COMPANY
                                                           AND SUBSIDIARY
                                                     (SYLVESTER BANKING COMPANY)
                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                               YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                           ACCUMULATED
                                                                                              OTHER
                                                 COMMON                       RETAINED    COMPREHENSIVE   TREASURY
                                                 STOCK          SURPLUS       EARNINGS        INCOME        STOCK          TOTAL
                                              ------------   ------------   ------------   ------------  ------------   ------------
Balance December 31, 2000                     $   337,680    $ 1,717,562    $ 5,305,107    $         0   $(1,105,286)   $ 6,255,063

Comprehensive income:
   Net income as restated                               0              0        363,644              0             0        363,644
   Change in net unrealized gain (loss)
     on securities available for sale,
     net of tax effects of $-0-                         0              0              0              0             0              0
                                              ------------   ------------   ------------   ------------  ------------   ------------
        Total comprehensive income                      0              0        363,644              0             0        363,644
                                              ------------   ------------   ------------   ------------  ------------   ------------

Cash dividend paid - $2.00 per share -
   First Bank Holding Company                           0              0       (110,936)             0             0       (110,936)

Purchase of -0- shares of treasury stock                0              0              0              0             0              0
                                              ------------   ------------   ------------   ------------  ------------   ------------

Balance - December 31, 2001 as restated           337,680      1,717,562      5,557,815              0    (1,105,286)     6,507,771


                             The accompanying notes are an integral part of these financial statements.

                                                                F-32

                                                     FIRST BANK HOLDING COMPANY
                                                           AND SUBSIDIARY
                                                     (SYLVESTER BANKING COMPANY)
                                CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY, Continued
                                               YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                           ACCUMULATED
                                                                                              OTHER
                                                 COMMON                       RETAINED    COMPREHENSIVE   TREASURY
                                                 STOCK          SURPLUS       EARNINGS        INCOME        STOCK          TOTAL
                                              ------------   ------------   ------------   ------------  ------------   ------------
Comprehensive income:
   Net income                                   $         0   $         0   $   367,222    $         0   $         0    $   367,222
   Change in net unrealized gain (loss) on
     securities available for sale, net of
     tax effects of $7,678                                0             0             0         12,009             0         12,009
                                                                                                                        ------------
        Total comprehensive income                                                                                          379,231
                                                                                                                        ------------

Cash dividend paid - $2.00 per share -
   First Bank Holding Company                             0             0      (110,936)             0             0       (110,936)

Purchase of -0- shares of treasury stock                  0             0             0              0             0              0
                                                ------------  ------------  ------------   ------------  ------------   ------------

Balance - December 31, 2002                     $   337,680   $ 1,717,562   $ 5,814,101    $    12,009   $(1,105,286)   $ 6,776,066
                                                ============  ============  ============   ============  ============   ============

                             The accompanying notes are an integral part of these financial statements.

                                                                F-33

                                    FIRST BANK HOLDING COMPANY
                                          AND SUBSIDIARY
                                    (SYLVESTER BANKING COMPANY)
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                              YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                        2002              2001
                                                                   -------------     -------------
Cash flows from operating activities:
   Net income                                                      $    367,222      $    363,644
   Prior period adjustment                                                    0                 0
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Provision for loan losses                                             0            14,744
        Depreciation                                                     16,581            21,749
        Amortization and accretion, net                                   3,722             3,722
        Investment securities gain, net                                       0                 0
        (Gain) loss on sale of other real estate                         17,287                 0
        Changes in assets and liabilities:
         (Increase) decrease in other assets                            273,917           (78,720)
         Increase (decrease) in other liabilities                       (41,662)           16,211
                                                                   -------------     -------------
           Net cash provided by (used in) operating activities          637,067           341,350
                                                                   -------------     -------------

Cash flows from investing activities:
   Proceeds from sales or maturities of
     investment securities available for sale                         1,000,000                 0
   Purchases of investment securities available for sale             (7,019,687)                0
   Proceeds from sales or maturities of
     investment securities held to maturity                          10,510,764         7,205,795
   Purchases of investment securities held to maturity               (7,003,786)      (13,931,624)
   Net (increase) decrease in loans                                   4,399,189         4,687,478
   Proceeds from maturities of interest-bearing
     deposits with financial institutions                                     0           500,000
   Purchases of premises and equipment                                  (14,114)           (4,786)
   Proceeds from sale of other real estate                              126,087                 0
   Cash and cash equivalents used in purchase of
     Sylvester Banking Company Stock                                          0              (552)
                                                                   -------------     -------------

Net cash provided by (used in) investing activities                   1,998,453        (1,543,689)
                                                                   -------------     -------------

Cash flows from financing activities:
   Net increase (decrease) in demand deposits,
     NOW accounts, and savings accounts                                (846,669)        3,174,390
   Net increase (decrease) in certificates of deposit                (2,371,390)          128,101
   Dividends paid                                                      (123,059)         (123,063)
                                                                   -------------     -------------

Net cash provided by (used in) financing activities                  (3,341,118)        3,179,428
                                                                   -------------     -------------

Net increase (decrease) in cash and cash equivalents                   (705,598)        1,977,089

Cash and cash equivalents at beginning of year                       10,466,605         8,489,516
                                                                   -------------     -------------

Cash and cash equivalents at end of year                           $  9,761,007      $ 10,466,605
                                                                   =============     =============

       The accompanying notes are an integral part of these financial statements.(Continued)

                                               F-34

                                      FIRST BANK HOLDING COMPANY
                                            AND SUBSIDIARY
                                     (SYLVESTER BANKING COMPANY)
                           CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
                                YEARS ENDED DECEMBER 31, 2002 AND 2001

Supplemental disclosures of cash flow information:

   Cash paid during the year for:
                                                                      2002                  2001
                                                                      ----                  ----
        Income taxes                                           $        41,688       $       391,373
                                                               ================      ================

        Interest paid to depositors                            $       787,745       $     1,336,475
                                                               ================      ================

        Interest paid on notes payable to bank                 $             0       $             0
                                                               =================     ================


Supplemental schedule of noncash investing and financing activities:

Foreclosed assets were acquired upon the conversion of loans aggregating $3,137 during 2002.

Foreclosed assets were acquired upon the conversion of loans aggregating $159,708 during 2001.

                           FIRST BANK HOLDING COMPANY
                                 AND SUBSIDIARY
                           (SYLVESTER BANKING COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations
     --------------------

     First Bank Holding Company and Subsidiary (Company) provide a full range of banking services in southwest Georgia to individual and corporate customers through its subsidiary. The Company and the subsidiary bank are subject to competition from other financial institutions. The Company and the subsidiary bank are also subject to the regulations of certain Federal and State agencies and undergo periodic examinations by those regulatory authorities. The Company's primary source of revenue is providing loans to customers, who are predominately small, and middle-market businesses and middle-income individuals.

     The accounting and reporting policies of First Bank Holding Company and Subsidiary conform to generally accepted accounting principles and general practices within the banking industry.

     The principles, which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

            Basis of Presentation
            ---------------------

            The consolidated financial statements include the accounts of First Bank Holding Company (Parent) and its 91.8525% owned subsidiary, Sylvester Banking Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

             Use of Estimates
             ----------------

             In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and valuation of trading activities.

             Significant Group Concentrations of Credit Risk
             -----------------------------------------------

             The Company makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the counties of southwest Georgia. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Company.

             Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land. Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

             A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.


             The Company has a concentration of funds on deposit at its primary correspondent banks at December 31, 2002 and 2001 as follows:

                                                              2002            2001
                                                              ----            ----
                      Noninterest - bearing account       $   2,199,319   $   3,727,808
                                                          =============   =============

            Cash Equivalents
            ----------------

            For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and balances due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods.

            The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

            Securities
            ----------

            Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair value, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

            Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

            Loans
            -----

            The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans throughout southwest Georgia. The ability of the Company's debtors to honor their contracts is dependent upon the agriculture, real estate and general economic conditions in this area.

            Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

            Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results on operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

            Nonaccrual Loans
            ----------------

            Commercial loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Residential real estate loans are typically placed on nonaccrual at the time the loan is 120 days delinquent. Other consumer loans are charged-off at 120 days delinquent. In all cases, loans must be placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

            All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

            Allowance for Loan Losses
            -------------------------

            The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

            The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary.

            A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Company's loans which have been identified as impaired have been measured by the fair value of existing collateral.

            Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

            Financial Instruments
            ---------------------

            CREDIT RELATED FINANCIAL INSTRUMENTS--In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit, standby letters of credit and forward sales commitments to various customers. Such financial instruments are recorded when they are funded or related fees are received or paid.

            Foreclosed Assets

            Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of fair value at the date of foreclosure and the amount of the loan, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

            Premises and Equipment
            ----------------------

            Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation computed using the straight-line and declining-balance methods over the estimated useful lives of the related asset. Costs incurred for maintenance and repairs are expensed currently. Net gains or losses on disposal or retirement of premises and equipment are included in other income. Estimated useful lives are as follows:

                                                           Years
                                                           -----
                       Buildings                           10-39
                       Equipment                           5-10

            Income Taxes
            ------------

            The Company files consolidated Federal and State income tax returns. Income tax expense (benefit) is allocated to each member of the consolidated group on the basis of their respective taxable income or loss included in the consolidated income tax returns. In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized based on differences between financial statement and tax bases of assets and liabilities using presently enacted tax rates. Adoption of this statement did not have a material effect on results of operations.

            However, the Company follows the practice of accruing income taxes based on the income reported for tax purposes, since the interperiod tax allocations for accretion of discounts, depreciation and deductions under Section 481(a) of the Internal Revenue Code were considered immaterial differences at December 31, 2002, 2001 and 2000.

            Intangible Assets
            -----------------

            Intangible assets consist of the cost in excess of book value in the original purchase of stock in the subsidiary bank. This cost is being amortized using the straight-line method over 40 years.

            Retirement Plan
            ---------------

            The compensation cost of an employee's pension benefit is recognized on the net periodic pension cost method over the employee's approximate service period. The aggregate cost method is utilized for funding purposes.

            Earnings Per Common Share
            -------------------------

            Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

            Earnings per common share have been computed based on the following:

                                                                      Years Ended December 31,
                                                                      ------------------------
                                                                          2002         2001
                                                                       ---------    ---------
             Net income                                                 $367,222     $363,644
             Less: Preferred stock dividends                                   0            0
                                                                        ---------    ---------

             Net income applicable to common stock                      $367,222     $363,644
                                                                        =========    =========

             Average number of common shares outstanding                  55,468       55,468
             Effect of dilutive options                                        0            0
                                                                        ---------    ---------
             Average number of common shares outstanding
                used to calculate diluted earnings per common share       55,468       55,468
                                                                        =========    =========

            Comprehensive Income
            --------------------

            The Company adopted SFAS No. 130, "Reporting Comprehensive Income," as of January 1, 1999. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Company's net income or shareholders' equity.

            The components of other comprehensive income and related tax effects are as follows:


                                                        Years Ended December 31,
                                                        ------------------------
                                                            2002         2001
                                                         ---------    --------
             Unrealized holding gains on
               available-for-sale securities              $19,687     $     0
             Less: Reclassification adjustment for
                   gains realized in income                     0           0
                                                          --------    --------
             Net unrealized gains                          19,687           0
             Tax effect                                     7,678           0
                                                          --------    --------

             Net-of-tax amount                            $12,009     $     0
                                                          ========    ========

            Recent Accounting Pronouncements
            --------------------------------

            In October 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of SFAS 125." The new statement revises accounting criteria for securitizations, other financial asset transfers, and collateral and introduces new disclosures, but otherwise carries forward most of SFAS No. 125's provisions without amendment. Adoption of this statement did not have a significant impact on the consolidated financial statements.

            In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination, and SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. These standards require all future business combinations to be accounted for using the purchase method of accounting. With the adoption of these standards, goodwill is no longer amortized but instead is subject to impairment tests at least annually. The Company adopted SFAS 141 and 142, with the exception of the amortization provision, effective January 1, 2002. At December 31, 2001, goodwill balances totaled $80,958; related amortization for the year totaled $3,722. Adoption of these standards did not have a material impact on the Company's financial position or results of operations.

            In August 2001, the FASB issued SFAS No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supercedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This standard improves financial reporting by requiring one accounting model be used for long-lived assets to be disposed by sale and by broadening the presentation of discontinued operations to include more disposal transactions. The Company adopted SFAS 144 effective January 1, 2002. SFAS 144 did not have a material impact on the consolidated financial statements.

2. Cash Flow Information
------------------------

     Supplemental schedule of noncash investing and financing activities:

             During the years ended December 31, 2002 and 2001, loans amounting to $3,137 and $159,708, respectively, were transferred to foreclosed assets.

             During the years ended December 31, 2002 and 2001, loans amounting to $162,845 and $-0-, respectively, were funded in connection with the sales of foreclosed assets.

3. Securities
-------------

     The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

                                                               December 31, 2002
                                          ------------------------------------------------------------
                                                              Gross          Gross
                                           Amortized       Unrealized      Unrealized        Fair
                                             Cost             Gains          Losses          Value
                                          ------------    ------------    ------------    ------------
     Securities Available for Sale
     -----------------------------

     Debt securities:

     U.S. Government and
       federal agency                     $ 6,000,000     $    20,781     $     1,094     $ 6,019,687
                                          ------------    ------------    ------------    ------------

           Total debt securities            6,000,000          20,781           1,094       6,019,687

     Marketable equity securities               2,000               0               0           2,000
                                          ------------    ------------    ------------    ------------

           Total securities available
              for sale                    $ 6,002,000     $    20,781     $     1,094     $ 6,021,687
                                          ============    ============    ============    ============

     Securities Held to Maturity
     ---------------------------

     U.S. Government and
       federal agency                     $16,566,956     $   529,366     $         0     $17,096,322
     State and municipal                      723,298          34,590               0         757,888
     Mortgage-backed                           26,269             782               0          27,051
                                          ------------    ------------    ------------    ------------

           Total securities held to
              maturity                    $17,316,523     $   564,738     $         0     $17,881,261
                                          ============    ============    ============    ============

                                                 F-41

                                                               December 31, 2001
                                          ------------------------------------------------------------
                                                              Gross          Gross
                                           Amortized       Unrealized      Unrealized        Fair
                                             Cost             Gains          Losses          Value
                                          ------------    ------------    ------------    ------------
     Securities Available for Sale
     -----------------------------

     Debt securities:
       U.S. Government and
         federal agency                   $         0     $         0     $         0     $         0
                                          ------------    ------------    ------------    ------------

           Total debt securities                    0               0               0               0

     Marketable equity securities               2,000               0               0           2,000
                                          ------------    ------------    ------------    ------------

           Total securities available
              for sale                    $     2,000     $         0     $         0     $     2,000
                                          ============    ============    ============    ============

     Securities Held to Maturity
     ---------------------------

     U.S. Government and federal
       agency                             $20,062,982     $   423,657     $   (38,125)    $20,448,514
     State and municipal                      727,126           8,873         (22,701)        713,298
     Mortgage-backed                           33,393             933               0          34,326
                                          ------------    ------------    ------------    ------------

           Total securities held
              to maturity                 $20,823,501     $   433,463     $    (60,826)   $21,196,138
                                          ============    ============    ============    ============

     Investment securities with an aggregate carrying value of approximately $8,291,460 and $8,999,923 at December 31, 2002 and 2001, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

     The amortized cost and fair value of investment securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Held-to-Maturity               Available-for-Sale
                                                ----------------               ------------------

                                           Amortized         Fair           Amortized        Fair
                                              Cost           Value            Cost           Value
                                          ------------    ------------    ------------    ------------
     Due in one year or less              $ 2,149,836     $ 2,194,368     $         0     $         0
     Due from one year to five years       14,021,974      14,492,647       5,000,000       5,019,219
     Due from five years to ten years       1,118,443       1,167,195       1,000,000       1,000,468
     Due after ten years                            0               0               0               0
     Mortgage-backed securities                26,270          27,051               0               0
     Equity securities                              0               0           2,000           2,000
                                          ------------    ------------    ------------    ------------

           Total                          $17,316,523     $17,881,261     $ 6,002,000     $ 6,021,687
                                          ============    ============    ============    ============

     Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are shown as a separate line item in the maturity categories in the above maturity summary.


     Gross realized gains and gross realized losses on sales of available-for-sale securities were $-0- and $-0-, respectively, in 2002 and $-0- and $-0-, respectively, in 2001.

     Unrealized holding gains on available-for-sale securities of $12,009 and $-0- were included in total comprehensive income during 2002 and 2001, respectively.

4. Loans and Allowances for Loan Losses
---------------------------------------

     Loans outstanding at December 31, 2002 and 2001, by classification, are summarized as follows:

                                                                             December 31,
                                                                   -------------------------------
                   Classification                                       2002             2001
                   --------------                                  -------------     -------------
               Real estate loans                                   $ 11,639,738      $ 15,469,560
               Commercial and industrial loans other
                 than those secured by real estate                      394,920           851,131
               Consumer and installment loans                           740,315           886,061
                                                                   -------------     -------------

                      Total loans outstanding                        12,774,973        17,206,752
                        Unearned income                                       0                 0
                        Allowance for possible loan losses             (172,525)         (213,220)
                                                                   -------------     -------------

                                                                   $ 12,602,448      $ 16,993,532
                                                                   =============     =============


     An analysis of the allowance for loan losses follows:              Years Ended December 31,
                                                                   -------------------------------
                        Description                                     2002             2001
                        -----------                                -------------     -------------

               Balance at end of previous period                   $    213,220      $    213,220
               Provision for loan losses                                (29,288)           14,744
               Loans charged off                                        (50,244)          (39,888)
               Recoveries of loans previously charged off                38,837            25,144
                                                                   -------------     -------------

               Balance at end of period                            $    172,525      $    213,220
                                                                   =============     =============

     The following is a summary of information pertaining to impaired and non-accrual loans:

                                                                             December 31,
                                                                   -------------------------------
                                                                        2002             2001
                                                                   -------------     -------------

               Impaired loans without a valuation allowance        $    119,482      $    121,753
               Impaired loans with a valuation allowance                      0               893
                                                                   -------------     -------------

               Total impaired loans                                $    119,482      $    122,646
                                                                   =============     =============

               Valuation allowance allocated to impaired loans     $          0      $        893
                                                                   =============     =============


                                                                       Years Ended December 31,
                                                                   -------------------------------
                                                                        2002             2001
                                                                   -------------     -------------

               Average investment in impaired loans                $    121,397      $    163,188
                                                                   =============     =============

               Interest income recognized on impaired loans        $     12,732      $     21,959
                                                                   =============     =============

               Interest income recognized on a cash basis
               on impaired loans                                   $     12,732      $     21,959
                                                                   =============     =============

     No additional funds are committed to be advanced in connection with impaired loans.

5. Foreclosed Assets
--------------------

     Foreclosed assets are presented net of an allowance for losses. An analysis of the allowance for losses on foreclosed assets is as follows:

                                                      Years Ended December 31,
                                                   -----------------------------
                                                        2002            2001
                                                   ------------     ------------

         Balance at the beginning of year          $         0      $         0
         Provision for losses                                0                0
         Charge-offs                                         0                0
         Recoveries                                          0                0
                                                   ------------     ------------

         Balance at end of year                    $         0      $         0
                                                   ============     ============

     Expenses applicable to foreclosed assets include the following:

                                                      Years Ended December 31,
                                                   -----------------------------
                                                        2002            2001
                                                   ------------     ------------

         Net loss (gain) on sales of real estate   $   (15,324)     $         0
         Provision for losses                                0                0
         Operating expenses, net of rental income            0                0
                                                   ------------     ------------

                                                   $   (15,324)     $         0
                                                   ============     ============

6. Premises and Equipment
-------------------------

     A summary of the cost and accumulated depreciation of premises and equipment follows:

                                                      Years Ended December 31,
         Description                               -----------------------------
         -----------                                    2002            2001
                                                   ------------     ------------

         Land                                      $    84,224      $    84,224
         Building and improvements                     574,261          571,034
         Furniture and equipment                       367,886          360,800
                                                   ------------     ------------
                                                     1,026,371        1,016,058
         Less accumulated depreciation                 775,759          761,009
                                                   ------------     ------------

                                                   $   250,612      $   255,049
                                                   ============     ============

     Depreciation expense for the years ended December 31, 2002 and 2001, amounted to $16,581 and $21,749, respectively.

     Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2002, pertaining to banking premises and equipment, future minimum rent commitments under various operating leases are as follows:

                     2003                                           $      8,890
                     2004                                                  1,842
                     2005                                                     0
                     2006                                                     0
                     2007                                                     0
                     Thereafter                                               0
                                                                    ------------

                                                                    $     10,732
                                                                    ============

     The leases contain options to extend for periods from three to five years. The cost of such rentals is not included above. Total rent expense for the years ended December 31, 2002 and 2001 amounted to $9,373 and $9,075, respectively.

7. Interest-Bearing Deposits
----------------------------

     The following is a summary of interest-bearing deposits by classification at December 31, 2002 and 2001:

                                                    2002               2001
                                                    ----               ----

   Interest-bearing demand deposits            $  13,494,389       $  14,968,253
         Savings                                   6,941,215           6,481,700
   Time certificates under $100,000                8,880,634           9,933,662
   Time certificates $100,000 or more              3,098,838           4,417,200
                                               -------------       -------------
    Total interest-bearing deposits            $  32,415,076       $  35,800,815
                                               =============       =============

     At December 31, 2002, the scheduled maturities of certificates of time deposit were as follows:

                     2003                               $   10,935,470
                     2004                                      766,125
                     2005                                      263,252
                     2006                                       14,625
                     2007                                          -0-
                     Thereafter                                    -0-
                                                        --------------
                                                        $   11,979,472
                                                        ==============

     Interest expense for time certificates of $100,000 or more approximated $97,056 and $274,087, for the years ended December 31, 2002 and 2001, respectively.

8. Income Taxes
---------------

     Allocation of federal and state income taxes between current and deferred portions is as follows:
                                                   Years Ended December 31,
                                                  --------------------------
                                                     2002             2001
                                                  ---------        ---------
     Current tax provision:
     Federal                                      $184,112         $196,935
     State                                               0                0
                                                  ---------        ---------
                                                   184,112          196,935
                                                  ---------        ---------

     Deferred tax benefit:
     Federal                                             0                0
     State                                               0                0
                                                  ---------        ---------
                                                         0                0

                                                  $184,112         $196,935
                                                  =========        =========

     The tax effects of each type of income and expense item that give rise to deferred taxes are as follows:

                                                                                    December 31,
                                                                               ---------------------
                                                                                 2002         2001
                                                                               --------     --------
               Net unrealized (gain) loss on securities available for sale     $     0      $     0
               Depreciation                                                     (6,295)      (4,214)
               Deferred loan fees                                                    0            0
               Allowance for loan losses                                             0            0
               Employee benefit plans                                                0            0
               Other, net                                                            0            0
                                                                               --------     --------

               Net deferred tax liability                                      $(6,295)     $(4,214)
                                                                               ========     ========

     Because the deferred tax liability, as reflected above, is not significant, the results of operations are not materially different than the results would be obtained by accounting for deferred taxes in accordance with generally accepted accounting principles.

9. Off-Balance Sheet Activities
-------------------------------

     CREDIT RELATED FINANCIAL INSTRUMENTS

     The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

     The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

     At December 31, 2002 and 2001, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                             Contract Amount
                                                             ---------------
                                                           2002          2001
                                                           ----          ----

         Commitments to grant loans                    $ 1,238,952   $ 1,554,102
         Unfunded commitments under lines of credit            -0-           -0-
         Commercial and standby letters of credit              -0-           -0-

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

     Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

     Commercial and standby letters-of-credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

     COLLATERAL REQUIREMENTS. To reduce credit risk related to the use of both derivatives and credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Company's credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment and real estate.

10. Legal Contingencies
-----------------------

     In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

11. Treasury Stock
------------------

     Treasury stock is shown at cost, and as of December 31, 2002 and 2001, consists of 12,068 shares and 12,068 shares of common stock, respectively.

12. Minimum Regulatory Capital Requirements
-------------------------------------------

     The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December, 31, 2002 and 2001, that the Company and the Bank met all capital adequacy requirements to which they are subject.

     As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank's category.

     The Company's and the Bank's actual capital amounts and ratios as of December 31, 2002 and 2001 are also presented in the table.

                                                                                                  Minimum
                                                                                                 To Be Well
                                                                                             Capitalized Under
                                                                     Minimum                 Prompt Corrective
                                           Actual               Capital Requirement          Action Provisions
                                           ------               -------------------          -----------------
                                    Amount       Ratio          Amount       Ratio           Amount      Ratio
                                    ------       -----          ------       -----           ------      -----
       As of December 31, 2002:

         Total Capital
           (to Risk-Weighted Assets)
           Consolidated             $ 7,504,698  52.55%       >$ 1,142,488   >8.0%        >$  1,428,110  >10.0%
                                                              -              -            -              -
           Sylvester Banking Co     $ 7,312,825  51.21%       >$ 1,142,423   >8.0%        >$  1,428,028  >10.0%
                                                              -              -            -              -
         Tier I Capital
           (to Risk-Weighted Assets)
           Consolidated             $ 7,332,173  51.34%       >$ 571,244     >4.0%        >$  856,866    >6.0%
                                                              -              -            -              -
           Sylvester Banking Co     $ 7,140,300  50.00%       >$ 571,211     >4.0%        >$  856,817    >6.0%
                                                              -              -            -              -
          Tier I Capital
           (to Average Assets)
           Consolidated             $ 7,268,186  15.67%       >$ 1,871,149   >4.0%        >$  2,338,936  >5.0%
                                                              -              -            -              -
           Sylvester Banking Co     $ 7,096,738  15.30%       >$ 1,867,047   >4.0%        >$  2,333,805  >5.0%
                                                              -              -            -              -

       As of December 31, 2001:

         Total Capital
           (to Risk-Weighted Assets)
           Consolidated             $ 7,268,186  39.16%       >$ 1,485,034   >8.0%        >$  1,856,293  >10.0%
                                                              -              -            -              -
           Sylvester Banking Co     $ 7,096,738  38.24%       >$ 1,484,950   >8.0%        >$  1,856,187  >10.0%
                                                              -              -            -              -
         Tier I Capital
           (to Risk-Weighted Assets)
           Consolidated             $ 7,054,966  38.02%       >$ 742,517     >4.0%        >$  1,113,776   >6.0%
                                                              -              -            -               -
           Sylvester Banking Co     $ 6,883,518  37.09%       >$ 742,475     >4.0%        >$  1,113,712   >6.0%
                                                              -              -            -               -
         Tier I Capital
           (to Average Assets)
           Consolidated             $ 7,054,966  14.88%       >$ 1,896,445   >4.0%        >$  2,370,557  >5.0%
                                                              -              -            -              -
           Sylvester Banking Co     $ 6,883,518  14.54%       >$ 1,893,288   >4.0%        >$  2,366,610  >5.0%
                                                              -              -            -              -

13. Employee Benefit Plan
-------------------------

     A.  Actuarial Present Values of Accumulated Plan Benefits

         The calculation of the actuarial value of accrued benefits and vested benefits is based on the assumption of an ongoing plan. The accrued benefit not only includes the earned portion of the retirement benefit, but also the earned portion of the ancillary benefits (i.e., death benefits, termination benefits, etc.). A comparison of the actuarial value of accrued benefits and vested benefits with the market value of assets is a way to assess the plan's present and future ability to pay benefits when due.

         Each actuarial assumption used in determining the actuarial value of benefits is based on the best estimate of the plan's future experience with respect to that assumption. All assumptions relating to death, disability, withdrawal and retirement are the same as those used in the regular valuation.

         The calculation of the accrued and vested benefits under the ongoing plan approach is in accordance with calculation methods set forth by the Financial Accounting Standards Board and the American Academy of Actuaries. We summarize below the unfunded vested benefits under the ongoing plan approach:

                                                                                      2002                  2001
                                                                                      ----                  ----

         1.   Present Value for Vested Accumulated Plan
              Benefits for Active Employees                                  $      1,471,542      $      1,443,583
         2.   Liability for Interactive Participants
              a. Retirees and beneficiaries, currently receiving benefits             297,416               194,443
              b. Vested terminated and disabled participants not yet
                 receiving benefits                                                    17,919                    0
                                                                             -----------------     -----------------
              c. Total Inactive Liability: (a)+(b)                           $        315,335      $        194,443

         3.   Actuarial Value of Vested Benefits                                    1,786,877             1,638,026

         4.   Present Value of Non-Vested Benefits                                          0                     0

         5.   Actuarial Present Value of Accumulated Plan Benefits:
              (3)+(4)                                                        $      1,786,877      $      1,638,026

         6.   Market Value of Assets at January 1                                   1,892,052             1,850,509
                                                                             -----------------     -----------------

         7.   Excess of Actuarial Present Value of Accumulated Plan
              Benefits over Net Assets Available: (5)-(6); minimum $0        $              0      $              0


     B.  Statement of Changes in Accumulated Plan Benefits
                                                                                     Years Ended December 31,
                                                                             ---------------------------------------
                                                                                      2001                  2000
                                                                                      ----                  ----
         1.   Actuarial Present Value of Accumulated Plan
              Benefits at Beginning of Year                                  $      1,638,026      $      1,644,784

         2.   Increase (decrease) during the Year Attributable to:
              a. Change in actuarial assumptions                                            0                     0
              b. Benefits accumulated and gains and losses                             52,226                20,547
              c. Increase for interest due to the decrease in the
                 discount period                                                      129,718                     0
              d. Benefits paid                                                        (33,093)              (27,305)
              e. Plan Change                                                                0                     0
                                                                             -----------------     -----------------
              f. Net Change                                                  $        148,851      $         (6,758)

                                                        F-49

         3.   Actuarial Present Value of Accumulated
              Plan Benefits at End of Year                                   $      1,786,877      $      1,638,026

     C.  Participant Count as of January 1, 2002 and January 1, 2001

                                                                                     2002                  2001
                                                                                     ----                  ----
         Active Participants                                                          20                    20

         Retired and Beneficiaries receiving benefits                                  7                     7

         Terminated Vested and Beneficiaries not yet receiving benefits                3                     3
                                                                                    -----                 -----

         Total Participants                                                           30                    30

     D.  Assumptions

         The present values of Vested and Accumulated Plan Benefits were determined in accordance with the Statement of Financial Accounting Standards No. 35 and the American Academy of Actuaries' Interpretation I and II and reflect the following actuarial assumptions:

              INTEREST:                            8.00% per annum, compounded annually.

              PRE-AND POST-RETIREMENT
              MORTALITY:                           Male:        Up - 84 Mortality Table (unadjusted)
                                                   Female:      Up - 84 Mortality Table set back
                                                                (4) four years

              SALARY INCREASES:                    N/A

              RETIREMENT AGE:                      Age 65.

14. Employment Contract
-----------------------

     The Company entered into employment contracts with D. Neil Pierce and Morris Bryant, dated March 10, 1987, that provide for automatic renewals every two years unless the Company or the employee gives ninety days notice of termination. These contracts stipulate that in the event of a change in ownership of the Company, D. Neil Pierce shall be guaranteed an employment cash settlement based on the average of the five prior years base salary aggregating $109,220 at December 31, 2002, and Morris Bryant shall be guaranteed an employment cash settlement based on the average of the five prior years base salary times fifty percent aggregating $42,773 at December 31, 2002.

15. Related Party Transactions
------------------------------

     In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates amounting to $791,632 at December 31, 2002 and $1,086,246 at December 31, 2001.

16. Restrictions on Dividends, Loans, and Advances
--------------------------------------------------

     Federal and state banking regulations place certain restrictions on dividends paid by Sylvester Banking Company to First Bank Holding Company. The total amount of dividends which may be paid at any date is generally limited to 50% of the net profits after taxes but before dividends for the previous calendar years of Sylvester Banking Company without regulatory approval.

     The amount of cash dividends available from the bank subsidiary for payment in 2003 without such prior approval is approximately $202,500.

     In addition, dividends paid by Sylvester Banking Company to First Bank Holding Company would be prohibited if the effect thereof would cause Sylvester Banking Company's capital to be reduced below applicable minimum capital requirements.

17. Fair Value Of Financial Instruments
---------------------------------------

     The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

         CASH AND CASH EQUIVALENTS: The carrying amounts of cash and short-term instruments approximate fair values.

         INTEREST-BEARING DEPOSITS IN BANKS: The carrying amounts of interest-bearing deposits maturing within ninety days approximate their fair values. Fair values of other interest-bearing deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

         SECURITIES: Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

         LOANS RECEIVABLE: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), and consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

         DEPOSIT LIABILITIES: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         ACCRUED INTEREST: The carrying amounts of accrued interest approximate fair value.

         OFF-BALANCE-SHEET INSTRUMENTS: Fair values for off-balance-sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

     The estimated fair value, and related carrying or notional amounts, of the Company's financial instruments are as follows:

                                                    December 31, 2002                          December 31, 2001
                                                    -----------------                          -----------------
                                              Carrying               Fair                Carrying             Fair
                                                Value                Value                 Value              Value
                                                -----                -----                 -----              -----
     Financial assets:
     Cash and due from banks,
        interest bearing deposits
        with financial institutions,
        and federal funds sold            $      9,761,007    $     9,761,007       $    10,466,605     $    10,466,605
                                          =================   ================      ================    ================


     Investment securities                $     23,338,210    $    23,902,948       $    20,825,501     $    21,198,138
                                          =================   ================      ================    ================

     Loans, net of unearned income        $     12,774,973    $    12,933,517       $    17,206,752     $    17,682,629
        Less: Allowance for loan
               losses                             (172,525)                                (213,220)
                                          -----------------   ----------------      ----------------    ----------------

                                          $     12,602,448    $    12,933,517       $    16,993,532     $    17,682,629
                                          =================   ================      ================    ================


                                                    December 31, 2002                        December 31, 2001
                                                    -----------------                        -----------------
                                              Carrying               Fair                Carrying              Fair
                                                Value                Value                 Value               Value
                                                -----                -----                 -----               -----

     Financial liabilities:
     Deposits:
        Noninterest-bearing demand        $      6,598,080    $     6,598,080       $     6,430,400     $     6,430,400
        Interest-bearing demand                 13,494,389         13,494,389            14,968,253          14,968,253
        Savings                                  6,941,215          6,941,215             6,481,700           6,481,700
        Time deposits                           11,979,472         12,097,410            14,350,862          14,525,831
                                          -----------------   ----------------      ----------------    ----------------

            Total deposits                $     39,013,156    $    39,131,094       $    42,231,215     $    42,406,184
                                          =================   ================      ================    ================

18. Income Tax Expense Adjustment
---------------------------------

     The accompanying financial statements for 2001 have been restated to correct the final 2001 tax provision. The effect of the restatement was to decrease net income for 2001 by $2,710 (.03 per share).

19. Unused Financing Commitments
--------------------------------

At December 31, 2002 the Company had $650,000 of unused lines of credit with Security Bank and Trust Company to be drawn upon as needed, with interest at 75 basic points below the prime rate.

                INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL DATA
                -------------------------------------------------



To the Board of Directors
First Bank Holding Company
Sylvester, Georgia


Our report on the audit of the consolidated financial statements of First Bank Holding Company and Subsidiary as of December 31, 2002 and 2001, and for the years then ended, appears on page 1. This audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements, taken as a whole, which are set forth on the preceding pages 1 to 32, inclusive. The supplemental data included herein on pages 33 to 38, inclusive, is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. This additional information has been subjected to the audit procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic consolidated financial statements taken as a whole.




                                              /s/ GERALD HERRING & COMPANY, P.C.


Sylvester, Georgia
February 4, 2003

                                 FIRST BANK HOLDING COMPANY
                                    (PARENT COMPANY ONLY)
                                       BALANCE SHEETS
                                 DECEMBER 31, 2002 AND 2001

                                           ASSETS
                                           ------

                                                                   2002             2001
                                                               ------------     ------------
Cash                                                           $   113,816      $    89,431
Investment in Sylvester Banking Company,
   at equity                                                     6,649,420        6,417,281
Due from Sylvester Banking Company                                     821            1,059
                                                               ------------     ------------

        Total assets                                           $ 6,764,057      $ 6,507,771
                                                               ============     ============


                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------

Liabilities - note payable                                     $         0      $         0
                                                               ------------     ------------

Stockholders' equity:
   Common stock, $5 par value - 500,000 shares
     authorized; 67,536 shares issued and outstanding              337,680          337,680
   Surplus                                                       1,717,562        1,717,562
   Retained earnings (includes undistributed
     earnings of subsidiary)                                     5,814,101        5,557,815
   Accumulated other comprehensive income                                0                0
                                                               ------------     ------------

                                                                 7,869,343        7,613,057
   Less cost of shares acquired for the
     treasury, 12,068 shares and 12,068
     shares, respectively                                       (1,105,286)      (1,105,286)
                                                               ------------     ------------

        Total stockholders' equity                               6,764,057        6,507,771
                                                               ------------     ------------

        Total liabilities and stockholders' equity             $ 6,764,057      $ 6,507,771
                                                               ============     ============


          See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                            F-54

                           FIRST BANK HOLDING COMPANY
                              (PARENT COMPANY ONLY)
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                          2002           2001
                                                        ---------      ---------

Income:
   Dividends from subsidiary bank                       $136,677       $136,673
                                                        ---------      ---------

        Total income                                     136,677        136,673
                                                        ---------      ---------

Operating expenses:
   Interest                                                    0              0
   Amortization of excess of cost over book                3,722          3,722
   Regulatory fee and related expenses                     1,000          1,000
   Other expenses                                          1,415          2,115
                                                        ---------      ---------

        Total operating expenses                           6,137          6,837
                                                        ---------      ---------

        Sub-total                                        130,540        129,836

Income tax benefit                                           821          1,059
                                                        ---------      ---------

   Income before equity in undistributed
     income of subsidiary                                131,361        130,895

Equity in undistributed income of subsidiary             235,861        232,749
                                                        ---------      ---------

        Net income                                      $367,222       $363,644
                                                        =========      =========

    See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                                     FIRST BANK HOLDING COMPANY
                                                        (PARENT COMPANY ONLY)
                                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                               YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                         ACCUMULATED
                                                                                            OTHER
                                              COMMON                       RETAINED     COMPREHENSIVE    TREASURY
                                               STOCK         SURPLUS       EARNINGS         INCOME         STOCK             TOTAL
                                           ------------   ------------   ------------    ------------   ------------    ------------
Balance - December 31, 2000                $   337,680    $ 1,717,562    $ 5,305,107     $         0    $(1,105,286)    $ 6,255,063

Comprehensive income:
   Net income                                        0              0        363,644               0              0         363,644
   Change in net unrealized gain (loss)
     on securities available for sale,
     net of reclassification adjustment
     and tax effects                                 0              0              0               0              0               0
                                                                                                                        ------------
        Total comprehensive income                                                                                          363,644
                                                                                                                        ------------

Purchase of 0 shares of treasury stock               0              0              0               0              0               0

Cash dividend paid - $2.00 per share                 0              0       (110,936)              0              0        (110,936)
                                           ------------   ------------   ------------    ------------   ------------    ------------

Balance - December 31, 2001                    337,680      1,717,562      5,557,815               0     (1,105,286)      6,507,771

Comprehensive income:
   Net income                                        0              0        367,222               0              0         367,222
   Change in net unrealized gain (loss)
     on securities available for sale,
     net of reclassification adjustment
     and tax effects                                 0              0              0               0              0               0
                                                                                                                        ------------
        Total comprehensive income                                                                                          367,222
                                                                                                                        ------------

Purchase of 0 shares of treasury stock               0              0              0               0              0               0

Cash dividend paid - $2.00 per share                 0              0       (110,936)              0              0        (110,936)
                                           ------------   ------------   ------------    ------------   ------------    ------------

Balance - December 31, 2002                $   337,680    $ 1,717,562    $ 5,814,101     $         0    $(1,105,286)    $ 6,764,057
                                           ============   ============   ============    ============   ============    ============

                              See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                                                F-56

                           FIRST BANK HOLDING COMPANY
                              (PARENT COMPANY ONLY)
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                          2002           2001
                                                       ----------     ----------
Cash flows from operating activities:
   Net income                                          $ 367,222      $ 363,644
   Prior period adjustment - income taxes                      0              0
   Adjustments to reconcile net income
     to cash provided by operating activities:
       Amortization                                        3,722          3,722
       Equity in undistributed income of bank
        subsidiary                                      (235,861)      (232,749)
       Changes in assets and liabilities:
        (Increase) decrease in due from Sylvester
         Banking Company                                     238           (713)
                                                       ----------     ----------

       Net cash provided by operating activities         135,321        133,904
                                                       ----------     ----------

Cash flows from investing activities:
   Cash paid for purchase of Sylvester Banking
     Company Stock                                             0           (552)
                                                       ----------     ----------

       Net cash used by investing activities                   0           (552)
                                                       ----------     ----------

Cash flows from financing activities:
   Proceeds from issuance of debt                              0              0
   Payment on debt                                             0              0
   Dividends paid                                       (110,936)      (110,936)
   Cash paid for purchase of treasury stock                    0              0
                                                       ----------     ----------

       Net cash used by financing activities            (110,936)      (110,936)
                                                       ----------     ----------

       Net increase (decrease) in cash and
        cash equivalents                                  24,385         22,416

Cash and cash equivalents at beginning of year            89,431         67,015
                                                       ----------     ----------

Cash and cash equivalents at end of year               $ 113,816      $  89,431
                                                       ==========     ==========


Supplemental disclosures of cash flow information:

Cash paid during the year for:

       Interest paid                                   $       0      $       0
                                                       ==========     ==========

       Income taxes                                    $  (1,059)     $    (346)
                                                       ==========     ==========

    See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

     FIRST BANK HOLDING COMPANY

                              (PARENT COMPANY ONLY)
                NOTES TO PARENT COMPANY ONLY FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001



 Note A.     Notes to Parent Company Only Financial Statements

             Notes to Parent Company Only Financial Statements include only that information which is in addition to information presented in Notes to Consolidated Financial Statements of First Bank Holding Company and Subsidiary.

 Note B.     Significant Accounting Policies

             First Bank Holding Company reports its investments in the subsidiary bank at its equity in the bank's net assets.

 Note C.     Federal Income Taxes (Benefits)

             Federal income taxes (benefits) represent the tax effect of the Parent Company's taxable net operating loss deductions which has been used to offset a portion of the taxable income of the subsidiary bank.

 Note D.     Numerical Note References

             Numerical notes refer to Notes to Consolidated Financial Statements of First Bank Holding Company and Subsidiary.







 See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL DATA
                -------------------------------------------------



To the Board of Directors
Sylvester Banking Company
Sylvester, Georgia


Our report on the audit of the consolidated financial statements of First Bank Holding Company and Subsidiary as of December 31, 2002 and 2001, and for the years then ended, appears on page 1. This audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements, taken as a whole, which are set forth on the preceding pages 1 to 32, inclusive. The supplemental data included herein on pages 39 to 45, inclusive, is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. This additional information has been subjected to the audit procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic consolidated financial statements taken as a whole.





                                              /s/ GERALD HERRING & COMPANY, P.C.


Sylvester, Georgia
February 4, 2003

                                   SYLVESTER BANKING COMPANY
                                   (SUBSIDIARY COMPANY ONLY)
                                         BALANCE SHEETS
                                   DECEMBER 31, 2002 AND 2001

                                             ASSETS
                                             ------

                                                                    2002              2001
                                                                -------------     -------------
Cash and due from banks                                         $  2,879,191      $  4,334,174
Federal funds sold                                                 6,768,000         6,043,000
                                                                -------------     -------------
   Cash and cash equivalents                                       9,647,191        10,377,174
Interest bearing deposits with financial institutions                      0                 0
Investment securities available for sale                           6,021,687             2,000
Investment securities held to maturity, at amortized cost
   (approximate market value of $17,881,261 at December 31,
   2002 and $21,196,138 at December 31, 2001)                     17,316,523        20,823,501

Loans, Gross                                                      12,774,973        17,206,752
Less:
   Unearned income                                                         0                 0
   Allowance for loan losses                                        (172,525)         (213,220)
                                                                -------------     -------------

     Net loans                                                    12,602,448        16,993,532

Foreclosed assets, net                                                     0           137,500
Premises and equipment, net                                          250,612           255,049
Other assets                                                         424,082           697,761
                                                                -------------     -------------

        Total assets                                            $ 46,262,543      $ 49,286,517
                                                                =============     =============

                              LIABILITIES AND STOCKHOLDERS' EQUITY
                              ------------------------------------
Liabilities:
   Deposits:
     Noninterest-bearing demand                                 $  6,598,080      $  6,430,400
     Interest-bearing demand                                      13,494,389        14,968,253
     Certificates of deposit                                      11,979,472        14,350,862
     Savings                                                       6,941,215         6,481,700
                                                                -------------     -------------

        Total deposits                                            39,013,156        42,231,215

   Other liabilities                                                  97,078           171,784
                                                                -------------     -------------

        Total liabilities                                         39,110,234        42,402,999
                                                                -------------     -------------

Commitments and contingencies (Notes 9 and 13)

Stockholders' equity:
   Common stock, $5 par value - 250,000 shares
     authorized; 120,000 shares issued and outstanding               600,000           600,000
   Surplus                                                         3,400,000         3,400,000
   Retained earnings                                               3,140,300         2,883,518
   Accumulated other comprehensive income -
     Unrealized gains on investment securities available
        for sale, net of tax                                          12,009                 0
                                                                -------------     -------------

        Total stockholders' equity                                 7,152,309         6,883,518
                                                                -------------     -------------

        Total liabilities and stockholders' equity              $ 46,262,543      $ 49,286,517
                                                                =============     =============

            See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                             F-60

                            SYLVESTER BANKING COMPANY
                            (SUBSIDIARY COMPANY ONLY)
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                        2002             2001
                                                     -----------     -----------
Interest income:
   Interest and fees on loans                        $1,150,881      $1,870,973
   Interest on deposits with other banks                      0          16,054
   Interest on investment securities:
     U.S. Treasury                                            0               0
     U.S. Government agencies                         1,122,227         875,524
     State and municipal                                 31,331          23,983
   Interest on Federal funds sold                        97,250         349,348
                                                     -----------     -----------

        Total interest income                         2,401,689       3,135,882
                                                     -----------     -----------

Interest expense:
   Deposits                                             688,983       1,327,407
   Federal funds purchased                                    0               0
                                                     -----------     -----------

        Total interest expense                          688,983       1,327,407
                                                     -----------     -----------

        Net interest income                           1,712,706       1,808,475

Provision for loan losses                                     0          14,744
                                                     -----------     -----------
        Net interest income after provision
           for loan losses                            1,712,706       1,793,731
                                                     -----------     -----------

Noninterest income:
   Service charges on deposit accounts                  306,244         261,447
   Securities gains (losses), net                             0               0
   Other operating income                                26,648          26,765
                                                     -----------     -----------

        Total noninterest income                        332,892         288,212
                                                     -----------     -----------

Noninterest expenses:
   Salaries and employee benefits                     1,029,880         986,671
   Occupancy and equipment expense                      121,094         128,436
   Data processing                                       83,623          95,077
   Professional and regulatory fees                      32,504          28,999
   Other operating expense                              187,982         245,275
                                                     -----------     -----------

        Total noninterest expenses                    1,455,083       1,484,458
                                                     -----------     -----------

Income before income taxes                              590,515         597,485

Income tax expense                                      184,933         197,994
                                                     -----------     -----------

Net income                                           $  405,582      $  399,491
                                                     ===========     ===========

Weighted average common shares outstanding:
   Basis                                                120,000         120,000
   Diluted                                              120,000         120,000

Earnings per share:
   Basis                                             $     3.38      $     3.33
   Diluted                                           $     3.38      $     3.33

    See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                                      SYLVESTER BANKING COMPANY
                                                      (SUBSIDIARY COMPANY ONLY)
                                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                               YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                                        ACCUMULATED
                                                                                                           OTHER
                                                          COMMON                         RETAINED      COMPREHENSIVE
                                                           STOCK         SURPLUS         EARNINGS          INCOME          TOTAL
                                                       ------------    ------------    ------------     ------------    ------------
Balance December 31, 2000                              $   600,000     $ 3,400,000     $ 2,632,827      $         0     $ 6,632,827

Comprehensive income:
   Net income as restated                                        0               0         399,491                0         399,491
   Change in net unrealized gain (loss) on
     securities available for sale, net of
     tax effects of $-0-                                         0               0               0                0               0
                                                                                                                        ------------
        Total comprehensive income                                                                                          399,491
                                                                                                                        ------------

Cash dividend paid - $1.24 per share                             0               0        (148,800)               0        (148,800)
                                                       ------------    ------------    ------------     ------------    ------------

Balance as restated December 31, 2001                      600,000       3,400,000       2,883,518                0       6,883,518

Comprehensive income:
   Net income                                                    0               0         405,582                0         405,582
   Change in net unrealized gain (loss) on
     securities available for sale, net of
     tax effects of $7,678                                       0               0               0           12,009          12,009
                                                                                                                        -----------
        Total comprehensive income                                                                                          417,591
                                                                                                                        -----------

Cash dividend paid - $1.24 per share                             0               0        (148,800)               0        (148,800)
                                                       ------------    ------------    ------------     ------------    ------------

Balance December 31, 2002                              $   600,000     $ 3,400,000     $ 3,140,300      $    12,009     $ 7,152,309
                                                       ============    ============    ============     ============    ============

                              See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                                                F-62

                                  SYLVESTER BANKING COMPANY
                                  (SUBSIDIARY COMPANY ONLY)
                                  STATEMENTS OF CASH FLOWS
                           YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                  2002              2001
                                                             -------------     -------------
Cash flows from operating activities:
Net income                                                   $    405,582      $    399,491
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Provision for loan losses                                          0            14,744
     Depreciation                                                  16,581            21,749
Amortization and accretion, net                                         0                 0
     Investment securities gain, net                                    0                 0
     (Gain) loss on sale of other real estate                      17,287                 0
     Changes in assets and liabilities:
       (Increase) decrease in other assets                        273,679           (78,007)
       Increase (decrease) in other liabilities                   (74,706)          (13,858)
                                                             -------------     -------------
        Net cash provided by (used in) operating
         activities                                               638,423           344,119
                                                             -------------     -------------

Cash flows from investing activities:
   Proceeds from sales or maturities of
     investment securities available for sale                   1,000,000                 0
   Purchases of investment securities available for sale       (7,019,687)                0
   Proceeds from sales or maturities of
     investment securities held to maturity                    10,510,764         7,205,795
   Purchases of investment securities held to maturity         (7,003,786)      (13,931,624)
   Net  (increase) decrease in loans                            4,399,189         4,687,478
   Purchases of interest-bearing deposits with
     financial institutions                                             0                 0
   Proceeds from maturities of interest-bearing
     deposits with financial institutions                               0           500,000
   Purchases of premises and equipment                            (14,114)           (4,786)
   Proceeds from sales of other real estate                       126,087                 0
                                                             -------------     -------------
       Net cash provided by (used in) investing
        activities                                              1,998,453        (1,543,137)
                                                             -------------     -------------

Cash flows from financing activities:
   Net increase (decrease) in demand deposits,
     NOW accounts, and savings accounts                          (846,669)        3,174,390
   Net increase (decrease) in certificates of deposit          (2,371,390)          128,101
   Dividends paid                                                (148,800)         (148,800)
                                                             -------------     -------------

       Net cash provided by (used in) financing
        activities                                             (3,366,859)        3,153,691
                                                             -------------     -------------

       Net increase (decrease) in cash and cash
        equivalents                                              (729,983)        1,954,673

Cash and cash equivalents at beginning of year                 10,377,174         8,422,501
                                                             -------------     -------------

Cash and cash equivalents at end of year                     $  9,647,191      $ 10,377,174
                                                             =============     =============

          See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                            F-63

                            SYLVESTER BANKING COMPANY
                            (SUBSIDIARY COMPANY ONLY)
                      STATEMENTS OF CASH FLOWS (Continued)
                     YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                 2002                  2001
                                         -----------------       ---------------
Supplemental disclosures of cash flow information:
   Cash paid during the year for:

     Interest paid                       $        787,745        $    1,336,475
                                         =================       ===============

     Income taxes                        $         42,747        $      391,719
                                         =================       ===============


Supplemental schedule of noncash investing and financing activities:

Foreclosed assets were acquired upon the conversion of loans aggregating $3,137 during 2002 and $159,708 during 2001.

    See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                            SYLVESTER BANKING COMPANY
                            (SUBSIDIARY COMPANY ONLY)
              NOTES TO SUBSIDIARY COMPANY ONLY FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


 Note A.     Notes to Subsidiary Company Only Financial Statements

             Notes to Subsidiary Company Only Financial Statements include only that information which is in addition to information presented in Notes to Consolidated Financial Statements of First Bank Holding Company.

 Note B.     Earnings Per Share

             Earnings per share are calculated on the basis of the weighted average number of shares outstanding.

 Note C.     Numerical Note References

             Numerical notes refer to Notes to Consolidated Financial Statements of First Bank Holding Company and Subsidiary.

           See notes to consolidated financial statements and also the accompanying notes to parent company only financial statements.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION



       THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of this 10th day of December, 2003, by and between SOUTHWEST GEORGIA BANK, a Georgia bank ("SGB"), SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation ("SGFC", and unless the context otherwise requires, the term "SGFC" shall include both SGFC and SGB), SYLVESTER BANKING COMPANY, a Georgia bank ("BANK"), and FIRST BANK HOLDING COMPANY, a Georgia corporation ("HOLDING COMPANY", and, unless the context otherwise requires, the term "HOLDING COMPANY" shall include Holding Company and Bank).

       WHEREAS, the respective boards of directors of the parties deem it advisable and in the best interests of each such entity and their respective shareholders that Holding Company merge with SGFC (the "HOLDING COMPANY MERGER"), with SGFC being the surviving corporation and with the issued and outstanding shares of common stock, $5.00 par value per share, of Holding Company ("HOLDING COMPANY STOCK") being converted into 220,440 shares of the authorized common stock, $1.00 par value per share, of SGFC ("SGFC STOCK") and $3,857,700 in cash, all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as EXHIBIT A and incorporated herein by reference (the "MERGER AGREEMENT"); and

       WHEREAS, the respective boards of directors of the parties deem it advisable and in the best interests of each such entity and their respective shareholders that immediately following, and conditioned upon the consummation of, the Holding Company Merger, the Bank merge with SGB (the "BANK MERGER"), with SGB being the surviving bank and with the issued and outstanding shares of common stock, $5.00 par value per share, of Bank ("BANK STOCK") being converted into 19,560 shares of SGFC Stock and $342,300 in cash, all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Bank Merger attached hereto as EXHIBIT B and incorporated herein by reference (the "BANK MERGER AGREEMENT"); and.

       WHEREAS, the boards of directors of the respective entities believe that the Holding Company Merger and Bank Merger and the synergies produced thereby will enhance and strengthen the franchises and future prospects of such entities;

       NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                     CLOSING
                                     -------

       The transactions contemplated herein shall be consummated (the "CLOSING") at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia, on the first business day following receipt of all approvals from any governmental authorities having jurisdiction over the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement, and the expiration of any waiting or similar period required by applicable law (the "CLOSING DATE"), or at such other time and place as may be mutually satisfactory to the parties hereto.

                                   ARTICLE II
                                   ----------

                                     MERGER
                                     ------

       Pursuant to the terms and conditions provided herein, on the Closing Date Holding Company shall be merged with and into SGFC in accordance with and in the manner set forth in the Merger Agreement. Immediately thereafter and conditioned upon the consummation of the Merger, the Bank shall be merged with and into SGB in accordance with and in the manner set forth in the Bank Merger Agreement. The surviving corporation following the Merger will operate under the articles of incorporation of SGFC. Upon the terms and conditions of this Agreement and the Merger Agreement, SGFC shall make available on or before the Effective Date (as defined in the Merger Agreement) for delivery to the holders of Holding Company Stock and Bank Stock: (a) 240,000 shares of SGFC Stock to be issued upon conversion of the shares of Holding Company Stock and Bank Stock; and (b) sufficient funds to provide for cash payments, and payments in lieu of the issuance of fractional shares as provided in the Merger Agreement and Bank Merger Agreement, PROVIDED, HOWEVER, that unless and until a holder of Holding Company Stock or Bank Stock entitled to receive SGFC Stock pursuant to the Merger or Bank Merger shall have surrendered his Holding Company Stock or Bank Stock certificate(s) or unless otherwise required by law, the holder of such certificate(s) shall not have any right to receive payment of any dividends or other distributions on the shares of SGFC Stock or receive any notices sent by SGFC to its shareholders or to vote such shares. If any Holding Company Stock or Bank Stock certificate shall have been lost, stolen or destroyed, SGFC may, in its reasonable discretion and as a condition precedent to the issuance of any SGFC Stock or cash payment, require the owner of such lost, stolen or destroyed Holding Company Stock or Bank Stock certificate to provide a bond and an appropriate affidavit and indemnity agreement (reasonably satisfactory to SGFC) as indemnification against any claim that may be made against SGFC with respect to such Holding Company Stock or Bank Stock certificate.

                                   ARTICLE III
                                   -----------

                                OTHER AGREEMENTS
                                ----------------

       3.1 REGISTRATION OF SGFC STOCK. SGFC agrees to file with the Securities and Exchange Commission (the "SEC") as soon as reasonably practicable a registration statement (the "SGFC REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "1933 ACT"), on Form S-4 or some other appropriate form covering the issuance of the shares of SGFC Stock to the shareholders of Holding Company and the Bank, pursuant to this Agreement, the Merger Agreement and the Bank Merger Agreement and to use its best efforts to cause the SGFC Registration Statement to become effective and to remain effective through the Closing Date. SGFC agrees to take any action required to be taken under the applicable state securities laws in connection with the issuance of shares of SGFC Stock upon consummation of the Merger and the Bank Merger. Holding Company agrees to provide SGFC reasonable assistance as necessary in the preparation of the SGFC Registration Statement, including, without limitation, providing SGFC with all material facts regarding the operations, business, assets, liabilities and personnel of Holding Company, together with the audited financial statements of Holding Company, all as and to the extent required by the 1933 Act and the rules, regulations and practices of the SEC, for inclusion in the SGFC Registration Statement. The SGFC Registration Statement shall not cover resales of SGFC Stock by any of the shareholders of Holding Company or the Bank, and SGFC shall have no obligation to cause the SGFC Registration Statement to continue to be effective after the Closing or to prepare or file any post-effective amendments to the SGFC Registration Statement after the Closing.

       3.2 MEETING OF SHAREHOLDERS. Each of Holding Company and the Bank shall call a special meeting of its respective shareholders (the "SPECIAL MEETINGS") to be held not more than thirty (30) days after the SGFC Registration Statement becomes effective under the 1933 Act for the purpose of submitting the Merger Agreement and Bank Merger Agreement, respectively, to such shareholders for their approval. In connection with the Holding Company Special Meeting, Holding Company shall prepare and submit to its shareholders a notice of meeting, proxy statement and proxy (the "PROXY MATERIALS"), which shall include the final prospectus from the SGFC Registration Statement in the form filed with the SEC.

       3.3 ABSENCE OF BROKERS. Each party hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other and hold and save it harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party.

       3.4 ACCESS TO PROPERTIES, BOOKS, ETC. Each party hereto shall allow the other party and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of such party and its subsidiaries and shall furnish the other party and its authorized representatives such information concerning its affairs and the affairs of its subsidiaries as the other party may reasonably request provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Each party shall cause its and its subsidiaries' personnel, employees and other representatives to assist the other party in making any such investigation. During such investigation, the investigating party and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable and shall advise the other party of those items of which copies are made. No investigation made heretofore or hereafter by either party and its authorized representatives shall affect the representations and warranties of either such party hereunder.

       3.5 CONFIDENTIALITY. Prior to consummation of the Merger, the parties to this Agreement will provide one another with information which may be deemed by the party providing the information to be confidential. Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Agreement or such party's affiliates, except that the obligations contained in this SECTION 3.5 shall not in any way restrict the rights of any party or person to use information that: (a) was known to such party prior to the disclosure by the other party; (b) is or becomes generally available to the public other than by breach of this Agreement; (c) is provided by one party for disclosure concerning such party in the SGFC Registration Statement; or (d) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to the Closing, each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of the other party to this Agreement. The provisions of this SECTION 3.5 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of the parties hereto in the event of any breach of this SECTION 3.5, the parties hereto will be entitled to seek injunctive relief against the other party in the event of a breach or threatened breach of this SECTION 3.5.

       3.6 FULL COOPERATION. The parties shall cooperate fully with each other in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement.

       3.7 EXPENSES. All of the expenses incurred by SGFC in connection with the authorization, preparation, execution and performance of this Agreement, the Merger Agreement and the Bank Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing the SGFC Registration Statement and all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by SGFC. All expenses incurred by Holding Company and the Bank in connection with the authorization, preparation, execution and performance of this Agreement, the Merger Agreement and the Bank Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants for Holding Company and the Bank and the cost of reproducing and mailing the Proxy Materials, shall be paid by Holding Company.

       3.8 PRESERVATION OF GOODWILL. Each party hereto shall use its best efforts to preserve its business organization and the business organization of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

       3.9 APPROVALS AND CONSENTS. Each party hereto represents and warrants to and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement.

       3.10 AGREEMENT BY EXECUTIVE OFFICERS AND DIRECTORS. Contemporaneously with the execution of this Agreement, each director, executive officer and five percent (5%) shareholder of Holding Company and the Bank will execute and deliver to SGFC an agreement, the form of which is attached hereto as EXHIBIT C, pursuant to which each of them agrees: (a) to recommend to Holding Company shareholders approval of the Merger, as applicable, (b) to vote the capital stock of Holding Company or Bank owned or controlled by them in favor of the Merger or Bank Merger, as applicable, and (c) to transfer or assign shares of SGFC Stock received by them in connection with the Merger and Bank Merger, respectively, only in compliance with the 1933 Act, applicable state securities laws and the rules and regulations promulgated under either.

       3.11 PRESS RELEASES. Prior to the Effective Date, Holding Company and SGFC shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; PROVIDED, HOWEVER, that nothing in this
SECTION 3.11 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law.

       3.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Date, SGFC shall provide generally to officers and employees of Holding Company who continue employment with SGFC employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by SGFC to its other similarly situated officers and employees. For purposes of eligibility to participate in connection with the provision of any such employee benefits and purposes of vesting, prior year of service with Holding Company prior to the Effective Date shall be counted. However, prior years of service with Holding Company shall not be counted towards accruing benefits. SGFC shall also honor in accordance with their terms all employment, severance, consulting, option and other contracts of a compensatory nature to the extent disclosed in the Holding Company Disclosure Memorandum between Holding Company and any current or former director, officer or employee thereof and no other contracts of the types described that are not so disclosed shall be deemed to be assumed by SGFC by reason of this SECTION 3.12. If, during the calendar year in which falls the

Effective Date, SGFC shall terminate any "GROUP HEALTH PLAN", within the meaning of Section 4980B(g)(2) of the Internal Revenue Code of 1986, as amended ("CODE"), in which one or more Holding Company employees participated immediately prior to the Effective Date (a "PLAN"), SGFC shall cause any successor group health plan to waive any underwriting requirements; to give credit for any such Holding Company employee's participation in the Holding Company Plan prior to the Effective Date for purposes of applying any pre-existing condition limitations set forth therein; and to give credit for covered expenses paid by any such Holding Company employee under a Holding Company Plan prior to the Effective Date towards satisfaction of any annual deductible limitation and out-of pocket maximum applied under such successor group health plan. SGFC also shall be considered a successor employer for and shall provide to "QUALIFIED BENEFICIARIES", determined immediately prior to the Effective Date, under any Holding Company Plan appropriate "CONTINUATION COVERAGE" (as those terms are defined in Section 4980B of the Code) following the Effective Date under either the Holding Company Plan or any successor group health plan maintained by SGFC.

                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                               OF HOLDING COMPANY
                               ------------------

       As an inducement to SGFC to enter into this Agreement and to consummate the transactions contemplated hereby, Holding Company represents, warrants, covenants and agrees as follows:

       4.1 HOLDING COMPANY DISCLOSURE MEMORANDUM. Holding Company has delivered to SGFC a memorandum (the "HOLDING COMPANY DISCLOSURE MEMORANDUM") containing certain information regarding Holding Company as indicated at various places in this Agreement. All information set forth in the Holding Company Disclosure Memorandum or in documents incorporated by reference in the Holding Company Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Holding Company under this ARTICLE IV. The information contained in the Holding Company Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this ARTICLE IV and the covenants in ARTICLE V to the extent applicable. All information in each of the documents and other writings furnished to SGFC pursuant to this Agreement or the Holding Company Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Holding Company shall promptly provide SGFC with written notification of any event, occurrence or other information necessary to maintain the Holding Company Disclosure Memorandum and all other documents and writings furnished to SGFC pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

       4.2    CORPORATE AND FINANCIAL.

       4.2.1 AUTHORITY. Subject to the required regulatory approvals, as stated in SECTION 4.6.2, and the approval of Holding Company shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both: (a) violate any provision of federal or state law applicable to Holding Company, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Holding Company; (b) violate any provision of the articles of incorporation or bylaws of Holding Company or the Bank; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Holding Company is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Holding Company; or (d) constitute a violation of any order, judgment or decree to which Holding Company is a party, or by which Holding Company or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of SGFC, this Agreement constitutes the valid and binding obligation of Holding Company, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

       4.2.2 CORPORATE STATUS. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries other than the Bank. The Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia and had no direct or indirect subsidiaries. Holding Company and the Bank have all of the requisite corporate power and authority and are entitled to own or lease their respective properties and assets and to carry on their respective businesses as and in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted.

       4.2.3 CAPITAL STRUCTURE. (a) Holding Company has authorized capital stock consisting solely of 500,000 shares of common stock, $5.00 par value per share, of which 55,468 shares are issued and outstanding as of the date hereof, exclusive of 12,068 shares held as treasury stock. The Bank has authorized capital stock consisting solely of 250,000 shares of common stock, $5.00 par value per share, of which 120,000 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Holding Company Stock and Bank Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of Holding Company Stock or Bank Stock previously issued. None of the shares of Holding Company Stock or Bank Stock has been issued in violation of any preemptive or other rights of its respective shareholders. All of the issued and outstanding shares of Bank Stock are owned by Holding Company except for the 9,777 shares held of record by the shareholders listed on EXHIBIT D, each in the amount listed by his, her or its name. Holding Company owns 91.8525% of Bank Stock.

       (b) Neither Holding Company nor the Bank has outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Holding Company or the Bank, respectively, or any other securities or debt, of Holding Company or the Bank, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Holding Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

       (c) There is no agreement, arrangement or understanding to which Holding Company is a party restricting or otherwise relating to the transfer of capital stock of Holding Company or the Bank.

       (d) All shares of common stock or other capital stock, or any other securities or debt, of Holding Company or the Bank, which have been purchased or redeemed by Holding Company or the Bank have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Holding Company or the Bank.

       4.2.4 CORPORATE RECORDS. The stock records and minute books of Holding Company and the Bank, whether heretofore or hereafter furnished or made available to SGFC by Holding Company: (a) fully and accurately reflect all issuances, transfers and redemptions of common stock; (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Holding Company and the Bank, respectively; (c) correctly show all corporate action taken by the directors and shareholders of Holding Company and the Bank, respectively (including actions taken by consent without a meeting); and (d) contain true and correct copies or originals of the respective articles of incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

       4.2.5 TAX RETURNS; TAXES. (a) Holding Company has duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely its business or operations. To the knowledge of the officers of Holding Company (the "HOLDING COMPANY MANAGEMENT"), such returns or reports are, and when filed will be, true, complete and correct, and Holding Company has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of the Holding Company Management, all federal, state and local taxes and other governmental charges paid or payable by Holding Company have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of the Holding Company Management, adequate reserves for the payment of taxes have been established on the books of Holding Company for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Holding Company shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Holding Company has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the Holding Company Management, there is no threatened claim against Holding Company, or to the knowledge of the Holding Company Management, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 2003 Holding Company Financial Statements described in SECTION 4.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by Holding Company for the extension of time for the assessment of any taxes. The federal income tax returns of Holding Company have not been examined by the Internal Revenue Service for any period since December 31, 1997 and no tax return is currently the subject of an audit.

       (b) Except as set forth in the Holding Company Disclosure Memorandum, to the knowledge of the Holding Company Management, proper and accurate amounts have been withheld by Holding Company from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Holding Company for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

       4.2.6 FINANCIAL STATEMENTS. Holding Company has delivered to SGFC true, correct and complete copies of: (a) the audited financial statements of Holding Company for the years ended December 31, 2002, 2001 and 2000; and (b) unaudited financial statements of Holding Company for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, including a balance sheet, statement of income and related notes (the unaudited financial statements for the period ended September 30, 2003 being referred to as the "2003 HOLDING COMPANY FINANCIAL STATEMENTS"). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of Holding Company as of the dates indicated therein and the results of its operations for the respective periods then ended.

       4.2.7 REGULATORY REPORTS. Holding Company has made available to SGFC for review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by Bank with the Federal Deposit Insurance Corporation (the "FDIC") for each of the three (3) years ended December 31, 2002, 2001 and 2000, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking and Finance of the State of Georgia (the "DEPARTMENT OF BANKING"), and other applicable regulatory agencies, and the Form F.R. Y-6 filed by Holding Company with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE") for each of the three (3) years ended December 31, 2002, 2001 and 2000 (collectively, the "REGULATORY REPORTS"). All of the Regulatory Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

       4.2.8 ACCOUNTS. The Holding Company Disclosure Memorandum contains a list of each and every bank and other institution in which Holding Company maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

       4.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the Holding Company Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Holding Company or due to it shown in the 2003 Holding Company Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to SGFC for examination prior to the Closing Date. All such notes and obligations were entered into by Holding Company in the ordinary course of its business and in compliance with all applicable laws and regulations.

       (b) Holding Company has established a loss reserve in the 2003 Holding Company Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Holding Company to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the Holding Company Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by Holding Company, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 2003 Holding Company Financial Statements, established on or before such date in good faith by Holding Company, in accordance with generally accepted accounting principles.

       4.2.10 LIABILITIES. Holding Company has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of Holding Company, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to: (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes; (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety; (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Holding Company or any other entity covering employees of Holding Company; or (d) environmental liabilities, except (i) those reflected in the 2003 Holding Company Financial Statements, and (ii) as disclosed in the Holding Company Disclosure Memorandum.

       4.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the Holding Company Disclosure Memorandum, since December 31, 2002:

       (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Holding Company, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the Holding Company Management believes may have, a material adverse effect on such businesses or properties;

       (b) there has been no material damage, destruction or loss to the assets, properties or business of Holding Company, whether or not covered by insurance, which has had, or which the Holding Company Management believes may have, an adverse effect thereon;

       (c) the business of Holding Company has been operated in the ordinary course, and not otherwise;

       (d) the properties and assets of Holding Company used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

       (e) the books, accounts and records of Holding Company have been maintained in the usual, regular and ordinary manner;

       (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Holding Company;

       (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Holding Company to any director or executive officer, or to any employee earning $25,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Holding Company earning less than $25,000 per annum ("GENERAL INCREASE" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

       (h) there has been no change in the articles of incorporation or bylaws of Holding Company;

       (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Holding Company, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Holding Company, or affecting its operations;

       (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Holding Company of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

       (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Holding Company or assumed by it with respect to any asset or assets;

       (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Holding Company which would be required to be reflected on a balance sheet of Holding Company prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

       (m) no obligation or liability of Holding Company has been discharged or satisfied, other than in the ordinary course of business;

       (n) there have been no sales, transfers or other dispositions of any asset or assets of Holding Company, other than sales in the ordinary course of business; and

       (o) there has been no amendment, termination or waiver of any right of Holding Company under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

       4.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the Holding Company Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Holding Company, threatened against, by or affecting Holding Company, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Holding Company or relating to the business or affairs of Holding Company, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Holding Company have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

       4.2.13 PROXY MATERIALS. Neither the Holding Company Proxy Materials nor other materials furnished by Holding Company to the Holding Company shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to such shareholders and through the acquisition of shares of Holding Company Stock and Bank Stock by SGFC, contain with respect to Holding Company or Bank any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made not misleading.

       4.3    BUSINESS OPERATIONS.

       4.3.1 CUSTOMERS. There are no presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in Holding Company's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Holding Company Disclosure Memorandum.

       4.3.2 PERMITS; COMPLIANCE WITH LAW. (a) Holding Company has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Holding Company to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Holding Company, threatened.

       (b) Holding Company has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Holding Company. The Holding Company Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of Holding Company which occurred since December 31, 1998, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if Holding Company had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance, rule or order has occurred which could impair the right or ability of Holding Company to conduct its business.

       (c) Except as set forth in the Holding Company Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Holding Company to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Holding Company, threatened.

       4.3.3 ENVIRONMENTAL. (a) Except as set forth in the Holding Company Disclosure Memorandum, Holding Company:

              (i) has not caused or permitted, and has no knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any Hazardous Materials (as defined below), on, in, under or from any properties or facilities currently owned or leased by Holding Company or adjacent to any properties so owned or leased; and

              (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Materials, on, in, under or from any properties or facilities currently owned or leased by Holding Company.

       (b) Except as set forth in the Holding Company Disclosure Memorandum, neither Holding Company nor any of its officers, directors, employees or agents, in the course of such individual's employment by Holding Company, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of Hazardous Materials, nor to Holding Company's knowledge has Holding Company foreclosed on any property on which there is a threatened release of any Hazardous Materials, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) Hazardous Materials are or were located.

       (c) Except as set forth in the Holding Company Disclosure Memorandum, neither Holding Company, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or Hazardous Materials, on, in, under, or around property on which Holding Company holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

       (d) The term "HAZARDOUS MATERIAL" means any substance whose nature, use, manufacture, or effect render it subject to federal, state or local regulation governing that material's investigation, remediation or removal as a threat or potential threat to human health or the environment and includes, without limitation, any substance within the meaning of "HAZARDOUS SUBSTANCES" under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, "HAZARDOUS WASTES" within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6921, any petroleum product, including any fraction of petroleum, or any asbestos containing materials. However, the term "HAZARDOUS MATERIAL" shall not include those substances which are normally and reasonably used in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices).

       4.3.4 INSURANCE. The Holding Company Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Holding Company or, through Holding Company, for any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Holding Company Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Holding Company and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Holding Company will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Holding Company has heretofore made, or will hereafter make, available to SGFC a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1999 with respect to the business and affairs of Holding Company.

       4.4    PROPERTIES AND ASSETS.

       4.4.1 CONTRACTS AND COMMITMENTS. The Holding Company Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Holding Company is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than one (1) year. Each such contract, agreement, guaranty and commitment of Holding Company is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Holding Company has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to SGFC for examination.

       4.4.2 LICENSES; INTELLECTUAL PROPERTY. Holding Company has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Holding Company Disclosure Memorandum, Holding Company is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Holding Company or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Holding Company, are listed in the Holding Company Disclosure Memorandum. Holding Company has complied with all applicable laws relating to the filing or registration of "FICTITIOUS NAMES" or trade names.

       4.4.3 PERSONAL PROPERTY. Holding Company has good and marketable title to all of its personalty, tangible and intangible, reflected in the 2003 Holding Company Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except: (a) those referred to in the notes to the 2003 Holding Company Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Holding Company, is claimed to exist); (b) those described in the Holding Company Disclosure Memorandum; and (c) liens for taxes not due and payable.

       4.4.4 HOLDING COMPANY LEASES. (a) All leases (the "HOLDING COMPANY LEASES") pursuant to which Holding Company is lessor or lessee of any real or personal property are valid and enforceable in accordance with their terms; there is not under any of the Holding Company Leases any default or, to the knowledge of Holding Company, any claimed default by Holding Company, or event of default or event which with notice or lapse of time, or both, would constitute a default by Holding Company and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

       (b) The copies of the Holding Company Leases heretofore or hereafter furnished or made available by Holding Company to SGFC are true, correct and complete, and the Holding Company Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to SGFC, and are in full force and effect in accordance with their terms.

       (c) Except as set forth in the Holding Company Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Holding Company to enter into new leases of real property or to renew or amend existing Holding Company Leases prior to the Closing Date.

       4.4.5 REAL PROPERTY. (a) Holding Company does not own any interest in any real property (other than as lessee) except as set forth in the Holding Company Disclosure Memorandum (such properties being referred to herein as "HOLDING COMPANY REALTY"). Except as disclosed in the Holding

Company Disclosure Memorandum, Holding Company has good title to the Holding Company Realty and the titles to the Holding Company Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to SGFC with the Holding Company Disclosure Memorandum. Holding Company has not encumbered the Holding Company Realty since the effective dates of the respective title insurance policies.

       (b) Except as set forth in the Holding Company Disclosure Memorandum, the interests of Holding Company in the Holding Company Realty and in and under each of the Holding Company Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Holding Company, threatened action at law or in equity.

       (c) The present and past use and operations of, and improvements upon, the Holding Company Realty and all real properties leased by Holding Company (the "HOLDING COMPANY LEASED REAL PROPERTY") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Holding Company there are no proposed changes therein that would affect the Holding Company Realty, the Holding Company Leased Real Property or their uses.

       (d) Except as set forth in the Holding Company Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Holding Company with respect to any Lease pursuant to which it is lessor or lessee.

       (e) Holding Company is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Holding Company Realty or the Holding Company Leased Real Property which may adversely affect the Holding Company Realty or the Holding Company Leased Real Property or the current or currently contemplated use thereof.

       (f) The buildings and structures owned, leased or used by Holding Company are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Holding Company.

       4.5    EMPLOYEES AND BENEFITS.

       4.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. Except as set forth in the Holding Company Disclosure Memorandum, no director, officer, or employee of Holding Company serves, or in the past five (5) years has served, as a director or officer of any other corporation on behalf of or as a designee of Holding Company.

       4.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the Holding Company Disclosure Memorandum, Holding Company does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

       (b) The Holding Company Disclosure Memorandum lists separately any bonus, savings, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, including employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Holding Company contributes or is required to contribute and all other practices, commitments arrangements and agreements pursuant to which Holding Company provides directly or indirectly any benefits for employees (collectively, "HOLDING COMPANY BENEFIT PLANS").

       (c) True, correct and complete copies of all Holding Company Benefit Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three (3) years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by SGFC or its counsel have been, or prior to the Closing Date will be made available to SGFC.

       (d) Holding Company (and any entities that are or were at anytime affiliates of the Holding Company) is not currently and has never been in the past required to contribute to a multiemployer plan as defined in Section 3(37)(A) of ERISA. Holding Company does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

       (e) Each Holding Company Benefit Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code. This Holding Company Disclosure Memorandum list the name of each Holding Company Employee who has experienced a "QUALIFYING EVENT" (as defined in the Consolidated Omnibus Reconciliation Act ("COBRA")) with respect to an Holding Company Benefit Plan who is eligible for Continuation Coverage (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. The Holding Company Disclosure Memorandum also lists the name of each Holding Company employee who is on a leave of absence (whether or not pursuant to the U.S. Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Holding Company Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

       (f) Each Holding Company Benefit Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Code, and the regulations issued under ERISA and the Code. All required reports and filings with respect to each Holding Company Benefit Plan have been properly and timely filed with the appropriate Governmental Authority and distributed to participants as required. Of the Holding Company Benefit Plans, the "EMPLOYEE PENSION BENEFIT PLANS" within the meaning of Section 3(2) of ERISA (collectively, the "HOLDING COMPANY EMPLOYEE PENSION BENEFIT PLANS") are separately identified on the Holding Company Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the Holding Company Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

       (g) With respect to each Holding Company Benefit Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Holding Company, threatened involving such Holding Company Benefit Plan or any of its fiduciaries. To the Holding Company's knowledge, the Holding company Benefit Plans are not under audit or investigation by any Governmental Authority and no such complete audit or investigation, if any, has resulted in the imposition of any Tax, interest or penalty.

       (h) With respect to each Holding Company Benefit Plan, neither Holding Company nor any of its directors, officers, employees or agents, nor to Holding Company's knowledge, any "PARTY IN INTEREST" or "DISQUALIFIED PERSON" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the Holding Company Benefit Plan which would constitute a breach of fiduciary duty under ERISA or a "PROHIBITED TRANSACTION" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

       (i) As of the Closing Date, with respect to each Holding Company Benefit Plan, Holding Company will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Holding Company Benefit Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of Holding Company representing a projection of claims expected to be incurred under such Holding Company Benefit Plan.

       (j) Except as disclosed on the Holding Company Disclosure Memorandum, Holding Company does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Holding Company beyond their retirement or other termination of service with Holding Company other than: (i) coverage mandated by applicable law; (ii) benefits under the Holding Company Holding Company Employee Pension Benefit Plans; or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

       (k) No amount payable under any Holding Company Benefit Plan will fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code.

       (l) Neither this Agreement nor any transaction contemplated hereby will: (a) entitle any current or former employee, officer or director of Holding Company to severance pay, unemployment compensation or any similar or other payment; or (b) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

       4.5.3 LABOR-RELATED MATTERS. Except as described in the Holding Company Disclosure Memorandum, Holding Company is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Holding Company. Holding Company has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Holding Company has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Holding Company, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Holding Company with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Holding Company as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

       4.5.4 RELATED PARTY TRANSACTIONS. Except for: (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Holding Company with other persons who are not affiliated with Holding Company, and which do not involve more than the normal risk of repayment or present other unfavorable features; (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Holding Company at the time such deposits were entered into; and (c) transactions specifically described in the Holding Company Disclosure Memorandum, there are no contracts with or commitments to present or former five percent (5%) or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1998 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Holding Company).

       4.6    OTHER MATTERS.

       4.6.1 REGULATORY REPORTS. Holding Company will make available to SGFC for review and inspection all applications, reports or other documents filed by it for each of its past three (3) full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

       4.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Federal Reserve, FDIC and the Department of Banking, or as set forth in the Holding Company Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holding Company, or any of Holding Company's assets.

       4.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to SECTION 4.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein:

              (i) constitutes a breach of or default under any contract or commitment to which Holding Company is a party or by which Holding Company or its properties or assets are bound,

              (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Holding Company, or

              (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Holding Company.

       (b) Holding Company is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Holding Company is a party or by which it or any of its property is bound.

       4.6.4 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this ARTICLE IV or in any written statement delivered by or at the direction of Holding Company pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to SGFC in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

                                    ARTICLE V
                                    ---------

                               CONDUCT OF BUSINESS
                       OF HOLDING COMPANY PENDING CLOSING
                       ----------------------------------

       Except as expressly otherwise provided herein, Holding Company covenants and agrees that, without the prior written consent of SGFC, between the date hereof and the Closing Date:

       5.1 CONDUCT OF BUSINESS. Holding Company will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks, including the Federal Home Loan Bank of Atlanta, in the ordinary course of business).

       5.2 MAINTENANCE OF PROPERTIES. Holding Company will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

       5.3 INSURANCE. Holding Company will maintain and keep in full force and effect all of the insurance referred to in SECTION 4.3.4 hereof or other insurance equivalent thereto in all material respects.

       5.4 CAPITAL STRUCTURE. No change will be made in the authorized or issued capital stock or other securities of Holding Company, and Holding Company will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Holding Company.

       5.5 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect to the Holding Company Stock or Bank Stock except: (a) Holding Company's regular quarterly dividend of $0.50 per share, (b) dividends of the Bank to Holding Company for it to pay the dividends described in (a), and
(c) prior to Closing, a one-time dividend to Holding Company shareholders of any cash then held by Holding Company. Neither Holding Company nor the Bank will, directly or indirectly, redeem, purchase or otherwise acquire any of their respective capital stock.

       5.6 AMENDMENT OF ARTICLES; CORPORATE EXISTENCE. Holding Company and the Bank will not amend its respective articles of incorporation or bylaws, and Holding Company and the Bank will maintain its respective corporate existence and powers.

       5.7 NO ACQUISITIONS. Holding Company shall not, without the express written consent of SGFC, acquire by merger or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, bank, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

       5.8 NO DISPOSITIONS. Holding Company will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any Holding Company Real Property (except for sales in the ordinary course of business) and Holding Company will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

       5.9 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in SECTION 4.2.8 hereof.

       5.10 CONTRACTS. Holding Company will not enter into or renew any contract of the kind described in SECTION 4.4.1 hereof without the written consent of SGFC.

       5.11 BOOKS AND RECORDS. The books and records of Holding Company will be maintained in the usual, regular and ordinary course.

       5.12 ADVICE OF CHANGES. Holding Company shall promptly advise SGFC orally and in writing of any change or event having, or which the Holding Company Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Holding Company.

       5.13 REPORTS. Holding Company shall file all reports required to be filed with any regulatory or governmental agencies between the date of this Agreement and the Closing Date and shall deliver to SGFC copies of all such reports promptly after the same are filed.

       5.14 NO SEVERANCE OR TERMINATION PAYMENTS. Holding Company shall not grant any severance or termination pay to any director, officer or other employee, or adopt any new severance plan.

                                   ARTICLE VI
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF SGFC
                     --------------------------------------

       As an inducement to Holding Company to enter into this Agreement and to consummate the transactions contemplated hereby, SGFC represents, warrants, covenants and agrees as follows:

       6.1 SGFC DISCLOSURE MEMORANDUM. SGFC has delivered to Holding Company a memorandum (the "SGFC DISCLOSURE Memorandum") containing certain information regarding SGFC as indicated at various places in this Agreement. All information set forth in the SGFC Disclosure Memorandum or in documents incorporated by reference in the SGFC Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of SGFC under this ARTICLE VI. The information contained in the SGFC Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this ARTICLE VI and the covenants in ARTICLE VII to the extent applicable. All information in each of the documents and other writings furnished to Holding Company pursuant to this Agreement or the SGFC Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. SGFC shall promptly provide Holding Company with written notification of any event, occurrence or other information necessary to maintain the SGFC Disclosure Memorandum and all other documents and writings furnished to Holding Company pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

       6.2    CORPORATE AND FINANCIAL.

       6.2.1 AUTHORITY. Subject to the required regulatory approvals, as stated in SECTION 4.6.2, and the approval of Holding Company Shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both: (a) violate any provision of federal or state law applicable to SGFC, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of SGFC; (b) violate any provision of the articles of incorporation or bylaws of SGFC; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which SGFC is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of SGFC; or (d) constitute a violation of any order, judgment or decree to which SGFC is a party, or by which SGFC or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of Holding Company, this Agreement constitutes the valid and binding obligation of SGFC, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

       6.2.2 CORPORATE STATUS. SGFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries, other than SGB, Empire Financial Services, Inc., a Georgia company ("EMPIRE FINANCIAL"), and Empire Real Estate Management, Inc., a Georgia company ("EMPIRE REAL ESTATE"). SGB is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries other than Empire Financial and Empire Real Estate. SGFC and SGB have all requisite corporate power and authority and are entitled to own or lease their properties and assets and to carry on their respective businesses in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted.

       6.2.3 CAPITAL STRUCTURE. (a) SGFC has an authorized capital stock consisting solely of 5,000,000 shares of common stock, $1.00 par value per share, of which 2,540,175 shares are issued and outstanding as of the date hereof, exclusive of 762,575 shares held as treasury stock. All of the issued and outstanding shares of SGFC Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal or state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of SGFC Stock previously issued. None of the shares of SGFC has been issued in violation of any preemptive or other rights of its shareholders. All of the issued and outstanding shares of the SGB Stock are owned by SGFC.

       (b) Except as set forth in the SGFC Disclosure Memorandum, SGFC does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of SGFC, or any other securities or debt, of SGFC, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. SGFC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

       (c) There is no agreement, arrangement or understanding to which SGFC is a party restricting or otherwise relating to the transfer of capital stock of SGFC.

       (d) All shares of common stock or other capital stock, or any other securities or debt, of SGFC, which have been purchased or redeemed by SGFC have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of SGFC.

       6.2.4 CORPORATE RECORDS. The stock records and minute books of SGFC, whether heretofore or hereafter furnished or made available to Holding Company by SGFC: (a) fully and accurately reflect all issuances, transfers and redemptions of the Common Stock; (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of SGFC; (c) correctly show all corporate action taken by the directors and shareholders of SGFC (including actions taken by consent without a meeting); and (d) contain true and correct copies or originals of the respective articles of incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

       6.2.5 TAX RETURNS; TAXES. (a) SGFC has duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely its business or operations. To the knowledge of the officers of SGFC (the "SGFC MANAGEMENT"), such returns or reports are, and when filed will be, true, complete and correct, and SGFC has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of the SGFC Management, all federal, state and local taxes and other governmental charges paid or payable by SGFC have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of the SGFC Management, adequate reserves for the payment of taxes have been established on the books of SGFC for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, SGFC shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. SGFC has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the SGFC Management, there is no threatened claim against

SGFC, or to the knowledge of the SGFC Management, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 2003 SGFC Financial Statements described in SECTION 6.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by SGFC for the extension of time for the assessment of any taxes. The federal income tax returns of SGFC have not been examined by the Internal Revenue Service for any period since December 31, 1997 and no tax return is currently the subject of an audit.

       (b) Except as set forth in the SGFC Disclosure Memorandum, to the knowledge of the SGFC Management, proper and accurate amounts have been withheld by SGFC from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by SGFC for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

       6.2.6 FINANCIAL STATEMENTS. SGFC has delivered to Holding Company true, correct and complete copies of: (a) the audited financial statements of SGFC for the years ended December 31, 2002, 2001 and 2000; and (b) unaudited financial statements of SGFC for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, including a balance sheet, statement of income and related notes (the unaudited financial statements for the period ended September 30, 2003 being referred to as the "2003 SGFC FINANCIAL STATEMENTS"). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of SGFC as of the dates indicated therein and the results of its operations for the respective periods then ended.

       6.2.7 REGULATORY REPORTS. SGFC has made available to Holding Company for review and inspection all SGFC and SGB Regulatory Reports. All of the SGFC Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

       6.2.8 ACCOUNTS. The SGFC Disclosure Memorandum contains a list of each and every bank and other institution in which SGFC maintains an account or safety deposit box.

       6.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the SGFC Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by SGFC or due to it shown in the 2003 SGFC Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Holding Company for examination prior to the Closing Date. All such notes and obligations were entered into by SGFC in the ordinary course of its business and in compliance with all applicable laws and regulations.

       (b) SGFC has established a loss reserve in the 2003 SGFC Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of SGFC to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the SGFC Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by SGFC, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 2003 SGFC Financial Statements, established on or before such date in good faith by SGFC, in accordance with generally accepted accounting principles.

       6.2.10 LIABILITIES. SGFC has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of SGFC, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by SGFC or any other entity covering employees of SGFC, or (d) environmental liabilities, except (i) those reflected in the 2003 SGFC Financial Statements, and (ii) as disclosed in the SGFC Disclosure Memorandum.

       6.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the SGFC Disclosure Memorandum, since December 31, 2002:

       (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of SGFC, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the SGFC Management believes may have, a material adverse effect on such businesses or properties;

       (b) there has been no material damage, destruction or loss to the assets, properties or business of SGFC, whether or not covered by insurance, which has had, or which the SGFC Management believes may have, an adverse effect thereon;

       (c) the business of SGFC has been operated in the ordinary course, and not otherwise;

       (d) the properties and assets of SGFC used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

       (e) the books, accounts and records of SGFC have been maintained in the usual, regular and ordinary manner;

       (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of SGFC other than its regular quarterly dividend of $0.13 per share;

       (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by SGFC to any director or executive officer, or to any employee earning $25,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of SGFC earning less than $25,000 per annum ("GENERAL INCREASE" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

       (h) there has been no change in the articles of incorporation or bylaws of SGFC;

       (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of SGFC, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving SGFC, or affecting its operations;

       (j) there has been no issuance, sale, repurchase, acquisition, or redemption by SGFC of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of holders of any outstanding capital stock, bonds, notes, debt or other securities thereof except for purchases from time to time under its Dividend Reinvestment and Share Purchase Plan, as amended and restated;

       (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of SGFC or assumed by it with respect to any asset or assets;

       (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by SGFC which would be required to be reflected on a balance sheet of SGFC prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

       (m) no obligation or liability of SGFC has been discharged or satisfied, other than in the ordinary course of business;

       (n) there have been no sales, transfers or other dispositions of any asset or assets of SGFC, other than sales in the ordinary course of business; and

       (o) there has been no amendment, termination or waiver of any right of SGFC under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

       6.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the SGFC Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of SGFC, threatened against, by or affecting SGFC, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of SGFC or relating to the business or affairs of SGFC, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does SGFC have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

       6.3    BUSINESS OPERATIONS.

       6.3.1 CUSTOMERS. There are no presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in SGFC's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the SGFC Disclosure Memorandum.

       6.3.2 PERMITS; COMPLIANCE WITH LAW. (a) SGFC has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for SGFC to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of SGFC, threatened.

       (b) SGFC has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on SGFC. The SGFC Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of SGFC which occurred since December 31, 1998, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if SGFC had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance, or rule or order has occurred which could impair the right or ability of SGFC to conduct its business.

       (c) Except as set forth in the SGFC Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of SGFC to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of SGFC, threatened.

       6.3.3 ENVIRONMENTAL. (a) Except as set forth in the SGFC Disclosure Memorandum, SGFC:

              (i) has not caused or permitted, and has no knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any Hazardous Materials, on, in, under or from any properties or facilities currently owned or leased by SGFC or adjacent to any properties so owned or leased; and

              (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Materials, on, in, under or from any properties or facilities currently owned or leased by SGFC.

       (b) Except as set forth in the SGFC Disclosure Memorandum, neither SGFC nor any of its officers, directors, employees or agents, in the course of such individual's employment by SGFC, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of hazardous substances or Hazardous

Materials, nor to SGFC's knowledge has SGFC foreclosed on any property on which there is a threatened release of any Hazardous Materials, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) Hazardous Materials, are or were located.

       (c) Except as set forth in the SGFC Disclosure Memorandum, neither SGFC, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or Hazardous Materials, on, in, under, or around property on which SGFC holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

       6.3.4 INSURANCE. The SGFC Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, SGFC or, through SGFC, any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the SGFC Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of SGFC and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. SGFC will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. SGFC has heretofore made, or will hereafter make, available to Holding Company a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1999 with respect to the business and affairs of SGFC.

       6.4    PROPERTIES AND ASSETS.

       6.4.1 CONTRACTS AND COMMITMENTS. The SGFC Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which SGFC is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than one (1) year. Each such contract, agreement, guaranty and commitment of SGFC is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. SGFC has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Holding Company for examination.

       6.4.2 LICENSES; INTELLECTUAL PROPERTY. SGFC has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the SGFC Disclosure Memorandum, SGFC is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by SGFC or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by SGFC, are listed in the SGFC Disclosure Memorandum. SGFC has complied with all applicable laws relating to the filing or registration of "FICTITIOUS NAMES" or trade names.

       6.4.3 PERSONAL PROPERTY. SGFC has good and marketable title to all of its personalty, tangible and intangible, reflected in the 2003 SGFC Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except: (a) those referred to in the notes to the 2003 SGFC Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of SGFC, is claimed to exist); (b) those described in the SGFC Disclosure Memorandum and; (c) liens for taxes not due and payable.

       6.4.4 SGFC LEASES. (a) All leases (the "SGFC LEASES") pursuant to which SGFC is lessor or lessee of any real or personal property are valid and enforceable in accordance with their terms; there is not under any SGFC Leases any default or, to the knowledge of SGFC, any claimed default by SGFC, or event of default or event which with notice or lapse of time, or both, would constitute a default by SGFC and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

       (b) The copies of the SGFC Leases heretofore or hereafter furnished or made available by SGFC to Holding Company are true, correct and complete, and the SGFC Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Holding Company, and are in full force and effect in accordance with their terms.

       (c) Except as set forth in the SGFC Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for SGFC to enter into new leases of real property or to renew or amend existing SGFC Leases prior to the Closing Date.

       6.4.5 REAL PROPERTY. (a) SGFC does not own any interest in any real property (other than as lessee) except as set forth in the SGFC Disclosure Memorandum (such properties being referred to herein as "SGFC REALTY"). Except as disclosed in the SGFC Disclosure Memorandum, SGFC has good title to the SGFC Realty and the titles to the SGFC Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Holding Company with the SGFC Disclosure Memorandum. SGFC has not encumbered the SGFC Realty since the effective dates of the respective title insurance policies.

       (b) Except as set forth in the SGFC Disclosure Memorandum, the interests of SGFC in the SGFC Realty and in and under each of the SGFC Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of SGFC, threatened action at law or in equity.

       (c) The present and past use and operations of, and improvements upon, the SGFC Realty and all real properties leased by SGFC (the "SGFC LEASED REAL PROPERTIES") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of SGFC there are no proposed changes therein that would affect the SGFC Realty, the SGFC Leased Real Properties or their uses.

       (d) Except as set forth in the SGFC Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, SGFC with respect to any SGFC Lease pursuant to which it is lessor or lessee.

       (e) SGFC is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the SGFC Realty or the SGFC Leased Real Properties which may adversely affect the SGFC Realty or the SGFC Leased Real Properties or the current or currently contemplated use thereof.

       (f) The buildings and structures owned, leased or used by SGFC are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of SGFC.

       6.5    EMPLOYEES AND BENEFITS.

       6.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. Except as set forth in the SGFC Disclosure Memorandum, no director, officer, or employee of SGFC serves, or in the past five (5) years has served, as a director or officer of any other corporation on behalf of or as a designee of SGFC.

       6.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the SGFC Disclosure Memorandum, SGFC does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

       (b) The SGFC Disclosure Memorandum lists separately any bonus, savings, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, including employee benefit plan within the meaning of Section 3(3) ERISA, to which SGFC contributes or is required to contribute and all other practices, commitments arrangements and agreements pursuant to which SGFC provides directly or indirectly any benefits for employees (collectively, "SGFC BENEFIT PLANS").

       (c) True, correct and complete copies of all SGFC Benefit Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three (3) years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by SGFC or its counsel have been, or prior to the Closing Date has been made available to SGFC.

       (d) SGFC (and any entities that are or were at anytime SGFC Benefit Plan Affiliates of the SGFC) is not currently and has never been in the past required to contribute to a multiemployer plan as defined in Section 3(37)(A) of ERISA. SGFC does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

       (e) Each SGFC ERISA Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code. This SGFC Disclosure Memorandum list the name of each SGFC Employee who has experienced a "QUALIFYING EVENT" (as defined in COBRA) with respect to an SGFC Benefit Plan who is eligible for Continuation Coverage (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. The SGFC Disclosure Memorandum also lists the name of each SGFC Employee who is on a leave of absence (whether or not pursuant to the FMLA) and is receiving or entitled to receive health coverage under an SGFC Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

       (f) Each SGFC Benefit Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, HIPAA, the Code, and the regulations issued under ERISA and the Code. All required reports and filings with respect to each SGFC Benefit Plan have been properly and timely filed with the appropriate Governmental Authority and distributed to participants as required. Of the SGFC Benefit Plans, the "EMPLOYEE PENSION BENEFIT PLANS" within the meaning of Section 3(2) of ERISA (collectively, the "SGFC EMPLOYEE PENSION BENEFIT PLANS") are separately identified on the SGFC Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the SGFC Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

       (g) With respect to each SGFC Benefit Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of SGFC, threatened involving such SGFC Benefit Plan or any of its fiduciaries. To the SGFC's knowledge, the SGFC Benefit Plans are not under audit or investigation by any Governmental Authority and no such complete audit or investigation, if any, has resulted in the imposition of any Tax, interest or penalty.

       (h) With respect to each SGFC Benefit Plan, neither SGFC nor any of its directors, officers, employees or agents, nor to SGFC's knowledge, any "PARTY IN INTEREST" or "DISQUALIFIED PERSON" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the SGFC Benefit Plan which would constitute a breach of fiduciary duty under ERISA or a "PROHIBITED TRANSACTION" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

       (i) As of the Closing Date, with respect to each SGFC Benefit Plan, SGFC will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such SGFC Benefit Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of SGFC representing a projection of claims expected to be incurred under such SGFC Benefit Plan.

       (j) Except as disclosed on the SGFC Disclosure Memorandum, SGFC does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of SGFC beyond their retirement or other termination of service with SGFC other than: (i) coverage mandated by applicable law; (ii) benefits under the SGFC SGFC Employee Pension Benefit Plans; or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

       (k) No amount payable under any SGFC Benefit Plan will fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code.

       (l) Neither this Agreement nor any transaction contemplated hereby will: (a) entitle any current or former employee, officer or director of SGFC to severance pay, unemployment compensation or any similar or other payment; or (b) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

       6.5.3 LABOR-RELATED MATTERS. Except as described in the SGFC Disclosure Memorandum, SGFC is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, SGFC. SGFC has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. SGFC has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against SGFC, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, SGFC with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by SGFC as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

       6.5.4 RELATED PARTY TRANSACTIONS. Except for: (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by SGFC with other persons who are not affiliated with SGFC, and which do not involve more than the normal risk of repayment or present other unfavorable features;
(b) deposits, all of which are on terms and conditions identical to those made available to all customers of SGFC at the time such deposits were entered into; and (c) transactions specifically described in the SGFC Disclosure Memorandum, there are no contracts with or commitments to present or former five percent (5%) or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1998 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of SGFC).

       6.6    OTHER MATTERS.

       6.6.1 REGULATORY REPORTS. SGFC will make available to Holding Company for review and inspection all applications, reports or other documents filed by it for each of its past three (3) full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

       6.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Federal Reserve, FDIC and the Department of Banking, or as set forth in the SGFC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SGFC, or any of SGFC's assets.

       6.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to SECTION 6.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which SGFC is a party or by which SGFC or its properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of SGFC, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of SGFC.

       (b) SGFC is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which SGFC is a party or by which it or any of its property is bound.

       6.6.4 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this ARTICLE VI or in any written statement delivered by or at the direction of SGFC pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Holding Company in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

       6.6.5 SGFC STOCK. The shares of SGFC Stock to be issued and delivered to Holding Company Shareholders pursuant to the terms of the Merger Agreement, when so issued and delivered, will be validly, authorized and issued, fully paid and non-assessable, and no shareholder of SGFC will have any preemptive rights with respect thereto.

                                   ARTICLE VII
                                   -----------

                   CONDUCT OF BUSINESS OF SGFC PENDING CLOSING
                   -------------------------------------------

       Except as expressly otherwise provided herein, SGFC covenants and agrees that, without the prior written consent of Holding Company, between the date hereof and the Closing Date:

       7.1 CONDUCT OF BUSINESS. SGFC will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks, including the Federal Home Loan Bank of Atlanta, in the ordinary course of business).

       7.2 MAINTENANCE OF PROPERTIES. SGFC will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

       7.3 INSURANCE. SGFC will maintain and keep in full force and effect all of the insurance referred to in SECTION 6.3.4(B) hereof or other insurance equivalent thereto in all material respects.

       7.4 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect to the SGFC Stock other than its regular quarterly dividend of $0.13 per share and SGFC will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock except for purchases from time to time under its Dividend Reinvestment and Share Purchase Plan, as amended and restated.

       7.5 CORPORATE EXISTENCE. SGFC will maintain its corporate existence and powers.

       7.6 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in SECTION 6.2.8 hereof.

       7.7 BOOKS AND RECORDS. The books and records of SGFC will be maintained in the usual, regular and ordinary course.

       7.7 ADVICE OF CHANGES. SGFC shall promptly advise Holding Company orally and in writing of any change or event having, or which the SGFC Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of SGFC.

                                  ARTICLE VIII
                                  ------------

                        CONDITIONS TO OBLIGATIONS OF SGFC
                        ---------------------------------

       All of the obligations of SGFC under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by SGFC:

       8.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holding Company contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

       8.2 PERFORMANCE OF AGREEMENTS. Holding Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

       8.3 CERTIFICATES, RESOLUTIONS, OPINION. Holding Company shall have delivered to SGFC:

       (a) certificates executed by the President of Holding Company and the Bank, dated as of the Closing Date, and certifying in such detail as SGFC may reasonably request to the fulfillment of the conditions specified in SECTIONS
8.1 and 8.2 hereof;

       (b) a certificate executed by the Secretary of each of Holding Company and the Bank, dated as of the Closing Date, certifying and attesting to the:

              (i) articles of incorporation of Holding Company and the Bank, respectively;

              (ii)   bylaws of Holding Company and the Bank, respectively, and

              (iii) duly adopted resolutions of the Board of Directors and shareholders of each of Holding Company and the Bank, (1) authorizing and approving the execution of this Agreement (with respect to the directors of Holding Company or the Bank), the Merger

       Agreement (with respect to the directors and shareholders of Holding Company), and the Bank Merger Agreement (with respect to the directors and shareholders of the Bank) and the consummation of the transactions contemplated herein and therein in accordance with their respective terms and (2) authorizing all other necessary and proper corporate action to enable Holding Company and the Bank, respectively, to comply with the terms hereof and thereof;

       (c) certificates of the valid existence of Holding Company and the Bank under the laws of the State of Georgia, executed by the Secretary of State and the Department of Banking, respectively, and dated not more than five (5) business days prior to the Closing Date;

       (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Holding Company has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

       (e) an opinion of Clarence A. Miller, counsel for Holding Company, dated the Closing Date, in the form attached hereto as Exhibit D.

       8.4 SHAREHOLDER APPROVAL. The Merger Agreement shall have been approved by the vote of the holders of at least a majority of Holding Company Stock. The Bank Merger Agreement shall have been approved by the vote of all of the Bank Stock held by the Holding Company.

       8.5 REGULATORY APPROVALS. SGFC shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve, FDIC and the Department of Banking, such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

       8.6 MERGER CONSUMMATION. The Merger shall have been consummated before the Bank Merger may be consummated.

       8.7 EFFECTIVE REGISTRATION STATEMENT. The SGFC Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

       8.8 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code, and with regard to the Bank Merger, in accordance with the provisions of the Financial Institutions Code of Georgia.

       8.9 ACCOUNTANTS' LETTER. SGFC shall have received a letter from Gerald Herring & Co., P.C. dated the Closing Date, to the effect that: at the request of Holding Company they have carried out procedures to a specified date not more than five (5) business days prior to the Closing Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statements of Holding Company, as follows:

       (a) read the unaudited balance sheets and statements of income of Holding Company from December 31, 2002 through the date of the most recent monthly financial statements available in the ordinary course of business;

       (b) read the minutes of the meetings of shareholders and Board of Directors of Holding Company from December 31, 2002 to said date nor more than five (5) business days prior to the Closing Date; and

       (c) consulted with certain officers and employees of Holding Company responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that: (i) such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the 2003 Holding Company Financial Statements;

              (ii) as of said date not more than five (5) business days prior to the Closing Date, the shareholders' equity, long-term debt, reserve for possible loan losses and total assets of Holding Company, in each case as compared with the amounts shown in the 2003 Holding Company Financial Statements, are not different except as set forth in such letter; or

              (iii) for the period from December 31, 2002 to said date not more than five (5) business days prior to the Closing Date, the net interest income, total and per-share amounts of consolidated income (before extraordinary items) and net income of Holding Company, as compared with the corresponding portion of the preceding 12-month period, are not different except as set forth in such letter.

       8.10 CONSULTING AGREEMENT. D. Neil Pierce shall have executed the consulting agreement attached hereto as EXHIBIT G.

       8.11 EMPLOYMENT AGREEMENT. Morris Bryant shall have executed the employment agreement attached hereto as EXHIBIT H.

       8.12 ADVISORY BOARD AGREEMENTS. Each director of Bank shall have executed an advisory board agreement, a form of which is attached hereto as
EXHIBIT I.

                                   ARTICLE IX
                                   ----------

                  CONDITIONS TO OBLIGATIONS OF HOLDING COMPANY
                  --------------------------------------------

       All of the obligations of Holding Company under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by it:

       9.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of SGFC contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

       9.2 PERFORMANCE OF AGREEMENTS. SGFC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

       9.3 CERTIFICATES, RESOLUTIONS, OPINION. SGFC shall have delivered to Holding Company:

       (a) a certificate executed by the President of SGFC, dated the Closing Date, certifying in such detail as Holding Company may reasonably request to the fulfillment of the conditions specified in SECTIONS 9.1 and 9.2 hereof;

       (b) a certificate executed by the Secretary of SGFC, dated as of the Closing Date, certifying and attesting to the:

              (i)    articles of incorporation of SGFC;

              (ii)   bylaws of SGFC, and

              (iii) duly adopted resolutions of the board of directors of SGFC, certified by the Secretary on the Closing Date, (1) authorizing and approving the execution of this Agreement and the Merger Agreement on behalf of SGFC, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (2) authorizing all other necessary and proper corporate actions to enable SGFC to comply with the terms hereof and thereof;

       (c) a certificate of the valid existence of SGFC, under the laws of the State of SGFC executed by the Secretary of State of the State of Georgia, dated not more than five (5) business days prior to the Closing Date;

       (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that SGFC has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

       (e) an opinion of Kilpatrick Stockton, LLP, counsel for SGFC, dated the Closing Date, in the form attached hereto as Exhibit E.

       9.4 SHAREHOLDER APPROVAL. The Merger Agreement shall have been approved by the vote of the holders of at least a majority of Holding Company Stock. The Bank Merger Agreement shall have been approved by the vote of all of the Bank Stock held by the Holding Company.

       9.5 REGULATORY APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve, FDIC and the Department of Banking, shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof, and all applicable waiting or similar periods required by law shall have expired.

       9.6 MERGER CONSUMMATION. The Merger shall have been consummated before the Bank Merger may be consummated.

       9.7 EFFECTIVE REGISTRATION STATEMENT. The SGFC Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

       9.8 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code, and with regard to the Bank Merger, in accordance with the provisions of the Financial Institution Code of Georgia.

       9.9 CONSULTING AGREEMENT. D. Neil Pierce shall have executed the consulting agreement attached hereto as EXHIBIT G.

       9.10 EMPLOYMENT AGREEMENT. Morris Bryant shall have executed the employment agreement attached hereto as EXHIBIT H.

       9.11 ADVISORY BOARD AGREEMENTS. Each director of Bank shall have executed an advisory board agreement, a form of which is attached hereto as
EXHIBIT I.

                                    ARTICLE X
                                    ---------

                            WARRANTIES, NOTICES, ETC.
                            -------------------------

       10.1 WARRANTIES. All statements contained in any certificate or other instrument delivered by or on behalf of Holding Company or SGFC pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by them. Unless the context otherwise requires, the representations and warranties required of Holding Company shall be required to be made, and shall be considered made, on behalf of both Holding Company, the Bank, and the representations and warranties required of SGFC, shall be required to be made, and shall be considered made, on behalf of SGFC and the SGB.

       10.2 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Mergers; provided, however, that the following shall survive consummation of the Mergers and the transactions contemplated hereby:

       (a) the opinions of counsel referred to in SECTIONS 8.3(E) and 9.3(E) of this Agreement;

       (b) any intentional misrepresentation of any material fact made by either party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto; and

       (c) the covenant with respect to the confidentiality of certain information contained in SECTION 3.5 hereof.

       10.3 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 10.3 on the date of such facsimile), or five (5) days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

       (a)    To SGFC:              Southwest Georgia Financial Corporation
                                    201 First Street, S.E.
                                    Moultrie, Georgia 31768
                                    Attention:  DeWitt Drew,
                                    Chief Executive Officer
                                    Facsimile:  (229) 985-0251

       (b)    To Holding Company:   First Bank Holding Company
                                    300 North Main Street
                                    Sylvester, Georgia 31791
                                    Attention:  D. Neil Pierce,
                                                Chief Executive Officer
                                    Facsimile: (229) 776-1666

       10.4 ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the Bank Merger Agreement supersede all prior discussions and agreements between the Holding Company and SGFC with respect to the Mergers and the other matters contained herein and therein, and this Agreement, the Merger Agreement and the Bank Merger Agreement contain the sole and entire agreement between Holding Company and SGFC with respect to the transactions contemplated herein and therein.

       10.5 WAIVER; AMENDMENT. Prior to or on the Closing Date, SGFC shall have the right to waive any default in the performance of any term of this Agreement by Holding Company, to waive or extend the time for the fulfillment by Holding Company of any or all of Holding Company' obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SGFC under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Holding Company shall have the right to waive any default in the performance of any term of this Agreement by SGFC, to waive or extend the time for the fulfillment by SGFC of any or all of SGFC's obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Holding Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of SECTIONS 8.5 and 9.5 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval.

                                   ARTICLE XI
                                   ----------

                                   TERMINATION
                                   -----------

       This Agreement may be terminated at any time prior to or on the Closing Date upon written notice to the other party as follows, and, upon any such termination of this Agreement, neither party hereto shall have any liability to the other, except that the provisions of SECTION 3.5 hereof shall survive the termination of this Agreement for any reason.

       11.1   MATERIAL ADVERSE CHANGE.

       (a) By SGFC, if, after the date hereof, a material adverse change in the financial condition or business of Holding Company shall have occurred which change would reasonably be expected to have a material adverse affect on the market price of Holding Company Stock, or if Holding Company shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business.

       (b) By Holding Company, if, after the date hereof, a material adverse change in the financial condition or business of SGFC shall have occurred which change would reasonably be expected to have a material adverse affect on the market price of SGFC Stock, or if SGFC shall have suffered a material loss or damage to any its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business.

       11.2   NONCOMPLIANCE.

       (a) By SGFC, if the terms, covenants or conditions of this Agreement to be complied with or performed by Holding Company before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by SGFC.

       (b) By Holding Company, if the terms, covenants or conditions of this Agreement to be complied with or performed by SGFC before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by Holding Company.

       11.3   FAILURE TO DISCLOSE.

       (a) By SGFC, if it learns of any fact or condition not disclosed in this Agreement, the Holding Company Disclosure Memorandum, or the 2003 Holding Company Financial Statements, which was required to be disclosed by Holding Company pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Holding Company which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

       (b) By Holding Company, if it learns of any fact or condition not disclosed in this Agreement, the SGFC Disclosure Memorandum, or the 2003 SGFC Financial Statements, which was required to be disclosed by SGFC pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of SGFC which materially and adversely affect such business, properties, assets or earnings or the ownership, value or continuance thereof.

       11.4 ADVERSE PROCEEDINGS. By either party, if any action, suit or proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of Holding Company or SGFC makes consummation of the transactions herein contemplated inadvisable.

       11.5 TERMINATION DATE. By either party, if the Closing Date shall not have occurred on or before May 31, 2004.

       11.6 DISSENTERS. By SGFC, if the holders of more than five percent (5%) of Holding Company Stock or Bank Stock elect to exercise this statutory right to dissent from the Merger or Bank Merger, respectively, and demand payment in cash for the "FAIR VALUE" of their shares

       11.7 SHAREHOLDERS VOTE. By either party, if the Merger Agreement and Bank Merger Agreement is not approved by the vote of the holders of Holding Company Stock and Bank Stock, respectively, as required by applicable law.

       11.8 ENVIRONMENTAL LIABILITY OF HOLDING COMPANY. By SGFC, if it learns of any potential liability of Holding Company arising from noncompliance with any federal, state or local environmental law by Holding Company, or any potential liability of Holding Company arising from any environmental condition of the properties or assets of Holding Company, including any properties or assets in which Holding Company holds a security interest.

       11.9 ENVIRONMENTAL LIABILITY OF SGFC. By Holding Company, if it learns of any potential liability of SGFC arising from noncompliance with any federal, state or local environmental law by SGFC, or any potential liability of SGFC arising from any environmental condition of the properties or assets of SGFC, including any properties or assets in which SGFC holds a security interest.

                                   ARTICLE XII
                                   -----------

                          COUNTERPARTS, HEADINGS, ETC.
                          ----------------------------

       This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

                                  ARTICLE XIII
                                  ------------

                                 BINDING EFFECT
                                 --------------

       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other.

                                   ARTICLE XIV
                                   -----------

                                  GOVERNING LAW
                                  -------------

       The validity and effect of this Agreement and the Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

       IN WITNESS WHEREOF, SGFC, Holding Company and Bank have caused this Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written.


                                   SOUTHWEST GEORGIA FINANCIAL
                                   CORPORATION
(CORPORATE SEAL)
Attest:

   /s/ Peggy C. Weeks
----------------------------
Secretary                          By:      /s/ Dewitt Drew
                                      -----------------------------------------
                                            DeWitt Drew
                                            Chief Executive Officer


                                   SOUTHWEST GEORGIA BANK
(BANK SEAL)
Attest:

   /s/ Peggy C. Weeks
----------------------------
Secretary                          By:      /s/ Dewitt Drew
                                      -----------------------------------------
                                            DeWitt Drew
                                            Chief Executive Officer


                                   FIRST BANK HOLDING COMPANY
(CORPORATE SEAL)
Attest:

   /s/ Morris I. Bryant
----------------------------
Secretary                          By:      /s/ D/ Neil Pierce
                                      -----------------------------------------
                                            D. Neil Pierce
                                            President


                                   SYLVESTER BANKING COMPANY
(BANK SEAL)
Attest:

   /s/ Morris I. Bryant
----------------------------
Secretary                          By:      /s/ D/ Neil Pierce
                                      -----------------------------------------
                                            D. Neil Pierce
                                            President & Chief Executive Officer

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER



       THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of this _____ day of ____, 2003, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION ("SGFC") and FIRST BANK HOLDING COMPANY ("HOLDING COMPANY"), both Georgia corporations (said corporations are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

       WHEREAS, the authorized capital stock of SGFC consists of 5,000,000 shares of Common Stock, $1.00 par value per share (the "SGFC STOCK"), of which ______ shares are issued and outstanding, exclusive of _________ shares held as treasury stock; and

       WHEREAS, the authorized capital stock of Holding Company consists of 500,000 shares of Common Stock, $5.00 par value per share, of which 55,468 shares are issued and outstanding, exclusive of 12,068 shares held as treasury stock ("HOLDING COMPANY Stock"); and

       WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each such corporation and its shareholders that Holding Company merge with SGFC, with SGFC being the surviving corporation; and

       WHEREAS, the respective Boards of Directors of the Constituent Corporations, by resolutions duly adopted, have unanimously approved and adopted this Agreement, and the Board of Directors of Holding Company, by resolution duly adopted, has directed that this Agreement be submitted to the shareholders of Holding Company for their approval; and

       WHEREAS, SGFC has agreed to pay cash and issue shares of SGFC Stock, and to pay cash for any resulting fractional shares of stock, which shareholders of Holding Company will be entitled to receive, according to the terms and conditions contained herein, on or after the Effective Date (as defined herein) of the merger provided for herein.

       NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

       1.     MERGER.

       Pursuant to and with the effects provided in the applicable provisions of
Article 11 of the Georgia Business Corporation Code, as amended (Chapter 2 of Title 14 of the Official Code of Georgia), Holding Company (hereinafter sometimes referred to as the "MERGED CORPORATION") shall be merged with and into SGFC (the "MERGER"). SGFC shall be the surviving corporation (the "SURVIVING CORPORATION") and shall continue under the name "SOUTHWEST GEORGIA FINANCIAL CORPORATION". On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Corporation shall cease and terminate.

       2.     ACTIONS TO BE TAKEN.

       The acts and things required to be done by the Georgia Business Corporation Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Merged Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Corporations with the assistance of counsel as soon as practicable.

       3.     EFFECTIVE DATE.

       The Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in the Georgia Business Corporation Code (the "EFFECTIVE DATE").

       4.     ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

              (a) The Articles of Incorporation of SGFC, as heretofore amended, shall on the Effective Date be the Articles of Incorporation of the Surviving Corporation.

              (b) Until altered, amended or repealed, as therein provided, the Bylaws of SGFC as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation.

       5. MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK; CAPITAL STRUCTURE OF THE SURVIVING CORPORATION.

       The manner and basis of converting the shares of capital stock of each of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

              (a) In the Merger, the holders of Holding Company Stock shall be entitled to elect to receive, in exchange for their shares of Holding Company Stock, shares of SGFC Stock, cash, or a combination thereof, in the amounts specified by such holders in accordance with the provisions of SECTION 5(B) below, and each share of Holding Company Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted upon the Effective Date into fully paid and nonassessable shares of SGFC Stock and/or cash as follows, subject to any adjustments occurring after the date hereof as contemplated by SECTION 5(C) below:

                     (1) 6.998 shares of SGFC Stock for each outstanding share of Holding Company Stock; or

                     (2) $160.95 in cash, without interest, per share of Holding Company Stock, PROVIDED, HOWEVER, that no more than 23,967 shares of Holding Company Stock may be exchanged for cash (the "MAXIMUM CASH ELECTION") and any shares of Holding Company Stock elected to be exchanged for cash above the Maximum Cash Election shall be subject to proration as provided in SECTION 5(B); or

                     (3) any combination of SECTIONS 5(A)(1) and 5(A)(2) above, subject to the limitations in SECTION 5(A)(2).

              (b) At the same time that the notice of special meeting of Holding Company shareholders is first mailed to Holding Company shareholders (which shall be a date at least fifteen (15) days prior to the Effective Date), a form of election shall also be mailed to each Holding Company shareholder (the date of such form of election being referred to herein as the "MAILING DATE"). Each Holding Company shareholder shall indicate thereon his, her or its preference as to the proportion of SGFC Stock and/or cash which he, she or it desires to receive in exchange for his, her or its Holding Company Stock, and shall return the form to the Secretary of Holding Company within 15 days of the Mailing Date. If the form of election of any Holding Company shareholder is not returned prior to the Effective Date, such shareholder will be deemed to have elected to receive cash in the Merger. If holders of Holding Company Stock elect to receive cash for a number of shares of Holding Company Stock in excess of the Maximum Cash Election, then the number of shares exchanged for cash by each shareholder so electing will be reduced such that the amount of shares exchanged for cash approximately equals the Maximum Cash Election, based on the ratio that the number of shares elected to be exchanged for cash by such shareholder bears to the total number of shares elected to be exchanged for cash.

              (c) If either party should change the number of its outstanding shares as a result of a stock split, stock dividend, or similar recapitalization with respect to such shares prior to the Effective Date then the shares to be issued hereunder to holders of Holding Company Stock shall be proportionately adjusted.

              (d) No scrip or fractional share certificates of SGFC Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash an amount (computed to the nearest cent) equal to such fraction multiplied by $23.00.

              (e) As soon as practicable after the Effective Date, each holder as of the Effective Date of any of the shares of Holding Company Stock to be converted as elected by such holder as provided herein, upon presentation and surrender of the certificates representing such shares to SGFC, shall be entitled to receive in exchange therefor a certificate representing the number of shares of SGFC Stock to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each such outstanding certificate which prior to the Effective Date represented Holding Company Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of SGFC Stock into which the same shall have been converted and the right to receive payment for fractional shares.

              (f) Upon the Effective Date, each share of SGFC Stock issued and outstanding immediately prior to the Effective Date shall continue unchanged and shall continue to evidence a share of common stock of the Surviving Corporation.

       6.     TERMINATION OF SEPARATE EXISTENCE.

       Upon the Effective Date, the separate existence of the Merged Corporation shall cease and the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and any judgment rendered against either of the Constituent Corporations may thenceforth be enforced against the Surviving Corporation; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

       7.     FURTHER ASSIGNMENTS.

       If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

       8.     CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.

       This Agreement is subject to, and consummation of the Merger is conditioned upon, the fulfillment as of the Effective Date of each of the following conditions:

              (a) Approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding voting shares of Holding Company Stock; and

              (b) All the terms, covenants, agreements, obligations and conditions of the Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT") of even date herewith by and between Holding Company, Sylvester Banking Company and SGFC to be complied with, satisfied and performed on or prior to the Closing Date (as defined therein), shall have been complied with, satisfied and performed in all material respects unless accomplishment of such covenants, agreements, obligations and conditions has been waived by the party benefited thereby.

       9.     TERMINATION.

       This Agreement may be terminated and the Merger abandoned in accordance with the terms of the Acquisition Agreement, at any time before or after adoption of this Agreement by the directors of either of the Constituent Corporations, notwithstanding favorable action on the Merger by the shareholders of the Merged Corporation, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

       10.    COUNTERPARTS; TITLE; HEADINGS.

       This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

       11.    AMENDMENTS; ADDITIONAL AGREEMENTS.

       At any time before or after approval and adoption by the shareholders of Holding Company, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the Constituent

Corporations to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that no such modification, amendment or supplement shall reduce to any extent the consideration into which shares of Holding Company Stock shall be converted in the Merger pursuant to SECTION 5 hereof.

IN WITNESS WHEREOF, the Constituent Corporations have each caused this Agreement to be executed on their respective behalves and their respective corporate seals to be affixed hereto as of the day and year first above written.

                                       SOUTHWEST GEORGIA FINANCIAL
                                       CORPORATION



(CORPORATE SEAL)                       By:
                                          --------------------------------------
                                                  DeWitt Drew
                                                  Chief Executive Officer
Attest:

___________________________________
Secretary

                                       FIRST BANK HOLDING COMPANY



(CORPORATE SEAL)                       By:
                                          --------------------------------------
                                                  D. Neil Pierce
                                                  President
Attest:

___________________________________
Secretary

                                    EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of this ___ day of ___________ 2003, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation ("SGFC") SOUTHWEST GEORGIA BANK, a Georgia bank ("SGB"), and SYLVESTER BANKING COMPANY, a Georgia bank ("BANK", and together with SGB, the "CONSTITUENT BANKS").

       WHEREAS, the authorized capital stock of Bank consists of 250,000 shares of common stock, $5.00 par value per share, of which 120,000 shares are issued and outstanding (the "BANK STOCK"); and

       WHEREAS, the authorized capital stock of SGFC consists of 5,000,000 shares of common stock, $1.00 par value per share, of which _________ shares are issued and outstanding, exclusive of ____________ shares held as treasury stock (the "SGFC STOCK"); and

       WHEREAS, the respective Boards of Directors of the Constituent Banks deem it advisable and in the best interests of each such bank and its shareholders that Bank merge with SGB, with SGB being the surviving bank; and

       WHEREAS, the respective Boards of Directors of the Constituent Banks, by resolutions duly adopted, have unanimously approved and adopted this Agreement and directed that it be submitted to the shareholders of each of Bank and SGB for their approval:

       NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

1.     MERGER.

       Pursuant to and with the effects provided in the applicable provisions of
Article 2 of the Financial Institutions Code of Georgia, Chapter 1 of Title 7 of the Official Code of Georgia (the "CODE"), Bank (hereinafter sometimes referred to as the "MERGED BANK") shall be merged with and into SGB (the "MERGER"). SGB shall be the surviving bank (the "SURVIVING BANK") and shall continue under the name "SOUTHWEST GEORGIA BANK". On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Bank shall cease and terminate.

2.     ACTIONS TO BE TAKEN.

       The acts and things required to be done by the Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent Banks and the filing of the articles of merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Banks with the assistance of counsel as soon as practicable.

3.     EFFECTIVE DATE.

       The Merger shall be effective upon the approval of this Agreement by the shareholder of the Merged Bank and the filing of the articles of merger relating hereto in the manner provided in the Code (the "EFFECTIVE DATE").

4.     ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING BANK.

       (a) The Articles of Incorporation of SGB, as heretofore amended, as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Bank.

       (b) Until altered, amended or repealed, as therein provided, the Bylaws of SGB as in effect on the Effective Date shall be the Bylaws of the Surviving Bank.

5.     DIRECTORS.

       Upon the Merger contemplated herein becoming effective, the directors of the Surviving Bank shall be the individuals set forth on Attachment 1 hereto. Said persons shall hold office until the next annual meeting of the shareholder of the Surviving Bank and until their successors are elected in accordance with the Bylaws of the Surviving Bank. If on the Effective Date any vacancy shall exist on the Board of Directors of the Surviving Bank, such vacancy shall be filled in the manner specified in the Bylaws of the Surviving Bank.

6. MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK; CAPITAL STRUCTURE OF THE SURVIVING BANK.

       The manner and basis of converting the shares of the Bank into shares of SGFC shall be as follows:

              (a) In the Merger, the holders of Bank Stock not held by SGFC shall be entitled to elect to receive, in exchange for their shares of Bank Stock, shares of SGFC Stock, cash, or a combination thereof, in the amounts specified by such holders in accordance with the provisions of SECTION 6(B) below, and each share of Bank Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted upon the Effective Date into fully paid and nonassessable shares of SGFC Stock and/or cash as follows, subject to any adjustments occurring after the date hereof as contemplated by SECTION 6(C) below:

                     (1) 3.523 shares of SGFC Stock for each outstanding share of Bank Stock; or

                     (2) $81.02 in cash, without interest, per share of Bank Stock, PROVIDED, HOWEVER, that no more than 4,224 shares of Bank Stock may be exchanged for cash (the "MAXIMUM CASH ELECTION") and any shares of Bank Stock elected to be exchanged for cash above the Maximum Cash Election shall be subject to proration as provided in SECTION 6(B); or

                     (3) any combination of SECTIONS 6(A)(1) and 6(A)(2) above, subject to the limitations in SECTION 6(A)(2).

              (b) At the same time that the notice of special meeting of Bank shareholders is first mailed to Bank shareholders (which shall be a date at least fifteen (15) days prior to the Effective Date), a form of election shall also be mailed to each Bank shareholder (the date of such form of election being referred to herein as the "MAILING DATE"). Each Bank shareholder shall indicate thereon his, her or its preference as to the proportion of SGFC Stock and/or cash which he, she or it desires to receive in exchange for his, her or its Bank Stock, and shall return the form to the Secretary of Bank within 15 days of the Mailing Date. If the form of election of any Bank shareholder is not returned prior to the Effective

Date, such shareholder will be deemed to have elected to receive cash in the Merger. If holders of Bank Stock elect to receive cash for a number of shares of Bank Stock in excess of the Maximum Cash Election, then the number of shares exchanged for cash by each shareholder so electing will be reduced such that the amount of shares exchanged for cash approximately equals the Maximum Cash Election, based on the ratio that the number of shares elected to be exchanged for cash by such shareholder bears to the total number of shares elected to be exchanged for cash.

              (c) If either party should change the number of its outstanding shares as a result of a stock split, stock dividend, or similar recapitalization with respect to such shares prior to the Effective Date then the shares to be issued hereunder to such holders of Bank Stock shall be proportionately adjusted.

              (d) No scrip or fractional share certificates of SGFC Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash, without interest, an amount (computed to the nearest cent) equal to such fraction multiplied by $23.00.

              (e) As soon as practicable after the Effective Date, each holder as of the Effective Date of any of such shares of Bank Stock to be converted as elected by such holder as provided herein, upon presentation and surrender of the certificates representing such shares to SGB, shall be entitled to receive in exchange therefor a certificate representing the number of shares of SGFC Stock and cash, to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each such outstanding certificate which prior to the Effective Date represented Bank Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of SGFC Stock into which the same shall have been converted by such holder as above provided, the right to receive cash by such holder as above provided, and the right to receive payment for fractional shares.

              (f) Upon the Effective Date, each share of SGB stock issued and outstanding immediately prior to the Effective Date shall continue unchanged and shall continue to evidence a share of common stock of the Surviving Bank.

7.     TERMINATION OF SEPARATE EXISTENCE.

       Upon the Effective Date, the separate existence of the Merged Bank shall cease and the Surviving Bank shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place, and any judgment rendered against either of the Constituent Banks may thenceforth be enforced against the Surviving Bank; and neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Merger.

8.     FURTHER ASSIGNMENTS.

       If at any time the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said bank, according to the terms hereof, the title to any property or rights of the Merged Bank, the proper officers and directors of the Merged Bank shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement.

9.     CONDITION PRECEDENT TO CONSUMMATION OF THE BANK MERGER.

       This Agreement is subject to, and consummation of the Bank Merger is conditioned upon, the fulfillment as of the Effective Date of approval of this Agreement by the affirmative vote of the shareholders of each of SGB and the Bank.

10.    TERMINATION.

       This Agreement may be terminated and the Merger abandoned at any time before or after adoption of this Agreement by the directors of either of the Constituent Banks, notwithstanding favorable action on the Merger by the shareholders of the Merged Bank, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Code.

11.    COUNTERPARTS; TITLE; HEADINGS.

       This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

12.    AMENDMENTS; ADDITIONAL AGREEMENTS.

       At any time before or after approval and adoption by the shareholder of Bank, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the Constituent Banks to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that no such modification, amendment or supplement shall reduce to any extent the consideration into which shares of Bank Stock shall be converted in the Merger pursuant to SECTION 6 hereof.

         IN WITNESS WHEREOF, SGFC and the Constituent Banks have each caused this Agreement to be executed on their respective behalves and their respective seals to be affixed hereto as of the day and year first above written.

                                   SOUTHWEST GEORGIA FINANCIAL
                                   CORPORATION
(CORPORATE SEAL)
Attest:

____________________________
Secretary                          By:
                                      ------------------------------------------
                                            DeWitt Drew
                                            Chief Executive Officer


                                   SOUTHWEST GEORGIA BANK
(BANK SEAL)
Attest:

____________________________
Secretary                          By:
                                      ------------------------------------------
                                            DeWitt Drew
                                            Chief Executive Officer


                                   SYLVESTER BANKING COMPANY
(BANK SEAL)
Attest:

____________________________
Secretary                          By:
                                      ------------------------------------------
                                            D. Neil Pierce
                                            President & Chief Executive Officer

                                  ATTACHMENT 1


                                    DIRECTORS



John H. Clark

Cecil H. Barber

DeWitt Drew

Michael J. McLean

Richard L. Moss

Roy H. Reeves

Johnny R. Slocumb

Violet K. Weaver

C. Broughton Williams

                                    EXHIBIT C
                                December __, 2003

Southwest Georgia Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

Ladies and Gentlemen:

       In connection with the proposed merger (the "MERGER") of First Bank Holding Company ("HOLDING COMPANY") with and into SGFC ("SGFC"), pursuant to the Agreement and Plan of Reorganization of even date herewith among SGFC, Holding Company and Sylvester Banking Company (the "ACQUISITION AGREEMENT"), the undersigned hereby covenants, represents and warrants as follows:

       1. RECOMMENDATION FOR MERGER AND VOTING OF HOLDING COMPANY STOCK. The undersigned agrees to recommend to all holders of the capital stock of Holding Company ("HOLDING COMPANY STOCK") that they vote in favor of the Merger. [DIRECTORS AND OFFICERS ONLY] In addition, the undersigned agrees to vote any and all shares of Holding Company Stock owned or controlled by him in favor of the Merger.

       2. COMPLIANCE WITH SECURITIES LAWS. The undersigned acknowledges that he will be subject to the restrictions on resales contained in Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and agrees to sell, transfer or otherwise dispose of any shares of capital stock of SGFC ("SGFC STOCK") received by him pursuant to the Merger only in compliance with the provisions of such Act and Rule. The undersigned acknowledges that SGFC is not under any obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of SGFC Stock to be received pursuant to the Merger.

       3. RESTRICTIVE LEGEND. The undersigned agrees that the certificates representing shares of SGFC Stock to be issued to the undersigned pursuant to the Merger will be stamped or otherwise imprinted with a legend in substantially the following form:

              The shares represented by this certificate may not be sold, transferred or otherwise disposed of except in a transaction covered by an effective registration statement under the Securities Act of 1933, as amended, or in accordance with Rule 145 promulgated thereunder, or in accordance with a legal opinion satisfactory to the Company that such sale or transfer is otherwise exempt from the requirements of such Act.

                                   Sincerely,

[Director; Executive Officer; Dr. & Mrs. H. G. Davis, Jr.; Estate of Ernest Harris, Jr. & Theresa H. Harris; Regions Bank, Ex UW of Ethel P. Strangward; John Sledge, LLC]

                                    EXHIBIT D

                             BANK STOCK SHAREHOLDERS


                            SYLVESTER BANKING COMPANY
                           (57 Shareholders; 5.00 Par)
                                NOVEMBER 25, 2003
Name                                                                      Shares
----                                                                      ------

Carol Woody Armour or James D. Armour                                         20
Ray A. Banks                                                                  24
Freddie A. Barnard                                                           124
Lois S. Bryant                                                                40
Morris I. Bryant                                                               6
M. Taylor Childre                                                            175
Judy Cole                                                                    200
John E. Collier                                                               91
John E. Collier or Opal D. Collier, JT WROS                                   45
A. R. Coram                                                                3,260
Pattey S. Daniel                                                              10
Dr. H. G. Davis, Jr.                                                          98
H. G. Davis, III                                                             120
Jane L. Davis                                                                 80
Dennis Denbow                                                                100
Elise J. Feuer                                                               236
Carolyn D. Forehand                                                           10
Johnny Dan Gay                                                               192
R. B. Giddens                                                                265
Eleanor S. Griner                                                            200
Ernest C. Harris, Jr.                                                        386
Roy H. Harris or Theresa H. Harris, JT WROS                                    6
Theresa H. Harris                                                            446
George B. Hawthorne, Jr.                                                     400
Carol J. Hobby                                                               236
Hilton Houston                                                                10
Susan Houston                                                                 25
Barbara D. Jeter                                                             120
Joyce Hancock Jones                                                            5
Mary Gervaise Lawhorne                                                        10
Thomas W. Lawhorne                                                           106
Thomas W. Lawhorne, III                                                       10
Elizabeth Ford Leary                                                         210
Clarence A. Miller                                                             5
Mary Bozeman Miller                                                           10
Francis Davis Moody or Douglas Lee Moody, JT WROS                            170
Lamar H. Moree or Sara D. Moree                                                6
Nancy McCord                                                                   5
John Mack Park                                                                 6
D. Neil Pierce or Gloria P. Pierce, JT WROS                                    6

                            SYLVESTER BANKING COMPANY
                           (57 Shareholders; 5.00 Par)
                                NOVEMBER 25, 2003


Sara Pope                                                                     40
Ann Dupriest Poss                                                             10
John H. Coram, Jr.                                                           500
Catogni C. Smith                                                             500
John G. Sessoms                                                              536
H. L. Simpson, Jr.                                                           152
John Robert Sledge                                                           220
Martha J. D. Smith                                                            10
Joseph Clinton Sumner, Jr.                                                    92
Sara D. Sumner                                                                92
Al Surrency                                                                   10
Charlotte Surrency                                                            20
Cede & Co.                                                                   100
Adelaide D. Willis                                                            10
Catherine B. Wingate                                                          10
Evelyn B. Golden                                                               1
                                                                         -------
                           Total                                           9,777

                                    EXHIBIT E


       (1) Holding Company was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia. The Bank was only organized as a bank, and is existing and in good standing under the laws of the State of Georgia.

       (2) Holding Company has the corporate power to execute and deliver the Acquisition Agreement and Merger Agreement, to perform its obligations thereunder, to own and use its assets and to conduct its business.

       (3) Holding Company has duly authorized the execution and delivery of the Acquisition Agreement and the Merger Agreement and all performance by Holding Company thereunder, and has duly executed and delivered the Acquisition Agreement and the Merger Agreement.

       (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for Holding Company's execution and delivery of the Acquisition Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

       (5) The Acquisition Agreement and the Merger Agreement are enforceable against Holding Company.

       (6) The authorized capital stock of Holding Company consists of 500,000 shares of common stock, $5.00 par value per share, of which 55,468 shares are issued and outstanding, exclusive of 12,068 shares held as treasury stock. The authorized capital stock of the Bank consists of 250,000 shares of common stock, $5.00 par value per share, of which 120,000 shares are issued and outstanding. All of the issued and outstanding capital stock of Holding Company and the Bank have been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel's knowledge, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements providing for the purchase or issuance of any authorized but unissued shares of such capital stock.

                                    EXHIBIT F


       (1) SGFC was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

       (2) SGFC has the corporate power to execute and deliver the Acquisition Agreement and Merger Agreement, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

       (3) SGFC has duly authorized the execution and delivery of the Acquisition Agreement and the Merger Agreement and all performance by SGFC thereunder, and has duly executed and delivered the Acquisition Agreement and Merger Agreement:

       (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for SGFC's execution and delivery of the Acquisition Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

       (5) The Acquisition Agreement and the Merger Agreement are enforceable against SGFC.

       (6) The shares of SGFC Stock to be issued upon consummation of the Merger have been duly authorized and upon issuance as contemplated in the Merger Agreement, will be validly issued, fully paid and non-assessable.

                                    EXHIBIT G

                              CONSULTING AGREEMENT

       THIS AGREEMENT ("Agreement") is made and entered into as of this ____ day of __________, 2003, by and between D. NEIL PIERCE, an individual resident of the State of Georgia ("Consultant"), SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation (the "Employer"), and SOUTHWEST GEORGIA BANK, a Georgia bank and wholly-owned subsidiary of the Employer (the "Bank"). References herein to the "Employer" shall refer to both the Employer and the Bank, as the context requires, and the Employer and the Bank shall have the option to perform the obligations provided herein, in their sole discretion, through either entity; provided, however, that for purposes of such obligations and the rights of the Employer under this Agreement, Employer and Bank shall be treated as one and the same. Consultant may enforce his rights against either the Employer, the Bank, or both the Employer and the Bank.

       WHEREAS, Employer has entered into that certain Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated December ___, 2003, with First Bank Holding Company and Sylvester Banking Company (together, "Sylvester"), for whom Consultant serves as a key executive officer;

       WHEREAS, Consultant possesses significant knowledge and information with respect to Sylvester, which knowledge and information includes trade secrets of Sylvester, which will be increased, developed and enhanced through Consultant's continued engagement by Employer following the acquisition of Sylvester; and

       WHEREAS, Employer desires to retain Consultant to provide consulting services following the acquisition of Sylvester by Employer pursuant to the Acquisition Agreement on the terms and conditions contained herein;

       NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    ENGAGEMENT.

       Subject to the terms and conditions of this Agreement, Employer hereby engages Consultant to provide such assistance, advice and consultation Employer may from time to time request, including without limitation, assistance with respect to marketing, sales, planning and personnel (the "Consulting Services"). Consultant hereby accepts such engagement. During his engagement under this Agreement, Consultant shall report to the President and Chief Executive Officer of Employer, or to such officer of Employer as Employer may designate from time to time and shall devote up to two (2) days per week as requested by Employer to perform the Consulting Services.

SECTION 2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

       (a) "CAUSE." Cause for termination of Consultant's engagement shall exist (i) if Consultant is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) if Consultant fails to comply with the terms of this Agreement, and, within ten (10) days after written notice from Employer of such failure, Consultant has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Consultant at any time thereafter again so fails, or (iii) if Consultant violates any of the provisions contained in Section 5 of this Agreement.

       (b) "COMPETITOR." A Competitor is any Person, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Employer Activities.

       (c) "COMPETITIVE POSITION." Competitive Position means (i) the direct or indirect ownership or control of more than two percent (2%) of a Competitor; or (ii) any employment, engagement or independent contractor arrangement with any Competitor whereby Consultant will serve such Competitor in any capacity.

       (d) "CONFIDENTIAL INFORMATION." Confidential Information means any confidential, proprietary business information or data belonging to or pertaining to the Employer following the acquisition of Sylvester that does not constitute a Trade Secret and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Employer's customers or actively sought prospective customers, suppliers, manufacturers and distributors gained by Consultant as a result of his engagement by the Employer.

       (e) "CUSTOMER." Customer means actual customers or actively sought prospective customers of Employer during the Term.

       (f)    "EFFECTIVE TIME." The Effective Time shall be ____________, 2003.

       (g) "EMPLOYER ACTIVITIES." Employer Activities means the business of providing banking insurance, trust, investment or securities services to individuals and businesses.

       (h) "NONCOMPETE PERIOD" or "NONSOLICITATION PERIOD" means the period beginning the Effective Time and ending on the second anniversary of the Termination Date.

       (i) "PERSON." A Person is any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, bank, firm, unincorporated organization or other entity.

       (j)    "TERM." Term shall have the meaning ascribed to it in Section 3.1.

       (k) "TERMINATION DATE." The effective date of Consultant's termination.

       (l) "TERRITORY." Territory means any county in Georgia in which Employer does business following the acquisition of Sylvester, and any county contiguous thereto.

       (m) "TOTAL DISABILITY." Total Disability means the failure by Consultant to fully perform his normal required Consulting Services hereunder for a period of three (3) months during any consecutive twelve (12) month period during the Term hereof, as determined by the Board of Directors, by reason of mental or physical disability.

       (n) "TRADE SECRETS." Trade Secrets means information or data of or about Employer following the acquisition of Sylvester, including but not limited to technical or non-technical data, compilations, programs, methods, techniques, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, information concerning the Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

SECTION 3.    TERM OF EMPLOYMENT.

       3.1 Unless earlier terminated pursuant to Section 3.2, Consultant's engagement under this Agreement shall be for three (3) years (the "Term") commencing on the Effective Time.

       3.2 Consultant's engagement under this Agreement shall terminate upon the occurrence of any of the following events:

              (a)    The death of Consultant.

              (b)    The Total Disability of Consultant.

              (c) The termination by Employer of Consultant's engagement hereunder, upon written notice to Consultant, for Cause, as determined by the Board of Directors of Employer.

              (d) The termination of Consultant's engagement by Consultant or by Employer without Cause upon at least ninety (90) days prior written notice.

SECTION 4.    COMPENSATION.

       4.1 DURING TERM OF ENGAGEMENT. Employer will provide Consultant with the following consulting fee, expense reimbursement and additional benefits during the Term hereunder:

              (a) CONSULTING FEE. Consultant will be paid a consulting fee of no less than Forty Thousand Dollars ($40,000) per annum. The consulting fee shall be paid to Consultant in equal monthly installments (or on such more frequent basis as employees of Employer are compensated from time to time).

              (b) EXPENSES. Employer shall reimburse Consultant for all reasonable and necessary expenses, except mileage, incurred by Consultant on the same basis as employees.

              (c) OFFICE. Employer shall provide Consultant with an appropriate office at the Sylvester building.

              (d) MEDICAL BENEFIT PLANS. Consultant and his spouse may participate in such medical, benefit plans as Employer maintains from time to time for the benefit of employees, on the terms and subject to the conditions set forth in such plans.

       4.2    EFFECT OF TERMINATION.

              (a) If Consultant's engagement hereunder is terminated by Employer pursuant to Section 3.2(a), 3.2(b) or 3.2(d) hereof, then Employer shall continue to pay Consultant his normal, current consulting fee pursuant to Section 4.1(a) (on the same basis as if Consultant continued to serve as a consultant hereunder for the remainder of the
       Term) and offer paid insurance continuation rights under the Consolidated Omnibus Reconciliation Act ("COBRA") until the end of the Term.

              (b) Except as provided above, upon the termination of the engagement of Consultant hereunder for any reason, Consultant shall be entitled to all compensation and benefits earned or accrued under Section
       4.1 as of Termination Date, but from and after the Termination Date no additional compensation or benefits shall be earned by Consultant hereunder.

              (c) Unless Consultant's engagement hereunder is terminated by Employer pursuant to Section 3.2(a) or 3.2(d), the covenants in Section 5 of this Agreement shall survive termination of Employee's engagement for the full Noncompete Period or Nonsolicitation Period as though the engagement lasted for the full Term specified in Section 3.1.

SECTION 5.    PARTIAL RESTRAINTS ON COMPETITION.

       5.1 TRADE NAME. Consultant shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Employer or any of its affiliates or name similar thereto, without the prior written consent of the Employer.

       5.2    CONFIDENTIAL INFORMATION.

              (a) Consultant hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, at all times during the Term and all times during which such item continues to constitute a Trade Secret under applicable law; and (ii) with regard to any Confidential Information, during the Term and the Noncompete Period:

                            (1) Consultant shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of the Employer; and

                            (2) Consultant shall immediately notify the Employer of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Consultant becomes aware. Consultant shall assist the Employer, to the extent necessary, in the procurement or any protection of the Employer's rights to or in any of the Trade Secrets or Confidential Information.

       5.3    NONCOMPETITION.

              (a) The parties hereto acknowledge that Consultant is conducting Employer Activities throughout the Territory. Consultant acknowledges that to protect adequately the interest of the Employer in the business of the Employer it is essential that any noncompete covenant with respect thereto cover all Employer Activities and the entire Territory.

              (b) Consultant hereby agrees that, during the Term and the Noncompete Period, Consultant will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Consultant shall notify the Employer promptly in writing if Consultant receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

              (c) Nothing contained in this Section 5 shall prohibit Consultant from acquiring not more than two percent (2%) of any Person whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

       5.4 NONSOLICITATION DURING TERM. Consultant hereby agrees that Consultant will not, during the Term, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by the Employer during the Term.

       5.5 NONSOLICITATION DURING NONSOLICITATION PERIOD. Consultant hereby agrees that Consultant will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any (i) employee of the Employer or the Bank, or (ii) Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer or Bank during the Term; provided, however, that the covenant in this clause shall limit Consultant's conduct only with respect to those Customers with whom Consultant had substantial contact whether in his capacity as a consultant for Employer or executive officer of Sylvester (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two (2) years prior to the last day of the Term.

       5.6 NONDISPARGEMENT. Consultant hereby agrees that Consultant will not, during the Term and Nonsolitication Period hereof, either directly or indirectly, alone or in conjunction with any other party, make statements to Customers or suppliers of Employer or to other members of the public that are in any way disparaging or negative towards Employer, the Employer's products or services, or Employee's representatives (including its Board of Directors) or employees.

SECTION 6.    TERMINATION OF EMPLOYMENT AGREEMENT.

       In consideration for, and as a material inducement to enter into, this Agreement and a one-time lump sum payment of ____________________________ ($________), to be paid at the Effective Time, Consultant agrees to terminate that certain Employment Agreement, dated March 10, 1987, by and between Consultant and Sylvester Banking Company. Neither Employer or Sylvester shall owe Consultant any further amounts or have any obligations to Consultant thereunder. Consultant shall have no claims or rights against Employer or Sylvester thereunder.

SECTION 7.    MISCELLANEOUS.

       7.1 FULL AND FINAL RELEASE. In consideration of the payments being provided to him, Consultant, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Employer, all subsidiary and affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees, of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the Effective Time. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Consultant's employment or otherwise, including, but not limited to any and all claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.1981, Executive Order 11246, Executive Order 11141, Section 503 of the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act and any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, or any other unlawful behavior, the existence of which is specifically denied by Employer.

       7.2 NO OTHER CLAIMS. Consultant represents that he has not filed, nor assigned to others the right to file, nor are there currently pending, any complaints, charges or lawsuits against Employer with any governmental agency or any court, and that he will not file, nor assign to others the right to file, or make any further claims against Employer at any time hereafter for actions taken up to and including the date Consultant executes this Agreement.

       7.3 NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by Employer of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

       7.4 CONFIDENTIALITY. The nature and terms of this Agreement are strictly confidential and have not been and shall not be disclosed by Consultant at any time to any person other than his lawyer, his accountant, or his immediate family without the prior written consent of an Employer, except as necessary in the registration statement filed by Employer with the Securities and Exchange Commission in connection with the acquisition of Sylvester, any legal proceedings directly related to the provisions and terms of this Agreement, to prepare and file income tax forms, or pursuant to court order after reasonable notice to Employer.

       7.5 CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Consultant, and agree that this Agreement may not be assigned or transferred by Consultant.

       7.6    SUCCESSORS; BINDING AGREEMENT.

              (a) In addition to any obligations imposed by law upon any successor to the Employer, the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer or that acquires a controlling stock interest in the Employer to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effective date of such succession shall be a breach of this Agreement and shall entitle Consultant to compensation and benefits from the Employer under Section 4 in the amount and on the same terms as Consultant would be entitled to hereunder if the Term continued.

              (b) This Agreement shall inure to the benefit of and be enforceable by Consultant's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If Consultant shall die while any amount is still payable to Consultant hereunder (other than amounts which, by their terms, terminate upon the death of Consultant), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Consultant's estate.

       7.7 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

                   If to the Employer:   Southwest Georgia Financial Corporation
                                         Attention:  DeWitt Drew
                                         P.O. Box 3488
                                         Moultrie, GA 31768

                   If to Consultant:     D. Neil Pierce
                                         106 Dunbar Circle
                                         Sylvester, Georgia 31791

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

       7.8 PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

       7.9 WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

       7.10 AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

       7.11 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

       7.12   DISPUTES; LEGAL FEES; INDEMNIFICATION.

              (a) DISPUTES. All claims by Consultant for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by Employer. Any denial by Employer of a claim for benefits under this Agreement shall be provided in writing to Consultant within thirty (30) days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Employer shall afford a reasonable opportunity to Consultant for a review of its decision denying a claim and shall further allow Consultant to appeal in writing to the Board of Directors of Employer a decision of Employer within sixty (60) days after notification by Employer that Consultant's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

              (b) LEGAL FEES. Each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

              (c) INDEMNIFICATION. During the Term of this Agreement and after Consultant's termination, the Employer shall indemnify Consultant and hold Consultant harmless from and against any claim, performance as a consultant of the Employer or any of its subsidiaries or other affiliates or in any other capacity, including any fiduciary capacity, in which Consultant serves at the Employer's request, in each case to the maximum extent permitted by law and under the Employer's Articles of Incorporation and Bylaws (the "Governing Documents"), provided that in no event shall the protection afforded to Consultant hereunder be less than that afforded under the Governing Documents as in effect on the date of this Agreement except from changes mandated by law.

       7.13 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary. Consultant affirms that the only consideration for him signing this Agreement is that set forth in Sections 4 and 6, that no other promise or agreement of any kind has been made to or with him by any person to cause him to execute this Agreement, and that he fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

       7.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SOUTHWEST GEORGIA FINANCIAL CORPORATION


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    SOUTHWEST GEORGIA BANK


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    CONSULTANT


                                    -------------------------------------------
                                    D. Neil Pierce

                                    EXHIBIT H

                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT ("Agreement") is made and entered into as of this ____ day of __________, 2003, by and between MORRIS I. BRYANT, an individual resident of the State of Georgia ("Executive"), SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia corporation (the "Employer"), and SOUTHWEST GEORGIA BANK, a Georgia bank and wholly-owned subsidiary of the Employer (the "Bank"). References herein to the "Employer" shall refer to both the Employer and the Bank, as the context requires, and the Employer and the Bank shall have the option to perform the obligations provided herein, in their sole discretion, through either entity; provided, however, that for purposes of such obligations and the rights of the Employer under this Agreement, Employer and Bank shall be treated as one and the same. Executive may enforce his rights against either the Employer, the Bank, or both the Employer and the Bank.

       WHEREAS, Employer has entered into that certain Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated December ___, 2003, with First Bank Holding Company and Sylvester Banking Company (together, "Sylvester"), for whom Executive serves as a key executive officer;

       WHEREAS, Executive possesses significant knowledge and information with respect to Sylvester, which knowledge and information includes trade secrets of Sylvester, which will be increased, developed and enhanced through Executive's continued employment by Employer following the acquisition of Sylvester; and

       WHEREAS, Employer desires to retain Executive following the acquisition of Sylvester by Employer pursuant to the Acquisition Agreement on the terms and conditions contained herein;

       NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    EMPLOYMENT.

       Subject to the terms hereof, the Employer hereby employs Executive, and Executive hereby accepts such employment. Executive will serve as Senior Vice President of the Bank or in such other executive capacity as the Board of Directors of Employer (the "Board of Directors") may hereafter from time to time determine. Executive agrees to devote his full business time and best efforts to the performance of the duties that Employer may assign Executive from time to time; provided that the Executive may serve on boards of directors or trustees of other companies and organizations, as long as such service does not materially interfere with the performance of his duties hereunder.

SECTION 2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

       (a)    "BONUS." Bonus shall have the meaning ascribed to it in Section
              4.1.

       (b) "CAUSE." Cause for termination of Executive's employment shall exist (i) if Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) if Executive fails to comply with the terms of this Agreement, and, within ten (10) days after written notice from Employer of such failure, Executive has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Executive at any time thereafter again so fails, or (iii) if Executive violates any of the provisions contained in Section 5 of this Agreement.

       (c) "CHANGE IN CONTROL." A Change in Control of the Employer means any one of the following events:

                     (i) The acquisition (other than from the Employer) by any Person of beneficial ownership of twenty percent (20%) or more of the combined voting power of the Employer's or Bank's then outstanding voting securities; provided, however, that for purposes of this definition, Person shall not include any Person who on April 1, 2003 owns ten percent (10%) or more of the Employer's or the Bank's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Employer's or Bank's then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Employer or any of its subsidiaries, or (2) any corporation or bank, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Employer or Bank, respectively, in the same or similar proportion as their ownership of stock in the Employer or Bank immediately prior to such acquisition.

                     (ii) Approval by shareholders of the Employer or Bank, respectively, of (1) a merger or consolidation involving the Employer or Bank if the shareholders of the Employer or Bank, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer or Bank outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Employer or Bank or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer or Bank.

                     (iii) A change in the composition of the Board of Directors such that the individuals who, as of April 1, 2003, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this definition that any individual who becomes a member of the Board of Directors subsequent to April 1, 2003 whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, shall not be so considered as a member of the Incumbent Board.

       (d) "CHANGE IN CONTROL DATE." The Change in Control Date is the date six (6) months prior to the date of the Change in Control.

       (e) "CODE." The Code is the Internal Revenue Code of 1986, as it may be amended from time to time.

       (f) "COMPETITOR." A Competitor is any Person, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Employer Activities.

       (g) "COMPETITIVE POSITION." Competitive Position means (i) the direct or indirect ownership or control of more than two percent (2%) of a Competitor; or (ii) any employment or independent contractor arrangement with any Competitor whereby Executive will serve such Competitor in any managerial capacity.

       (h) "CONFIDENTIAL INFORMATION." Confidential Information means any confidential, proprietary business information or data belonging to or pertaining to the Employer that does not constitute a

              Trade Secret and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Employer's customers or actively sought prospective customers, suppliers, manufacturers and distributors gained by Executive as a result of his employment with the Employer.

       (i) "CUSTOMER." Customer means actual customers or actively sought prospective customers of Employer during the Term.

       (j)    "EFFECTIVE TIME." The Effective Time shall be ____________, 2003.

       (k) "EMPLOYER ACTIVITIES." Employer Activities means the business of providing banking insurance, trust, investment or securities services to individuals and businesses.

       (l) "EXCESS SEVERANCE PAYMENT." The term Excess Severance Payment shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

       (m) "GOOD REASON." A Good Reason for termination by Executive of Executive's employment shall mean the occurrence (without the Executive's express written consent) during the six (6) month period prior to, or within the eighteen (18) month period following, the date of a Change in Control of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (i) below, such act or failure to act is corrected prior to the Termination Date:

                     (i) the substantial adverse change in Executive's responsibilities at the Employer from those in effect immediately prior to the Change in Control Date; or

                     (ii) after the Change in Control Date, a reduction in Executive's normal, current salary, a reduction in his incentive compensation resulting from a change in the incentive plan or the failure by the Employer to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Employer's pension, deferred compensation, life insurance, medical, or disability plans in which Executive was participating at the Change in Control Date, the taking of any action by the Employer which would directly or indirectly reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive at the Change in Control Date.

              Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness, except for a Total Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

       (n) "NONCOMPETE PERIOD" or "NONSOLICITATION PERIOD" means the period beginning the Effective Time and ending on the second anniversary of the Termination Date.

       (o) "PERSON." A Person is any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, bank, firm, unincorporated organization or other entity.

       (p) "PRESENT VALUE." The term Present Value shall have the same meaning as provided in Section 280G(d)(4) of the Code.

       (q) "REASONABLE COMPENSATION." The term Reasonable Compensation shall have the same meaning as provided in Section 280G(b)(4) of the Code. The parties acknowledge and agree that, in the absence of a change in existing legal authorities or the issuance of contrary authorities, amounts received by Executive as damages under or as a result of a breach of this Agreement shall be considered Reasonable Compensation.

       (r) "SEVERANCE PAYMENT." The term Severance Payment shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Code.

       (s)    "TERM." Term shall have the meaning ascribed to it in Section 3.1.

       (t)    "TERMINATION DATE." The effective date of Executive's termination.

       (u) "TERRITORY." Territory means any county in Georgia in which Employer does business following the acquisition of Sylvester and any county contiguous thereto.

       (v) "TOTAL DISABILITY." Total Disability means the failure by Executive to fully perform his normal required services hereunder for a period of three (3) months during any consecutive twelve
              (12) month period during the Term hereof, as determined by the Board of Directors, by reason of mental or physical disability.

       (w) "TRADE SECRETS." Trade Secrets means information or data of or about Employer, including but not limited to technical or non-technical data, compilations, programs, methods, techniques, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, information concerning the Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

SECTION 3.    TERM OF EMPLOYMENT.

       3.1 Unless earlier terminated pursuant to Section 3.2, Executive's employment under this Agreement shall be for a five (5) year term (the "Term") commencing on the Effective Time and ending on the fifth anniversary thereof.

       3.2 Executive's employment under this Agreement shall terminate upon the occurrence of any of the following events:

              (a)    The death of Executive.

              (b)    The Total Disability of Executive.

              (c) The termination by Employer of Executive's employment hereunder, upon written notice to Executive, for Cause, as determined by the Board of Directors.

              (d) The termination of Executive's employment by Executive or by Employer without Cause upon at least ninety (90) days prior written notice.

SECTION 4.    COMPENSATION.

       4.1 DURING TERM OF EMPLOYMENT. Employer will provide Executive with the following salary, expense reimbursement and additional employee benefits during the Term hereunder:

              (a) SALARY. Executive will be paid a salary of no less than ______________ Dollars ($ ________) per annum, less deductions and withholdings required by applicable law. The salary shall be paid to Executive in equal monthly installments (or on such more frequent basis as other employees of Employer are compensated from time to time). The salary shall be reviewed by the Board of Directors of Employer on at least an annual basis and may be increased from time to time in the Board of Directors' discretion.

              (b) VACATION AND SICK LEAVE. Employee shall also receive the same number of vacation days and paid days of sick leave per calendar year as the Employer gives other Employer employees from time to time. Any unused sick leave days in any calendar year may be carried over to subsequent years in accordance with Employer policy. Any unused vacation days in any calendar year may not be carried over to subsequent years.

              (c) EXPENSES. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by Employee on the same basis as other employees.

              (d) BENEFIT PLANS. Executive may participate in such medical, disability, life insurance and other benefit plans (such as the Southwest Georgia Financial Corporation Pension Retirement Plan, the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation, and any successor to such plans) as Employer maintains from time to time for the benefit of other employees, on the terms and subject to the conditions set forth in such plans.

       4.2    EFFECT OF TERMINATION.

              (a) If Executive's employment hereunder is terminated by Employer pursuant to Section 3.2(b) hereof but Executive is not determined to be "disabled" under the Employer's disability insurance, then Employer shall continue to pay Executive his normal, current salary pursuant to Section 4.1(a) (on the same basis as if Executive continued to serve as an employee hereunder for such applicable period) and offer paid insurance continuation rights under the Consolidated Omnibus Reconciliation Act ("COBRA") until the earlier of (i) the end of the Term or (ii) Executive is determined to be "disabled" under the Employer's disability insurance.

              (b) If Executive's employment hereunder is terminated by Employer pursuant to Section 3.2(d) hereof, then, in addition to any other amount payable hereunder, Employer shall continue to pay Executive his normal, current salary pursuant to Section 4.1(a) (on the same basis as if Executive continued to serve as an employee hereunder for such applicable period) and offer paid insurance continuation rights under COBRA for the Term. If Executive's employment is terminated pursuant to
       Section 3.2(a) or (b) hereof or if Executive's employment is terminated by Employer pursuant to Section 3.2(d), all options to purchase stock of the Employer or an affiliate of the Employer granted to Executive shall immediately become exercisable upon such termination. In the case of a termination pursuant to Section 3.2(a) or (b) hereof, the options will expire in accordance with their respective scheduled expiration dates. In the case of a termination by Employer pursuant to Section 3.2(d) hereof, the options will expire on the first anniversary after the effective date of the termination of Executive's employment hereunder. Upon the death of Executive, any options that Executive would otherwise be entitled to exercise hereunder may be exercised by his personal representatives or heirs, as applicable. If Executive's employment is terminated by Employer pursuant to Section 3.2(c) or by Executive pursuant to Section 3.2(d), those options which are exercisable as of the date of such termination shall be exercisable for a period of ninety (90) days after such termination (and all other options not then exercisable shall be forfeited as of such date), and after such 90-day period, all unexercised options will expire. To the extent necessary, this provision shall be deemed an amendment of any option agreement between the Executive and the Employer or an affiliate of the Employer.

              (c) If a Change in Control occurs during the Term and Executive's employment is terminated within six (6) months prior to or eighteen (18) months following the date of the Change in Control, and if such termination is by Employer pursuant to Section 3.2(d) hereof or a termination by Executive for Good Reason, then, in addition to any other amount payable hereunder, Employer shall continue to pay Executive his normal, current salary pursuant to Section 4.1(a) (on the same basis as if Executive continued to serve as an employee hereunder for such applicable period) and offer paid insurance continuation rights under COBRA for one (1) year following the Termination Date.

              (d) Except as provided above, upon the termination of the employment of Executive hereunder for any reason, Executive shall be entitled to all compensation and benefits earned or accrued under Section
       4.1 as of Termination Date, but from and after the Termination Date no additional compensation or benefits shall be earned by Executive hereunder. Executive shall be deemed to have earned any Bonus payable with respect to the calendar year in which the Termination Date occurs on a prorated basis (based on the number of days in such calendar year through and including the Termination Date divided by 365) based upon the year to date financials and performance of the Employer and assuming performance at the target level for any individual performance criteria. Any such Bonus shall be payable upon termination.

              (e) Unless Executive's employment hereunder is terminated by Employer pursuant to Section 3.2(a) or 3.2(d), the covenants in Section 5 of this Agreement shall survive termination of Employee's employment, for the full Noncompete Period and Nonsolicitation Period as though the engagement lasted for the full Term described in Section 3.1.

       4.4 LIMITATION ON BENEFITS UPON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL.

              (a) Notwithstanding anything in this Agreement to the contrary, any benefits payable or to be provided to Executive by the Employer or its affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall, but only to the extent necessary, be modified or reduced in the manner provided in (b) below so that the benefits payable or to be provided to Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Employer to have paid an Excess Severance Payment. In computing such amount, the parties shall take into account all provisions of Section 280G of the Code, and the regulations thereunder, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

              (b) In the event that the amount of any Severance Payments which would be payable to or for the benefit of Executive under this Agreement must be modified or reduced to comply with this Section 4.4, Executive shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any payment or change in the timing of the payment shall be made without the consent of the Employer.

              (c) This Section 4.4 shall be interpreted so as to avoid the imposition of excise taxes on Executive under Section 4999 of the Code or the disallowance of a deduction to the Employer pursuant to Section 280G(a) of the Code with respect to amounts payable under this Agreement or otherwise. Notwithstanding the foregoing, in no event will any of the provisions of this Section 4.4 create, without the consent of Executive, an obligation on the part of Executive to refund any amount to the Employer following payment of such amount.

              (d)    In addition to the limits otherwise provided in this
       Section 4.4, to the extent permitted by law, Executive may in his sole discretion elect to reduce any payments he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on Executive under Section 4999 of the Code.

SECTION 5.    PARTIAL RESTRAINTS ON COMPETITION.

       5.1 TRADE NAME. Executive shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Employer or any of its affiliates or name similar thereto, without the prior written consent of the Employer.

       5.2    CONFIDENTIAL INFORMATION.

              (a) Executive hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, at all times during the Term and all times during which such item continues to constitute a Trade Secret under applicable law; and (ii) with regard to any Confidential Information, during the Term and the Noncompete Period:

                            (1) Executive shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of the Employer; and

                            (2) Executive shall immediately notify the Employer of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Executive becomes aware. Executive shall assist the Employer, to the extent necessary, in the procurement or any protection of the Employer's rights to or in any of the Trade Secrets or Confidential Information.

       5.3    NONCOMPETITION.

              (a) The parties hereto acknowledge that Executive is conducting Employer Activities throughout the Territory. Executive acknowledges that to protect adequately the interest of the Employer in the business of the Employer it is essential that any noncompete covenant with respect thereto cover all Employer Activities and the entire Territory.

              (b) Executive hereby agrees that, during the Term and the Noncompete Period, Executive will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Executive shall notify the Employer promptly in writing if Executive receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

              (c) Nothing contained in this Section 5 shall prohibit Executive from acquiring not more than two percent (2%) of any Employer or bank whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

       5.4 NONSOLICITATION DURING TERM. Executive hereby agrees that Executive will not, during the Term, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by the Employer during the Term.

       5.5 NONSOLICITATION DURING NONSOLICITATION PERIOD. Executive hereby agrees that Executive will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any (i) employee of the Employer or the Bank, or (ii) Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer or Bank during the Term; provided, however, that the covenant in this clause shall limit Executive's conduct only with respect to those Customers with whom Executive had substantial contact (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two (2) years prior to the last day of the Term.

       5.6 NONDISPARGEMENT. Executive hereby agrees that Executive will not, during the Term and Nonsolitication Period hereof, either directly or indirectly, alone or in conjunction with any other party, make statements to Customers or suppliers of Employer or to other members of the public that are in any way disparaging or negative towards Employer, the Employer's products or services, or Employee's representatives (including its Board of Directors) or employees.

SECTION 6.    TERMINATION OF EMPLOYMENT AGREEMENT.

       In consideration for, and as a material inducement to enter into, this Agreement, Executive agrees to terminate that certain Employment Agreement, dated March 10, 1987, by and between Executive and Sylvester Banking Company. Neither Employer or Sylvester shall owe Executive any further amounts or have any obligations to Executive thereunder. Executive shall have no claims or rights against Employer or Sylvester thereunder.

SECTION 7.    MISCELLANEOUS.

       7.1 NO OBLIGATION TO MITIGATE. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another company after the Termination Date or otherwise.

       7.2 CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Executive, and agree that this Agreement may not be assigned or transferred by Executive.

       7.3    SUCCESSORS; BINDING AGREEMENT.

              (a) In addition to any obligations imposed by law upon any successor to the Employer, the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer or that acquires a controlling stock interest in the Employer to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effective date of such succession shall be a breach of this Agreement and shall entitle Executive to compensation and benefits from the Employer under Section 4 in the amount and on the same terms as Executive would be entitled to hereunder if Executive were to terminate Executive's employment for Good Reason.

              (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amount is still payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

       7.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

                If to the Employer:   Southwest Georgia Financial Corporation
                                      Attention:  DeWitt Drew
                                      P.O. Box 3488 Moultrie, GA
                                      31768

                If to Executive:      Morris I. Bryant
                                      408 W. Bryant Drive
                                      Sylvester, Georgia 31791

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

       7.5 PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

       7.6 WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

       7.7 AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

       7.8 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

       7.9    DISPUTES; LEGAL FEES; INDEMNIFICATION.

              (a) DISPUTES. All claims by Executive for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by the Board of Directors. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be provided in writing to Executive within thirty (30) days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to Executive for a review of its decision denying a claim and shall further allow Executive to appeal in writing to the Board of Directors a decision of the Board of Directors within sixty
       (60) days after notification by the Board of Directors that Executive's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

              (b) LEGAL FEES. If, in connection with a Change in Control, Executive terminates his employment for Good Reason or if the Employer involuntarily terminates Executive without Cause, then, in the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement, mediation, arbitration or otherwise, the Employer shall promptly pay Executive's reasonable legal fees and expenses and related costs incurred in enforcing this Agreement including, without limitation, attorneys fees and expenses, experts fees and expenses, investigative fees, and travel expenses. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

              (c) INDEMNIFICATION. During the Term of this Agreement and after Executive's termination, the Employer shall indemnify Executive and hold Executive harmless from and against any claim, performance as an officer, director or employee of the Employer or any of its subsidiaries or other affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the Employer's request, in each case to the maximum extent permitted by law and under the Employer's Articles of Incorporation and Bylaws (the "Governing Documents"), provided that in no event shall the protection afforded to Executive hereunder be less than that afforded under the Governing Documents as in effect on the date of this Agreement except from changes mandated by law.

       7.10 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary. Executive affirms that the only consideration for him signing this Agreement is that set forth in Section 4, that no other promise or agreement of any kind has been made to or with him by any person to cause him to execute this Agreement, and that he fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

       7.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SOUTHWEST GEORGIA FINANCIAL CORPORATION


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    SOUTHWEST GEORGIA BANK


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                    EMPLOYEE


                                    -------------------------------------------
                                    Morris I. Bryant

                                    EXHIBIT I

                        FORM OF ADVISORY BOARD AGREEMENT


Southwest Georgia Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

Ladies and Gentlemen:

       The undersigned is a director of [EITHER OR BOTH] of First Bank Holding Company ("HOLDING COMPANY") and its wholly-owned subsidiary Sylvester Banking Company (the "BANK"). Holding Company has agreed to be merged (the "MERGER") with and into Southwest Georgia Financial Corporation ("SGFC") and Bank has agreed to be merged (the "BANK MERGER") with and into SGFC's wholly-owned subsidiary Southwest Georgia Bank ("SGB") pursuant to that certain Agreement and Plan of Reorganization, dated as of December __, 2003, by and between Holding Company, Bank, SGFC and SGB (the "ACQUISITION AGREEMENT").

       Pursuant to the provisions of Section 8.12 and 9.11 of the Acquisition Agreement, the undersigned has been offered the opportunity to become a SGB advisory board member following the Merger and Bank Merger. For so long as the undersigned serves in such capacity, the undersigned will be paid $6000 per year. As a condition of acceptance of such offer, and subject to the exceptions in the following paragraph, the undersigned hereby agrees that, for a period of three (3) years following consummation of the Merger and Bank Merger (or longer period that the undersigned shall be a SGB advisory board member), the undersigned will not, directly or indirectly: (i) become a member of the board of directors or an advisory board of, or be an organizer of, or be a 1% or more shareholder of, any entity engaged in or formed for the purpose of engaging in a Competitive Business in any county in Georgia in which SGFC or SGB, following the Merger or Bank Merger, does business or any county contiguous thereto; (ii) in any individual or representative capacity whatsoever, induce any individual to terminate his or her employment with SGFC or its Affiliates; or (iii) in any individual or representative capacity whatsoever, solicit any depositor or customer of any Affiliate of SGFC to make deposits in or borrow money from or become customers of any other financial institution conducting a Competitive Business. SGFC and SGB will limit the liability of the undersigned incurred in connection with his service on the Advisory Board and indemnify him, both to the full extent allowed by applicable law and SGFC's and SGB's Articles of Incorporation and Bylaws. As used herein, the term "Competitive Business" means the business of providing banking insurance, trust and securities services to individuals and businesses, or any other business in which SGFC or its Affiliates is currently engaged. The term "Affiliate" means any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by SGFC.

       Notwithstanding the foregoing, in no event shall the undersigned be prevented from being a member of the board of directors or a member of an advisory board of any entity engaged in a Competitive Business if the undersigned was a member of such board (or the corresponding board of the predecessor to such entity) on the date hereof; and in no event shall the undersigned be prevented from continuing as a more than 1% shareholder of any entity engaged in a Competitive Business to the extent of shares owned by the undersigned on the date hereof (and of securities issued with respect to such shares, such as pursuant to a stock split, recapitalization, merger or similar transaction).

       This Advisory Board Agreement is the complete agreement between SGFC and the undersigned concerning the subject matter hereof and shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws provisions.

       This Advisory Board Agreement is executed as of the ___ day of December, 2003.

                                    Very truly yours


                                    -------------------------------------
                                    Name:

Agreed to and accepted as of:
December __, 2003

SOUTHWEST GEORGIA FINANCIAL CORPORATION



By:
   --------------------------------------
       DeWitt Drew
       President

                                   APPENDIX B

                       GEORGIA DISSENTERS' RIGHTS STATUTE


14-2-1301.  DEFINITIONS.

As used in this article, the term:

       (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

       (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

       (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

       (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14- 2-1327.

       (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

       (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

       (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

       (8) "Shareholder" means the record shareholder or the beneficial shareholder. (Code 1981, ss. 14-2-1301, enacted by Ga. L. 1988, p. 1070, ss. 1;
Ga. L. 1993, p.1231, ss. 16.)

14-2-1302.  RIGHT TO DISSENT.

       (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

              (1) Consummation of a plan of merger to which the corporation is a party:

                     (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

                            (i)    The corporation is merging into a subsidiary
corporation pursuant to Code Section 14-2-1104;

                            (ii)   Each shareholder of the corporation whose
shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations and relative rights identical to those previously held by each shareholder; and

                            (iii)  The number and kind of shares of the
surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

                     (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

              (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

              (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

              (4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

              (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

       (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

       (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

              (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

              (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, ss. 14-2-1302, enacted by Ga. L. 1988, p. 1070, ss. 1; Ga. L. 1989, p. 946, ss. 58;
Ga. L. 1999, p.
405,ss.11; Ga. L. 2003, p. 897,ss.11.)

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

       A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, ss. 14-2-1303, enacted by Ga. L. 1988, p. 1070, ss. 1.)

14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

       (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

       (b) If corporate action creating dissenters' rights under Code Section 14- 2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14- 2-1322 no later than ten days after the corporate action was taken. (Code 1981, ss. 14-2-1320, enacted by Ga. L. 1988, p. 1070, ss. 1; Ga. L. 1993, p.
1231, ss. 17.)

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

       (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

              (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

              (2)    Must not vote his shares in favor of the proposed action.

       (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, ss. 14-2-1321, enacted by Ga. L. 1988, p. 1070, ss. 1.)

14-2-1322.  DISSENTERS' NOTICE.

       (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

       (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

              (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

              (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

              (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

              (4) Be accompanied by a copy of this article. (Code 1981, ss. 14-2-1322, enacted by Ga. L. 1988, p. 1070, ss. 1.)

14-2-1323. DUTY TO DEMAND PAYMENT.

       (a)    A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

       (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

       (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1981, ss. 14-2-1323, enacted by Ga. L. 1988, p. 1070, ss. 1.)

14-2-1324.  SHARE RESTRICTIONS.

       (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

       (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, ss. 14-2-1324, enacted by Ga. L. 1988, p. 1070, ss. 1.)

14-2-1325.  OFFER OF PAYMENT.

       (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

       (b)    The offer of payment must be accompanied by:

              (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

              (2) A statement of the corporation's estimate of the fair value of the shares;

              (3)    An explanation of how the interest was calculated;

              (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

              (5)    A copy of this article.

       (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, ss. 14-2-1325, enacted by Ga. L. 1988, p. 1070, ss. 1; Ga. L. 1989,
p. 946, ss. 59; Ga. L. 1993, p. 1231, ss. 18.)

14-2-1326. FAILURE TO TAKE ACTION.

       (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

       (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981,ss.14-2-1326, enacted by Ga. L. 1988, p. 1070,ss.1; Ga. L.
1990, p. 257,ss.20.)

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

       (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

              (1)    The dissenter believes that the amount offered under Code
Section 14- 2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

              (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

       (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

       (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

              (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

              (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, ss. 14-2-1327, enacted by Ga. L. 1988, p. 1070, ss. 1; Ga. L. 1989, p.
946,ss.60; Ga. L. 1990, p. 257,ss.21; Ga. L. 1993, p. 1231,ss.19.)

14-2-1330.  COURT ACTION.

       (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

       (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

       (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

       (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

       (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, ss. 14-2-1330, enacted by Ga. L. 1988, p. 1070, ss. 1; Ga. L. 1989, p. 946, ss. 61; Ga. L.
1993, p. 1231, ss. 20; Ga. L. 2000, p. 1589, ss. 3.)

14-2-1331. COURT COSTS AND COUNSEL FEES.

       (a) The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

       (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

              (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

              (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

       (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Code 1981, ss. 14-2-1331, enacted by Ga. L. 1988, p. 1070, ss. 1.)

14-2-1332.  LIMITATION OF ACTIONS.

       No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, ss. 14-2-1332, enacted by Ga. L. 1988, p.
1070, ss. 1.)

                                 REVOCABLE PROXY
                           FIRST BANK HOLDING COMPANY


[ ]      PLEASE MARK VOTES AS IN THIS EXAMPLE

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, being a holder of shares of common stock of First Bank Holding Company (the "Company"), acknowledges receipt of the notice of the special meeting of stockholders of the Company to be held on February __, 2004, and the accompanying proxy statement, and appoints D. Neil Pierce and Morris I. Bryant, and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned to the number of shares of Company common stock the undersigned would be entitled to vote if personally present at the special meeting of the Company, as stated, and at any adjournment and adjournments thereof, and to vote all shares of Company common stock held by the undersigned and entitled to be voted upon the following matters (Management recommends a "For" vote on item No.
1):


1.   Approval of the Agreement and Plan of Reorganization,    [ ] FOR       [ ] WITHHOLD       [ ] ABSTAIN
     dated as of December 10, 2003, by and between Southwest
     Georgia Financial Corporation, Southwest Georgia Bank,
     First Bank Holding Company and Sylvester Banking
     Company.

2. Other Matters to Come Before the Meeting.

         The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF
APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION.

         Please sign exactly as your name appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS,
ALL SHOULD SIGN.

                                                                              -----------------------------------------
                      Please be sure to sign and date                         Date
                              this Proxy in the box
----------------------------------------------------------------------------- -----------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                  Shareholder sign above                               Co-holder (if any) sign above

                                             FIRST BANK HOLDING COMPANY

----------------------------------------------------------------------------------------------------------------------
                                                 PLEASE ACT PROMPTLY
                                          SIGN, DATE & MAIL YOUR PROXY CARD
----------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED  BELOW AND RETURN THIS PORTION WITH
THE PROXY IN THE ENVELOPE PROVIDED

-------------------------------------------

-------------------------------------------

-------------------------------------------

                                    PART II.



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Southwest Georgia's Articles of Incorporation, as amended, provide that no director of Southwest Georgia shall be personally liable to Southwest Georgia or its shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

         Southwest Georgia's Bylaws require it to indemnify its directors, officers, employees, and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

         In addition, Southwest Georgia's Bylaws require it to indemnify its directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of Southwest Georgia to procure a judgment in its favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, Southwest Georgia will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to Southwest Georgia, unless so ordered by the court in which the legal action or proceeding is brought.

         A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (a) a disinterested majority of the board of directors, (b) legal counsel selected by the United States District Court for the Middle District of Georgia, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (c) an affirmative vote of a majority of shares held by the shareholders.

         As provided under Georgia law, the liability of a director may not be eliminated or limited (a) for any appropriation, in violation of his duties, of any business opportunity of Southwest Georgia, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Southwest Georgia's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Southwest Georgia has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Southwest Georgia's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit  Description of Exhibit
-------  ----------------------

2.1 Agreement and Plan of Reorganization, dated as of December 10, 2003, by and between Southwest Georgia, Southwest Georgia Bank, First Bank and Sylvester Banking Company.*

3.1 Articles of Incorporation of Southwest Georgia Financial Corporation, as amended and restated (included as Exhibit 3.1 to the Registrant's Form 10-KSB dated December 31, 1996, previously filed with the commission and incorporated herein by reference).

3.2 By-Laws of the Registrant as amended (included as Exhibit 3.2 to the Registrant's Form 10-KSB dated December 31, 1995, previously filed with the Commission and incorporated herein by reference).

10.1 Pension Retirement Plan of the Registrant, as amended and restated (included as Exhibit 10.1 to the Registrant's Form 10- dated December 31, 2000, previously filed with the commission and incorporated herein by reference).

4.10 See Exhibits 3.1 and 3.2 for provisions of Articles of Incorporation and By-Laws, as amended, which define the rights of the Shareholders.

5        Opinion and Consent of Kilpatrick Stockton LLP.*

8        Tax Opinion and Consent of Kilpatrick Stockton LLP.**

10.2 Form of Directors' Deferred Compensation Plan of the Registrant (included as Exhibit 10.3 to the Registrant's Form S-18 dated January 23, 1990, previously filed with the Commission and incorporated herein by reference).

10.3     Employment Agreement of John H. Clark, as amended (included as Exhibit
         10.3 to the Registrant's Form 10-K dated December 31, 1997, previously filed with the Commission and incorporated herein by reference).

10.4 Directors' and Executive Officers' Stock Purchase Plan of the Registrant dated March 18, 1992 (included as Exhibit 10.7 to the Registrant's Form 10-KSB dated December 31, 1992, previously filed with the Commission and incorporated herein by reference).

10.5 Advances, specific collateral pledged, and security agreement between the Federal Home Loan Bank of Atlanta and the Bank dated January 27, 1992, and confirmation of credit services transaction for new money advances in the amount of $4,000,000 dated February 10, 1992, $2,500,000 dated September 4, 1992, and $1,500,000 dated September 8, 1992 (included as Exhibit 10.10 to the Registrant's Form 10-KSB dated December 31, 1992, previously filed with the Commission and incorporated herein by reference).

10.6a Supplemental Retirement Plan of the Registrant dated December 21, 1994 (included as Exhibit 10.11 to the Registrant's Form 10-KSB dated December 31, 1994, previously filed with the Commission and incorporated herein by reference).

-------------------
* Filed herewith
**  To be filed by amendment

10.6b Trust under the Registrant's Supplemental Retirement Plan, as amended (included as Exhibit 10.6b to the Registrant's Form 10-K dated December 31, 1997, previously filed with the Commission and incorporated herein by reference).

10.7 Employee Stock Ownership Plan and Trust of the Registrant as amended (included as Exhibit 10.7 to the Registrant's Form 10-K dated December 31, 2000, previously filed with the commission and incorporated herein by reference).

10.8 Dividend Reinvestment and Share Purchases Plan of the Registrant as amended and restated by Amendment No. 1 (included as Exhibit 99 to the Registrant's Form S-3DPOS dated September 30, 1998, previously filed with the Commission and incorporated herein by reference).

10.9 Key Individual Stock Option Plan of the Registrant dated March 19, 1997 (included as Exhibit 10.9 to the Registrant's Form 10-K dated December 31, 1997, previously filed with the Commission and incorporated herein by reference).

10.10 Employment Agreement of J. David Dyer, Jr. (included as Exhibit 11 to the Registrant's Form 10-K, dated December 31, 2002, previously filed with the Commission and incorporated herein by reference).

10.11    Employment Agreement of DeWitt Drew.*

10.12    Form of Consulting Agreement of D. Neil Pierce.*

10.13    Form of Employment Agreement of Morris I. Bryant.*

10.14    Form of Advisory Board Agreement.*

10.15    Consulting Agreement of John H. Clark.*

21 Subsidiaries of Southwest Georgia (included as Exhibit 21 to Southwest Georgia's Form 10-K for the year ended December 31, 2002, previously filed with the Commission, incorporated herein by reference and included as Exhibit 99.1 hereto).

23.1     Consent of Thigpen, Jones, Seaton & Co., P.C.*

23.2     Consent of Draffin & Tucker, LLP.*

23.3     Consent of Gerald Herring & Company, P.C.*

23.4     Consent of Kilpatrick Stockton LLP (included as part of Exhibits 5 and
         8).

24 Power of Attorney (included on the Signature Page to the Registration Statement).

99.1     Southwest Georgia's Form 10-K for the fiscal year ended December 31,
         2002.*

99.2     Southwest Georgia's Form 10-Q for the quarter ended September 31,
         2003.*

99.3     Form of Letter of Transmittal.**


(b) Financial Statement Schedules.

         No financial statements schedules are required to be filed as part of this Registration Statement.

-------------------
* Filed herewith
**  To be filed by amendment

ITEM 22.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (b) The undersigned registrant hereby undertakes that every prospectus
(i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Southwest Georgia Financial Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moultrie, State of Georgia, on January 5, 2004.

                                       SOUTHWEST GEORGIA FINANCIAL CORPORATION




                                       By:    /s/ DeWitt Drew
                                           -------------------------------------
                                           DEWITT DREW
                                           Chief Executive Officer and President


         Know all men by these presents, that each person whose signature appears below constitutes and appoints DeWitt Drew and John H. Clark, or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 5, 2004.


   /s/ DeWitt Drew
-----------------------------------------------
DEWITT DREW
Chief Executive Officer, President and Director
[Principal Executive Officer]

   /s/ George R. Kirkland
-----------------------------------------------
GEORGE R. KIRKLAND
Senior Vice-President and Treasurer
[Principal Financial and Accounting Officer]

   /s/ John H. Clark
-----------------------------------------------
JOHN H. CLARK
Chairman of the Board of Directors

                              ---------------------


   /s/ Cecil H. Barber
-----------------------------------------------
CECIL H. BARBER
Director

   /s/ Michael J. McLean
-----------------------------------------------
MICHAEL J. MCLEAN
Director

-----------------------------------------------
RICHARD L. MOSS
Director

   /s/ Roy Reeves
-----------------------------------------------
ROY REEVES
Director

-----------------------------------------------
JOHNNY R. SLOCUMB
Director

-----------------------------------------------
VIOLET K. WEAVER
Director

   /s/ C. Broughton Williams
-----------------------------------------------
C. BROUGHTON WILLIAMS Director


*By_____________________________
         DEWITT DREW
         Attorney in fact

                                  EXHIBIT INDEX


Exhibit    Description of Exhibit
-------    ----------------------

2.1 Agreement and Plan of Reorganization, dated as of December 10, 2003, by and between Southwest Georgia, Southwest Georgia Bank, First Bank and Sylvester Banking Company.

5          Opinion and consent of Kilpatrick Stockton LLP

10.11      Employment Agreement of DeWitt Drew.

10.12      Form of Consulting Agreement of D. Neil Pierce.

10.13      Form of Employment Agreement of Morris I. Bryant.

10.14      Form of Advisory Board Agreement.

10.15      Consulting Agreement of John H. Clark.

23.1       Consent of Thigpen, Jones, Seaton & Co., P.C.

23.2       Consent of Draffin & Tucker, L.L.P.

23.3       Consent of Gerald Herring & Company, P.C.

23.4 Consent of Kilpatrick Stockton LLP (included as part of Exhibits 5 and 8).

24 Power of Attorney (included on the Signature Page to the Registration Statement).

99.1       Southwest Georgia's Form 10-K for the fiscal year ended December 31,
           2002.

99.2       Southwest Georgia's Form 10-Q for the quarter ended September 31,
           2003.